Prospectus dated 11/28/2005 for
Dividend and Income Fund Class A

Supplement to Prospectus dated 12/01/2005
Supplement to Prospectus dated 12/08/2005
Supplement to Prospectus dated 01/18/2006
Supplement to Prospectus dated 01/20/2006
Supplement to Prospectus dated 02/10/2006
Supplement to Prospectus dated 04/07/2006
Supplement to Prospectus dated 07/12/2006

EXPERIENCE

PROSPECTUS

November 28, 2005

The Securities and Exchange Commission has not approved or disapproved these securities or determined whether this prospectus is accurate or complete. Any statement to the contrary is a crime.

Smith Barney Dividend and Income Fund

Class A, B, C, O and Y Shares

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Smith Barney Dividend and Income Fund

Contents

You should know: An investment in the fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.

Investments, risks and performance

Investment objective

The fund seeks current income and long-term capital appreciation.

Principal investment strategies

Key investments

The fund invests in both equity and debt securities.

The fund normally maintains approximately 60% of its portfolio in equity securities and 40% in fixed income securities. The fund has the additional flexibility to invest a minimum of 50% and a maximum of 70% of its total assets in equity securities and a minimum of 30% and a maximum of 50% of its total assets in fixed income securities. These percentages, however, may vary based on the manager’s outlook.

Under normal market conditions, at least 80% of the equity portion of the portfolio will be invested in dividend-paying stocks. As a result, the fund expects that a portion of its regular dividends may be eligible to be taxed at the rates applicable to long-term capital gains for individual U.S. shareholders. The fund may invest in other types of equity securities, such as preferred stocks, warrants and securities convertible into common stocks. Fixed income securities will include securities issued by the U.S. government (or its agencies and instrumentalities), corporate securities, and mortgage-backed and asset-backed securities. Although there are no restrictions on the maturity of the fund’s individual fixed income securities, the fund normally expects to maintain an average portfolio maturity for the fixed income portion of its portfolio of between 5 and 15 years. The fund may invest up to 25% of its total assets in fixed income securities rated below investment grade. These securities are commonly known as “junk bonds” because they are rated in the lower rating categories by a nationally recognized statistical rating organization or, if unrated, are determined by the manager to be of similar credit quality.

Selection process

Equity investments

The manager’s investment strategy for equity investments consists of individual company selection. The manager looks for investments among a strong core of growth and value stocks, consisting primarily of dividend-paying, blue chip companies dominant in their industries. The fund may also invest in companies with prospects for sustained earnings growth and/or a cyclical earnings record.

In selecting individual companies for the fund’s portfolio, the manager looks for the following:

■

Current yield or potential for dividend growth

■

Strong or rapidly improving balance sheets

■

Recognized industry leadership

■

Effective management teams that exhibit a desire to earn consistent returns for shareholders

In addition, the manager considers the following characteristics:

■

Consistency and growth of dividends

■

Past growth records

2         Smith Barney Mutual Funds

■

Future earnings prospects

■

Technological innovation

■

General market and economic factors

Generally,
companies in the equity portion of the fund’s portfolio fall into one or both of the following categories:

■

Undervalued companies: companies with assets or earning power that are either unrecognized or undervalued. The manager generally looks for a catalyst that will unlock these values.
The manager also looks for companies that are expected to have unusual earnings growth or whose stocks appear likely to go up in value because of market changes in the way they do business (for example, a corporate restructuring).

■

Growth at a reasonable price: companies with superior demonstrated and expected growth characteristics whose stocks are available at a reasonable price. Typically, there is strong recurring demand for these companies’ products.

Fixed Income Investments

The fund invests in a broad range of fixed income securities. In selecting individual fixed income securities for the fund’s portfolio, the manager primarily focuses on the relative yields of securities and at various maturities. The manager looks for:

■

Favorable sector and maturity weightings based on its interest rate outlook

■

Stable or improving credit quality

■

Low price relative to credit and interest rate characteristics

Principal risks of investing in the fund

Investors
could lose money on their investment in the fund, or the fund may not perform as well as other investments, as a result of the following risks:

■

The stock market declines, thereby reducing the value of the equity portion of the fund.

■

Companies in which the fund invests fail to meet earnings expectations, fall out of favor with investors, or other events depress the prices of their securities.

■

Interest rates increase, causing the prices of fixed income securities to decline, thereby reducing the value of the fixed income portion of the fund.

■

The issuer of a fixed income security owned by the fund defaults on its obligation to pay principal and/or interest or has its credit rating downgraded.

■

Interest rates decline, and the issuers of fixed income securities held by the fund pay principal earlier than scheduled or exercise a right to call the securities, forcing the fund to reinvest in lower yielding securities. This is known as prepayment or call risk.

■

Interest rates rise above the coupon rate on one or more fixed income securities held by the fund, and the issuers of these securities extend the effective maturity date, causing increased price sensitivity. This is known as extension risk.

■

The manager’s judgment about interest rates or the attractiveness, value or income potential of a particular security proves incorrect.

Below investment grade bonds, which are commonly known as “junk bonds,” are speculative and their issuers may have diminished capacity to pay principal and interest. These securities have a higher risk of default, tend to be less liquid, and may be more difficult to value. Changes in economic conditions or other circumstances are likely to weaken the capacity of issuers of these securities to make principal and interest payments.

Smith Barney Dividend and Income Fund         3

Who may want to invest

The fund may be an appropriate investment if you:

■

Are seeking to invest in a portfolio that includes both equity and fixed income securities

■

Are willing to accept the risks of both the stock market and the bond markets

Performance information*

The following shows summary performance information for the fund in a bar chart and an Average Annual Total Returns table.
The information provides an indication of the risks of investing in the fund by showing changes in its performance from year to year for each of the past ten years and by showing how the fund’s average annual total returns compare with the returns of broad-based securities market indexes. The bar chart below shows performance of the fund’s Class B shares, but does not reflect the impact of sales charges (loads). If it did, the returns would be lower than those shown.
Unlike the bar chart, the performance for Class A, B, C, O and Y shares in the Average Annual Total Returns table reflects the impact of the maximum sales charge (load) applicable to the respective classes, and the performance for Class B shares reflects the impact of taxes paid on distributions and the redemption of shares at the end of the period. The fund’s past performance, before and after taxes, is not necessarily an indication of how the fund will perform in the future.

Total Return for Class B Shares

Highest and lowest quarter
returns (for periods shown in the bar chart):

Highest: 14.37% in 4th quarter 1998; Lowest: (10.44)% in 3rd quarter 2001.

Year to date: 1.45% through 9/30/05.

*

Prior to September 29, 2003, the fund’s name was Smith Barney Balanced Fund. While the fund has the same investment objectives and the same policy of allocating its assets between equity and fixed income securities, prior to September 29, 2003 it did not have the current policy of investing at least 80% of the equity portion of the fund in dividend-paying stocks. Prior to June 1998, the fund’s name was Smith Barney
Utilities Fund and the fund had different investment goals, policies and portfolio managers.

4         Smith Barney Mutual Funds

Average Annual Total Returns
For Periods Ended December 31, 2004

Class B

1 Year

5 Years

10 Years

Since Inception

Inception Date

Return before taxes

2.59%

(0.81
)%

6.80%

7.50%

3/28/88

Return after taxes on distributions(1)

1.73%

(1.76
)%

4.64%

N/A

Return after taxes on distributions and sale of fund shares(1)

1.66%

(1.27
)%

4.70%

N/A

Other Classes (Return before taxes only)

Class A

2.82%

(1.15
)%

6.77%

5.98%

11/6/92

Class C

6.36%

(0.87
)%

N/A

1.76%

6/15/98

Class O

6.64%

(0.58
)%

6.85%

5.40%

2/4/93

Class Y**

N/A

N/A

N/A

N/A

S&P 500 Index***

10.87%

(2.30
)%

12.07%

N/A

Lehman Aggregate Index****

4.34%

7.71
%

7.72%

N/A

(1)

After-tax returns are calculated using the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and the after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. In some cases the return after taxes may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of fund shares at the end of the measurement period. After-tax returns shown above are for Class B shares only.
After-tax returns for Class A, Class C, Class O and Class Y shares will vary.

*

Prior to September 29, 2003, the fund’s name was Smith Barney Balanced Fund. While the fund has the same investment objectives and the same policy of allocating its assets between equity and fixed income securities, prior to September 29, 2003 it did not have the current policy of investing at least 80% of the equity portion of the fund in dividend-paying stocks. Prior to June 1998, the fund’s name was Smith Barney
Utilities Fund and the fund had different investment goals, policies and portfolio managers.

**

There were no Class Y shares outstanding for the calendar year ended December 31, 2004.

***

The Standard & Poor’s 500 Index (“S&P 500 Index”) is composed of widely held common stocks listed on the New York Stock Exchange, American Stock Exchange and
over-the-counter markets and includes reinvestment of dividends.

****

The Lehman Brothers Aggregate Index is a benchmark index made up of the Lehman Government/Corporate Index, the Lehman Brothers Mortgage-Backed Securities Index and the Lehman Brothers
Asset-Backed Securities Index, including securities that are of investment grade quality or better, have at least one year to maturity and have an outstanding par value of at least $100 million.

It is not possible to invest directly in an index. An index does not reflect deductions for fees, expenses or taxes.

Smith Barney Dividend and Income Fund         5

Fee table

This table sets forth the fees and expenses you may pay if you invest in fund shares.

Shareholder Fees

(fees paid directly from your investment)

Class A

Class B

Class C

Class O

Class Y

Maximum sales charge (load) imposed on purchases (as a % of offering price)

5.00
%

None

None

None

None

Maximum deferred sales charge (load) (as a % of the lower of net asset value at purchase or redemption)

None
(1)

5.00
%

1.00
%

1.00
%

None

Annual Fund Operating Expenses

(expenses deducted from fund assets)

Class A

Class B

Class C

Class O

Class Y(2)

Advisory and administration fees

0.65
%

0.65
%

0.65
%

0.65
%

0.65
%

Distribution and service (12b-1) fees

0.25
%

0.75
%

1.00
%

0.70
%

None

Other expenses

0.18
%

0.18
%

0.15
%

0.24
%

0.18
%

Total annual fund operating expenses(3)

1.08
%

1.58
%

1.80
%

1.59
%

0.83
%

(1)

You may buy Class A shares in amounts of $1,000,000 or more at net asset value (without an initial sales charge) but if you redeem those shares within 12 months of their purchase, you will pay a deferred sales charge of 1.00%.

(2)

For Class Y shares, “Other expenses” have been estimated based on expenses incurred by Class A shares because no Class Y shares were outstanding during the fiscal year ended July 31, 2005.

(3)

As a result of a voluntary management fee waiver by the manager, the net ratio of expenses to average net assets of the fund was 0.86% for Class A shares, 1.36% for Class B shares,
1.58% for Class C shares and 1.37% for Class O shares. This fee waiver may be discontinued at any time without notice.

Example

This example helps you compare the costs of
investing in the fund with the costs of investing in other mutual funds. Your actual costs may be higher or lower. The example assumes:

■

You invest $10,000 in the fund for the period shown.

■

Your investment has a 5% return each year — the assumption of a 5% return is required by the Securities and Exchange Commission (“SEC”) for purposes of this example and is not a prediction of the fund’s future performance.

■

You reinvest all distributions and dividends without a sales charge.

■

The fund’s operating expenses (before fee waivers and/or expense reimbursements, if any) remain the same.

Number of Years You Own Your Shares

1 year

3 years

5 years

10 years

Class A (with or without redemption)

$

605

$

827

$

1,066

$

1,752

Class B (redemption at end of period)

$

661

$

799

$

961

$

1,744
*

Class B (no redemption)

$
161

$
499

$
861

$
1,744
*

Class C (redemption at end of period)

$

283

$

567

$

975

$

2,116

Class C (no redemption)

$
183

$
567

$
975

$
2,116

Class O (redemption at end of period)

$

262

$

502

$

866

$

1,889

Class O (no redemption)

$
162

$
502

$
866

$
1,889

Class Y (with or without redemption)

$

85

$

265

$

460

$

1,025

*

Assumes conversion to Class A shares approximately 8 years after purchase.

6         Smith Barney Mutual Funds

More on the fund’s investments

Derivative contracts

The fund may, but need not, use derivative contracts, such as options on securities, interest rate futures and options on interest rate futures:

■

To hedge against the economic impact of adverse changes in the market value of portfolio securities, because of changes in interest rates or exchange rates or securities markets

■

As a substitute for buying or selling securities

■

As a cash flow management technique

A derivative
contract will obligate or entitle the fund to deliver or receive an asset or cash payment based on the change in value of one or more indices or securities. Even a small investment in derivative contracts can have a big impact on a fund’s securities market or interest rate exposure. Therefore, using derivatives can disproportionately increase losses and reduce opportunities for gains when interest rates, exchange rates or securities markets are changing. The fund may not fully benefit from or may lose money on derivatives if changes in their value do not correspond, as anticipated, to changes in the value of the fund’s holdings. The other parties to certain derivative contracts present the same types of default risk as issuers of fixed income securities. Derivatives can also make a fund less liquid and harder to value, especially in declining markets. The fund may invest up to 10% of its assets in options for hedging purposes.

Forward roll transactions

The fund may engage in forward roll transactions, in which the fund sells a mortgage security while simultaneously agreeing to repurchase a similar security from the same party at a fixed price. These transactions involve risks that the market value will decline below the repurchase price or that the other party will default.

Defensive investing

The fund may depart from its principal investment strategies in response to adverse market, economic or political conditions by taking temporary defensive positions in any type of money market instruments and short-term debt securities or cash. If the fund takes a temporary defensive position, it may be unable to achieve its investment goal.

The fund may also use other strategies and invest in other securities that are described, along with their risks, in the fund’s Statement of Additional
Information (“SAI”). However, the fund might not use all of the strategies and techniques or invest in all of the types of securities described in this prospectus or in the SAI. There also are many other factors, which are not described here, that could adversely affect your investment and that could prevent the fund from achieving its goals.

Portfolio holdings

The fund’s policies and
procedures with respect to the fund’s disclosure of the fund’s portfolio securities are described in the SAI and on the fund’s website at www.citigroupam.com.

Smith Barney Dividend and Income Fund          7

Management

Manager

The fund’s investment adviser and administrator is

Smith Barney Fund Management LLC (“SBFM” or the “manager”), an affiliate of Citigroup Global Markets Inc. (“CGMI”). The manager’s address is 399 Park Avenue, New York, New York
10022. The manager selects the fund’s investments and oversees its operations. The manager and CGMI are subsidiaries of Citigroup Inc. (“Citigroup”). Citigroup businesses provide a broad range of financial services — asset management, banking and consumer finance, credit and charge cards, insurance investments, investment banking and trading — and use diverse channels to make them available to consumer and corporate customers around the world. The manager, together with affiliates in New York, London, Frankfurt, Tokyo and Hong Kong, provides a broad range of fixed income and equity investment services to individuals and institutional clients throughout the world.

Citigroup affiliates, including their directors, officers or employees, may have banking and investment banking relationships with the issuers of securities that are held in the fund. They may also own the securities of these issuers. However, in making investment decisions for the fund, the manager does not obtain or use material inside information acquired by any division, department or affiliate of Citigroup in the course of those relationships. To the extent the fund acquires securities from an issuer that has a borrowing or other relationship with Citigroup or its affiliates, the proceeds of the purchase may be used to repay such borrowing or otherwise benefit Citigroup and/or its affiliates.

On June 23, 2005, Citigroup Inc. entered into an agreement to sell substantially all of its asset management business, Citigroup Asset Management (“CAM”), which includes the manager, to Legg Mason, Inc. (“Legg Mason”). Completion of the proposed sale would cause the termination of the fund’s existing investment advisory and administration agreements and shareholders of the fund are being asked to approve a new management agreement with the manager. The sale is subject to a number of conditions. One of these conditions is that clients representing no less than 75% of the revenue attributable to the assets under management for such clients consent to continue their advisory relationship with Citigroup affiliates (that will be owned by Legg Mason) following consummation of the transaction. If these conditions are met, the transaction is expected to take place by December 31, 2005.

Portfolio managers

Harry D. Cohen and

Scott Glasser have been responsible for the day-to-day management of the equity portion of the fund’s portfolio since

September of 2003. Mr. Cohen is Chief Investment Officer of SBFM and managing director of CGMI. Mr. Cohen has been with CGMI or its predecessor companies since 1969. Mr. Glasser is an investment officer of the manager and managing director of CGMI, which he joined in 1993.

Gerald Culmone and

Peter J. Wilby have been responsible for the day-to-day management of the fixed income portion of the fund’s portfolio since

July 2002. Mr. Culmone and Mr. Wilby are investment officers of the manager. Mr. Wilby is a managing director of Salomon Brothers Asset Management Inc (“SaBAM”), an affiliate of the manager. Mr.
Wilby has been with CAM or its predecessor companies since 1989. Mr. Culmone is a vice president of SaBAM and has been with CGMI or its predecessor companies since 1996.

8         Smith Barney Mutual Funds

The SAI provides
additional information about the portfolio managers’ compensation, any other accounts managed by the portfolio managers and any fund shares held by the portfolio managers, and has more detailed information about the managers and other fund service providers.

Advisory and administration fees

For its services during the
fiscal year ended July 31, 2005, the manager received an advisory fee equal to 0.27% of the fund’s average daily net assets. The manager has voluntarily undertaken to waive a portion of its advisory fees. This waiver may be terminated at any time. In addition, the manager received a fee for its administrative services to the fund equal to

0.20% of the fund’s average daily net assets.

A discussion regarding the basis for the Board of Trustees approval of the investment advisory agreement of the fund is available in the fund’s annual report to shareholders for the period ended July 31, 2005.

Distribution plan

The fund has adopted a Rule 12b-1 distribution plan for its Class A, B, C and O shares. Under the plan, the fund pays distribution and/or service fees. These fees are an ongoing expense and, over time, may cost you more than other types of sales charges.

In addition, the distributor may make payments for distribution and/or shareholder servicing activities out of its past profits and other available sources. The distributor may also make payments for marketing, promotional or related expenses to dealers. The amount of these payments is determined by the distributor and may be substantial. The manager or an affiliate may make similar payments under similar arrangements.

The payments described above are often referred to as “revenue sharing payments.” The recipients of such payments may include the fund’s distributor and other affiliates of the manager, broker-dealers, financial institutions and other financial intermediaries through which investors may purchase shares of the fund. In some circumstances, such payments may create an incentive for an intermediary or its employees or associated persons to recommend or sell shares of the fund to you. Please contact your financial intermediary for details about revenue sharing payments it may receive.

Transfer agent and shareholder servicing agent

Citicorp Trust Bank, fsb (“Citicorp Trust”) serves as the fund’s transfer agent and shareholder servicing agent (the “transfer agent”). The transfer agent has entered into a sub-transfer agency and services agreement with PFPC Inc. to serve as the fund’s sub-transfer agent (the “sub-transfer agent”). The sub-transfer agent will perform certain functions including shareholder recordkeeping and accounting services.

Recent developments

On May 31, 2005, the SEC issued an order in connection with the settlement of an administrative proceeding against SBFM and CGMI relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

The SEC order finds that SBFM and CGMI willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGMI knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the
Funds’ then-existing

Smith Barney Dividend and Income Fund         9

 transfer agent, had offered to continue
as transfer agent and do the same work for substantially less money than before; and that CAM, the Citigroup business unit that includes the fund’s investment manager and other investment advisory companies, had entered into a side letter with
First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange, among other things, for a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGMI. The order also finds that SBFM and CGMI willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGMI do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGMI and ordered them to cease and desist from violations of Sections
206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan prepared by Citigroup and submitted for approval by the SEC.
The order also requires that transfer agency fees received from the Funds since December 1, 2004, less certain expenses, be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.

The order requires SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submits a proposal to serve as transfer agent or sub-transfer agent, an independent monitor must be engaged at the expense of SBFM and CGMI to oversee a competitive bidding process. Under the order Citigroup also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004. That policy, as amended, among other things, requires that when requested by a Fund board, CAM will retain at its own expense an independent consulting expert to advise and assist the board on the selection of certain service providers affiliated with Citigroup.

At this time, there is
no certainty as to how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. Although there can be no assurance, Citigroup does not believe that this matter will have a material adverse effect on the Funds.

10         Smith Barney Mutual Funds

Choosing a class of shares to buy

You can
choose among the classes of shares described in this Prospectus. Each class has different sales charges and expenses, allowing you to choose the class that best meets your needs. When choosing which class of shares to buy, you should consider:

■

How much you plan to invest.

■

How long you expect to own the shares.

■

The expenses paid by each class detailed in the Fee Table and Example at the front of this Prospectus.

■

Whether you qualify for any reduction or waiver of sales charges.

If you are choosing between Class A and Class B shares, it will in almost all cases be the more economical choice for you to purchase Class A shares if you plan to purchase shares in an amount of $

100,000 or more (whether in a single purchase or through aggregation of eligible holdings). This is because of the reduced sales charge available on larger investments of Class A shares and the lower ongoing expenses of Class A shares compared to Class B shares.

You may buy shares from:

■

Certain broker/dealers, financial intermediaries, financial institutions or the distributor’s financial consultants (each called a “Service Agent”).

■

The fund, but only if you are investing through certain qualified plans or Service Agents.

Not all classes of shares are available through all Service Agents. You should contact your Service Agent for further information.

Investment minimums

Minimum initial and additional investment amounts vary depending on the class of shares you buy and the nature of your investment account.

Initial

Additional

Classes A, B, C and O

Class Y

All Classes

General

$

1,000

$

15 million

$

50

IRAs, Self Employed Retirement Plans, Uniform Gifts or Transfers to Minor Accounts

$

250

$

15 million

$

50

Qualified Retirement Plans*

$
25

$
15 million

$

25

Simple IRAs

$
1

n/a

$

1

Monthly Systematic Investment Plans

$

25

n/a

$

25

Quarterly Systematic Investment Plans

$
50

n/a

$
50

*

Qualified Retirement Plans are retirement plans qualified under Section 403(b)(7) or Section 401(a) of the Internal Revenue Code, including 401(k) plans.

Smith Barney Dividend and Income Fund         11

More information about the fund’s
classes of shares is available through the Smith Barney Mutual Funds’ website. You’ll find detailed information about sales charges and ways you can qualify for reduced or waived sales charges, including:

■

the front-end sales charges that apply to the purchase of Class A shares

■

the deferred sales charges that apply to the redemption of Class B and Class C shares and certain Class A shares (within 1 year)

■

who qualifies for lower sales charges on Class A shares

■

who qualifies for a sales load waiver

Go to
http://www.citigroupam.com and click on the name of the fund.

12         Smith Barney Mutual Funds

Comparing the fund’s classes

Your
Service Agent can help you decide which class meets your goals. The Service Agent may receive different compensation depending upon which class you choose.

Class A

Class B

Class C

Class O

Class Y

Key features

■ Initial sales charge ■ You may qualify for reduction or waiver of initial sales charge ■ Lower annual expenses than Class B and Class C

■ No initial sales charge ■ Deferred sales charge declines over time ■ Converts to Class A after approximately 8 years ■ Higher annual expenses than Class A

■ No initial sales charge ■ Deferred sales charge for only 1 year ■ Does not convert to Class A ■ Higher annual expenses than Class A

■  No initial sales charge

■  Available for purchase only by former Class O shareholders and certain Class C shareholders

■  Deferred sales charge for only 1 year

■  Does not convert to Class A

■  Higher annual expenses than Class A

■ No initial or deferred sales charge ■ Must invest at least $15 million ■ Lower annual expenses than the other classes

Initial sales charge

  Up to 5.00%; reduced for large purchases and waived for certain investors. No charge for purchases of $1,000,000 or more

None

None

None

None

Deferred sales charge

1.00% on purchases of $1,000,000 or more if you redeem within 1 year of purchase

  Up to 5.00% charged when you redeem shares. The charge is reduced over time and there is no deferred sales charge after
5 years

1.00% if you redeem within 1 year of purchase

1.00% if you redeem within 1 year of purchase

None

Smith Barney Dividend and Income Fund         13

Class A

Class B

Class C

Class O

Class Y

Annual distribution and service fees

0.25% of average daily net assets

0.75% of average daily net assets

1.00% of average daily net assets

0.70% of average daily net assets

None

Exchange Privilege*

Class A shares of most Smith Barney funds

Class B shares of most Smith Barney funds

Class C shares of most Smith Barney funds

Class C shares of most Smith Barney funds

Class Y shares of most Smith Barney funds

*

Ask your Service Agent for the Smith Barney funds available for exchange.

14         Smith Barney Mutual Funds

Sales charges

Class A shares

You buy Class A shares at the offering price, which is the net asset value plus a sales charge. You pay a lower sales charge as the size of your investment increases to certain levels called breakpoints. You do not pay a sales charge on the fund’s distributions or dividends you reinvest in additional Class A shares.

The table below shows the rate of sales charge you pay, depending on the amount you purchase. The table below also shows the amount of broker/dealer compensation that is paid out of the sales charge. This compensation includes commissions received by Service Agents that sell shares of the fund. The distributor may keep up to approximately 10% of the sales charge imposed on Class A shares.
Service Agents also will receive the service fee payable on Class A shares at an annual rate equal to

0.25% of the average daily net assets represented by the Class A shares serviced by them.

Amount of purchase

Sales Charge as a % of offering price

Sales Charge as a % of net amount invested

Broker/Dealer Commission as a % of offering price

Less than $

25,000

5.00

5.26

4.50

  $25,000 but less than $

50,000

4.25

4.44

3.83

  $50,000 but less than $

100,000

3.75

3.90

3.38

  $100,000 but less than $

250,000

3.25

3.36

2.93

  $250,000 but less than $

500,000

2.75

2.83

2.48

  $500,000 but less than $

1,000,000

2.00

2.04

1.80

$

1,000,000 or more

-

0-

-0-

up to

1.00
*

*

The distributor may pay up to 1.00% to a Service Agent for purchase amounts of $1 million or more and for purchases by certain retirement plans with an omnibus relationship with the fund. In such cases, starting in the thirteenth month after purchase, the Service Agent will also receive the annual distribution and service fee of up to 0.25% of the average daily net assets represented by the Class A shares held by its clients. Prior to the thirteenth month, the distributor will retain the service fee. Where the Service Agent does not receive the payment of up to 1.00% from the distributor, the Service Agent will instead receive the annual service fee starting immediately after purchase. In certain cases, the Service Agent may receive both a payment of up to 1.00% from the distributor as well as the annual distribution and service fee starting immediately after purchase. Please contact your Service Agent for more information.

Investments of $1,000,000 or more

You do not pay an initial sales charge when you buy $1 million or more of Class A shares. However, if you redeem these Class A shares within one year of purchase, you will pay a deferred sales charge of 1.00%. If you did not pay an initial sales charge when buying Class A shares due to a waiver applicable to purchases by qualified and non-qualified retirement plans with an omnibus relationship with the fund, you will not be subject to a deferred sales charge.

Qualifying for a reduced Class A sales charge

There are several ways you can combine multiple purchases of Class A shares of Smith Barney funds to take advantage of the breakpoints in the sales charge schedule. In order to take advantage of reductions in sales charges that may be available to you when you purchase fund shares, you must inform your Service Agent or the sub-transfer agent if you

Smith Barney Dividend and Income Fund         15

 have entered into a letter of intent or
a right of accumulation and if there are other accounts in which there are holdings eligible to be aggregated with your purchase. You may need to provide certain records, such as account statements for accounts held by family members or accounts you hold at another broker-dealer or financial intermediary, in order to verify your eligibility for reduced sales charges.

■

Accumulation Privilege
 – lets you combine the

current value of Class A shares of the fund with all other shares of Smith Barney funds and Smith Barney shares of SB funds that are owned by:

■

you; or

■

your

spouse and

children under the age of 21; and

that are

offered with a sales charge, with the dollar amount of your next purchase of Class A shares for purposes of calculating the initial sales charge.

Shares of Smith Barney money market funds (

other than money market fund shares acquired by exchange from other Smith Barney funds offered with a sales charge and shares of those money market fund shares noted below) and Smith Barney S&P 500 Index Fund may not be combined. However, shares of Smith Barney Exchange Reserve Fund and Class C shares of SB Adjustable Rate Income Fund (Smith Barney shares), Smith Barney Inflation Management Fund, Smith Barney Intermediate Maturity California Municipals Fund,
Smith Barney Intermediate Maturity New York Municipals Fund, Smith Barney Limited Term Portfolio, Smith Barney Money Funds, Inc. — Cash and Government Portfolios, Smith Barney Short Duration Municipal Income Fund, and Smith Barney Short-Term
Investment Grade Bond Fund are not offered with a sales charge, but may be combined.

If your current purchase order will be placed through a Smith Barney Financial Consultant, you may also combine eligible shares held in accounts with a different Service Agent. If you hold shares of Smith Barney funds or Smith Barney shares of SB funds in accounts at two or more different Service Agents, please contact your Service Agents to determine which shares may be combined.

Certain

trustees and

fiduciaries may be entitled to combine accounts in determining their sales charge.

■

Letter of Intent
 – lets you purchase Class A shares of Smith Barney funds and Smith Barney shares of SB funds over a

13-month period and pay the same sales charge on Class A shares, if any, as if all shares had been purchased at once. At the time you enter into the letter of intent, you select your asset goal amount. Generally, purchases of any Smith Barney fund shares and Smith Barney shares of SB funds that are subject to a sales charge and are purchased during the 13-month period by:

■

you; or

■

your spouse and children under the age of 21

are eligible for inclusion under the letter, based on the public offering price at the time of the purchase, and any capital appreciation on those shares.

You may also backdate your letter up to

90 days in which case eligible

purchases made during that period will be treated as purchases made under the letter. In addition, you can include towards your asset goal an amount of the current value of any eligible purchases that were made prior to the date of entering into the letter of intent and are still held.

16         Smith Barney Mutual Funds

If you are setting up
your letter of intent through a Smith Barney Financial Consultant, you may also include eligible shares held in accounts with a different Service Agent. If you hold shares of Smith Barney funds or Smith Barney shares of SB funds in accounts at two or more different Service Agents, please contact your Service Agents to determine which shares may be combined.

Shares of Smith Barney money market funds (other than money market fund shares acquired by exchange from other Smith Barney funds offered with a sales charge and shares of those money market funds noted below) and
Smith Barney S&P 500 Index Fund may not be combined. However, shares of Smith Barney Exchange Reserve Fund and Class C shares of SB Adjustable Rate Income Fund (Smith Barney shares), Smith Barney Inflation Management Fund, Smith Barney
Intermediate Maturity California Municipals Fund, Smith Barney Intermediate Maturity New York Municipals Fund, Smith Barney Limited Term Portfolio, Smith Barney Money Funds, Inc. — Cash and Government Portfolios, Smith Barney Short Duration
Municipal Income Fund, and Smith Barney Short-Term Investment Grade Bond Fund, although not offered with a sales charge, may be combined.

If you do not meet your asset goal amount, shares equal to the amount of any sales charges due for your actual purchases will be redeemed from your account.

Waivers for certain Class A investors

Class A initial sales charges are waived for certain types of investors, including:

■

Employees of NASD members

■

Investors participating in “wrap fee” or asset allocation programs or other fee-based arrangements sponsored by affiliated and non-affiliated broker-dealers and other financial institutions that have entered into agreements with CGMI

■

Investors who redeemed Class A shares of a Smith Barney fund in the past

60 days, if the investor’s Service Agent is notified

If you qualify for a waiver of the Class A initial sales charge, you must notify your Service Agent or the sub-transfer agent at the time of purchase.

If you want to learn about additional waivers of Class A initial sales charges, contact your Service Agent, consult the SAI or visit the Smith Barney Mutual
Funds’ website: http://www.citigroupam.com and click on the name of the fund.

Class B shares

You buy Class B shares at net asset value without paying an initial sales charge. However, if you redeem your Class B shares within 5 years of your purchase payment, you will pay a deferred sales charge. The deferred sales charge decreases as the number of years since your purchase payment increases.

Year after purchase

1st

2nd

3rd

4th

5th

6th through 8th

Deferred sales charge

5
%

4
%

3
%

2
%

1
%

0
%

Smith Barney Dividend and Income Fund         17

Service Agents selling Class B shares
receive a commission of up to 4.00% of the purchase price of the Class B shares they sell. Service Agents also receive a service fee at an annual rate equal to

0.25% of the average daily net assets represented by the Class B shares serviced by them.

Class B conversion

After approximately 8 years, Class B shares automatically convert into Class A shares. This helps you because Class A shares have lower annual expenses. Your Class B shares will convert to Class A shares as follows:

Shares issued: At initial purchase

Shares issued: On reinvestment of dividends and distributions

Shares issued: Upon exchange from another Smith Barney fund

Approximately 8 years after the date of purchase payment

In same proportion as the number of Class B shares converting is to total Class B shares you own (excluding shares issued as dividends)

On the date the shares originally acquired would have converted into Class A shares

Class C and O shares

You buy Class C or O shares at the net asset value with no initial sales charge. If you redeem your Class C or O shares within one year of purchase, you will pay a deferred sales charge of

1.00%.

You may buy Class O shares only if you owned Class C shares of the fund on June 12, 1998.

Service Agents selling Class C shares receive a commission of up to 1.00% of the purchase price of the Class C shares they sell. Starting in the thirteenth month after purchase,
Service Agents also receive an annual fee of up to 1.00% of the average daily net assets represented by the Class C shares serviced by them.

Class Y shares

You buy Class Y shares at net asset value with no initial sales charge and no deferred sales charge when you redeem. You must meet the $15,000,000 minimum initial investment requirement. You can use a letter of intent to meet this requirement by buying Class Y shares of the fund over a 13-month period. To qualify, you must initially invest at least $5,000,000.

18         Smith Barney Mutual Funds

More about deferred sales charges

The
deferred sales charge is based on the net asset value at the time of purchase or redemption, whichever is less, and therefore you do not pay a sales charge on amounts representing appreciation or depreciation.

In addition, you do not pay a deferred sales charge on:

■

Shares exchanged for shares of another Smith Barney fund

■

Shares representing reinvested distributions and dividends

■

Shares no longer subject to the deferred sales charge

Each time you place a request to redeem shares, the fund will first redeem any shares in your account that are not subject to a deferred sales charge and then the shares in your account that have been held the longest.

If you redeemed shares of a Smith Barney fund in the past 60 days and paid a deferred sales charge, you may buy shares of the fund at the current net asset value and be credited with the amount of the deferred sales charge, if you notify your Service Agent.

The fund’s
distributor receives deferred sales charges as partial compensation for its expenses in selling shares, including the payment of compensation to your Service Agent.

Deferred sales charge waivers

The deferred sales charge for each share class will generally be waived:

■

On payments made through certain systematic withdrawal plans

■

On certain distributions from a retirement plan

■

For involuntary redemptions of small account balances

■

For 12 months following the death or disability of a shareholder

If you want to learn about additional waivers of deferred sales charges, contact your Service Agent, consult the SAI or visit the Smith Barney
Mutual Funds’ website: http://www.citigroupam.com and click on the name of the fund.

Smith Barney Dividend and Income Fund         19

Buying shares

Through a Service Agent

You should contact your Service Agent to open a brokerage account and make arrangements to buy shares.

If you do not provide the following information, your order will be rejected:

■  Class of shares being bought

■  Dollar amount or number of shares being bought

Your Service Agent may charge an annual account maintenance fee.

Through the fund

Qualified retirement plans and certain other investors who are clients of certain Service Agents are eligible to buy shares directly from the fund.

■  Write the fund at the following address:

Smith Barney Income
Funds

Smith Barney Dividend and Income Fund

(Specify class of shares)

c/o PFPC Inc.

P.O. Box 9699

Providence, Rhode Island 02940-9699

■  Enclose a check to pay for the shares. For initial purchases, complete and send an account application.

■  For more information, please call Smith Barney Mutual Funds Shareholder Services at 1-800-451-2010.

Through a systematic investment plan

You may authorize your Service Agent or the sub-transfer agent to transfer funds automatically from (i) a regular bank account, (ii)
cash held in a brokerage account opened with a Service Agent or (iii) certain money market funds, in order to buy shares on a regular basis.

■  Amounts transferred should be at least $25 monthly
or $50 quarterly

■  If you do not have sufficient funds in your account on a transfer date, your Service Agent or the sub-transfer agent may charge you a fee

For more information, contact your Service
Agent or the sub-transfer agent or consult the SAI.

20         Smith Barney Mutual Funds

Exchanging shares

Smith Barney offers a distinctive family of funds tailored to help meet the varying needs of both large and small investors

You should contact your Service Agent to exchange into other Smith Barney funds. Be sure to read the prospectus of the Smith Barney fund into which you are exchanging. An exchange is a taxable transaction.

■

You may exchange shares only for shares of the same class of another Smith Barney fund. Class O shares may be exchanged for Class C shares of another Smith Barney fund. Not all Smith Barney funds offer all classes.

■  Not all Smith
Barney funds may be offered in your state of residence. Contact your Service Agent or the transfer agent for further information.

■  Exchanges of
Class A, Class B, Class C and Class O shares are subject to minimum investment requirements (except for systematic investment plan exchanges), and all shares are subject to the other requirements of the fund into which exchanges are made.

■  If you hold
share certificates, the sub-transfer agent must receive the certificates endorsed for transfer or with signed stock powers (documents transferring ownership of certificates) before the exchange is effective.

■

The fund may suspend or terminate your exchange privilege if you engage in an excessive pattern of exchanges.

Waiver of additional sales charges

Your shares will not be subject to an initial sales charge at the time of the exchange.

Your deferred sales charge (if any) will continue to be measured from the date of your original purchase of shares subject to a deferred sales charge. If the fund into which you exchange has a higher deferred sales charge, you will be subject to that charge. If you exchange at any time into a fund with a lower charge, the sales charge will not be reduced.

By telephone

If you do not have a brokerage account with a Service Agent, you may be eligible to exchange shares through the fund. You must complete an authorization form to authorize telephone transfers. If eligible, you may make telephone exchanges on any day the New York Stock Exchange (“NYSE”) is open. Call Smith Barney Mutual Funds Shareholder Services at 1-800-451-2010 between
9:00 a.m. and 4:00 p.m. (Eastern time). Requests received after the close of regular trading on the NYSE are priced at the net asset value next determined.

You can make telephone exchanges only between accounts that have identical registrations.

By mail

If you do not have a brokerage account, contact your Service Agent or write to the sub-transfer agent at the address on the following page.

Smith Barney Dividend and Income Fund         21

Redeeming shares

Generally

Contact your Service Agent to redeem shares of the fund.

If you hold share certificates, the sub-transfer agent must receive the certificates endorsed for transfer or with signed stock powers (documents transferring ownership of certificates) before the redemption is effective.

If the shares are held by a fiduciary or corporation, other documents may be required.

Your redemption proceeds will be sent within 3 business days after your request is received in good order. However, if you recently purchased your shares by check, your redemption proceeds will not be sent to you until your original check clears, which may take up to 15 days.

If
you have a brokerage account with a Service Agent, your redemption proceeds will be placed in your account and not reinvested without your specific instruction.

In other cases, unless you direct otherwise, your redemption proceeds will be paid by check mailed to your address of record.

By mail

For accounts held directly at the fund, send written requests to the fund at the following address:

Smith Barney Income Funds

Smith Barney Dividend and Income Fund

(Specify class of shares)

c/o PFPC Inc.

P.O. Box
9699

Providence, Rhode Island 02940-9699

Your written request must provide the following:

■  The fund name and your account number

■  The class of shares and the dollar amount or number of shares to be redeemed

■  Signatures of each owner exactly as the account is
registered

By telephone

If you do not have a brokerage account with a Service Agent, you may be eligible to redeem shares (except those held in retirement plans) in amounts up to $

50,000 per day through the fund. You must complete an authorization form to authorize telephone redemptions. If eligible, you may request redemptions by telephone on any day the NYSE is open. Call Smith Barney Mutual
Funds Shareholder Services at 1-800-451-2010 between 9:00 a.m. and 4:00 p.m. (Eastern time). Requests received after the close of regular trading on the NYSE are priced at the net asset value next determined.

Your redemption proceeds can be sent by check to your address of record or by wire or electronic transfer (ACH) to a bank account designated on your authorization form. You must submit a new

22         Smith
Barney Mutual Funds

authorization form to change the bank account designated to receive wire or electronic transfers and you may be asked to provide certain other documents. The sub-transfer agent may charge a fee on a wire or an electronic transfer (ACH).

Automatic cash withdrawal plans

You can arrange for the automatic redemption of a portion of your shares on a monthly or quarterly basis. To qualify you must own shares of the fund with a value of at least $

10,000 ($

5,000 for retirement plan accounts) and each automatic redemption must be at least $

50. If your shares are subject to a deferred sales charge, the sales charge will be waived if your automatic payments do not exceed 1% per month of the value of your shares subject to a deferred sales charge.

The following conditions apply:

■  Your shares
must not be represented by certificates

■  All dividends
and distributions must be reinvested

For more information, contact your Service Agent or consult the SAI.

Smith Barney Dividend and Income Fund         23

Other things to know about share transactions

When you buy, exchange or redeem shares, your request must be in good order. This means you have provided the following information, without which your request will not be processed:

■

Name of the fund

■

Your account number

■

Class of shares being bought, exchanged or redeemed

■

Dollar amount or number of shares being bought, exchanged or redeemed

■

Signature of each owner exactly as the account is registered

The fund’s sub-transfer agent will employ reasonable procedures to confirm that any telephone exchange or redemption request is genuine, including recording calls, asking the caller to provide certain personal identification information, sending you a written confirmation or requiring other confirmation procedures from time to time. If these procedures are followed, neither the fund, the transfer agent nor the sub-transfer agent will bear any liability for such transactions.

Signature guarantees

To be in good order, your redemption request must include a signature guarantee if you:

■

Are redeeming over $50,000

■

Are sending signed share certificates or stock powers to the sub-transfer agent

■

Instruct the sub-transfer agent to mail the check to an address different from the one on your account

■

Changed your account registration

■

Want the check paid to someone other than the account owner(s)

■

Are transferring the redemption proceeds to an account with a different registration

You can obtain a signature guarantee from most banks, dealers, brokers, credit unions and federal savings and loan institutions, but not from a notary public.

The fund has the right to:

■

Suspend the offering of shares

■

Waive or change minimum and additional investment amounts

■

Reject any purchase or exchange order

■

Change, revoke or suspend the exchange privilege

■

Suspend telephone transactions

■

Suspend or postpone redemptions of shares on any day when trading on the NYSE is restricted, or as otherwise permitted by the SEC

■

Pay redemption proceeds by giving you securities. You may pay transaction costs to dispose of the securities

Small account balances/Mandatory redemptions

If at any time the aggregate value of the fund shares in your account is less than $500 for any reason (including solely due to declines in net asset value and/or failure to invest at least $500 within a reasonable period), the fund reserves the right to ask you to bring your account up to the applicable minimum investment amount as determined by your Service Agent. In such case you shall be notified in writing and will have 60 days to make an

24         Smith Barney Mutual Funds

 additional investment to bring your
account value up to the required level. If you choose not to do so within this 60-day period, the fund may close your account and send you the redemption proceeds. In the event your account is closed due to a failure to increase your balance to the minimum required amount, you will not be eligible to have your account subsequently reinstated without imposition of any sales charges that may apply to your new purchase. The fund may, with prior notice, change the minimum size of accounts subject to mandatory redemption, which may vary by class, or implement fees for small accounts.

The fund may, with prior notice, adopt other
policies from time to time requiring mandatory redemption of shares in certain circumstances.

For more information contact your Service Agent or the transfer agent or consult the SAI.

Frequent purchases and sales of fund shares

Frequent
purchases and redemptions of mutual fund shares may interfere with the efficient management of a fund’s portfolio by its portfolio manager, increase portfolio transaction costs, and have a negative effect on a fund’s long-term shareholders. For example, in order to handle large flows of cash into and out of a fund, the portfolio manager may need to allocate more assets to cash or other short-term investments or sell securities, rather than maintaining full investment in securities selected to achieve the fund’s investment objective. Frequent trading may cause a fund to sell securities at less favorable prices. Transaction costs, such as brokerage commissions and market spreads, can detract from the fund’s performance. In addition, the return received by long-term shareholders may be reduced when trades by other shareholders are made in an effort to take advantage of certain pricing discrepancies, when, for example, it is believed that the fund’s share price, which is determined at the close of the NYSE on each trading day, does not accurately reflect the value of the fund’s portfolio securities. Funds investing in foreign securities have been particularly susceptible to this form of arbitrage, but other funds could also be affected.

Because of the potential harm to the fund and its long-term shareholders, the Board of Trustees of the fund has approved policies and procedures that are intended to discourage and prevent excessive trading and market timing abuses through the use of various surveillance techniques. Under these policies and procedures, the fund may limit additional exchanges or purchases of fund shares by shareholders who are believed by the manager to be engaged in these abusive trading activities. The intent of the policies and procedures is not to inhibit legitimate strategies, such as asset allocation, dollar cost averaging, or similar activities that may nonetheless result in frequent trading of fund shares.

For this reason, the Board has not adopted any specific restrictions on purchases and sales of fund shares, but the fund reserves the right to reject any exchange or purchase of fund shares with or without prior notice to the account holder. In cases where surveillance of a particular account establishes what the manager believes to be obvious market timing, the manager will seek to block future purchases and exchanges of fund shares by that account. Where surveillance of a particular account indicates activity that the manager believes could be either abusive or for legitimate purposes, the fund may permit the account holder to justify the activity.

The fund’s policies also require personnel such as portfolio managers and investment staff to report any abnormal or otherwise suspicious investment activity, and prohibits short-term

Smith Barney Dividend and Income Fund         25

 trades by such personnel for their own
account in mutual funds managed by the manager and its affiliates, other than money market funds. Additionally, the fund has adopted policies and procedures to prevent the selective release of information about its portfolio holdings, as such information may be used for market-timing and similar abusive practices.

The fund’s policies provide for ongoing assessment of
the effectiveness of current policies and surveillance tools, and the Board of Trustees reserves the right to modify these or adopt additional policies and restrictions in the future. Shareholders should be aware, however, that any surveillance techniques currently employed by the funds or other techniques that may be adopted in the future may not be effective, particularly where the trading takes place through certain types of omnibus accounts. As noted above, if the fund is unable to detect and deter trading abuses, its performance, and long-term shareholders may be harmed. In addition, because the fund has not adopted any specific limitations or restrictions on the trading of fund shares, shareholders may be harmed by the extra costs and portfolio management inefficiencies that result from frequent trading of fund shares, even when the trading is not for abusive purposes. The fund will provide advance notice to its shareholders and prospective investors of any specific restrictions on the trading of fund shares that the Board may adopt in the future.

Share certificates

Share certificates will no longer be issued. If you currently hold share certificates, such certificates will continue to be honored.

26         Smith Barney Mutual Funds

Dividends, distributions and taxes

Dividends and Distributions

The fund generally pays dividends, if any,

quarterly, and makes capital gain distributions, if any, once a year, typically in December. The fund may pay additional distributions and dividends at other times if necessary for the fund to avoid a federal tax. The fund expects distributions to be from both income and gains.

Capital gain distributions and dividends are reinvested in additional fund shares of the same class you hold. You do not pay a sales charge on reinvested distributions or dividends. Alternatively, you can instruct your
Service Agent, the transfer agent or the sub-transfer agent to have your distributions and/or dividends paid in cash. You can change your choice at any time to be effective as of the next distribution or dividend, except that any change given to your Service Agent, the transfer agent or the sub-transfer agent less than five days before the payment date will not be effective until the next distribution or dividend is paid.

Taxes

In general, redeeming shares, exchanging shares and receiving dividends and distributions (whether in cash or additional shares) are all taxable events. The following table summarizes the tax status to you, if you are a U.S. shareholder, of certain transactions related to the fund.

Transaction

Federal tax status

Redemption or exchange of shares

Usually capital gain or loss; long-term only if shares owned more than one year

Long-term capital gain distributions

Long-term capital gain

Dividends

Ordinary income

Distributions attributable to short-term capital gains are treated as dividends, taxable as ordinary income. Dividends and long-term capital gain distributions are taxable whether received in cash or reinvested in fund shares. Although dividends (including dividends from short-term capital gains) are generally taxable as ordinary income, individual U.S. shareholders who satisfy certain holding period and other requirements are taxed on such dividends at long-term capital gain rates to the extent the dividends are attributable to “qualified dividend income” received by the fund. “Qualified dividend income” generally consists of dividends received from U.S. corporations (other than dividends from tax-exempt organizations and certain dividends from real estate investment trusts and regulated investment companies) and certain foreign corporations.

Long-term capital gain distributions are taxable to you as long-term capital gain regardless of how long you have owned your shares. You may want to avoid buying shares when the fund is about to declare a capital gain distribution or a dividend, because it will be taxable to you even though it may actually be a return of a portion of your investment.

After the end of each year, the fund will provide you with information about the distributions and dividends you received and any redemptions of shares during the previous year. If you do not provide the fund with your correct taxpayer identification number and

Smith Barney Dividend and Income Fund         27

 any required certifications, you may be
subject to back-up withholding on your distributions, dividends and redemption proceeds. Because each shareholder’s circumstances are different and special tax rules may apply, you should consult your tax adviser about your investment in the fund.

The above discussion is applicable to shareholders who are U.S. persons. If you are a non-U.S. person, please consult your own tax adviser with respect to the U.S. tax consequences to you of an investment in the fund.

28         Smith Barney Mutual Funds

Share price

You may buy, exchange or redeem
shares at their net asset value, plus any applicable sales charge, next determined after receipt of your request in good order. For each class of shares, net asset value is the value of its assets minus its liabilities divided by the number of shares outstanding. Net asset value is calculated separately for each class of shares. The fund calculates its net asset value every day the NYSE is open.

This calculation is done when regular trading closes on the NYSE (normally 4:00 p.m., Eastern time). The NYSE is closed on certain holidays listed in the SAI.

The Board of Trustees has approved procedures to be used to value the fund’s securities for the purposes of determining the fund’s net asset value. The valuation of the securities of the fund is determined in good faith by or under the direction of the Board of Trustees. The Board of Trustees has delegated certain valuation functions for the fund to the manager.

The fund generally values its securities based on market prices determined at the close of regular trading on the NYSE. For equity securities that are traded on an exchange, the market price is usually the closing sale or official closing price on that exchange. In the case of securities not traded on an exchange, or if such closing prices are not otherwise available, the market price is typically determined by independent third party pricing vendors approved by the fund’s Board using a variety of pricing techniques and methodologies. The market price for debt obligations is generally the price supplied by an independent third party pricing service approved by the fund’s Board, which may use a matrix, formula or other objective method that takes into consideration market indices, yield curves and other specific adjustments. Short-term debt obligations that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value. If vendors are unable to supply a price, or if the price supplied is deemed by the manager to be unreliable, the market price may be determined using quotations received from one or more broker/dealers that make a market in the security. When such prices or quotations are not available, or when the manager believes that they are unreliable, the manager may price securities using fair value procedures approved by the Board. Because the fund invests in securities rated below investment grade — some of which may be thinly traded, for which market quotations may not be readily available or may be unreliable —
the fund may use fair valuation procedures more frequently than funds that invest primarily in securities that are more liquid, such as securities of large capitalization domestic issuers. The fund may also use fair value procedures if the manager determines that a significant event has occurred between the time at which a market price is determined and the time at which the fund’s net asset value is calculated.

Valuing securities at fair value involves greater reliance on judgment than valuation of securities based on readily available market quotations. A fund that uses fair value to price securities may value those securities higher or lower than another fund using market quotations or its own fair value methodologies to price the same securities. There can be no assurance that the fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the fund determines its net asset value.

In order to buy, redeem or exchange shares at that day’s price, you must place your order with your Service Agent or the fund’s sub-transfer agent before the NYSE closes. If the NYSE closes early, you must place your order prior to the actual closing time. Otherwise, you will receive the next business day’s price.

Service Agents must transmit all properly received orders to buy, exchange or redeem shares to the fund’s sub-transfer agent before the sub-transfer agent’s close of business.

Smith Barney Dividend and Income Fund         29

Financial highlights

The financial
highlights tables are intended to help you understand the performance of each class for the past five years. Certain information reflects financial results for a single share. Total return represents the rate that a shareholder would have earned (or lost) on a fund share assuming reinvestment of all dividends and distributions. The information in the following tables has been derived from the fund’s financial statements which have been audited by

KPMG LLP, independent registered public accounting firm, whose report, along with the fund’s financial statements, is included in the annual report (available upon request). Effective April 29, 2004, Class L shares of the fund were renamed Class C shares. No information is presented for Class Y shares because no Class Y shares were outstanding during the past five fiscal years.

For a Class A share(1) of beneficial interest outstanding throughout each year ended July 31:

2005

2004

2003

2002

2001

Net asset value, beginning of year

$11.90

$10.97

$10.18

$12.74

$14.83

Income (loss) from operations:

Net investment income

0.33

0.27

0.28

0.35
(2)

0.43

Net realized and unrealized gain (loss)

0.70

0.96

0.80

(2.53
)(2)

(1.99
)

Total income (loss) from operations

1.03

1.23

1.08

(2.18
)

(1.56
)

Less distributions from:

Net investment income

(0.35
)

(0.30
)

(0.29
)

(0.38
)

(0.48
)

Net realized gains

—

—

—

—

(0.05
)

Total distributions

(0.35
)

(0.30
)

(0.29
)

(0.38
)

(0.53
)

Net asset value, end of year

$12.58

$11.90

$10.97

$10.18

$12.74

Total return(3)

8.74
%(4)

11.28
%

10.85
%

(17.40
)%

(10.73
)%

Net assets, end of year (millions)

$507

$522

$502

$519

$709

Ratios to average net assets:

Gross expenses

1.08
%

1.05
%

1.05
%

1.11
%

1.02
%

Net expenses

0.86
(5)

0.93
(5)

1.05

1.11

1.02

Net investment income

2.70

2.30

2.72

3.01
(2)

3.04

Portfolio turnover rate(6)

35
%

74
%

50
%

40
%

63
%

(1)

Per share amounts have been calculated using the average shares method.

(2)

Effective August 1, 2001, the fund adopted a change in the accounting method that requires the fund to amortize premiums and accrete all discounts. Without the adoption of this change, for the year ended July 31, 2002, those amounts would have been $0.36, $(2.54) and 3.12% for net investment income, net realized and unrealized loss and the ratio of net investment income to average net assets, respectively. Per share information, ratios and supplemental data for the periods prior to August 1, 2001 have not been restated to reflect this change in presentation.

(3)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower.

(4)

The investment adviser fully reimbursed the fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

(5)

The investment adviser has voluntarily waived a portion of its fees.

(6)

Excluding mortgage dollar roll transactions.

30         Smith Barney Mutual Funds

For a Class B share(1) of beneficial interest outstanding throughout each year ended July 31:

2005

2004

2003

2002

2001

Net asset value, beginning of year

$11.86

$10.92

$10.13

$12.68

$14.78

Income (loss) from operations:

Net investment income

0.27

0.22

0.23

0.28
(2)

0.34

Net realized and unrealized gain (loss)

0.70

0.96

0.79

(2.51
)(2)

(1.98
)

Total income (loss) from operations

0.97

1.18

1.02

(2.23
)

(1.64
)

Less distributions from:

Net investment income

(0.29
)

(0.24
)

(0.23
)

(0.32
)

(0.41
)

Net realized gains

—

—

—

—

(0.05
)

Total distributions

(0.29
)

(0.24
)

(0.23
)

(0.32
)

(0.46
)

Net asset value, end of year

$12.54

$11.86

$10.92

$10.13

$12.68

Total return(3)

8.23
%(4)

10.88
%

10.26
%

(17.82
)%

(11.28
)%

Net assets, end of year (millions)

$60

$56

$46

$61

$129

Ratios to average net assets:

Gross expenses

1.58
%

1.46
%

1.48
%

1.67
%

1.47
%

Net expenses

1.36
(5)

1.33
(5)

1.48

1.67

1.47

Net investment income

2.20

1.91

2.31

2.47
(2)

2.51

Portfolio turnover rate(6)

35
%

74
%

50
%

40
%

63
%

(1)

Per share amounts have been calculated using the average shares method.

(2)

Effective August 1, 2001, the fund adopted a change in the accounting method that requires the fund to amortize premiums and accrete all discounts. Without the adoption of this change, for the year ended July 31, 2002, those amounts would have been $0.29, $(2.52) and 2.58% for net investment income, net realized and unrealized loss and the ratio of net investment income to average net assets, respectively. Per share information, ratios and supplemental data for the periods prior to August 1, 2001 have not been restated to reflect this change in presentation.

(3)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower.

(4)

The investment adviser fully reimbursed the fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

(5)

The investment adviser has voluntarily waived a portion of its fees.

(6)

Excluding mortgage dollar roll transactions.

Smith Barney Dividend and Income Fund         31

For a Class C share(1) of beneficial interest outstanding throughout each year ended July 31:

2005

2004

2003

2002

2001

Net asset value, beginning of year

$11.87

$10.95

$10.15

$12.70

$14.79

Income (loss) from operations:

Net investment income

0.24

0.19

0.20

0.27
(2)

0.32

Net realized and unrealized gain (loss)

0.70

0.95

0.81

(2.53
)(2)

(1.98
)

Total income (loss) from operations

0.94

1.14

1.01

(2.26
)

(1.66
)

Less distributions from:

Net investment income

(0.26
)

(0.22
)

(0.21
)

(0.29
)

(0.38
)

Net realized gains

—

—

—

—

(0.05
)

Total distributions

(0.26
)

(0.22
)

(0.21
)

(0.29
)

(0.43
)

Net asset value, end of year

$12.55

$11.87

$10.95

$10.15

$12.70

Total return(3)

7.99
%(4)

10.43
%

10.10
%

(18.02
)%

(11.44
)%

Net assets, end of year (millions)

$57

$50

$18

$17

$21

Ratios to average net assets:

Gross expenses

1.80
%

1.80
%

1.80
%

1.81
%

1.73
%

Net expenses

1.58
(5)

1.66
(5)

1.80

1.81

1.73

Net investment income

1.97

1.60

1.97

2.31
(2)

2.34

Portfolio turnover rate(6)

35
%

74
%

50
%

40
%

63
%

(1)

Per share amounts have been calculated using the average shares method.

(2)

Effective August 1, 2001, the fund adopted a change in the accounting method that requires the fund to amortize premiums and accrete all discounts. Without the adoption of this change, for the year ended July 31, 2002, those amounts would have been $0.28, $(2.54) and 2.42% for net investment income, net realized and unrealized loss and the ratio of net investment income to average net assets, respectively. Per share information, ratios and supplemental data for the periods prior to August 1, 2001 have not been restated to reflect this change in presentation.

(3)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower.

(4)

The investment adviser fully reimbursed the fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

(5)

The investment adviser has voluntarily waived a portion of its fees.

(6)

Excluding mortgage dollar roll transactions.

32         Smith Barney Mutual Funds

For a Class O share(1) of beneficial interest outstanding throughout each year ended July 31:

2005

2004

2003

2002

2001

Net asset value, beginning of year

$11.86

$10.93

$10.14

$12.69

$14.79

Income (loss) from operations:

Net investment income

0.27

0.22

0.23

0.30
(2)

0.37

Net realized and unrealized gain (loss)

0.68

0.96

0.80

(2.52
)(2)

(2.00
)

Total income (loss) from operations

0.95

1.18

1.03

(2.22
)

(1.63
)

Less distributions from:

Net investment income

(0.29
)

(0.25
)

(0.24
)

(0.33
)

(0.42
)

Net realized gains

—

—

—

—

(0.05
)

Total distributions

(0.29
)

(0.25
)

(0.24
)

(0.33
)

(0.47
)

Net asset value, end of year

$12.52

$11.86

$10.93

$10.14

$12.69

Total return(3)

8.12
%(4)

10.82
%

10.37
%

(17.73
)%

(11.19
)%

Net assets, end of year (millions)

$2

$2

$3

$3

$4

Ratios to average net assets:

Gross expenses

1.59
%

1.50
%

1.51
%

1.50
%

1.39
%

Net expenses

1.37
(5)

1.37
(5)

1.51

1.50

1.39

Net investment income

2.19

1.86

2.28

2.62
(2)

2.64

Portfolio turnover rate(6)

35
%

74
%

50
%

40
%

63
%

(1)

Per share amounts have been calculated using the average shares method.

(2)

Effective August 1, 2001, the fund adopted a change in the accounting method that requires the fund to amortize premiums and accrete all discounts. Without the adoption of this change, for the year ended July 31, 2002, those amounts would have been $0.32, $(2.54) and 2.73% for net investment income, net realized and unrealized loss and the ratio of net investment income to average net assets, respectively. Per share information, ratios and supplemental data for the periods prior to August 1, 2001 have not been restated to reflect this change in presentation.

(3)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower.

(4)

The investment adviser fully reimbursed the fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

(5)

The investment adviser has voluntarily waived a portion of its fees.

(6)

Excluding mortgage dollar roll transactions.

Smith Barney Dividend and Income Fund         33

(Investment
Company Act

file no. 811-04254) FD0229 11/05

Smith Barney Dividend and Income Fund

An investment portfolio of Smith Barney Income Funds

You may visit the fund’s

web site at

www.citigroupam.com for a free copy of a Prospectus, Statement of Additional Information (“SAI”) or an Annual or Semi-Annual Report.

Shareholder reports Annual and semiannual reports to shareholders provide additional information about the fund’s investments. These reports discuss the market conditions and investment strategies that affected the fund’s performance, during its last fiscal year.

The fund sends only one report to a household if more than one account has the same address. Contact your Service Agent or the transfer agent if you do not want this policy to apply to you.

Statement of additional information The SAI provides more detailed information about the fund and is incorporated by reference into (is legally a part of) this Prospectus.

You can make inquiries about the fund or obtain shareholder reports or the SAI (without charge) by contacting your Service Agent, by calling Smith Barney Mutual Funds Shareholder Services at

1-800-451-2010, or by writing to the fund at Smith Barney Mutual Funds,

125 Broad Street,

New York,

New York

10004.

Information about the fund (including the SAI) can be reviewed and copied at the Securities and Exchange Commission’s (the “SEC”) Public Reference Room in Washington, D.C.
Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Reports and other information about the fund are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov.
Copies of this information may be obtained for a duplicating fee by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

If someone makes a statement about the fund that is not in this Prospectus, you should not rely upon that information. Neither the fund nor the distributor is offering to sell shares of the fund to any person to whom the fund may not lawfully sell its shares.

 Supplement to Prospectus dated 12/01/2005

SUPPLEMENT DATED DECEMBER 1, 2005

TO THE

PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION

OF THE

FUNDS INDICATED BELOW

The following supplements the sections of each of
the Prospectuses for the funds listed below entitled “Management”:

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc.
(“Legg Mason”). As a result, the fund’s investment adviser (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the fund’s existing investment management (or advisory) contract (and sub-advisory contract(s), if applicable) to terminate.

The fund’s shareholders previously approved a new investment management (or advisory) contract between the fund and the Manager (and new sub-advisory contract(s), if applicable), which became effective on December 1, 2005.

Legg Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a financial services holding company. As of
September 30, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $417 billion, of which approximately 21% represented assets in mutual and closed-end funds sponsored by Legg Mason and its affiliates.

The fund’s Board has appointed the
fund’s current distributor,

Citigroup Global Markets Inc. (“CGMI”), and

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of the fund. For those funds that have adopted Rule 12b-1 Plans with respect to certain classes of shares, the fund’s Board has also approved amended and restated Rule 12b-1 Plans. CGMI and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer fund shares will continue to make the

1

fund’s shares available to their clients. Additional Service Agents may offer fund shares in the future.

The following supplements the sections of each of the Prospectuses entitled “Sales charges” and “More about deferred sales charges” and the section of the
Statement of Additional Information (the “SAI”) entitled “Purchase of Shares” for the funds listed below which have sales charges:

For Class A shares sold by LMIS, LMIS will receive the sales charge imposed on purchases of Class A shares (or any deferred sales charge paid on redemptions) and will retain the full amount of such sales charge. For Class A shares sold by CGMI, CGMI will receive the sales charge imposed on purchases of Class A shares and will retain an amount equal to the broker-dealer commission paid out of the sales charge.
CGMI will pay up to 10% of the sales charge to LMIS.

A distributor may pay a commission of up to 1.00% of the purchase price of Class A shares to a Service Agent for purchases in excess of the amount at which sales loads are waived and for purchases by certain retirement plans with an omnibus relationship with the fund. In such cases, for those funds that have adopted amended and restated Rule 12b-1 Plans, starting in the thirteenth month after purchase the Service Agent will also receive the distribution and service fee of up to 0.25% annually of the average daily net assets represented by the Class A shares held by its clients. Prior to the thirteenth month, the distributor will retain the distribution and service fee. Where the Service Agent does not receive the payment of this commission, the Service Agent will instead receive the distribution and service fee starting immediately after purchase. In certain cases, the Service Agent may receive both a payment of the commission and the annual distribution and service fee starting immediately after purchase. CGMI will receive these payments as Service Agent.

LMIS will pay Service Agents, including CGMI, selling Class B shares a commission of up to 4% of the purchase price of the Class B shares they sell and will retain the deferred sales charges paid upon certain redemptions. Similarly, LMIS will pay Service Agents, including CGMI, selling Class C shares a commission of up to 1% of the purchase price of the Class C shares they sell and will retain the deferred sales charges paid upon certain redemptions. For those funds that have adopted amended and restated Rule 12b-1 Plans, until the thirteenth month after purchase LMIS will retain the distribution and service fee.

2

The procedures described in the Prospectus under the captions “Buying shares,” “Exchanging shares” and “Redeeming shares” will not change as a result of the new distribution arrangements.

Under a licensing agreement between Citigroup and Legg Mason, the name of the fund, the names of any classes of shares of the fund, and the names of investment advisers of the fund, as well as all logos, trademarks and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason and by the fund. Citi Marks include, but are not limited to, “Smith Barney,”
“Salomon Brothers,” “Citi,” “Citigroup Asset Management,” and “Davis Skaggs Investment Management”. Legg Mason and its affiliates, as well as the Manager, are not affiliated with Citigroup.

All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement.

The following disclosure supplements the section of the SAI for each of the funds listed below entitled “Distributors” or “Principal Underwriters”, as applicable to a fund:

Effective December 1, 2005, LMIS, located at 100 Light Street, Baltimore, Maryland 21202; and CGMI, located at 388 Greenwich Street, New York, New York 10013 serve as the fund’s co-distributors pursuant to written agreements or amendments to written agreements, in each case dated December 1, 2005 that were approved by the fund’s Board on November 21, 2005 (the “Distribution
Agreements”). As a result, references in the SAI to the fund’s distributor or principal underwriter include LMIS and CGMI.

The following disclosure supplements the section of the SAI for each of the funds listed below entitled “Distribution Arrangements” or “Distributors,” as applicable to a fund:

Effective December 1, 2005, with respect to those fund classes subject to a Rule 12b-1 Plan, the fund pays service and distribution fees to each of LMIS and CGMI for the services they provide and expenses they bear under the Distribution Agreements. The expenses intended to be covered by the distribution fees include those of each co-distributor. For those funds that have adopted amended and restated Rule 12b-1 Plans, the co-distributors will

3

provide the fund’s Board with periodic reports of amounts expended under the fund’s Rule 12b-1 Plans and the purposes for which such expenditures were made.

The following disclosure supplements the section of the SAIs for each of the funds listed below entitled “Portfolio Transactions” or “Brokerage and Portfolio
Transactions”:

Effective December 1, 2005, CGMI will no longer be an affiliated person of the fund under the Investment Company Act of 1940, as amended. As a result, the fund will be permitted to execute portfolio transactions with CGMI or an affiliate of CGMI as agent (but not as principal) without the restrictions applicable to transactions with affiliated persons. Similarly, the fund will be permitted to purchase securities in underwritings in which CGMI or an affiliate of CGMI is a member without the restrictions imposed by certain rules of the Securities and Exchange Commission. The Manager’s use of CGMI or affiliates of CGMI as agent in portfolio transactions with the fund will be governed by the fund’s policy of seeking the best overall terms available.

Except as noted above, the policies and procedures described in the SAI under the captions “Purchase of Shares,” “Redemption of Shares”, “Purchase,
Redemption and Exchange of Shares” and “Exchange Privilege” will not change as a result of the new or amended distribution arrangements.

Shareholders with questions about the new or amended distribution arrangements are urged to contact their Service Agent.

SB ADJUSTABLE RATE INCOME FUND

September 28, 2005

Smith Barney Shares

SMITH BARNEY ARIZONA MUNICIPALS FUND INC.

September 28, 2005

SMITH BARNEY FUNDS, INC.

April 29, 2005

Large Cap Value Fund

Short-Term Investment Grade Bond Fund

U.S. Government Securities Fund

4

SMITH BARNEY INCOME FUNDS

Smith Barney Dividend and Income Fund

November 28, 2005

SB Convertible Fund

November 28, 2005

Smith Barney Shares

Smith Barney High Income Fund

November 28, 2005

Smith Barney Municipal High Income Fund

November 28, 2005

SB Capital and Income Fund

April 29, 2005

Smith Barney Shares

Smith Barney Total Return Bond Fund

November 28, 2005

SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT FUND INC.

September 28, 2005

Cash Portfolio

Government Portfolio

Municipal Portfolio

SMITH BARNEY INVESTMENT FUNDS INC.

Smith Barney Multiple Discipline Funds

August 29, 2005

All Cap and International Fund

Smith Barney Hansberger Global Value Fund

August 29, 2005

Smith Barney Real Return Strategy Fund

November 8, 2004

Smith Barney Small Cap Value Fund

January 28, 2005

SMITH BARNEY INVESTMENT TRUST

Smith Barney Intermediate Maturity California Municipals Fund

March 28, 2005

Smith Barney Intermediate Maturity New York Municipals Fund

March 28, 2005

Smith Barney S&P 500 Index Fund

April 30, 2005

Smith Barney Shares

Citi Shares

Smith Barney Classic Values Fund

March 28, 2005

SMITH BARNEY CORE PLUS BOND FUND INC.

November 28, 2005

SMITH BARNEY MASSACHUSETTS MUNICIPALS FUND

March 29, 2005

SMITH BARNEY MONEY FUNDS, INC.

April 29, 2005

Government Portfolio

5

SMITH BARNEY MUNICIPAL MONEY MARKET FUND, INC.

July 29, 2005

SMITH BARNEY MUNI FUNDS

July 29, 2005

California Money Market Portfolio

Florida Portfolio

Georgia Portfolio

Limited Term Portfolio

Massachusetts Money Market Portfolio

National Portfolio

New York Money Market Portfolio

Pennsylvania Portfolio

SMITH BARNEY NEW JERSEY MUNICIPALS FUND INC.

July 29, 2005

SMITH BARNEY OREGON MUNICIPALS FUND

August 28, 2005

SMITH BARNEY SMALL CAP CORE FUND, INC.

April 29, 2005

SMITH BARNEY WORLD FUNDS, INC.

February 28, 2005

Smith Barney Inflation Management Fund

International All Cap Growth Portfolio

6

FD 03313

 Supplement to Prospectus dated 12/08/2005

SUPPLEMENT DATED DECEMBER 8, 2005

TO THE

PROSPECTUSES

OF THE

FUNDS INDICATED BELOW

The following supplements the sections of each of the
Prospectuses for the Funds listed below entitled “Management”:

On December 1, 2005, Legg Mason, Inc. (“Legg Mason”) and Citigroup Inc. (“Citigroup”) announced that they had completed their previously announced transaction that resulted in Legg Mason acquiring substantially all of Citigroup’s asset management business. As a result, each Fund’s investment adviser (each, a “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason.

As previously described in
proxy statements that were mailed to shareholders of the Funds in connection with the transaction, Legg Mason intends to combine the fixed-income operations of the Manager with those of Legg Mason’s wholly-owned subsidiary, Western Asset
Management Company, and its affiliates, (“Western Asset”). This combination will involve Western Asset and the Manager sharing common systems and procedures, employees (including portfolio managers), investment trading platforms, and other resources. At a future date Legg Mason expects to recommend to the Board of Trustees of the Funds that Western Asset be appointed as the adviser or sub-adviser to the Funds, subject to applicable regulatory requirements. The combination is also expected to result in changes to portfolio managers or portfolio management teams for a number of Funds, subject to Board oversight and appropriate notice to shareholders.

The Funds have been advised by the Manager that, in anticipation of this combination, Legg Mason and Western Asset have come to a mutually beneficial agreement with a select group of portfolio managers and other investment professionals from the Manager of these Funds, including Peter Wilby. The agreement provides them the opportunity to start a new firm based in New
York focusing on high yield, emerging market debt, and specialty fixed income strategies. Importantly, the group has committed to remain employed with the Manager through March 31, 2006 to assist in the orderly integration of the fixed-income operations of the Manager, including the management of the Funds, with those of Western Asset. Western Asset

1

 has also entered into a consulting agreement with the group, effective as of April 1, 2006, to ensure an effective and orderly transition of portfolio management and Board liaison responsibilities for the Funds to Western Asset.

The Boards will be working with the Manager, Western Asset, and the portfolio managers to implement an orderly combination of the Manager’s fixed income operations and Western Asset in the best interests of the
Funds and their shareholders.

Western Asset focuses
on managing fixed income assets on behalf of investors around the world. Operating as a subsidiary of Legg Mason since 1986, Western Asset is one of the largest fixed income managers in the world, operating from offices in Pasadena, New York,
London, Singapore, Tokyo, Hong Kong, Melbourne and Sao Paulo. The firm has substantial expertise and resources dedicated to the management of fixed income mandates, spanning all segments of the fixed income market, including the asset classes managed in these Funds, and has successfully managed global fixed income assets for over three decades. Western Asset fixed income capabilities have received numerous awards, including being named Morningstar 2004 Fixed Income Manager of the Year as well as Global Investor Magazine’s 2005 award for Investment Excellence in US Bonds (along with commendations for European Bonds and Global Bonds).

Legg Mason is a global asset management firm headquartered in Baltimore, Maryland that seeks to provide superior investment performance and service to clients. Through its subsidiaries, Legg Mason’s sole business is asset management, and it has on-the-ground management capabilities located around the world. As of October 31, 2005, Legg Mason had assets under management aggregating approximately $830 billion (which includes approximately $400 billion in managed assets acquired from Citigroup along with Legg Mason’s existing assets, including those of the recently acquired Permal Group). The addition of the Citigroup mutual funds makes Legg Mason the fifth largest manager of mutual funds in the U.S.

SMITH BARNEY INCOME FUNDS

Smith Barney Diversified Strategic Income Fund

November 28, 2005

Smith Barney Dividend and Income Fund

November 28, 2005

Smith Barney High Income Fund

November 28, 2005

FD

2

 Supplement to Prospectus dated 01/18/2006

SUPPLEMENT DATED JANUARY 18, 2006

TO THE PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION

OF THE PORTFOLIOS INDICATED BELOW

The following supersedes any contrary information contained in each of the Prospectuses and Statements of Additional Information for the Funds listed below:

Transfer agent and shareholder servicing agent. Effective January 1, 2006,

PFPC, Inc. (the “transfer agent”), located at P.O. Box 9699, Providence, Rhode Island 02940-9699, serves as the fund’s transfer agent and shareholder servicing agent. The transfer agent maintains the shareholder account records for the fund, handles certain communications between shareholders and the fund and distributes dividends and distribution payable by the fund.

All references to a sub-transfer agent for the fund are hereby deleted.

CITIFUNDS TRUST I

SMITH BARNEY EMERGING MARKETS EQUITY FUND

January 4, 2005

SB ADJUSTABLE RATE INCOME FUND

September 28, 2005

Smith Barney Shares

SMITH BARNEY ARIZONA MUNICIPALS FUND INC.

September 28, 2005

SMITH BARNEY CORE PLUS BOND FUND INC.

November 28, 2005

SMITH BARNEY FUNDS, INC.

SMITH BARNEY LARGE CAP VALUE FUND

April 29, 2005

SMITH BARNEY SHORT-TERM INVESTMENT GRADE BOND FUND

April 29, 2005

U.S. GOVERNMENT SECURITIES FUND

April 29, 2005

1

SMITH BARNEY INCOME FUNDS

SMITH BARNEY DIVIDEND AND INCOME FUND

November 28, 2005

SB CONVERTIBLE FUND

November 28, 2005

Smith Barney Shares

SMITH BARNEY DIVERSIFIED STRATEGIC INCOME FUND

November 28, 2005

SMITH BARNEY EXCHANGE RESERVE FUND

November 28, 2005

SMITH BARNEY HIGH INCOME FUND

November 28, 2005

SMITH BARNEY MUNICIPAL HIGH INCOME FUND

November 28, 2005

SB CAPITAL AND INCOME FUND

April 29, 2005

Smith Barney Shares

SMITH BARNEY TOTAL RETURN BOND FUND

November 28, 2005

SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT FUND INC.

September 28, 2005

CASH PORTFOLIO

GOVERNMENT PORTFOLIO

MUNICIPAL PORTFOLIO

SMITH BARNEY INVESTMENT FUNDS INC.

SMITH BARNEY HANSBERGER GLOBAL VALUE FUND

August 29, 2005

SMITH BARNEY MULTIPLE DISCIPLINE FUNDS — ALL CAP AND INTERNATIONAL FUND

August 29, 2005

SMITH BARNEY REAL RETURN STRATEGY FUND

November 8, 2004

SMITH BARNEY SMALL CAP VALUE FUND

January 28, 2005

SMITH BARNEY SMALL CAP GROWTH FUND

January 28, 2005

2

SMITH BARNEY INVESTMENT TRUST

SMITH BARNEY INTERMEDIATE MATURITY CALIFORNIA MUNICIPALS FUND

March 28, 2005

SMITH BARNEY INTERMEDIATE MATURITY NEW YORK MUNICIPALS FUND

March 28, 2005

SMITH BARNEY CLASSIC VALUES FUND

March 28, 2005

SMITH BARNEY S&P 500 INDEX FUND

April 30, 2005

Smith Barney Shares

Citi Shares

SMITH BARNEY MASSACHUSETTS MUNICIPALS FUND

March 29, 2005

SMITH BARNEY MONEY FUNDS, INC.

April 29, 2005

GOVERNMENT PORTFOLIO

SMITH BARNEY MUNI FUNDS

CALIFORNIA MONEY MARKET PORTFOLIO

July 29, 2005

FLORIDA PORTFOLIO

July 29, 2005

GEORGIA PORTFOLIO

July 29, 2005

LIMITED TERM PORTFOLIO

July 29, 2005

MASSACHUSETTS MONEY MARKET PORTFOLIO

July 29, 2005

NATIONAL PORTFOLIO

July 29, 2005

NEW YORK MONEY MARKET PORTFOLIO

July 29, 2005

PENNSYLVANIA PORTFOLIO

July 29, 2005

SMITH BARNEY MUNICIPAL MONEY MARKET FUND, INC.

July 29, 2005

SMITH BARNEY NEW JERSEY MUNICIPALS FUND, INC.

July 29, 2005

SMITH BARNEY OREGON MUNICIPALS FUND

August 28, 2005

SMITH BARNEY SMALL CAP CORE FUND, INC.

April 29, 2005

3

SMITH BARNEY TRUST II

SMITH BARNEY DIVERSIFIED LARGE CAP GROWTH FUND

February 25, 2005

SMITH BARNEY INTERNATIONAL LARGE CAP FUND

April 29, 2005

SMITH BARNEY SMALL CAP GROWTH OPPORTUNITIES FUND

February 25, 2005

SMITH BARNEY SHORT DURATION MUNICIPAL INCOME FUND

February 25, 2005

SMITH BARNEY WORLD FUNDS, INC.

SMITH BARNEY INFLATION MANAGEMENT FUND

February 28, 2005

INTERNATIONAL ALL CAP GROWTH PORTFOLIO

February 28, 2005

FD03355

4

 Supplement to Prospectus dated 01/20/2006

SUPPLEMENT DATED JANUARY 20, 2006

TO THE

PROSPECTUS

AND

STATEMENT OF ADDITIONAL INFORMATION

FOR

SMITH BARNEY DIVIDEND
AND INCOME FUND

Dated November 28, 2005

The Fund currently offers five classes: Class A, Class B, Class C, Class O and Class Y. As of February 17, 2006,
the Fund will stop offering Class O shares, except to existing shareholders in connection with the reinvestment of dividends. The Fund will continue to offer Class A, Class B, Class C and Class Y shares.

Effective as of the close of business on April 21, 2006, all of the outstanding Class O shares of the Fund will automatically convert to Class A shares of the Fund at net asset value. Class A shares represent an interest in the same pool of assets as the Class O shares, and have the same investment objective and portfolio managers, but have lower overall operating expenses than the Class O shares. The prospectus contains information about the fees and expenses, historical performance, exchange privileges and other features of the Class A shares. For a copy of the prospectus, please call your Service Agent or go to www.citigroupam.com.

Class O shares will be converted automatically. At the close of business on April 21, 2006, shareholders will receive Class A shares with the same net asset value as their existing shares, but not necessarily the same number of shares. There will be no fees or commissions charged on the conversion. No capital gain or loss will be recognized upon the conversion of shares.

Shareholders who currently own Class O shares, but who do not wish to have their shares automatically converted to Class A shares, should contact their Service Agent prior to the close of business on April 21, 2006. In that case, the Class O shares will be redeemed and shareholders will receive the net asset value of their shares next determined after receipt of the redemption order in cash.
Shareholders will

not be subject to any contingent deferred sales charges or other sales charges or fees at the time of redemption. Capital gain or loss will be recognized upon the redemption of shares by shareholders who do not own their
Class O shares in a tax-advantaged account.

Prior to the conversion, shareholders may continue to exercise their exchange privilege and exchange into any other Smith Barney fund that is available for exchange, as long as the exchange is initiated prior to the close of business on April 21, 2006. Of course, shareholders may redeem their shares at any time.

FD 03356

 Supplement to Prospectus dated 02/10/2006

SMITH BARNEY INCOME FUNDS

Smith Barney Diversified Strategic Income Fund

Smith Barney Dividend and Income Fund

Smith Barney High Income Fund

Supplement Dated February 10, 2006

to Prospectus Dated November 28, 2005

SMITH BARNEY CORE PLUS BOND FUND INC.

Supplement Dated February 10, 2006

to Prospectus Dated November 28, 2005

SMITH BARNEY INVESTMENT FUNDS INC.

Smith Barney Investment Grade Bond Fund

Supplement Dated February 10, 2006

to Prospectus Dated April 29, 2005

The following information supplements and supersedes any contrary information contained in the Prospectuses under the caption “Management”:

Effective

February 10, 2006, Smith Barney Fund Management LLC (the “manager”), the fund’s investment manager, has appointed the following individuals to assume the day-to-day portfolio management responsibilities for Smith Barney Income Funds – Smith Barney Diversified Strategic Income Fund:

S. Kenneth Leech,

Stephen A. Walsh,

Keith J. Gardner,

Michael C. Buchanan and

Mark Lindbloom.

Effective

February 10, 2006, the manager has appointed the following individuals to assume the day-to-day portfolio management responsibilities for Smith Barney Income Funds – Smith Barney Dividend and Income Fund:

S. Kenneth Leech,

Stephen A. Walsh,

Carl L. Eichstaedt,

Edward A. Moody and

Mark Lindbloom.

Effective

February 10, 2006, the manager has appointed the following individuals to assume the day-to-day portfolio management responsibilities for Smith Barney Income Funds – Smith Barney High Income Fund:

S. Kenneth Leech,

Stephen A. Walsh,

Michael C. Buchanan,

Timothy J. Settel and

Mark Lindbloom.

Effective

February 10, 2006, the manager has appointed the following

1

individuals to assume the day-to-day portfolio management responsibilities for Smith Barney Core Plus Bond Fund Inc.:

S. Kenneth Leech,

Stephen A. Walsh,

Carl L. Eichstaedt,

Edward A. Moody and

Mark Lindbloom.

Effective

February 10, 2006, the manager has appointed the following individuals to assume the day-to-day portfolio management responsibilities for Smith Barney Investment Funds – Smith Barney Investment Grade Bond Fund:

S. Kenneth Leech,

Stephen A. Walsh,

James V. Nelson,

Jeffrey D. Van Schaick and

Carl L. Eichstaedt.

Each of the new portfolio managers is a portfolio manager of Western Asset Management Company (“Western Asset”), which, like the manager, is a subsidiary of Legg Mason,
Inc.

Each fund will be managed by a team of portfolio managers, sector specialists and other investment professionals. The portfolio managers lead the team, and their focus is on portfolio structure, including sector allocation, duration weighting and term structure decisions.

Mr. Leech, Mr. Walsh, Mr. Eichstaedt, Mr. Moody, Mr. Nelson, Mr. Van Schaick and Mr. Gardner have been employed by Western Asset for more than five years.

Prior to joining Western Asset in 2005, Mr. Buchanan was a Managing Director and head of U.S. Credit Products at Credit Suisse Asset Management from 2003 to 2005.
Mr. Buchanan served as Executive Vice President and portfolio manager for Janus Capital Management in 2003. Prior to joining Janus Capital Management, Mr. Buchanan was a Managing Director and head of High Yield Trading at Blackrock
Financial Management from 1998 to 2003.

Mr. Lindbloom joined Western Asset in 2006. Prior to this, Mr. Lindbloom was a managing director of Salomon Brothers Asset Management Inc and a senior portfolio manager responsible for managing its Mortgage/Corporate Group and was associated with Citigroup Inc. or its predecessor companies since 1986.

Mr. Settel has been employed by Western Asset for the past five years.

2

 Supplement to Prospectus dated 04/07/2006

APRIL 7, 2006

SUPPLEMENT
TO THE PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION (“SAI”) OF EACH SMITH BARNEY AND SB MUTUAL FUND LISTED BELOW

The following supplements, and to the extent inconsistent therewith, supersedes the information contained in each Fund’s Prospectus and
Statement of Additional Information.

Effective
April 7, 2006, each Registrant (except CitiFunds Trust I) and Fund will be renamed by replacing “Smith Barney” or “SB” with “Legg Mason Partners” as listed below.

There will be no change in the Funds’ investment objective(s)
or investment policies as a result of the name changes.

For more information about the Funds, including information about sales charges and ways you can qualify for reduced or waived sales charges, please go to http://www.leggmason.com/InvestorServices and click on the name of the Fund.

New Registrant/Fund Name

Date of Current Prospectus and SAI

CitiFunds Trust I

Legg Mason Partners Emerging Markets Equity Fund

February 28, 2006

Legg Mason Partners Adjustable Rate Income Fund

Legg Mason Partners Adjustable Rate Income Fund

September 28, 2005

Legg Mason Partners Aggressive Growth Fund, Inc.

Legg Mason Partners Aggressive Growth Fund, Inc.

December 29, 2005

Legg Mason Partners Appreciation Fund, Inc.

Legg Mason Partners Appreciation Fund, Inc.

April 30, 2005

Legg Mason Partners Arizona Municipals Fund, Inc.

Legg Mason Partners Arizona Municipals Fund, Inc.

September 28, 2005

Legg Mason Partners California Municipals Fund, Inc.

Legg Mason Partners California Municipals Fund, Inc.

June 28, 2005

Legg Mason Partners Core Plus Bond Fund, Inc.

Legg Mason Partners Core Plus Bond Fund, Inc.

November 28, 2005

Legg Mason Partners Equity Funds

Legg Mason Partners Social Awareness Fund

May 31, 2005

Legg Mason Partners Fundamental Value Fund, Inc.

Legg Mason Partners Fundamental Value Fund, Inc.

January 28, 2006

Legg Mason Partners Funds, Inc.

Legg Mason Partners Large Cap Value Fund

April 29, 2005

Legg Mason Partners Short-Term Investment Grade Bond Fund

April 29, 2005

Legg Mason Partners U.S. Government Securities Fund

April 29, 2005

New Registrant/Fund Name

Date of Current Prospectus and SAI

Legg Mason Partners Income Funds

Legg Mason Partners Capital and Income Fund

April 29, 2005

Legg Mason Partners Convertible Fund

November 28, 2005

Legg Mason Partners Diversified Strategic Income Fund

November 28, 2005

Legg Mason Partners Dividend and Income Fund

November 28, 2005

Legg Mason Partners Exchange Reserve Fund

November 28, 2005

Legg Mason Partners High Income Fund

November 28, 2005

Legg Mason Partners Municipal High Income Fund

November 28, 2005

Legg Mason Partners Total Return Bond Fund

November 28, 2005

Legg Mason Partners Investment Funds, Inc.

Legg Mason Partners Government Securities Fund

April 29, 2005

Legg Mason Partners Hansberger Global Value Fund

August 29, 2005

Legg Mason Partners Investment Grade Bond Fund

April 29, 2005

Legg Mason Partners Multiple Discipline Funds All Cap and International

August 29,2005

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

August 29,2005

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

August 29,2005

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

August 29,2005

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

August 29,2005

Legg Mason Partners Real Return Strategy Fund

January 30, 2006

Legg Mason Partners Small Cap Growth Fund

January 30, 2006

Legg Mason Partners Small Cap Value Fund

January 30, 2006

Legg Mason Partners Investment Series

Legg Mason Partners Growth and Income Fund

February 28, 2006

Legg Mason Partners Dividend Strategy Fund

February 28, 2006

Legg Mason Partners International Fund

February 28, 2006

Legg Mason Partners Investment Trust

Legg Mason Partners Classic Values Fund

March 30, 2006

Legg Mason Partners Intermediate Maturity California Municipals Fund

March 30, 2006

Legg Mason Partners Intermediate Maturity New York Municipals Fund

March 30, 2006

Legg Mason Partners Large Cap Growth Fund

March 30, 2006

Legg Mason Partners Mid Cap Core Fund

March 30, 2006

Legg Mason Partners Managed Municipals Fund, Inc.

Legg Mason Partners Managed Municipals Fund, Inc.

June 28, 2005

Legg Mason Partners Massachusetts Municipals Fund

Legg Mason Partners Massachusetts Municipals Fund

March 30, 2006

Legg Mason Partners Municipal Funds

Legg Mason Partners Florida Municipals Fund

July 29, 2005

Legg Mason Partners Georgia Municipals Fund

July 29, 2005

Legg Mason Partners Limited Term Municipals Fund

July 29, 2005

Legg Mason Partners National Municipals Fund

July 29, 2005

Legg Mason Partners New York Municipals Fund

July 29, 2005

Legg Mason Partners Pennsylvania Municipals Fund

July 29, 2005

Legg Mason Partners New Jersey Municipals Fund, Inc.

Legg Mason Partners New Jersey Municipals Fund, Inc.

July 29, 2005

New Registrant/Fund Name

Date of Current Prospectus and SAI

Legg Mason Partners Oregon Municipals Fund

Legg Mason Partners Oregon Municipals Fund

August 28, 2005

Legg Mason Partners Sector Series, Inc.

Legg Mason Partners Financial Services Fund

February 28, 2006

Legg Mason Partners Health Sciences Fund

February 28, 2006

Legg Mason Partners Technology Fund

February 28, 2006

Legg Mason Partners Trust II

Legg Mason Partners Capital Preservation Fund

February 28, 2006

Legg Mason Partners Capital Preservation Fund II

February 28, 2006

Legg Mason Partners Diversified Large Cap Growth Fund

February 28, 2006

Legg Mason Partners International Large Cap Fund

April 29, 2005

Legg Mason Partners Short Duration Municipal Income Fund

February 28, 2006

Legg Mason Partners Small Cap Growth Opportunities Fund

February 28, 2006

Legg Mason Partners World Funds, Inc.

Legg Mason Partners Inflation Management Fund

February 28, 2006

Legg Mason Partners International All Cap Growth Fund

February 28, 2006

Legg Mason Partners Small Cap Core Fund, Inc.

Legg Mason Partners Small Cap Core Fund, Inc.

April 29, 2005

FD 03385

 Supplement to Prospectus dated 07/12/2006

Supplement dated July 12, 2006

to the Prospectuses and Statements of Additional Information

of the Funds indicated below

The following supplements the Prospectus and Statement of
Additional Information for each fund listed below:

Management

On August 1, 2006,

Legg Mason Partners Fund Advisor, LLC (or LMPFA) will become the fund’s investment manager. LMPFA, with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to serve as the investment manager of the fund and other Legg Mason-sponsored funds.

As set forth in Schedule I to this Supplement, CAM North America, LLC, Batterymarch Financial Management, Inc. and/or Western Asset Management Company will become the fund’s subadviser(s) on August 1, 2006.

CAM North America, LLC (or CAM N.A.), with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to succeed to the equity securities portfolio management business of Citigroup Asset Management, which was acquired by Legg Mason, Inc. (or Legg Mason) in December 2005. Batterymarch Financial Management, Inc. (or Batterymarch), established in 1969 and having offices at 200 Clarendon Street, Boston, Massachusetts 02116, acts as investment adviser to institutional accounts, such as pension and profit sharing plans, mutual funds and endowment funds. Batterymarch’s total assets under management were approximately $17.3 billion as of May 31, 2006. Western Asset Management Company (or Western Asset), established in 1971 and having offices at 385 East Colorado Boulevard, Pasadena, California 91101, acts as investment adviser to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of March 31, 2006, Western Asset’s total assets under management were approximately $512 billion.

LMPFA, CAM N.A., Batterymarch and Western Asset are wholly-owned subsidiaries of Legg Mason.

1

LMPFA provides administrative and certain oversight services to the fund. LMPFA has delegated to CAM N.A., Batterymarch and/or Western Asset, as applicable, the day-to-day portfolio management of the fund, except for the management of cash and short-term instruments. Legg Mason expects that the current portfolio managers who are responsible for the day-to-day management of the fund, as well as senior management and other key employees, will be the same immediately after the new management and subadvisory agreements take effect, and the current portfolio managers will have access to the same research and other resources to support their investment management functions.
The fund’s investment management fee remains unchanged.

Other information

The fund’s Board has approved a number of initiatives designed to streamline and restructure the fund complex, and has authorized seeking shareholder approval for those initiatives where shareholder approval is required. As a result, fund shareholders will be asked to elect a new Board, approve matters that will result in the fund being grouped for organizational and governance purposes with other funds in the fund complex that are predominantly equity-type funds, and adopt a single form of organization as a Maryland business trust, with all funds operating under uniform charter documents. Fund shareholders also will be asked to approve investment matters, including standardized fundamental investment policies. Proxy materials describing these matters are expected to be mailed later in 2006. If shareholder approval is obtained, these matters generally are expected to be effectuated during the first quarter of 2007.

Share class standardization

The following supplements the Prospectus and Statement of Additional Information for each fund other than Legg Mason Partners S&P 500 Index Fund:

The fund’s Board has approved certain share class modifications to, among other things, standardize the pricing and features of all equity and fixed income funds in the fund complex. As a result, a fund’s front-end sales load and/or contingent deferred sales charge amount and/or schedule may increase in some cases or may decrease in other cases. The modifications are expected

2

to be implemented during the fourth quarter of 2006. The fund’s Prospectus will be further supplemented prior to their implementation.

Effective July 12, 2006, the Legg Mason Partners funds and Salomon Brothers funds will reduce the minimum initial and subsequent investment requirements to $

1.00 for certain programs offered by third-party intermediaries, including asset allocation programs, wrap account programs, fee-based programs and unified managed account programs or individual accounts within such programs.

Reorganization

The following supplements the Prospectus and Statement of Additional Information for each fund listed as an Acquired Fund on Schedule II to this Supplement:

The fund’s Board has approved a reorganization pursuant to which the fund’s assets would be acquired, and its liabilities would be assumed, by the fund (the
“Acquiring Fund”) listed opposite the fund on Schedule II in exchange for shares of the Acquiring Fund. The fund would then be liquidated, and shares of the Acquiring Fund would be distributed to fund shareholders.

Under the reorganization, fund shareholders would receive shares of the Acquiring Fund with the same aggregate net asset value as their shares of the fund. It is anticipated that no gain or loss for Federal income tax purposes would be recognized by fund shareholders as a result of the reorganization.

The reorganization is subject to the satisfaction of certain conditions, including approval by fund shareholders. Proxy materials describing the reorganization are expected to be mailed later in 2006. If the reorganization is approved by fund shareholders, it is expected to occur during the first quarter of 2007. Prior to the reorganization, shareholders can continue to purchase, redeem and exchange shares subject to the limitations described in the fund’s Prospectus (except for, as noted later in this supplement, Legg Mason Partners Health Sciences Fund and Legg Mason Partners Technology Fund).

New investment manager or subadviser

The following supplements the Prospectus and Statement of Additional Information for each fund listed on Schedule III to this Supplement:

3

In addition to the investment manager and subadviser changes discussed in the “Management” section above, the fund’s Board has approved a new investment manager or subadviser for the fund, as indicated for the fund on Schedule III. In each case the new manager or subadviser is an affiliate of Legg Mason. Under the Investment Company Act of 1940, as amended, shareholder approval of the agreement with the new manager or subadviser must be obtained, and the Board has authorized seeking such approval. Proxy materials describing the new manager or subadviser are expected to be mailed later in 2006. If shareholder approval is obtained, the new manager or subadviser would replace the fund’s then-current manager or subadviser, as described in the “Management” section above.

Investment strategy and other investment-related changes

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value:

The fund’s Board has approved an investment strategy change for the fund and the fund’s change to non-diversified status. The changes will occur in conjunction with the proposed change of manager, which is subject to shareholder approval. Shareholders will receive more detailed information regarding the investment strategy change prior to its implementation. The fund’s change to non-diversified status requires shareholder approval, and the Board has authorized seeking such approval. Proxy materials describing the change are expected to be mailed later in 2006.

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners International All Cap Growth Fund and Legg Mason Partners Financial Services
Fund:

The fund’s Board has approved an investment strategy change for the fund. The change will occur in conjunction with the proposed change of subadviser, which is subject to shareholder approval. Shareholders will receive more detailed information regarding the change prior to its implementation.

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners International Large Cap Fund:

4

The fund’s Board has approved an investment strategy change for the fund and a change to the fund’s 80% investment policy. Shareholders will receive more detailed information regarding these changes prior to their implementation.

Fund closures

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Health Sciences Fund and Legg Mason Partners Technology Fund:

Effective as of the close of business on July 12, 2006, the fund will be closed to all new purchases and incoming exchanges. The fund will remain open for investment by those current shareholders who have elected to invest through a systematic investment plan or payroll deduction until August 11, 2006 in order to permit them to select an investment alternative. In addition, the fund will remain open for dividend reinvestment and
Class B to Class A conversions. Any deferred sales charge that would otherwise be payable due to the redemption of any shares of the fund will be waived as of the close of business on July 12, 2006.

Dividends and distributions

The following supplements the Prospectus for Legg Mason Partners Capital and Income Fund and supercedes any contrary information:

The fund generally pays dividends, if any, monthly, and makes capital gain distributions, if any, once a year, typically in December.

Portfolio manager changes

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Capital and Income Fund and supercedes any contrary information:

Effective

July 17, 2006, the manager has appointed

Robert Gendelman to manage the equity portion of the Fund’s portfolio. Mr. Gendelman was employed by Cobble Creek Partners, L.P., a registered investment adviser, beginning in October 2003 and prior to that time was a portfolio manager at Neuberger and Berman for more than five years.

5

The following information supplements the Prospectus and Statement of Additional Information for Salomon Brothers Capital Fund Inc and Salomon Brothers Mid Cap Fund and supercedes any contrary information:

Effective

July 12, 2006, the manager has appointed

Brian Posner and

Brian Angerame to co-manage the Fund. Mr. Posner is the Chief Executive Officer of ClearBridge Advisors and is an investment officer of the manager. He joined Legg Mason and the manager in 2005. Previously, he was a
Co-Founder and Managing Partner of Hygrove Partners LLC, a New York-based asset management company, which was founded in 2000. Mr. Angerame is a Director and investment officer of the manager. He joined the manager in 2000.

The following information supplements the Prospectus and Statement of Additional Information for Salomon Brothers Fund Inc and supercedes any contrary information:

Michael Kagan is responsible for the day-to-day management of the fund. Mr. Kagan, an investment officer of the manager and a co-director of research for CAM North America, LLC, has managed or co-managed the fund’s portfolio since 1995. Mr. Kagan has been with the manager since 1994.

The following information supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Growth and Income Fund and supercedes any contrary information:

Michael Kagan is responsible for the day-to-day management of the fund. Mr. Kagan, investment officer of the manager and co-director of research for CAM North America, LLC, has managed or co-managed the fund’s portfolio since 2000. Mr. Kagan has been with the manager since 1994.

The following information supplements the Prospectus and Statement of Additional Information for Salomon Brothers Small Cap Growth Fund and supercedes any contrary information:

The portfolio managers are primarily responsible for the day-to-day operation of the fund.

Portfolio Management Team Members, Past 5 years’ business experience

Portfolio Manager Since

Vincent Gao, CFA

With respect to the
fund, team leader, responsible for oversight and portfolio strategy; sector manager for small cap growth and balanced strategies and analyst covering technology; joined the investment manager or its affiliates or their predecessor firms in
1999.

January 2003

6

Portfolio Management Team Members, Past 5 years’ business experience

Portfolio Manager Since

Robert Feitler

With respect to the
fund, team member analyst responsible for financial services sector with responsibility for buy and sell decisions in that sector; co-manager for large cap value strategies; team leader for small cap growth strategies; sector manager for small cap growth and balanced strategies; joined the investment manager or its affiliates or their predecessor firms in 1995.

February 1995

Dmitry Khaykin

With respect to the
fund, team member analyst responsible for media and telecommunications with responsibility for buy and sell decisions in that sector; sector manager for small cap growth and balanced strategies; analyst covering communications and media; joined the investment manager or its affiliates or their predecessor firms in 2003; prior to 2003, was a research analyst (telecommunications) at Gabelli & Company, Inc. and an associate in the risk management division of Morgan Stanley & Co.
Inc.

June 2003

Margaret Blaydes

With respect to the
fund, team member analyst responsible for consumer sector with responsibility for buy and sell decisions in that sector; sector manager for small cap growth and balanced strategies; analyst covering tobacco, beverages, retail and consumer; joined the investment manager or its affiliates or their predecessor firms in 2003; prior to 2003 was an equity research analyst covering entertainment and leisure industries at Salomon Smith Barney Inc.

March 2003

* * *

* “Salomon Brothers,” “Smith Barney” and “Citi” are service marks of Citigroup Inc., licensed for use by Legg Mason, Inc. as the names of funds and investment advisers. Legg Mason and its affiliates, as well as the fund’s investment manager, are not affiliated with Citigroup.

* * *

7

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Lifestyle Series, Inc.

Legg Mason Partners Lifestyle Balanced Fund

May 31, 2006

Legg Mason Partners Lifestyle Conservative Fund

May 31, 2006

Legg Mason Partners Lifestyle Growth Fund

May 31, 2006

Legg Mason Partners Lifestyle High Growth Fund

May 31, 2006

Legg Mason Partners Lifestyle Income Fund

May 31, 2006

Legg Mason Partners Aggressive Growth Fund Inc.

December 29, 2005

Legg Mason Partners Investment Funds, Inc.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds All Cap and International

August 29, 2005

Legg Mason Partners Real Return Strategy Fund

January 30, 2006

Legg Mason Partners Small Cap Growth Fund

January 28, 2006

Legg Mason Partners Small Cap Value Fund

January 28, 2006

Legg Mason Partners Hansberger Global Value Fund

August 30, 2005

8

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Equity Funds

Legg Mason Partners Social Awareness Fund

May 31, 2006

Legg Mason Partners Funds, Inc.

Legg Mason Partners Large Cap Value Fund

May 1, 2006

Legg Mason Partners Income Funds

Legg Mason Partners Capital and Income Fund

May 1, 2006

Legg Mason Partners Convertible Fund

November 28, 2005

Legg Mason Partners Dividend and Income Fund

November 28, 2005

Legg Mason Partners Small Cap Core Fund, Inc.

May 1, 2006

Legg Mason Partners Fundamental Value Fund Inc.

January 28, 2006

Legg Mason Partners Sector Series, Inc.

Legg Mason Partners Financial Services Fund

February 28, 2006

Legg Mason Partners Health Sciences Fund

February 28, 2006

Legg Mason Partners Technology Fund

February 28, 2006

Legg Mason Partners Investment Trust

Legg Mason Partners Classic Values Fund

March 30, 2006

Legg Mason Partners Large Cap Growth Fund

March 30, 2006

Legg Mason Partners S&P 500 Index Fund

May 1, 2006

Legg Mason Partners Mid Cap Core Fund

March 30, 2006

9

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Appreciation Fund, Inc.

May 1, 2006

Legg Mason Partners World Funds, Inc.

Legg Mason Partners International All Cap Growth Fund

February 28, 2006

Legg Mason Partners Investment Series

Legg Mason Partners International Fund

February 28, 2006

Legg Mason Partners Dividend Strategy Fund

February 28, 2006

Legg Mason Partners Growth and Income Fund

February 28, 2006

Legg Mason Partners Trust II

Legg Mason Partners Diversified Large Cap Growth Fund

February 28, 2006

Legg Mason Partners Small Cap Growth Opportunities Fund

February 28, 2006

Legg Mason Partners International Large Cap Fund

February 28, 2006

Salomon Funds Trust

Salomon Brothers Mid Cap Fund

May 1, 2006

CitiFunds Trust I

Legg Mason Partners Emerging Markets Equity Fund

February 28, 2006

Salomon Brothers Capital Fund Inc

May 1, 2006

Salomon Brothers Series Funds Inc

Salomon Brothers Balanced Fund

May 1, 2006

Salomon Brothers Small Cap Growth Fund

May 1, 2006

Salomon Brothers Investors Value Fund Inc

May 1, 2006

10

Fund

Date of Prospectus and Statement of Additional Information*

The Salomon Brothers Fund Inc

June 30, 2006

*

As supplemented.

11

Schedule I – Subadvisers

Fund

Subadviser(s)

Legg Mason Partners Lifestyle Balanced Fund

CAM N.A.

Legg Mason Partners Lifestyle Conservative Fund

CAM N.A.

Legg Mason Partners Lifestyle Growth Fund

CAM N.A.

Legg Mason Partners Lifestyle High Growth Fund

CAM N.A.

Legg Mason Partners Lifestyle Income Fund

CAM N.A.

Legg Mason Partners Aggressive Growth Fund, Inc.

CAM N.A.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

CAM N.A. and

Western Asset

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

CAM N.A.

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

CAM N.A.

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

CAM N.A.

Legg Mason Partners Multiple Discipline Funds All Cap and International

CAM N.A. and

Causeway Capital Management LLC

Legg Mason Partners Real Return Strategy Fund

CAM N.A.,

Western Asset and

Batterymarch

Legg Mason Partners Small Cap Growth Fund

CAM N.A.

Legg Mason Partners Small Cap Value Fund

CAM N.A.

Legg Mason Partners Hansberger Global Value Fund

Hansberger Global Investors, Inc.*

Legg Mason Partners Social Awareness Fund

CAM N.A.

12

Fund

Subadviser(s)

Legg Mason Partners Large Cap Value Fund

CAM N.A.

Legg Mason Partners Capital and Income Fund

CAM N.A. and

Western Asset

Legg Mason Partners Convertible Fund

CAM N.A.

Legg Mason Partners Dividend and Income Fund

CAM N.A. and

Western Asset

Legg Mason Partners Small Cap Core Fund, Inc.

Batterymarch

Legg Mason Partners Fundamental Value Fund, Inc.

CAM N.A.

Legg Mason Partners Financial Services Fund

Batterymarch

Legg Mason Partners Health Sciences Fund

Batterymarch

Legg Mason Partners Technology Fund

Batterymarch

Legg Mason Partners Classic Values Fund

Olstein & Associates, L.P.*

Legg Mason Partners Large Cap Growth Fund

CAM N.A.

Legg Mason Partners S&P 500 Index Fund

Batterymarch

Legg Mason Partners Mid Cap Core Fund

CAM N.A.

Legg Mason Partners Appreciation Fund, Inc.

CAM N.A.

Legg Mason Partners International All Cap Growth Fund

CAM N.A.

Legg Mason Partners International Fund

Batterymarch

Legg Mason Partners Dividend Strategy Fund

CAM N.A.

Legg Mason Partners Growth and Income Fund

CAM N.A.

Legg Mason Partners Diversified Large Cap Growth Fund

CAM N.A.

Legg Mason Partners Small Cap Growth Opportunities Fund

CAM N.A.

13

Fund

Subadviser(s)

Legg Mason Partners International Large Cap Fund

Batterymarch

Salomon Brothers Mid Cap Fund

CAM N.A.

Legg Mason Partners Emerging Markets Equity Fund

Legg Mason International Equities Limited*

Salomon Brothers Capital Fund Inc

CAM N.A.

Salomon Brothers Balanced Fund

CAM N.A. and

Western Asset

Salomon Brothers Small Cap Growth Fund

CAM N.A.

Salomon Brothers Investors Value Fund Inc

CAM N.A.

The Salomon Brothers Fund Inc

CAM N.A.

*

The fund’s subadviser is unchanged.

14

Schedule II – Reorganizations

Acquired Fund

Acquiring Fund

Legg Mason Partners Large Cap Value Fund

Salomon Brothers Investors Value Fund Inc

Legg Mason Partners Growth and Income Fund

  Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

Legg Mason Partners Multiple Discipline Funds All Cap and International

Salomon Brothers Mid Cap Fund

Salomon Brothers Capital Fund Inc

Legg Mason Partners Small Cap Growth Fund

Salomon Brothers Small Cap Growth Fund

Legg Mason Partners Small Cap Growth Opportunities Fund

Legg Mason Partners Technology Fund

Legg Mason Partners Large Cap Growth Fund

Legg Mason Partners Health Sciences Fund

Legg Mason Partners Aggressive Growth Fund, Inc.

Legg Mason Partners Dividend and Income Fund

Legg Mason Partners Capital and Income Fund

Salomon Brothers Balanced Fund

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

Legg Mason Balanced Trust

Legg Mason Financial Services Fund

Legg Mason Partners Financial Services Fund

Legg Mason Partners International Fund

Legg Mason Partners International Large Cap Fund

15

Schedule III – Manager/Subadviser Proposals

Fund

Proposed New Manager

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

Legg Mason Capital Management, Inc.

Fund

Proposed New Subadviser

Legg Mason Partners Social Awareness Fund

Legg Mason Investment Counsel, LLC

Legg Mason Partners International All Cap Growth Fund

Brandywine Global Asset Management, LLC

Legg Mason Partners Financial Services Fund

Barrett Associates, Inc.

16

 Statement of Additional Information dated 11/28/2005 for

 Dividend and Income Fund Class A

 Supplement to SAI dated 12/01/2005

 Supplement to SAI dated 12/01/2005

 Supplement to SAI dated 12/16/2005

 Supplement to SAI dated 01/12/2006

 Supplement to SAI dated 01/18/2006

 Supplement to SAI dated 01/18/2006

 Supplement to SAI dated 01/20/2006

 Supplement to SAI dated 02/17/2006

 Supplement to SAI dated 04/07/2006

 Supplement to SAI dated 06/12/2006

 Supplement to SAI dated 07/12/2006

 Supplement to SAI dated 07/12/2006

November 28, 2005

STATEMENT OF ADDITIONAL INFORMATION

SMITH BARNEY INCOME FUNDS

125 Broad Street

New York, New York 10004

(800)
451-2010

This Statement of Additional Information
(the “SAI”) is not a prospectus and is meant to be read in conjunction with each prospectus of the Smith Barney Income Funds (the “Trust”) dated November 28, 2005, each as amended or supplemented from time to time, and is incorporated by reference in its entirety into each of the prospectuses. Additional information about a fund’s investments is available in the fund’s annual reports to shareholders, which are incorporated herein by reference. Each fund’s prospectus may be obtained free of charge by contacting a Smith Barney Financial Consultant, a PFS Investments Inc. (“PFSI”) Registered Representative, a broker/dealer, or a financial institution (each called a
“Service Agent”) or by writing or calling the Trust at the address or telephone number set forth above. Shares of Smith Barney Income Funds are offered currently with a choice of seven series or portfolios: Smith Barney Dividend and
Income Fund (the “Dividend and Income Fund”) (formerly Smith Barney Balanced Fund), SB Convertible Fund (the “Convertible Fund”), Smith Barney Diversified Strategic Income Fund (the “Diversified Strategic Income
Fund”), Smith Barney Exchange Reserve Fund (the “Exchange Reserve Fund”), Smith Barney High Income Fund (the “High Income Fund”), Smith Barney Municipal High Income Fund (the “Municipal High Income Fund”)
and Smith Barney Total Return Bond Fund (the “Total Return Bond Fund”) (collectively referred to as the “funds” and individually as a “fund”).

Classes A, B, C, O and Y of SB Convertible Fund have been redesignated Smith Barney Class A, Smith Barney Class B,
Smith Barney Class C, Smith Barney Class O and Smith Barney Class Y, respectively. This SAI relates to the prospectus that offers the Smith Barney Classes of SB Convertible Fund.

This SAI is not a prospectus. It is intended to provide more detailed information about each fund as well as matters already discussed in each prospectus and therefore should be read in conjunction with each of the prospectuses dated November 28, 2005, which may be obtained from the Trust or your Service Agent.

FUND SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK, ARE
NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER AGENCY, AND INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED.

For ease of
reference, the same section headings are used in each of the funds’ prospectuses and this statement of additional information, except where shown below:

This SAI is NOT a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by an effective prospectus.

MANAGEMENT OF THE TRUST AND THE FUNDS

The executive officers of the Trust are employees of certain of the organizations that provide services to the Trust. These organizations are the following:

Name

Service

Citigroup Global Markets Inc. (“CGM”)

Distributor of each fund

PFS Distributors, Inc. (“PFSD”)

Distributor of Diversified Strategic Income Fund and Exchange Reserve Fund

Smith Barney Fund Management LLC (“SBFM” or the “manager”)

Investment adviser and administrator to each fund

Citigroup Asset Management Limited (“CAM LTD”)

Sub-investment adviser to Diversified Strategic Income Fund

Salomon Brothers Asset Management Inc (“SaBAM”)

Sub-investment adviser to Convertible Fund

State Street Bank and Trust Company

Custodian

Citicorp Trust Bank, fsb (“transfer agent”)

Transfer Agent

PFPC Inc. (“PFPC”)

Sub-Transfer Agent of each fund

Primerica Shareholder Services (“PSS”)

Sub-Transfer Agent of Diversified Strategic Income Fund and Exchange Reserve Fund

These organizations and the functions they perform for the Trust are discussed in the funds’ prospectuses and in this SAI.

Trustees and Executive Officers of the Trust

Overall responsibility for management and supervision of the funds rests with the Trust’s Board of Trustees. The Trustees approve all significant agreements between the funds and the companies that furnish services to the funds, including agreements with the funds’ distributors, manager, sub-investment adviser, as applicable, custodian and transfer agent. The day-to-day operations of the funds are delegated to the manager.

The names of the Trustees of the Trust and executive officers of the funds, together with information as to their principal business occupations during the past 5 years, are set forth below. The executive officers of the funds are employees of organizations that provide services to the funds.

Name, Address and Year of Birth

Position(s) Held with Trust

Term of Office* and Length of Time Served

Principal Occupation(s) During Past Five Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Directorships Held by Trustee

Independent Trustees:

Lee Abraham 13732 LeHavre Drive Frenchman’s Creek Palm Beach Gardens, FL 33410 Birth Year: 1927

Trustee

Since 1993

Retired; Former Director of Signet Group PLC (specialty retail jeweler)

27

None

Jane F. Dasher

Korsant Partners

283 Greenwich Avenue

3rd Floor

Greenwich, CT 06830

Birth Year: 1949

Trustee

Since 1999

Controller of PBK Holdings Inc., a family investment company

27

None

*
Trustees and officers serve until their successors are elected and qualified.

Name, Address and Year of Birth

Position(s) Held with Trust

Term of Office* and Length of Time Served

Principal Occupation(s) During Past Five Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Directorships Held by Trustee

Independent Trustees: (continued)

Richard E. Hanson, Jr.

2751 Vermont Route 140

Poultney, VT 05764

Birth Year: 1941

Trustee

Since 1985

Retired; Former Head of the New Atlanta Jewish Community High School

27

None

Paul Hardin

12083 Morehead

Chapel Hill, NC 27514-8426

Birth Year: 1931

Trustee

Since 1999

Professor of Law & Chancellor Emeritus at the University of North Carolina

34

None

Roderick C. Rasmussen

9 Cadence Court
Morristown, NJ 07960 Birth Year: 1926

Trustee

Since 1999

Investment Counselor

27

None

John P. Toolan

13 Chadwell Place Morristown, NJ, 07960

Birth Yea: 1930

Trustee

Since 1999

Retired

27

None

Interested Trustee:

R. Jay Gerken**

Citigroup Asset Management

(“CAM”)

399 Park Avenue

New York, NY 10022

Birth Year: 1951

Chairman, President and Chief Executive Officer

Since 2002

Managing Director of CGM; Chairman, President and Chief Executive Officer of SBFM, and Citi Fund Management Inc. (“CFM”); President and Chief Executive Officer of certain mutual funds associated with Citigroup, Inc. (“Citigroup”); formerly Portfolio Manager of Smith Barney Allocation Series Inc. (from 1996 to 2001) and Smith Barney Growth and Income Fund (from 1996 to 2000); Chairman, President and Chief
Executive Officer of Travelers Investment Adviser, Inc. (“TIA”) (from 2002-2005)

185

None

Officers:

Andrew B. Shoup CAM 125 Broad Street New York, NY 10004 Birth Year: 1956

Senior Vice President and Chief Administrative Officer

Since 2003

Director of CAM; Senior Vice President and Chief Administrative Officer of mutual funds associated with Citigroup; Treasurer of certain mutual funds associated with Citigroup; Head of
International Funds Administration of CAM (from 2001 to 2003); Director of Global Funds Administration of CAM (from 2000 to 2001); Head of U.S. Citibank Funds Administration of CAM (from 1998 to 2000)

N/A

N/A

*

Trustees and officers serve until their successors are elected and qualified.

**

Mr. Gerken is an “interested person” of the Trust as defined in the Investment Company Act of 1940 (the “1940 Act”), as amended, because he is an officer of
SBFM and certain of its affiliates.

Name, Address and Year of Birth

Position(s) Held with Trust

Term of Office* and Length of Time Served

Principal Occupation(s) During Past Five Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Directorships Held by Trustee

Officers: (continued)

Robert J. Brault CAM 125 Broad Street, 11th Floor New York, NY 10004 Birth Year: 1965

Chief Financial Officer and Treasurer

Since 2004

Director of CGM; Chief Financial Officer and Treasurer of certain mutual funds associated with Citigroup; Director of Internal Control for CAM U.S. Mutual Fund Administration (from 2002 to
2004); Director of Project Management & Information Systems for CAM U.S. Mutual Fund Administration (from 2000 to 2002); Vice President of Mutual Fund Administration at Investors Capital Services (from 1999 to 2000)

N/A

N/A

Olivier Asselin CAM LTD Citigroup Centre Canada Square Canary Wharf, London E14 5LB Birth Year: 1963

  Vice President   and Investment Officer
(Diversified Strategic Income Fund)

Since 2002

Managing Director and Investment Officer at CAM LTD

N/A

N/A

Kent Bailey, CFA CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1976

  Investment Officer   (SB Convertible
Fund)

Since 2004

Vice President of SaBAM; Co-Portfolio Manager of Convertible Accounts; Former Convertible Analyst at Morgan Stanley Dean Witter Advisors

N/A

N/A

Peter M. Coffey CAM 399 Park Avenue New York, NY 10022 Birth Year: 1944

Vice President and Officer (Municipal High Income Fund)

Since 1999

Managing Director of CGM and Investment Officer of SBFM

N/A

N/A

Harry D. Cohen CAM 399 Park Avenue New York, NY 10022 Birth Year: 1940

  Vice President and Investment Officer   (Dividend
and Income Fund)

Since 2003

Managing Director of CGM and Investment Officer of SBFM

N/A

N/A

Gerald J. Culmone SaBAM 399 Park Avenue New York, NY 10022 Birth Year: 1964

  Vice President and Investment Officer   (Dividend
and Income Fund)

Since 2002

Vice President of SaBAM

N/A

N/A

Joseph P. Deane CAM 399 Park Avenue New York, NY 10022 Birth Year: 1947

  Vice President   and Investment Officer
(Total Return Bond Fund)

Since 1998

Managing Director of CGM; Investment Officer of SBFM

N/A

N/A

*

Trustees and officers serve until their successors are elected and qualified.

Name, Address and Year of Birth

Position(s) Held with Trust

Term of Office* and Length of Time Served

Principal Occupation(s) During Past Five Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Directorships Held by Trustee

Officers: (continued)

David T. Fare CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1962

  Vice President and Investment Officer   (Total
Return Bond Fund)

Since 2004

Director of CGM; Investment Officer of SBFM

N/A

N/A

Scott Glasser CAM 399 Park Avenue New York, NY 10022 Birth Year: 1966

Vice President and Investment Officer (Dividend and Income Fund)

Since 2003

Managing Director of CGM; Investment Officer of SBFM

N/A

N/A

Martin R. Hanley CAM 399 Park Avenue New York, NY 10022 Birth Year: 1965

  Investment Officer   (Exchange
Reserve)

Since 1994

Director of CGM; Investment Officer of SBFM

N/A

N/A

Kevin Kennedy CAM 399 Park Avenue New York, NY 10022 Birth Year: 1954

  Vice President and Investment Officer   (Exchange
Reserve)

Since 2001

Managing Director of CAM

N/A

N/A

Roger M. Lavan SaBAM 399 Park Avenue New York, NY 10022 Birth Year: 1963

Vice President and Investment Officer (Diversified Strategic Income Fund)

Since 2002

Managing Director of CGM

N/A

N/A

Peter D. Luke CAM 399 Park Avenue New York, NY 10022 Birth Year: 1943

  Investment Officer   (SB Convertible
Fund)

Since 2001

Director of SaBAM; Investment Officer of SBFM; Portfolio Manager of General Motors Investment Management Corp., 1989-2001

N/A

N/A

Beth A. Semmel SaBAM 399 Park Avenue New York, NY 10022 Birth Year: 1960

Vice President and Investment Officer (Diversified Strategic Income Fund)

Since 2002

Managing Director of CGM

N/A

N/A

  Peter J. Wilby, CFA   SaBAM   399 Park Avenue   New York, NY
10022 Birth Year: 1958

Vice President and Investment Officer (Diversified Strategic Income Fund and Dividend and Income Fund)

Since 2002

Managing Director and Chief Investment Officer of SaBAM

N/A

N/A

*
Trustees and officers serve until their successors are elected and qualified.

Name, Address and Year of Birth

Position(s) Held with Trust

Term of Office* and Length of Time Served

Principal Occupation(s) During Past Five Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Directorships Held by Trustee

Officers: (continued)

David M. Zahn CAM LTD Citigroup Centre Canada Square Canary Wharf, London E14 5LB Birth Year: 1970

Vice President and Investment Officer (Diversified Strategic Income Fund)

Since 2002

Director and Investment Officer of CAM LTD

N/A

N/A

Andrew Beagley CAM 399 Park Avenue New York, NY 10022 Birth Year: 1962

Chief Anti-Money Laundering Compliance Officer Chief Compliance Officer

Since 2002 Since 2004

Director, CGM (since 2000); Director of Compliance, North America, CAM (since 2000); Chief Anti-Money Laundering Compliance Officer, Vice President of certain mutual funds associated with
Citigroup; Director of Compliance, Europe, the Middle East and Africa, CAM (from 1999 to 2000); Compliance Officer, Salomon Brothers Asset Management Limited, Smith Barney Global Capital Management Inc., Salomon Brothers Asset Management Asia
Pacific Limited (from 1997 to 1999)

N/A

N/A

Kaprel Ozsolak CAM 125 Broad Street 9th Floor, New York, NY 10004 Birth Year: 1965

Controller

Since 2002

Vice President of CGM; Controller of certain mutual funds associated with Citigroup

N/A

N/A

Robert I. Frenkel CAM 300 First Stamford Place Stamford, CT 06902 Birth Year: 1954

Secretary and Chief Legal Officer

Since 2003

Managing Director and General Counsel of Global Mutual Funds for CAM and its predecessor (since 1994); Secretary of CFM (from 2001 to 2004); Secretary and Chief Legal Officer of mutual funds associated with Citigroup (since 1994)

N/A

N/A

*
Trustees and officers serve until their successors are elected and qualified.

The following table shows the amount of equity securities owned by the Trustees in the funds and in other investment companies associated with
Citigroup Inc. (“Citigroup”) supervised by the trustees as of December 31, 2004:

Name of Trustee

Dollar Range of Equity* Securities in the Funds

Aggregate Dollar Range of Equity* Securities in All Investment Companies Associated
with Citigroup Overseen by the Trustee

Interested Trustee:

R. Jay Gerken

A

E

Independent Trustees:

Lee Abraham

A

E

Jane F. Dasher(1)

B

E

Donald R. Foley

A

E

Richard E. Hanson, Jr.

A

C

Paul Hardin(2)

C

E

Roderick C. Rasmussen(3)

B

D

John P. Toolan

A

E

*

The dollar ranges are as follows:

A = None

B = $1-$10,000

C = $10,001-$50,000

D = $50,001-$100,000

E = Over $100,000

(1)
Convertible Fund, Diversified Strategic Income Fund, Dividend and Income Fund, High Income Fund, Municipal High Income Fund, Total Return Bond Fund(B).

(2)
Convertible Fund(C), Municipal High Income Fund(B).

(3)
Dividend and Income Fund(B).

As of November 4, 2005, none of the Independent Trustees, or his or her immediate family members, owned beneficially or of record any securities in the manager or principal underwriters of the funds, or in a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the manager or principal underwriters of the funds.

The Trust has no compensation committee of the Board
or any committee performing similar functions. The Trust has an administrative and governance committee composed of 3 independent Trustees, Lee Abraham, Donald R. Foley and Richard F. Hanson, Jr.

The administrative and governance committee functions as the nominating committee and is charged with the duty of making all nominations for Independent Trustees to the Board of Trustees. The nominating committee will consider nominees recommended by the Trust’s shareholders when a vacancy becomes available. Shareholders who wish to recommend a nominee should send nominations to the Trust’s Secretary. The nominating committee did not meet during the funds’ most recent fiscal year.

The Trust has an audit committee (“Audit Committee”),
comprised solely of members who are independent as defined in the New York Stock Exchange’s (“NYSE”) Listed Company Manual. The members of the Audit Committee are John Toolan, Lee Abraham and Jane F. Dasher.

The Audit Committee oversees the scope of each fund’s audit, the Trust’s accounting and financial reporting policies and practices and its internal controls. The Audit Committee approves, and recommends to the

 Independent Trustees of the Trust for their ratification, the selection, appointment, retention or termination of the trust’s independent registered public accounting firm and approves the compensation of the independent registered public accounting firm. The Audit Committee also approves all audit and permissible non-audit services provided by the Trust’s independent registered public accounting firm and all permissible non-audit services provided by the Trust’s independent registered public accounting firm to its manager and any affiliated service providers if the engagement relates directly to the funds’ operations and financial reporting. During the most recent fiscal year, the Audit Committee met 4 times.

The Trust also has a pricing committee composed of the Chairman of the Board and one independent Trustee which is charged with determining fair value prices for securities when required. During the Trust’s most recent fiscal year the pricing committee met 14 times.

The Trust has an investment committee comprised of Messrs. Hardin, Rasmussen and Toolan. The Investment Committee meets quarterly with senior representatives of the Manager concerning performance and investment matters, including proposed changes in benchmarks and investment strategies. During the most recent fiscal year the investment committee met 4 times.

No officer, director, trustee or employee of CGM or any CGM parent or subsidiary receives any compensation from the Trust for serving as an officer or trustee of the trust. Fees for trustees who are not “interested persons” of the Trust and who are trustees of a group of funds sponsored by CGM are set at $60,000 per annum and are allocated based on relative net assets of each fund in the group plus a per meeting fee of $2,500 with respect to in-person meetings. In addition, these trustees received $500 per fund for each telephone meeting plus travel and out-of-pocket expenses incurred in connection with board meetings. The board meeting fees and out-of-pocket expenses are borne proportionately by each individual fund or portfolio in the group. For the calendar year ended December
31, 2004, such travel and out-of-pocket expenses totaled $26,299.

The following table shows the compensation paid by the Trust to each trustee during the Trust’s last fiscal year. None of the officers of the Trust received any compensation from the Trust for such period. The
Trust does not pay retirement benefits to its trustees and officers. Officers and interested trustees of the Trust are compensated by CGM.

For the fiscal year ended July 31, 2005 and the calendar year ended December 31, 2004, the trustees of the trust were paid the following compensation:

Trustee

Aggregate Compensation from the Funds for the Fiscal Year Ended July 31, 2005

Aggregate Compensation from the Funds and the Fund Complex for the Year Ended December 31, 2004

Number of Portfolios for Which Person Served Within Fund Complex

Convertible

Dividend and Income

Exchange Reserve

DSIP

High Income

Muni High Income

Total Return

Lee Abraham

$
1,838

$
2,220

$
1,500

$
3,775

$
3,775

$
3,875

$
2,200

$
87,600

27

Allan J. Bloostein*

1,450

1,388

888

2,313

2,313

2,413

1,388

133,400

34

Jane Dasher

2,262

2,094

1,476

3,616

3,617

3,762

2,177

85,100

27

Donald R. Foley**

960

917

509

1,469

1,476

1,562

910

52,550

18

R. Jay Gerken†

n/a

n/a

n/a

n/a

n/a

n/a

n/a

n/a

171

Richard E. Hanson, Jr.

1,888

1,813

1,213

3,063

3,063

3,263

1,813

79,400

27

Paul Hardin

2,113

2,025

1,325

3,400

3,400

3,600

2,025

133,800

34

Roderick C. Rasmussen**

538

538

538

1,038

1,038

1,238

538

49,400

27

John P. Toolan

2,125

2,069

1,339

3,479

3,479

3,625

2,040

82,400

27

†
Mr. Gerken is an “interested person” of the Trust and as such he does not receive any compensation from the Trust.

*
Mr. Bloostein became a Trustee Emeritus on January 1, 2005.

**
  Pursuant to the Trust’s deferred compensation plan, the indicated trustees have elected to defer the following amounts of their compensation from the Trust:
Donald R Foley: $2,283 and Roderick

   C. Rasmussen: $7,100, and the following amounts of their total compensation from the Fund Complex: Donald R.
Foley: $10,850 and Roderick C. Rasmussen: $30,000.

Upon attainment of age 72 the Trust’s current trustees may elect to change to emeritus status. Any trustees elected or appointed to the board of trustees in the future will be required to change to emeritus status upon attainment of age 80, unless elected as a director prior to the adoption of the emeritus program. Trustees Emeritus are entitled to serve in emeritus status for a maximum of 10 years during which time they are paid 50% of the annual retainer fee and meeting fees otherwise applicable to the Trust’s trustees, together with reasonable out-of-pocket expenses for each meeting attended. During the Trust’s last fiscal year, aggregate compensation was paid by the Trust to Trustees Emeritus totaled $9,750.

Investment Adviser, Sub-Investment Advisers and Administrator

SBFM, located at 399 Park Avenue, New York, NY 10022, serves as investment adviser to each fund pursuant to a separate written agreement with the relevant fund (each, an “advisory agreement”). SBFM is an indirect wholly-owned subsidiary of Citigroup, which is located at 399 Park Avenue, New York, NY 10022. The advisory agreements were most recently approved by the Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Trust (“Independent Trustees”) or SaBam and SBFM (“Advisers”), on June 24, 2005.

SBFM also serves as administrator (the “Administrator”) to each fund pursuant to a separate written agreement dated May 4, 1994 (the “administration agreement”), which was most recently approved by the Board of Trustees on June 24, 2005. CAM LTD serves as sub-investment adviser to the Diversified Strategic Income Fund pursuant to a written agreement effective March 14, 2003. CAM LTD is an affiliate of SBFM. SaBAM serves as sub-investment adviser to Convertible Fund pursuant to a written agreement dated November 22, 1999. The agreements between SaBAM and CAM LTD as sub-investment adviser and SBFM were most recently approved by the fund’s board of trustees, including a majority of the Independent Trustees, on June 24, 2005.

Each of the advisory agreements and sub-advisory agreements has an initial term of 2 years and continues in effect from year to year thereafter if such continuance is specifically approved at least annually by the fund’s Board of Trustees or by a majority of the outstanding voting securities of the fund, and in either event, by a majority of the Independent Trustees of the fund’s Board of Trustees with such
Independent Trustees casting votes in person at a meeting called for such purpose.

The fund or SBFM may terminate the advisory agreements on 60 days’ written notice without penalty. The advisory agreements will terminate automatically in the event of assignment (as defined in the 1940 Act). The sub-advisory agreements have similar termination provisions.

SBFM, each sub-investment adviser, and the Administrator pay the salaries of all officers and employees who are employed by both them and the Trust, and maintain office facilities for the Trust. In addition to those services, SBFM furnishes the Trust with statistical and research data, clerical help and accounting, data processing, bookkeeping, internal auditing and legal services and certain other services required by the
Trust, prepares reports to the funds’ shareholders and prepares tax returns, reports to and filings with the Securities and Exchange Commission (the “SEC”) and state Blue Sky authorities. SBFM and the sub-investment advisers bear all expenses in connection with the performance of their services. SBFM renders investment advice to investment companies that had aggregate assets under management as of September 30, 2005 in excess of $111.1 billion.

As compensation for investment advisory services, each fund pays SBFM a fee computed daily and paid monthly at the following annual rates:

Fund

Investment Advisory Fee As a Percentage of Average Net Assets

Convertible Fund

0.50
%(1)

Diversified Strategic Income Fund

0.45
%(2)

Dividend and Income Fund

0.45
%

Exchange Reserve Fund

0.30
%

High Income Fund

0.50
%

Municipal High Income Fund

0.40
%

Total Return Bond Fund

0.65
%

(1)
As compensation for sub-advisory services, SBFM pays to SaBAM a fee of 0.40% from SBFM’s fee.

(2)
As compensation for sub-advisory services, SBFM pays to CAM LTD a fee of 0.10% from SBFM’s fee.

Effective October 1, 2005, the Advisory Agreements for the Diversified Strategic Income Fund and the Total Return Bond Fund provide for the payment of an advisory fee at an annual rate based on each Fund’s average daily net assets in accordance with the following schedule:

0.650% of the first $

1 billion of average daily net assets;

0.625% of the

next $1 billion;

0.600% of the

next $3 billion;

0.575% of the

next 5 billion; and

0.550% of net assets in

excess of $10 billion.

Effective October 1, 2005, the Advisory Agreement for the Municipal High Income Fund provides for the payment of an advisory fee at an annual rate based on the Fund’s average daily net assets in accordance with the following schedule:

0.550% of the first $

1 billion of average daily net assets;

0.525% of the

next $1 billion;

0.500% of the

next $3 billion;

0.475% of the

next 5 billion; and

0.450% of net assets in

excess of $10 billion.

Effective October 1, 2005, the Advisory Agreement for the Exchange Reserve Fund provides for the payment of an advisory fee at an annual rate based on the Fund’s average daily net assets in accordance with the following schedule:

0.450% of the first $

1 billion of average daily net assets;

0.425% of the

next $1 billion;

0.400% of the

next $3 billion;

0.375% of the

next 5 billion; and

0.350% of net assets in

excess of $10 billion.

For the periods below, the funds paid investment advisory fees to SBFM as follows:

For the Fiscal Year Ended July 31:

Fund

2003

2004

2005

Convertible Fund

$
580,360

$
947,850

$
909,413

Diversified Strategic Income Fund

6,246,352

5,677,979

5,118,516

Dividend and Income Fund

2,533,536

2,795,678

2,866,801

Exchange Reserve Fund

728,533

597,615

596,621

High Income Fund

5,065,779

6,118,042

5,701,186

Municipal High Income Fund

1,832,635

1,624,882

1,440,035

Total Return Bond Fund

1,362,568

1,318,617

1,372,877

As compensation for administrative services, each fund pays the Administrator a fee computed daily and paid monthly at the annual rate of

0.20% of the fund’s average daily net assets. For the periods shown below, the funds paid administrative fees to SBFM as follows:

For the Fiscal Year Ended July 31:

Fund

2003

2004

2005

Convertible Fund

$
232,144

$
379,140

$
363,765

Diversified Strategic Income Fund

2,776,156

2,523,546

2,274,896

Dividend and Income Fund

1,126,016

1,242,524

1,274,134

Exchange Reserve Fund

485,689

398,410

397,747

High Income Fund

2,026,312

2,346,841

1,140,237

Municipal High Income Fund

916,318

812,441

720,017

Total Return Bond Fund*

N/A

N/A

N/A

*

The administrative fees have been included in the total for investment advisory fees.

For the fiscal years ended July 31, 2003, 2004 and 2005, Diversified Strategic Income Fund paid CAM LTD sub-investment advisory fees of $1,388,078, $1,261,773 and $1,137,448, respectively. For the fiscal years ended July 31, 2003, 2004 and 2005, Convertible Fund paid SaBAM sub-investment advisory fees of $464,288, $758,280 and $727,530, respectively.

The Trust bears expenses incurred in its operations, including: taxes, interest, brokerage fees and commissions, if any; fees of trustees who are not officers, directors, shareholders or employees of CGM or SBFM; SEC fees and state Blue Sky qualification fees; charges of custodians; transfer and dividend disbursing agent fees; certain insurance premiums; outside auditing and legal expenses; costs of maintaining corporate existence; costs of investor services (including allocated telephone and personnel expenses); costs of preparing and printing of prospectuses for regulatory purposes and for distribution to existing shareholders; costs of shareholders’ reports and shareholder meetings; and meetings of the officers or board of trustees of the Trust.

Independent Registered Public Accounting Firm

KPMG LLP, 345 Park Avenue, New York, New York 10154, has been selected as the Trust’s independent registered public accounting firm to audit and report on the Trust’s financial statements and highlights for the fiscal year ending July 31, 2006.

Code of Ethics

Pursuant to Rule 17j-1 under the 1940 Act, the Trust, its investment adviser, sub-investment advisers and principal underwriter have adopted codes of ethics that permit personnel to invest in securities for their own accounts, including securities that may be purchased or held by each fund. All personnel must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All personal securities transactions by employees must adhere to the requirements of the code and must be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of an employee’s position of trust and responsibility.

Copies of the codes of ethics of the funds, its investment adviser sub-investment adviser and principal underwriters are on file with the SEC.

Proxy Voting Guidelines and Procedures

Although individual trustees may not agree with particular policies or votes by the manager, the Board of Trustees has approved delegating proxy voting discretion to the manager believing that the manager should be responsible for voting because it is a matter relating to the investment decision making process.

Non-equity securities, such as debt obligations and money market instruments are not usually considered to be voting securities, and proxy voting, if any, is typically limited to the solicitation of consents to changes in or waivers of features of debt securities, or plans of reorganization involving the issuer of the security. In the rare event that proxies are solicited with respect to any of these securities, the manager, as the case may be, would vote the proxy in accordance with the principals set forth in the its proxy voting policies and procedure, including the procedures used when a vote presents a conflict between the interests of funds shareholders, on the one hand, and those of the manager or any affiliated person of the funds, the manager, on the other.

Attached as Appendix B are the summaries of the guidelines and procedures that the funds use to determine how to vote proxies relating to portfolio securities, including the procedures that the funds use when a vote presents a conflict between the interests of fund shareholders, on the one hand, and those of the manager or any affiliated person of the fund or the manager, on the other. These summaries of the guidelines gives a general indication as to how the manager will vote proxies relating to portfolio securities on each issue listed. However, the guidelines do not address all potential voting issues or the intricacies that may surround individual proxy votes.
For that reason, there may be instances in which votes may vary from the guidelines presented. Notwithstanding the foregoing, the manager always endeavors to vote proxies relating to portfolio securities in accordance with a fund’s investment objectives. Appendix B also includes CAM LTD’s proxy voting policy, which it follows with respect to portfolio securities held in the Smith Barney Diversified Strategic Income Fund.

Information on how the funds voted proxies relating to portfolio securities during the 12 month period ended June 30, 2005 and a description of the policies and procedures that the funds use to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the funds’ website at

www.citigroupam.com and (3) on the SEC’s website at www.sec.gov.

PORTFOLIO MANAGER DISCLOSURE

Portfolio Managers

The following
tables set forth certain additional information with respect to the portfolio managers for each of the funds. Unless noted otherwise, all information is provided as of July 31, 2005.

Other Accounts Managed by Portfolio Managers

The table below identifies, for each portfolio manager, the number of accounts (other than the fund with respect to which information is provided) for which he or she has day-to-day management responsibilities and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category, the number of accounts and total assets in the accounts where fees are based on performance is also indicated.1

Fund

Portfolio Manager(s)

Registered Investment Companies

Other Pooled Investment Vehicles

Other Accounts

SB Convertible Fund

Kent Bailey

2 Registered investment companies with $0.1 billion in total assets under management

0 Other pooled investment vehicles with $0 in assets

2 Other accounts with $0.7 billion in total assets under management

Peter Luke

2 Registered investment companies with $0.1 billion in total assets under management

0 Other pooled investment vehicles with $0 in assets

2 Other accounts with $0.7 billion in total assets under management

Smith Barney Dividend and Income Fund

Hersh Cohen

3 Registered investment companies with $7.1 billion in total assets under management

1 Other pooled investment vehicles with $0.1 billion in assets

35,289 Other accounts with $6.5 billion in total assets under management

Scott Glasser

0 Registered investment companies with $0 billion in total assets under management

1 Other pooled investment vehicles with $0.1 billion in assets

34,649 Other accounts with $4.2 billion in total assets under management

Gerald Culmone

1 Registered investment companies with $0.1 billion in total assets under management

0 Other pooled investment vehicles with $0 in assets

11 Other accounts with $0.5 billion in total assets under management

Peter Wilby

36 Registered investment companies with $16.6 billion in total assets under management

13 Other pooled investment vehicles with $2.0 billion in assets

46 Other accounts with $8.0 billion in total assets under management

Smith Barney Diversified Strategic Income Fund

Peter Wilby

36 Registered investment companies with $14.9 billion in total assets under management

13 Other pooled investment vehicles with $2.0 billion in assets

46 Other accounts with $8.0 billion in total assets under management

Beth Semmel

25 Registered investment companies with $11.6 billion in total assets under management

10 Other pooled investment vehicles with $1.5 billion in assets

24 Other accounts with $4.2 billion in total assets under management

Roger Lavan

16 Registered investment companies with $5.1 billion in total assets under management

3 Other pooled investment vehicles with $0.3 billion in assets

4 Other accounts with $1.9 billion in total assets under management

David Zahn

0 Registered investment companies with $0 billion in total assets under management

5 Other pooled investment vehicles with $0.4 billion in assets

7 Other accounts with $1.1 billion in total assets under management

Fund

Portfolio Manager(s)

Registered Investment Companies

Other Pooled Investment Vehicles

Other Accounts

Olivier Asselin

0 Registered investment companies with $0 billion in total assets under management

21 Other pooled investment vehicles with $9.6 billion in assets

13 Other accounts with $3.3 billion in total assets under management

Smith Barney Exchange Reserve Fund

Martin Hanley

4 Registered investment companies with $23.3 billion in total assets under management

1 Other pooled investment vehicle with $2.7 billion in assets

7 Other accounts with $2.3 billion in total assets under management

Kevin Kennedy

13 Registered investment companies with $58.2 billion in total assets under management

8 Other pooled investment vehicles with $29 billion in assets

60 Other accounts with $20.4 billion in total assets under management

Smith Barney High Income Fund

Beth Semmel

25 Registered investment companies with $11.8 billion in total assets under management

10 Other pooled investment vehicles with $1.5 billion in assets

24 Other accounts with $4.2 billion in total assets under management

Peter Wilby

36 Registered investment companies with $14.9 billion in total assets under management

13 Other pooled investment vehicles with $2.0 billion in assets

46 Other accounts with $8.0 billion in total assets under management

Smith Barney Municipal High Income Fund

Peter Coffey

9 Registered investment companies with $2.0 billion in total assets under management

0 Other pooled investment vehicles with $0 in assets

0 Other accounts with $0 in total assets under management

Smith Barney Total Return Bond Fund

Joe Deane

14 Registered investment companies with $18.7 billion in total assets under management

1 Other pooled investment vehicles with $0.1 billion in assets

39 Other accounts with $0.7 billion in total assets under management

David Fare

9 Registered investment companies with $5.4 billion in total assets under management

1 Other pooled investment vehicles with $0.1 billion in assets

39 Other accounts with $0.7 billion in total assets under management

1
Note that this additional information must be disclosed if portfolio managers manage accounts with performance-based fee arrangements.

Portfolio Manager Compensation

CAM investment professionals receive base salary and other employee benefits and are eligible to receive incentive compensation. Base salary is typically determined based on market factors and the skill and experience of individual investment personnel.

CAM has recently implemented an investment management incentive and deferred compensation plan (the “Plan”) for its investment professionals, including each fund’s portfolio managers. Each investment professional works as a part of an investment team. The Plan is designed to align the objectives of
CAM investment professionals with those of fund shareholders and other CAM clients. Under the Plan a “base incentive pool” is established for each team each year as a percentage of CAM’s revenue attributable to the team (largely management and related fees generated by funds and other accounts). A team’s revenues are typically expected to increase or decrease depending on the effect that the team’s investment performance as well as inflows and outflows have on the level of assets in the investment products managed by the team. The “base incentive pool” of a team is reduced by base salaries paid to members of the team and employee benefits expenses attributable to the team.

The investment team’s incentive pool is then adjusted to
reflect the team’s investment performance against the applicable product benchmark (e.g., a securities index) and its ranking among a “peer group” of non-CAM investment managers. Longer-term performance will be more heavily weighted than shorter-term performance in the calculation of the performance adjustment factor. The incentive pool for a team may also be adjusted to reflect other factors (e.g., severance pay to departing members of the team, and discretionary allocations by the applicable CAM chief investment officer from one investment team to another). The incentive pool will be allocated by the applicable CAM chief investment officer to the team leader and, based on the recommendations of the team leader, to the other members of the team.

Up to 40% of an investment professional’s annual incentive
compensation is subject to deferral. Amounts deferred will accrue a return based on the hypothetical returns of a composite of CAM’s investment products (where deemed appropriate, approximately half of the deferred amount will accrue a return based on the return of products managed by the applicable investment team). An additional portion of awarded incentive compensation may be received in the form of Citigroup stock or options to purchase common stock. Citigroup may from time to time offer other stock purchase or option programs to investment personnel.

Potential Conflicts of Interest

Potential conflicts of interest may arise when a fund’s portfolio manager has day-to-day management responsibilities with respect to one or more other funds or other accounts, as is the case for all of the portfolio managers listed in the table above.

The
investment manager and the funds have adopted compliance policies and procedures that are designed to address various conflicts of interest that may arise for the investment manager and the individuals that it employs. For example, CAM seeks to minimize the effects of competing interests for the time and attention of portfolio managers by assigning portfolio managers to manage funds and accounts that share a similar investment style. CAM has also adopted trade allocation procedures that are designed to facilitate the fair allocation of limited investment opportunities among multiple funds and accounts. There is no guarantee, however, that the policies and procedures adopted by CAM and the funds will be able to detect and/or prevent every situation in which an actual or potential conflict may appear.

These potential conflicts include:

Allocation of Limited Time and Attention.    A portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

Allocation of Limited Investment
Opportunities.    If a portfolio manager identifies a limited investment opportunity that may be suitable for multiple funds and/or accounts, the opportunity may be allocated among these several funds or accounts, which may limit a fund’s ability to take full advantage of the investment opportunity.

Pursuit of Differing Strategies.    At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and/or accounts for which he or she exercises investment responsibility, or may decide that certain of the funds and/or accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and/or accounts.

Selection of
Brokers/Dealers.    Portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the funds and/or accounts that they supervise. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the “1934 Act”)), which may result in the payment of higher brokerage fees than might have otherwise be available. These services may be more beneficial to certain funds or accounts than to others. Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the

 commissions are reasonable in
relation to the value of the brokerage and research services provided to the fund, a portfolio manager’s decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he or she manages.

Variation in
Compensation.    A conflict of interest may arise where the financial or other benefits available to the portfolio manager differ among the funds and/or accounts that he or she manages. If the structure of the manager’s management fee and/or the portfolio manager’s compensation differs among funds and/or accounts (such as where certain funds or accounts pay higher management fees or performance-based management fees), the portfolio manager might be motivated to favor certain funds and/or accounts over others. The portfolio manager might be motivated to favor funds and/or accounts in which he or she has an interest or in which the investment adviser and/or its affiliates have interests. Similarly, the desire to maintain or raise assets under management or to enhance the portfolio manager’s performance record or to derive other rewards, financial or otherwise, could influence the portfolio manager to lend preferential treatment to those funds and/or accounts that could most significantly benefit the portfolio manager.

Related Business Opportunities.    The manager or its affiliates may provide more services (such as distribution or recordkeeping) for some types of funds or accounts than for others. In such cases, a portfolio manager may benefit, either directly or indirectly, by devoting disproportionate attention to the management of funds and/or accounts that provide greater overall returns to the investment manager and its affiliates.

Portfolio Manager Securities Ownership

The table below identifies ownership of
portfolio securities by each portfolio manager.

Name of Fund

Portfolio Manager

Dollar Range of Ownership of Securities*

SB Convertible Fund

Kent Bailey

C

Peter Luke

D

Smith Barney Dividend and Income Fund

Hersh Cohen

D

Scott Glasser

C

Gerald Culmone

A

Peter Wilby

A

Smith Barney Diversified Strategic Income Fund

Peter Wilby

A

Beth Semmel

A

Roger Lavan

A

David Zahn

A

Olivier Asselin

A

Smith Barney Exchange Reserve Fund

Martin Hanley

A

Kevin Kennedy

A

Smith Barney High Income Fund

Beth Semmel

A

Peter Wilby

A

Smith Barney Municipal High Income Fund

Peter Coffey

A

Smith Barney Total Return Bond Fund

Joe Deane

A

David Fare

A

*

The dollar ranges are as follows:

A = None

B = $1-$10,000

C = $10,001-$50,000

D = $50,001-$100,000

E = $100,001-$500,000

F = $500,001-$1 million

G = Over $1 million

INVESTMENT OBJECTIVES AND POLICIES

The prospectuses discuss the investment objectives of the funds and the policies to be employed to achieve those objectives. This section contains supplemental information concerning the types of securities and other instruments in which the funds may invest, the investment policies and portfolio strategies that the funds may utilize and certain risks attendant to such investments, policies and strategies.

Dividend and Income Fund

The fund is managed as a balanced fund and invests in equity and debt securities. The fund will generally maintain a target asset allocation of approximately 60% of its total assets in equity securities and approximately 40% of its total assets in fixed-income securities. The fund has the additional flexibility to invest a minimum of 50% and a maximum of 70% of its total assets in equity securities and a minimum of 30% and a maximum of 50% of its total assets in fixed-income securities. Under normal market conditions, at least 80% of the equity portion of the fund will be invested in dividend-paying stocks. As a result, the fund expects that a portion of its regular dividends may be taxed at the rates generally applicable to long-term capital gains. See “Taxes.” The fund may also invest up to 25% of its total assets in fixed-income securities rated less than investment grade by a nationally recognized statistical rating organization (“NRSRO”) such as Moody’s Investors Services, Inc. (“Moody’s”)
or the Standard & Poor’s Division of The McGraw-Hill Companies, Inc. (“S&P”). Such securities are commonly referred to as “junk bonds.” There are no maturity restrictions on the fixed-income securities in which the fund invests. Under normal market conditions the weighted average portfolio maturity for the fixed-income portfolio will be in the 5 to 15 year range.

The fund may also hold, from time to time, securities rated Caa by Moody’s or CCC by S&P or, if unrated or rated by other NRSROs, securities of comparable quality as determined by SBFM. While this portion of the securities held by the fund is expected to provide greater income and possibly opportunity for greater gain than investments in more highly rated securities, it may be subject to greater risk of loss of income and principal and is more speculative in nature.

Convertible Fund

The fund has a fundamental policy that, under normal market conditions, at least 80% of its net assets, plus any borrowings for investment purposes, are invested in convertible securities. These are securities that may be converted to common stock or other equity interests in the issuer at a predetermined price or rate. The fund also may invest up to 20% of its total assets in “synthetic convertible securities.” Synthetic convertible securities are created by combining non-convertible preferred shares or debt securities with common stocks, warrants or call options. These synthetic instruments are designed to perform like convertible securities of a particular company.

The fund may invest up to 25% of its total assets in foreign securities. The fund may invest in securities rated below investment grade and unrated securities of comparable quality. These securities are commonly known as “junk bonds” because they are rated in the lower rating categories of nationally and internationally recognized rating agencies or if unrated, of similar credit quality.

For temporary defensive purposes, when deemed appropriate by SaBAM in light of current market conditions, the fund may invest in any type of money market instruments and short-term debt securities or cash without limitation. In seeking to achieve its investment objective, the fund may write covered call options, lend portfolio securities and enter into short sales “against the box.” The fund may utilize up to 10% of its total assets to purchase put options on securities for hedging purposes. The fund may utilize up to 50% of its total assets as collateral for short sales against the box.

Diversified Strategic Income Fund

Under normal conditions, at least 65% of the fund’s total
assets will be invested in fixed-income securities, which for this purpose will include non-convertible preferred stocks. Up to 20% of the fund’s total assets may be invested in common stock or other equity-related securities, including convertible securities, preferred stock, warrants and rights. At any given time, the fund may be entirely or only partially invested in a particular type of fixed-income security.

Up to 50% of the fund’s assets may be invested in U.S. or foreign securities rated below investment grade by a recognized rating agency, or if unrated, of equivalent quality as determined by the manager. Below investment grade securities are commonly referred to as “junk bonds.” The fund may invest in fixed income securities rated as low as Caa by Moody’s or CCC by S&P or an equivalent rating by any other NRSRO.

Corporate fixed-income securities of foreign issuers include securities of companies, wherever organized, that have their principal business activities and interests outside the United States. Foreign government securities in which the fund may invest consist of fixed-income securities issued by foreign governments. The fund may invest without limit in sovereign debt of issuers in emerging markets but may not invest more than 20% of its total assets in emerging market debt rated below investment grade.

The fund may invest in fixed-income securities issued by
supranational organizations, which are entities designated or supported by a government or governmental entity to promote economic development, and include, among others, the Asian Development Bank, the European Union and the World Bank. These
organizations have no taxing authority and are dependent upon their members for payments of interest and principal. Moreover, the lending activities of supranational entities are limited to a percentage of their total capital (including
“callable capital” contributed by members at an entity’s call), reserves and net income.

Up to 20% of the fund’s total assets may be invested in cash and money market instruments at any time. This restriction excludes amounts held in cash or money market funds to pay for securities purchased. The fund may invest in obligations of a foreign bank or foreign branch of a domestic bank only if the manager determines that the obligations present minimal credit risks. These obligations may be traded in the United States or outside the United States, but will be denominated in U.S. dollars.

Exchange Reserve Fund

U.S. government securities in which the fund may invest include: direct obligations of the United States Treasury, such as Treasury Bills, Treasury
Notes and Treasury Bonds; obligations which are supported by the full faith and credit of the United States, such as Government National Mortgage Association (“GNMA”) pass-through certificates; obligations which are supported by the right of the issuer to borrow from the United States Treasury, such as securities of Federal Home Loan Banks; and obligations which are supported by the credit of the instrumentality, such as Federal National Mortgage Association
(“FNMA”) and Federal Home Loan Mortgage Corporation (“FHLMC”) bonds. Because the U. S. government is not obligated by law to provide support for an instrumentality that it sponsors, the fund will invest in obligations issued by such an instrumentality only when SBFM determines that the credit risk with respect to the instrumentality does not make its securities unsuitable for investment by the fund.

Certificates of deposit, time deposits and bankers’ acceptances in which the fund may invest are limited to those instruments issued by domestic and foreign banks, including branches of such banks, savings and loan associations and other banking institutions having total assets in excess of $1 billion. Certificates of deposit (“CDs”) are short-term negotiable obligations of commercial banks; time deposits (“TDs”) are non-negotiable deposits maintained in banking institutions for specified periods of time at stated interest rates; and bankers’ acceptances are time drafts drawn on commercial banks by borrowers usually in connection with international transactions. The fund may invest in U.S. dollar-denominated bank obligations, such as CDs, bankers’ acceptances and TDs, including instruments issued or supported by the credit of domestic or foreign banks or savings institutions having total assets at the time of purchase in excess of $1 billion. The fund generally will invest at least 25% of its total assets in these securities. The fund will invest in an obligation of a foreign bank or foreign branch of a domestic bank only if SBFM deems the obligation to present minimal credit risks.

 Nevertheless, this kind of obligation entails risks that are different from those of investments in domestic obligations of domestic banks due to differences in political, regulatory and economic systems and conditions. The fund will not purchase TDs maturing in more than six months and will limit to no more than 10% of its total assets its investment in TDs maturing from two business days through six months.

Commercial paper in which the fund may invest
is limited to debt obligations of domestic and foreign issuers that at the time of purchase are Eligible Securities (as defined below) that are (a) rated by at least one NRSRO in the highest rating category for short-term debt securities or (b)
comparable unrated securities. The fund also may invest in variable rate master demand notes, which are unsecured demand notes typically purchased directly from large corporate issuers providing for variable amounts of principal indebtedness and periodic adjustments in the interest rate according to the terms of the instrument. Demand notes normally are not traded in a secondary market. However, the fund may demand payment of principal and accrued interest in full at any time without penalty. In addition, while demand notes generally are not rated, their issuers must satisfy the same criteria as those set forth above for issuers of commercial paper. SBFM will consider the earning power, cash flow and other liquidity ratios of issuers of demand notes and continually will monitor their financial ability to meet payment on demand.

The fund invests only in securities which are purchased with and payable in U.S. dollars and which have (or, pursuant to regulations adopted by the
SEC, will be deemed to have) remaining maturities of 13 months or less at the date of purchase by the fund. For this purpose, variable rate master demand notes (as described above), which are payable on demand or, under certain conditions, at specified periodic intervals not exceeding 13 months, in either case on not more than 30 days’ notice, will be deemed to have remaining maturities of thirteen months or less. The fund maintains a dollar-weighted average portfolio maturity of
90 days or less. The fund follows these policies to maintain a constant net asset value of $1.00 per share, although there is no assurance that it can do so on a continuing basis. In addition, securities in which the fund will invest may not yield as high level of current income as might be achieved by investing in securities with less liquidity and safety and longer maturities.

The fund will limit its investments to securities that the board of trustees determines present minimal credit risks and which are “Eligible
Securities” at the time of acquisition by the fund. The term Eligible Securities includes securities rated by the “Requisite NRSROs” in one of the two highest short-term rating categories, securities of issuers that have received such ratings with respect to other short-term debt securities and comparable unrated securities. “Requisite NRSROs” means (a) any two NRSROs that have issued a rating with respect to a security or class of debt obligations of an issuer, or (b) one NRSRO, if only one NRSRO has issued such a rating at the time that the fund acquires the security. If the fund acquires securities that are unrated or that have been rated by a single NRSRO, the acquisition must be approved or ratified by the board of trustees. The NRSROs currently designated as such by the SEC include S&P, Moody’s, and Fitch, Inc. A discussion of the ratings categories of these NRSROs is contained in Appendix A to this SAI.

The fund generally may not invest more than 5% of its total assets in the securities of any one issuer, except for U.S. government securities. In addition, the fund may not invest more than 5% of its total assets in Eligible Securities that have not received the highest rating from the Requisite NRSROs and comparable unrated securities (“Second Tier Securities”) and may not invest more than 1% of its total assets in the Second Tier Securities of any one issuer. The fund may invest more than 5% (but no more than 25%) of the then-current value of the fund’s total assets in the securities of a single issuer for a period of up to 3 business days, provided that (a) the securities are rated by the Requisite NRSROs in the highest short-term rating category, are securities of issuers that have received such rating with respect to other short-term debt securities or are comparable unrated securities, and (b) the fund does not make more than one such investment at any one time.

The fund will concentrate its investments in the banking industry except during temporary defensive periods. Up to 25% of the total assets of the fund may be invested at any time in the obligations of issuers conducting their principal business activities in any industry other than banking. The fund may not acquire more than 10% of the voting or any other class of securities of any one issuer, except that U.S. government securities may be purchased without regard to these limits.

High Income Fund

The fund will seek high current income by investing, under normal circumstances, at least 80% of the value of its net assets, plus any borrowings for investment purposes, in high-yielding corporate bonds, debentures and notes denominated in U.S. dollars or foreign currencies. Up to 40% of the fund’s total assets may be invested in fixed-income obligations of foreign issuers, and up to 20%
of its total assets may be invested in common stock or other equity or equity-related securities, including convertible securities, preferred stock, warrants and rights. Securities purchased by the fund generally will be rated in the lower rating categories, as low as Caa by Moody’s or D by S&P or an equivalent rating by any NRSRO, or in unrated securities that SBFM deems of comparable quality. However, the fund will not purchase securities rated lower than B by both Moody’s and S&P, if, immediately after such purchase, more than 20% of its total assets are invested in such securities. The fund may also invest in zero coupon bonds and payment-in-kind bonds.

The fund may hold securities with higher ratings when the yield differential between lower-rated and higher-rated securities narrows and the risk of loss may be reduced substantially with only a relatively small reduction in yield. The fund also may invest in higher-rated securities when SBFM believes that a more defensive investment strategy is appropriate in light of market or economic conditions. The fund also may lend its portfolio securities, purchase or sell securities on a when-issued or delayed-delivery basis and write covered call options on securities. In order to mitigate the effects of uncertainty in future exchange rates, the fund may engage in currency exchange transactions and purchase options on foreign currencies. The fund also may hedge against the effects of changes in the value of its investments by purchasing put and call options on interest rate futures contracts.

Corporate securities in which the fund may invest include corporate fixed-income securities of both domestic and foreign issuers, such as bonds, debentures, notes, equipment lease certificates, equipment trust certificates, and preferred stock. The fund’s investments in each of equipment leases or equipment trust certificates will not exceed 5% of its total assets.

Certain of the corporate fixed-income securities in which the fund may invest may involve equity characteristics. The fund may, for example, invest in warrants for the acquisition of stock of the same or of a different issuer or in corporate fixed income securities that have conversion or exchange rights permitting the holder to convert or exchange the securities at a stated price within a specified period of time into a specified number of shares of common stock. In addition, the fund may invest in participations that are based on revenues, sales or profits of an issuer or in common stock offered as a unit with corporate fixed-income securities.

Municipal High Income Fund

Under normal market conditions, the fund will invest at least 80% of the value of its net assets, plus any borrowings for investment purposes, in (a) “municipal bonds,” which are defined as intermediate-
and long-term debt obligations issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or multistate agencies or authorities and (b) municipal leases. Under normal market conditions, the fund’s assets will be invested primarily in municipal bonds and municipal leases (collectively, “Municipal Securities”) rated A, Baa or Ba by Moody’s, or A, BBB or
BB by S&P, or having an equivalent rating by any NRSRO, or obligations determined by SBFM to be equivalent, or in unrated Municipal Securities that are deemed to be of comparable quality by SBFM. Interest paid on Municipal Securities is typically exempt from regular federal income taxes. Up to 50% of the fund’s total assets may be invested in Municipal Securities rated Ba or below by Moody’s or BB or below by S&P or, if unrated, judged by SBFM to be of comparable quality. In addition, the fund may invest in obligations rated as low as Caa by Moody’s or CCC by S&P or having an equivalent rating by any NRSRO. Securities that are rated Caa or CCC are of poor standing. These issues may be in default or present elements of danger that may exist with respect to principal or interest.

The fund may invest without limit in municipal leases, which generally are participations in intermediate- and short-term debt obligations issued by municipalities consisting of leases or installment purchase contracts for property or equipment. Municipal leases may take the form of a lease or an installment purchase contract issued by state and local government authorities to obtain funds to acquire a wide variety of equipment and facilities such as fire and sanitation vehicles, computer equipment and other capital assets. Although lease obligations do not constitute general obligations of the municipality for which the municipality’s taxing power is pledged, a lease obligation is ordinarily backed by the municipality’s covenant to budget for, appropriate and make the payments due under the lease obligation. However, certain lease obligations contain “non-appropriation” clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. In addition to the “non-appropriation” risk, these securities represent a relatively new type of financing that has not yet developed the depth of marketability associated with more conventional bonds. Although “non-appropriation” lease obligations are often secured by the underlying property, disposition of the property in the event of foreclosure might prove difficult. In evaluating municipal lease obligations, SBFM will consider such factors as it deems appropriate, which may include: (a) whether the lease can be canceled; (b) the ability of the lease obligee to direct the sale of the underlying assets; (c) the general creditworthiness of the lease obligor; (d) the likelihood that the municipality will discontinue the appropriation of funding for the leased property in the event such property is no longer considered essential by the municipality; (e) the legal recourse of the lease obligee in the event of such a failure to appropriate funding; (f) whether the security is backed by a credit enhancement such as insurance; and (g) any limitations that are imposed on the lease obligor’s ability to utilize substitute property or services rather than those covered by the lease obligation.

Under normal circumstances, the fund may invest in “private activity bonds.” Interest income on certain types of private activity bonds issued after August 7, 1986 to finance nongovernmental activities is a specific tax preference item for purposes of federal individual and corporate alternative minimum taxes, even though such interest is not subject to regular federal income taxes.
Individual and corporate shareholders may be subject to a federal alternative minimum tax to the extent that the fund’s dividends are derived from interest on these bonds. These private activity bonds are included in the term “Municipal
Securities” for purposes of determining compliance with the 80% test described above. Dividends derived from interest income on all Municipal Securities are a component of the “adjusted current earnings” adjustment for purposes of the federal corporate alternative minimum tax.

The
fund may invest in short-term obligations (“Temporary Investments”), some of which may not be tax-exempt. Included among the Temporary Investments are tax-exempt notes rated within the four highest grades by a NRSRO, including
Moody’s or S&P; tax-exempt commercial paper rated no lower than A-2 by S&P or Prime-2 by Moody’s; and taxable money market instruments. At no time will more than 20% of the fund’s total assets be invested in Temporary
Investments unless SBFM temporarily has adopted a defensive investment posture. In addition, the fund may enter into municipal bond index futures contracts and options on interest rate futures contracts for hedging purposes. The fund also may acquire variable rate demand notes, purchase securities on a when-issued basis and enter into stand-by commitments with respect to portfolio securities.

Total Return Bond Fund

Under normal conditions, at least 80% of the value of the fund’s net assets, plus any borrowings for investment purposes, will be invested in fixed-income securities. The “total return” sought by the fund will consist of interest and dividends from underlying securities, capital appreciation reflected in unrealized increases in the value of fund securities (realized by the shareholder only upon selling shares), or realized from the purchase and sale of securities and the use of futures and options. The change in market value of fixed-income securities (and therefore their capital appreciation) is largely a function of changes in the current level of interest rates. At any given time, the fund may be entirely or partially invested in a particular type of fixed-income security.

The fund may invest up to 10% of its total assets in securities rated below investment grade and unrated securities of comparable quality. These securities are commonly known as “junk bonds” because they are rated in the lower rating categories of nationally and internationally recognized rating agencies or if unrated, have been determined by SBFM to be of similar credit quality.
These securities are considered speculative in that their issues may have diminished capacity to pay principal and interest. These securities have a higher risk of default, tend to be less liquid, and may be more difficult to value.

Under normal market conditions, the fund may hold up to 20% of its total assets in cash or money market instruments, including taxable money market instruments.

Other Investment Policies

U.S. Government Securities (all funds).    U.S. government securities include debt obligations of varying maturities issued or guaranteed by the U.S. government or its agencies or instrumentalities (“U.S. government securities”). U.S. government securities include not only direct obligations of the United States Treasury, but also securities issued or guaranteed by the Federal Housing Administration, Farmers Home
Administration, Export-Import Bank of the United States, Small Business Administration, GNMA, General Services Administration, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Land Banks, FNMA, Maritime Administration,
Tennessee Valley Authority, District of Columbia Armory Board, Student Loan Marketing Association, International Bank for Reconstruction and Development and Resolution Trust Corporation. Certain U.S. government securities, such as those issued or guaranteed by GNMA, FNMA and FHLMC, are mortgage-related securities. Because the United States government is not obligated by law to provide support to an instrumentality that it sponsors, a fund will invest in obligations issued by such an instrumentality only if SBFM or the relevant sub-investment adviser determines that the credit risk with respect to the instrumentality does not make its securities unsuitable for investment by the fund.

Bank Obligations (all funds).    Domestic
commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the Federal Deposit Insurance Corporation (the
“FDIC”). Domestic banks organized under state law are supervised and examined by state banking authorities, but are members of the Federal Reserve System only if they elect to join. Most state banks are insured by the FDIC (although such insurance may not be of material benefit to a fund, depending upon the principal amount of CDs of each held by the fund) and are subject to federal examination and to a substantial body of Federal law and regulation. As a result of federal and state laws and regulations, domestic branches of domestic banks are, among other things, generally required to maintain specified levels of reserves, and are subject to other supervision and regulation designed to promote financial soundness.

Obligations of foreign branches of U.S. banks, such as CDs and
TDs, may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation. Obligations of foreign branches of U.S. banks and foreign banks are subject to different risks than are those of U.S. banks or U.S. branches of foreign banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. Foreign branches of U.S. banks are not necessarily subject to the same or similar regulatory requirements that apply to U.S. banks, such as mandatory reserve requirements, loan limitations and accounting, auditing and financial recordkeeping requirements. In addition, less information may be publicly available about a foreign branch of a U.S. bank than about a U.S. bank. CDs issued by wholly owned Canadian subsidiaries of U.S. banks are guaranteed as to repayment of principal and interest, but not as to sovereign risk, by the U.S. parent bank.

Obligations of U.S. branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and by federal and state regulation as well as governmental action in the country in which the foreign bank has its head office. A U.S. branch of a foreign bank with assets in excess of $1 billion may or may not be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state. In addition, branches licensed by the Comptroller of the Currency and branches licensed by certain states (“State
Branches”) may or may not be required to: (a) pledge to the regulator by depositing assets with a designated bank within the state, an amount of its assets equal to 5% of its total liabilities; and (b) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of State Branches may not necessarily be insured by the FDIC. In addition, there may be less publicly available information about a U.S. branch of a foreign bank than about a U.S. bank.

In view of the foregoing factors associated with the purchase of CDs and TDs issued by foreign banks and foreign branches of U.S. banks, SBFM or the relevant sub-investment adviser will carefully evaluate such investments on a case-by-case basis.

The Exchange Reserve Fund may purchase a CD issued by a bank, savings and loan association or other banking institution with less than $1 billion in assets (a “Small Issuer CD”) so long as the issuer is a member of the FDIC or Office of Thrift Supervision and is insured by the Savings Association Insurance Fund (“SAIF”), and so long as the principal amount of the Small
Issuer CD is fully insured and is no more than $100,000. The Exchange Reserve Fund will at any one time hold only one Small Issuer CD from any one issuer. Savings and loan associations whose CDs may be purchased by the funds are members of the
Federal Home Loan Bank and are insured by the SAIF. As a result, such savings and loan associations are subject to regulation and examination.

Corporate Debt Securities (Dividend and Income, Convertible, Diversified Strategic Income, High Income and Total Return Bond
Funds).    Corporate debt securities include corporate bonds, debentures, notes and other similar debt securities issued by companies.

Ratings as Investment Criteria (all funds).    In general, the ratings of NRSROs represent
the opinions of these agencies as to the quality of securities that they rate. Such ratings, however, are relative and subjective, are not absolute standards of quality and do not evaluate the market value risk of the securities. These ratings will be used by the funds as initial criteria for the selection of portfolio securities, but the funds also will rely upon the independent advice of SBFM and/or sub-investment advisers to evaluate potential investments. Among the factors that will be considered are the long-term ability of the issuer to pay principal and interest and general economic trends. Appendix A to this SAI contains further information concerning the rating categories of NRSROs and their significance.

Subsequent to its purchase by a fund, an issue of securities may cease to be rated or its rating may be reduced below the minimum required for purchase by the fund. In addition, it is possible that a NRSRO might not change its rating of a particular issue to reflect subsequent events. None of these events will require sale of such securities by a fund, but SBFM and/or a fund’s sub-investment adviser will consider such events in its determination of whether the fund should continue to hold the securities. In addition, to the extent that the ratings change as a result of changes in such organizations or their rating systems, or due to a corporate reorganization, a fund will attempt to use comparable ratings as standards for its investments in accordance with its investment objective and policies.

When-Issued Securities and
Delayed-Delivery Transactions (Dividend and Income, Convertible, Diversified Strategic Income, High Income, Total Return Bond and Municipal High Income Funds).    In order to secure yields or prices deemed advantageous at the time, the funds may purchase or sell securities on a when-issued or delayed-delivery basis. A fund will enter into a when-issued transaction for the purpose of acquiring portfolio securities and not for the purpose of leverage. In such transactions delivery of the securities occurs beyond the normal settlement periods, but no payment or delivery is made by the fund prior to the actual delivery or payment by the other party to the transaction. Due to fluctuations in the value of securities purchased or sold on a when- issued or delayed-delivery basis, the yields obtained on those securities may be higher or lower than the yields available in the market on the dates when the investments are actually delivered to the buyers. Each fund will establish a segregated account consisting of cash and liquid securities having a value equal to or greater than the fund’s purchase commitments, provided such securities have been determined by SBFM or the relevant sub-investment adviser to be liquid and unencumbered and are marked to market daily pursuant to guidelines established by the trustees. Placing securities rather than cash in the segregated account may have a leveraging effect on the fund’s total assets.

Fixed income securities are normally subject to changes in value based upon changes, real or anticipated, in the level of interest rates and, although to a lesser extent in the case of U.S. government securities, the public’s perception of the creditworthiness of the issuers. In general, fixed income securities tend to appreciate when interest rates decline and depreciate when interest rates rise. Purchasing these securities on a when-issued or delayed-delivery basis, therefore, can involve the risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself. Similarly, the sale of fixed income securities for delayed delivery can involve the risk that the prices available in the market when the delivery is made may actually be higher than those obtained in the transaction itself.

In the case of the purchase of
securities on a when-issued or delayed-delivery basis by a fund, the fund will meet its obligations on the settlement date from then-available cash flow, the sale of securities held in the segregated account, the sale of other securities or, although it would not normally expect to do so, from the sale of the securities purchased on a when-issued or delayed-delivery basis (which may have a value greater or less than the fund’s payment obligations).

Zero Coupon Bonds (Dividend and Income, Convertible, Diversified
Strategic Income, High Income, Municipal High Income and Total Return Bond Funds).    A zero coupon bond pays no interest in cash to its holder during its life, although interest is accrued during that period. Its value to an investor consists of the difference between its face value at the time of maturity and the price for which it was acquired, which is generally an amount significantly less than its face value (sometimes referred to as a “deep discount”
price). Because such securities usually trade at a deep discount, they will be subject to greater fluctuations of market value in response to changing interest rates than debt obligations of comparable maturities which make periodic distributions of interest. On the other hand, because there are no periodic interest payments to be reinvested prior to maturity, zero coupon securities eliminate reinvestment risk and lock in a rate of return to maturity. Diversified Strategic Income and High
Income Funds also may invest in payment-in-kind bonds, which, like zero coupon bonds, make no cash payment until maturity. The funds may also invest in hybrid zero coupon securities which possess qualities of both zero coupon and coupon bonds.

Mortgage-Related Securities (Dividend and Income,
Diversified Strategic Income, Exchange Reserve and Total Return Bond Funds).    Mortgage-related securities provide a monthly payment consisting of interest and principal payments. Additional payments may be made out of unscheduled repayments of principal resulting from the sale of the underlying residential property, refinancing or foreclosure, net of fees or costs that may be incurred. Prepayments of principal on mortgage-related securities may tend to increase due to refinancing of mortgages as interest rates decline. Mortgage pools created by private organizations generally offer a higher rate of interest than government and government-related pools because no direct or indirect guarantees of payments are applicable with respect to the former pools. Timely payment of interest and principal in these pools, however, may be supported by various forms of private insurance or guarantees, including individual loan, title, pool and hazard insurance.
There can be no assurance that the private insurers can meet their obligations under the policies. Prompt payment of principal and interest on GNMA mortgage pass-through certificates is backed by the full faith and credit of the United States. FNMA guaranteed mortgage pass-through certificates and FHLMC participation certificates are solely the obligations of those entities but FNMA obligations are supported by the discretionary authority of the United States government to purchase its obligations. Collateralized mortgage

 obligations are a type of bond secured by an underlying pool of mortgages or mortgage pass-through certificates that are structured to direct payments on underlying collateral to different series or classes of the obligations.

To the extent that a fund purchases mortgage-related securities at a premium, mortgage foreclosures and prepayments of principal by mortgagors (which may be made at any time without penalty) may result in some loss of the fund’s principal investment to the extent of the premium paid. A fund’s yield may be affected by reinvestment of prepayments at higher or lower rates than the original investment. In addition, like other debt securities, the values of mortgage-related securities, including government and government-related mortgage pools, generally will fluctuate in response to market interest rates.

The average maturity of pass-through pools of
mortgage-related securities varies with the maturities of the underlying mortgage instruments. In addition, a pool’s stated maturity may be shortened by unscheduled payments on the underlying mortgages. Factors affecting mortgage prepayments include the level of interest rates, general economic and social conditions, the location of the mortgaged property and age of the mortgage. Because prepayment rates of individual pools vary widely, it is not possible to accurately predict the average life of a particular pool. Common practice is to assume that prepayments will result in an average life ranging from 2 to 10 years for pools of fixed-rate 30-year mortgages. Pools of mortgages with other maturities or different characteristics will have varying average life assumptions.

Mortgage-related securities may be classified as private, governmental or government-related, depending on the issuer or guarantor. Private mortgage-related securities represent pass-through pools consisting principally of conventional residential mortgage loans created by non-governmental issuers, such as commercial banks, savings and loan associations and private mortgage insurance companies. Governmental mortgage-related securities are backed by the full faith and credit of the
United States. GNMA, the principal guarantor of such securities, is a wholly owned United States government corporation within the Department of Housing and Urban Development. Government-related mortgage-related securities are not backed by the full faith and credit of the United States government. Issuers of such securities include FNMA and FHLMC. FNMA is a government-sponsored corporation owned entirely by private stockholders, which is subject to general regulation by the Secretary of
Housing and Urban Development. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA. FHLMC is a stockholder-owned corporation chartered by Congress and subject to general regulation by the
Department of Housing and Urban Development. Participation certificates representing interests in mortgages from FHLMC’s national portfolio are guaranteed as to the timely payment of interest and ultimate collection of principal by FHLMC.

Private, U.S. governmental or government-related
entities create mortgage loan pools offering pass-through investments in addition to those described above. The mortgages underlying these securities may be alternative mortgage instruments, that is, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may be shorter than previously customary. As new types of mortgage-related securities are developed and offered to investors, the funds, consistent with their investment objectives and policies, will consider making investments in such new types of securities.

Forward Roll Transactions (Dividend and Income, Diversified Strategic Income and Total Return Bond Funds).    In order to enhance current income, these funds may enter into forward roll transactions with respect to mortgage-related securities issued by GNMA, FNMA and FHLMC. In a forward roll transaction, a fund sells a mortgage security to a financial institution, such as a bank or broker-dealer, and simultaneously agrees to repurchase a similar security from the institution at a later date at an agreed-upon price. The mortgage securities that are repurchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. During the period between the sale and repurchase, the fund will not be entitled to receive interest and principal payments on the securities sold. Proceeds of the sale will be invested in short-term instruments, particularly repurchase agreements, and the income from these investments, together with any additional fee income received on the sale, will generate income for the fund exceeding the yield on the securities sold. Forward roll transactions involve the risk that the

 market value of the securities the fund is obligated to
repurchase may decline below the repurchase price of those securities. At the time a fund enters into forward roll transactions, it will place in a segregated account with the fund’s custodian cash, U.S. government securities, equity securities or debt securities of any grade having a value equal to or greater than the fund’s purchase commitments, provided such securities have been determined by SBFM or a sub-investment adviser to be liquid and unencumbered and are marked to market daily pursuant to guidelines established by the trustees. The fund will subsequently monitor the account to insure that such equivalent value is maintained.

Asset-Backed Securities (Dividend and Income, Exchange Reserve, Diversified Strategic Income and Total Return Bond
Funds).    An asset-backed security represents an interest in a pool of assets such as receivables from credit card loans, automobile loans and other trade receivables. Changes in the market’s perception of the asset backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans, or the financial institution providing any credit enhancement, will all affect the value of an asset-backed security, as will the exhaustion of any credit enhancement. The risks of investing in asset-backed securities ultimately depend upon the payment of the consumer loans by the individual borrowers. In its capacity as purchaser of an asset-backed security, a fund would generally have no recourse to the entity that originated the loans in the event of default by the borrower. Additionally, in the same manner as described above under “Mortgage-Related Securities” with respect to prepayment of a pool of mortgage loans underlying mortgage- related securities, the loans underlying asset-backed securities are subject to prepayments, which may shorten the weighted average life of such securities and may lower their return.

Non-Taxable Municipal Securities (Municipal High Income
Fund).    Non-taxable Municipal Securities include debt obligations issued to fund various public purposes, such as constructing public facilities, refunding outstanding obligations, paying general operating expenses and extending loans to public institutions and facilities. Private activity bonds that are issued by or on behalf of public authorities to finance privately operated facilities are considered to be Municipal Securities if the interest paid thereon may be excluded from gross income (but not necessarily from alternative minimum taxable income) for regular federal income tax purposes in the opinion of bond counsel to the issuer.

Municipal bonds may be issued to finance life care facilities. Life care facilities are an alternative form of long-term housing for the elderly which offer residents the independence of condominium life style and, if needed, the comprehensive care of nursing home services. Bonds to finance these facilities have been issued by various state industrial development authorities. Because the bonds are secured only by the revenues of each facility and not by state or local government tax payments, they are subject to a wide variety of risks, including a drop in occupancy levels, the difficulty of maintaining adequate financial reserves to secure estimated actuarial liabilities, the possibility of regulatory cost restrictions applied to health care delivery and competition from alternative health care or conventional housing facilities.

Municipal leases are Municipal Securities that may
take the form of a lease or an installment purchase contract issued by state and local governmental authorities to obtain funds to acquire a wide variety of equipment and facilities such as fire and sanitation vehicles, computer equipment and other capital assets. These obligations make it possible for state and local government authorities to acquire property and equipment without meeting constitutional and statutory requirements for the issuance of debt. Thus, municipal leases have special risks not normally associated with municipal bonds. These obligations frequently contain “non-appropriation” clauses providing that the governmental issuer of the obligation has no obligation to make future payments under the lease or contract unless money is appropriated for such purposes by the legislative body on a yearly or other periodic basis. In addition to the “non-appropriation” risk, municipal leases represent a type of financing that has not yet developed the depth of marketability associated with municipal bonds; moreover, although the obligations will be secured by the leased equipment, the disposition of the equipment in the event of foreclosure might prove to be difficult. In order to limit such risks, Municipal High Income Fund will purchase either (a) municipal leases rated in the 4 highest categories by Moody’s or S&P or (b) unrated municipal leases purchased principally from domestic banks or other responsible third parties which enter into an agreement with

 the fund, which provides that the seller will
either remarket or repurchase the municipal lease within a short period after demand by the fund.

Taxable Municipal Obligations (Total Return Bond Fund).    The Total Return Bond Fund will invest in a diversified
portfolio of taxable long-term investment-grade securities issued by or on behalf of states and municipal governments, U.S. territories and possessions of the United States and their authorities, agencies, instrumentalities and political subdivisions (“Taxable Municipal Obligations”). The Taxable Municipal Obligations in which the fund may invest are within the four highest ratings of Moody’s (Aaa, Aa, A, Baa) or S&P (AAA, AA, A, BBB). Although securities rated in these categories are commonly referred to as investment grade, securities rated Baa are considered by Moody’s to have speculative characteristics. In addition, changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher-grade securities. Furthermore, the market for Taxable Municipal Obligations is relatively small, which may result in a lack of liquidity and in price volatility of those securities. Interest on Taxable Municipal Obligations is includable in gross income for regular federal income tax purposes. While interest on Taxable Municipal Obligations may be exempt from personal taxes imposed by the state within which the obligation is issued, such interest will nevertheless generally be subject to all other state and local income and franchise taxes.

Variable-Rate Demand Notes (Municipal High Income Fund).    Municipal Securities purchased by Municipal High Income Fund may include variable-rate demand notes issued by industrial development authorities and other governmental entities. Although variable-rate demand notes are frequently not rated by credit rating agencies, unrated notes purchased by the fund will be determined by SBFM to be of comparable quality at the time of purchase to instruments rated “‘high quality” (that is, within the two highest ratings) by any NRSRO. In addition, while no active secondary market may exist with respect to a particular variable-rate demand note purchased by the fund, the fund may, upon the notice specified in the note, demand payment of the principal of and accrued interest on the note at any time and may resell the note at any time to a third party. The absence of such an active secondary market, however, could make it difficult for the fund to dispose of the variable-rate demand note in the event that the issuer of the note defaulted on its payment obligations, and the fund could, for this or other reasons, suffer a loss to the extent of the default.

Stand-by Commitments (Municipal High Income Fund).    Municipal High Income Fund may acquire “stand-by commitments” with respect to Municipal Securities held in its portfolio.
Under a stand-by commitment, a dealer agrees to purchase, at the fund’s option, specified Municipal Securities at a specified price. The fund may pay for stand-by commitments either separately in cash or by paying a higher price for the securities acquired with the commitment, thus increasing the cost of the securities and reducing the yield otherwise available for them. The fund intends to enter into stand-by commitments only with brokers, dealers and banks that, in the view of
SBFM, present minimal credit risks. In evaluating the creditworthiness of the issuer of a stand-by commitment, SBFM will periodically review relevant financial information concerning the issuer’s assets, liabilities and contingent claims. The fund will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes.

Repurchase Agreements (all funds).    The funds may engage in repurchase agreements with certain member banks of the
Federal Reserve System and with certain dealers on the Federal Reserve Bank of New York’s list of reporting dealers. Under the terms of a typical repurchase agreement, the fund would acquire an underlying debt obligation for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase, and the fund to resell, the obligation at an agreed-upon price and time, thereby determining the yield during the fund’s holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the fund’s holding period. The value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligation, including interest. Repurchase agreements could involve certain risks in the event of default or insolvency of the other party, including possible delays or restrictions upon the fund’s ability to dispose of the underlying securities, the risk of a possible decline in the value of the underlying securities during the period in which the fund seeks to assert its right to them, the risk of incurring expenses associated with asserting those rights and the risk of losing all or part of the income from the agreement.
SBFM or the relevant sub-investment adviser, acting under the supervision of the Trust’s board of trustees, reviews on an ongoing basis the value of the collateral and creditworthiness of those banks and dealers with which the funds enter into repurchase agreements to evaluate potential risks.

Pursuant to an exemptive order issued by the Securities and Exchange Commission (“SEC”), the funds, along with other affiliated entities managed by the manager, may transfer uninvested cash balances into one or more joint repurchase accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities. Securities that are collateral for repurchase agreements are financial assets subject to the fund’s entitlement orders through its securities account at its custodian bank until the agreements mature. Each joint repurchase agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal; however, in the event of default by the other party to the agreement, retention or sale of the collateral may be subject to legal proceedings.

Reverse Repurchase Agreements (Dividend and Income, Diversified Strategic Income and Total Return Bond Funds).    These
funds may enter into reverse repurchase agreement transactions with member banks of the Federal Reserve System and certain dealers on the Federal Reserve Bank of New York’s list of reporting dealers. A reverse repurchase agreement, which is considered a borrowing by the fund, involves a sale by the fund of securities that it holds concurrently with an agreement by the fund to repurchase the same securities at an agreed-upon price and date. The fund typically will invest the proceeds of a reverse repurchase agreement in money market instruments or repurchase agreements maturing not later than the expiration of the reverse repurchase agreement. This use of the proceeds is known as leverage. The funds will enter into a reverse repurchase agreement for leverage purposes only when the interest income to be earned from the investment of the proceeds is greater than the interest expense of the transaction. The funds also may use the proceeds of reverse repurchase agreements to provide liquidity to meet redemption requests when the sale of a fund’s securities is considered to be disadvantageous.

Lending of Portfolio Securities (Convertible, Diversified Strategic Income, High Income, Total Return Bond and Dividend and Income
Funds).    Consistent with applicable regulatory requirements, these funds may lend portfolio securities to brokers, dealers and other financial organizations meeting capital and other credit requirements or other criteria established by the board. A fund will not lend portfolio securities to CGM unless it has applied for and received specific authority to do so from the SEC. Loans of portfolio securities will be collateralized by cash, letters of credit or U.S.
government securities which are maintained at all times in an amount at least equal to the current market value of the loaned securities. From time to time, a fund may pay to the borrower and/or a third party which is unaffiliated with the fund and is acting as a “finder” a part of the interest earned from the investment of collateral received for securities loaned. Generally, the borrower will be required to make payments to a fund in lieu of any dividends a fund would have otherwise received had it not loaned the shares to the borrower. Any such payments, however, will not be treated as “qualified dividend income” for purposes of determining what portion of the fund’s regular dividends (as defined below) received by individuals may be taxed at the rates generally applicable to long-term capital gains (see “Taxes”).

By lending its securities, a fund can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term instruments or obtaining yield in the form of interest paid by the borrower when U.S. government securities are used as collateral. A fund will comply with the following conditions whenever its portfolio securities are loaned: (a) the fund must receive at least 100% cash collateral or equivalent securities from the borrower; (b) the borrower must increase such collateral whenever the market value of the securities loaned rises above the level of such collateral; (c) the fund must be able to terminate the loan at any time; (d) the fund must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value;
(e) the fund may pay only reasonable custodian fees in connection with the loan; and (f) voting rights on the loaned securities may pass to the borrower; provided, however, that if a material event adversely affecting the investment in the loaned securities occurs, the Trust’s Board of Trustees must terminate the loan and regain the right to vote the securities. The risks in lending portfolio securities, as with other extensions of secured credit, consist of a possible delay in receiving additional

 collateral or in the recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. Loans will be made to firms deemed by SBFM to be of good standing and will not be made unless, in the judgment of SBFM, the consideration to be earned from such loans would justify the risk.

Medium-, Low- and Unrated Securities
(Dividend and Income, Convertible, Diversified Strategic Income, High Income, Total Return Bond and Municipal High Income Funds).    These funds may invest in medium- or low-rated securities and unrated securities of comparable quality. Generally, these securities offer a higher current yield than the yield offered by higher-rated securities, but involve greater volatility of price and risk of loss of income and principal, including the probability of default by or bankruptcy of the issuers of such securities. Medium- and low-rated and comparable unrated securities: (a) will likely have some quality and protective characteristics that, in the judgment of the rating organization, are outweighed by large uncertainties or major risk exposures to adverse conditions and (b) are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligation. Thus, it is possible that these types of factors could, in certain instances, reduce the value of securities held by a fund with a commensurate effect on the value of the fund’s shares.

While the market values of medium- and low-rated and comparable unrated securities tend to react less to fluctuations in interest rate levels than do those of higher-rated securities, the market values of certain of these securities also tend to be more sensitive to individual corporate developments and changes in economic conditions than higher-rated securities.
In addition, medium- and low-rated and comparable unrated securities generally present a higher degree of credit risk. Issuers of medium- and low-rated and comparable unrated securities are often highly leveraged and may not have more traditional methods of financing available to them so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. The risk of loss due to default by such issuers is significantly greater because medium- and low-rated and comparable unrated securities generally are unsecured and frequently are subordinated to the prior payment of senior indebtedness. A fund may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. In addition, the markets in which medium- and low-rated or comparable unrated securities are traded generally are more limited than those in which higher-rated securities are traded. The existence of limited markets for these securities may restrict the availability of securities for a fund to purchase and also may have the effect of limiting the ability of the fund to: (a) obtain accurate market quotations for purposes of valuing securities and calculating net asset value and (b) sell securities at their fair value either to meet redemption requests or to respond to changes in the economy or the financial markets. A major economic recession could likely disrupt severely the market for medium- and low-securities and adversely affect the value of such securities. Any such economic downturn also could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon.

Fixed-income securities, including medium- and low-rated and comparable unrated securities, frequently have call or buy-back features that permit their issuers to call or repurchase the securities from their holders, such as a fund. If an issuer exercises these rights during periods of declining interest rates, the fund may have to replace the security with a lower yielding security, resulting in a decreased return to the fund.

Securities that are rated Ba by Moody’s or BB by S&P have
speculative characteristics with respect to capacity to pay interest and repay principal. Securities that are rated B generally lack characteristics of a desirable investment and assurance of interest and principal payments over any long period of time may be small. Securities that are rated Caa or CCC are of poor standing. These issues may be in default or present elements of danger may exist with respect to principal or interest.

In light of the risks described above, SBFM or the relevant
sub-investment adviser, in evaluating the creditworthiness of an issue, whether rated or unrated, will take various factors into consideration, which may include, as applicable, the issuer’s financial resources, its sensitivity to economic conditions and trends, the

 operating history of and the community support for the facility financed by the issue, the ability of the issuer’s management and regulatory matters.

Options on Securities (Convertible, Diversified Strategic Income, High Income and Dividend and Income Funds).    High
Income Fund may write (sell) covered call options. Dividend and Income Fund may write covered call options and may purchase and write secured put options. Convertible Fund and Diversified Strategic Income Fund may purchase and write covered call and secured put options. Each of these funds may enter into closing transactions with respect to the options transactions in which it may engage. Dividend and Income Fund also may write “straddles,” which are combinations of secured puts and covered calls on the same underlying security.

The
aggregate value of the obligations underlying calls on securities that are written by Dividend and Income Fund and covered with cash or other eligible segregated assets, together with the aggregate value of the obligations underlying put options written by the fund, will not exceed 50% of the fund’s total assets. Dividend and Income Fund will not purchase puts or calls on securities if more than 5% of its total assets would be invested in premiums on puts and calls, not including that portion of the premium which reflects the value of the securities owned by the fund and underlying a put at the time of purchase. Convertible Fund may utilize up to 10% of its total assets to purchase put options on portfolio securities and may do so at or about the same time that it purchases the underlying security or at a later time. Diversified Strategic Income Fund may utilize up to 15% of its total assets to purchase options and may do so at or about the same time that it purchases the underlying security or at a later time.

Diversified
Strategic Income Fund may purchase and sell put, call and other types of option securities that are traded on domestic or foreign exchanges or the over-the-counter market including, but not limited to, “spread” options,
“knock-out” options, “knock-in” options and “average rate” or “look-back” options. “Spread” options are dependent upon the difference between the price of two securities or futures contracts. “Knock-out” options are canceled if the price of the underlying asset reaches a trigger level prior to expiration. “Knock-in” options only have value if the price of the underlying asset reaches a trigger level.
“Average rate” or “look-back” options are options where the option’s strike price at expiration is set based on either the average, maximum or minimum price of the asset over the period of the option.

A call is covered if the fund (a) owns the optioned securities, (b)
maintains in a segregated account cash or liquid securities having a value equal to or greater than the fund’s obligations under the call, provided such securities have been determined by SBFM to be liquid and unencumbered pursuant to guidelines established by the trustees (“eligible segregated assets”) or (c) owns an offsetting call option.

Writing call and put options.    When a fund writes a call, it receives a premium and gives the purchaser the right to buy the underlying security at any time during the call period at a fixed exercise price regardless of market price changes during the call period. If the call is exercised, the fund forgoes any gain from an increase in the market price of the underlying security over the exercise price. When a fund writes a put, it receives a premium and gives the purchaser of the put the right to sell the underlying security to the fund at the exercise price at any time during the option period. When a fund purchases a put, it pays a premium in return for the right to sell the underlying security at the exercise price at any time during the option period. For the purchase of a put to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and transaction costs, unless the put is sold in a closing sale transaction; otherwise, the purchase of the put effectively increases the cost of the security and thus reduces its yield.

A fund may write puts on securities only if
they are “secured.” A put is “secured” if the fund maintains cash or other eligible segregated assets with a value equal to the exercise price in a segregated account or holds a put on the same underlying security at an equal or greater exercise price.

The principal reason for writing covered call
options on securities is to attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. Diversified Strategic Income Fund, however, may engage in option transactions only to hedge against adverse price movements in the securities that it holds or may wish to purchase and the currencies in which certain portfolio securities may be denominated. In return for a premium, the writer of a covered call option forfeits the right to any appreciation in the value of the underlying security above the strike price for the life of the option (or until a closing purchase transaction can be effected). Nevertheless, the call writer retains the risk of a decline in the price of the underlying security. Similarly, the principal reason for writing covered put options is to realize income in the form of premiums. The writer of a covered put option accepts the risk of a decline in the price of the underlying security. The size of the premiums that a fund may receive may be adversely affected as new or existing institutions, including other investment companies, engage in or increase their option-writing activities.

Options written by a fund normally will have expiration dates between 1 and 9 months from the date written. The exercise price of the options may be below, equal to or above the market values of the underlying securities at the times the options are written. In the case of call options, these exercise prices are referred to as “in-the-money,” “at-the-money” and “out-of-the-money,” respectively. A fund with option-writing authority may write (a) in-the-money call options when SBFM or its sub-investment adviser expects that the price of the underlying security will remain flat or decline moderately during the option period, (b) at-the-money call options when SBFM or the sub-investment adviser expects that the price of the underlying security will remain flat or advance moderately during the option period and (c) out-of-the-money call options when SBFM or the sub-investment adviser expects that the price of the underlying security may increase but not above a price equal to the sum of the exercise price plus the premiums received from writing the call option. In any of the preceding situations, if the market price of the underlying security declines and the security is sold at this lower price, the amount of any realized loss will be offset wholly or in part by the premium received. Out-of-the-money, at-the-money and in-the-money put options (the reverse of call options as to the relation of exercise price to market price) may be utilized in the same market environments that such call options are used in equivalent transactions.

So long as the
obligation of a fund as the writer of an option continues, the fund may be assigned an exercise notice by the broker-dealer through which the option was sold, requiring the fund to deliver (in the case of a call) or take delivery of (in the case of a put) the underlying security against payment of the exercise price. This obligation terminates when the option expires or the fund effects a closing purchase transaction. A fund can no longer effect a closing purchase transaction with respect to an option once it has been assigned an exercise notice. To secure its obligation to deliver the underlying security when it writes a call option, or to pay for the underlying security when it writes a put option, a fund will be required to deposit in escrow the underlying security or other assets in accordance with the rules of the Options Clearing Corporation (the “Clearing Corporation”) or similar foreign clearing corporation and of the securities exchange on which the option is written.

Purchasing call and put
options.    A fund may purchase put and call options that are traded on a domestic securities exchange. By buying a put, the fund limits the risk of loss from a decline in the market value of the security until the put expires. Any appreciation in the value of the yield otherwise available from the underlying security, however, will be partially offset by the amount of the premium paid for the put option and any related transaction costs. A call option may be purchased by the fund in order to acquire the underlying securities for the fund at a price that avoids any additional cost that would result from a substantial increase in the market value of a security. The fund also may purchase call options to increase its return to investors at a time when the call is expected to increase in value due to anticipated appreciation of the underlying security.

Closing transactions.    A fund may engage in a closing purchase transaction to realize a profit, to prevent an underlying security from being called or put or to unfreeze an underlying security (thereby permitting its sale or the writing of a new option on the security prior to the outstanding option’s expiration). To effect a closing purchase transaction, the fund would purchase, prior to the holder’s exercise of an option that the fund has written, an option of the same series as that on which the fund desires to terminate its obligation. The obligation of the fund under an option that it has written would be terminated by a closing purchase transaction, but the fund would not be
deemed to own an option as the result of the transaction. There can be no assurance that the fund will be able to effect closing purchase transactions at a time when it wishes to do so. To facilitate closing purchase transactions, however, a fund will write options only if a secondary market for the options exists on a domestic securities exchange or in the over-the-counter market. Dividend and Income Fund will purchase and sell only options which are listed on a national securities exchange and will write options only through a national options clearing organization.

There can be no assurance that a liquid secondary market will exist at a given time for any particular option. In this regard, trading in options on U.S. government securities is relatively new, so that it is impossible to predict to what extent liquid markets will develop or continue.

An option position may be closed out only where there exists a secondary market for an option of the same series on a recognized securities exchange or in the over-the-counter market. In light of this fact and current trading conditions, the funds expect to purchase only call or put options issued by the Clearing Corporation. The funds with option-writing authority expect to write options only on U.S. securities exchanges, except that the Diversified Strategic
Income Fund also may write options on foreign exchanges and in the over-the-counter market.

A fund may realize a profit or loss upon entering into a closing transaction. In cases in which a fund has written an option, it will realize a profit if the cost of the closing purchase transaction is less than the premium received upon writing the original option and will incur a loss if the cost of the closing purchase transaction exceeds the premium received upon writing the original option. Similarly, when a fund has purchased an option and engages in a closing sale transaction, whether the fund realizes a profit or loss will depend upon whether the amount received in the closing sale transaction is more or less than the premium that the fund initially paid for the original option plus the related transaction costs.

Although a fund generally will purchase or write only those options for which SBFM or its sub-investment adviser believes there is an active secondary market, there is no assurance that sufficient trading interest to create a liquid secondary market on a securities exchange will exist for any particular option or at any particular time, and for some options no such secondary market may exist. A liquid secondary market in an option may cease to exist for a variety of reasons. At times in the past, for example, higher than anticipated trading activity or order flow or other unforeseen events have rendered inadequate certain of the facilities of the Clearing Corporation as well as U.S. and foreign securities exchanges and resulted in the institution of special procedures such as trading rotations, restrictions on certain types of orders or trading halts or suspensions in one or more options. There can be no assurance that similar events, or events that may otherwise interfere with the timely execution of customers’ orders, will not recur. In such event, it might not be possible to effect closing transactions in particular options. If a fund as a covered call option writer is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise.

Securities exchanges
generally have established limitations governing the maximum number of calls and puts of each class that may be held, written or exercised within certain time periods by an investor or group of investors acting in concert (regardless of whether the options are written on the same or different securities exchanges or are held, written or exercised in one or more accounts or through one or more brokers). It is possible that the funds with authority to engage in options transactions, and other clients of SBFM and certain of its affiliates, may be considered to be such a group. A securities exchange may order the liquidation of positions found to be in violation of these limits and it may impose certain other sanctions.

In the case of options that are deemed covered by virtue of the fund’s holding convertible or exchangeable preferred stock or debt securities, the time required to convert or exchange and obtain physical delivery of the underlying common stocks with respect to which the fund has written options may exceed the time within which the fund must make delivery in accordance with an exercise notice. In these instances, a fund may purchase or borrow temporarily the underlying securities for purposes of physical delivery. By so doing, the fund will not bear any market risk because the fund will have the absolute right to receive from the issuer of the underlying security an equal number of shares to replace the borrowed stock, but the fund may incur additional transaction costs or interest expenses in connection with any such purchase or borrowing.

Additional risks exist with respect to certain U.S. government securities for which a fund may write covered call options. If a fund writes covered call options on mortgage-backed securities, the securities that it holds as cover may, because of scheduled amortization or unscheduled prepayments, cease to be sufficient cover. The fund will compensate for the decline in the value of the cover by purchasing an appropriate additional amount of those securities.

Stock Index Options (Dividend and Income Fund).    Dividend and Income Fund may purchase and write put and call options on
U.S. stock indexes listed on U.S. exchanges for the purpose of hedging its portfolio. A stock index fluctuates with changes in the market values of the stocks included in the index. Some stock index options are based on a broad market index, such as the New York Stock Exchange Composite Index, or a narrower market index, such as the Standard & Poor’s 100. Indexes also are based on an industry or market segment such as the AMEX Oil Index or the Amex Computer Technology Index. In
writing a call on a stock index, the fund receives a premium and agrees that during the call period purchasers of a call, upon exercise of the call, will receive an amount of cash if the closing level of the stock index upon which the call is based is greater than the exercise price of the call. When the fund buys a call on a stock index, it pays a premium and during the call period the fund, upon exercise of the call, receives an amount of cash if the closing level of the stock index upon which the call is based is greater than the exercise price of the call. The fund also may purchase and sell stock index puts, which differ from puts on individual securities in that they are settled in cash based on the values of the securities in the underlying index, rather than by delivery of the underlying securities. Purchase of a stock index put is designed to protect against a decline in the value of the fund’s portfolio generally, rather than an individual security in the portfolio. Stock index puts are sold primarily to realize income from the premiums received on the sale of such options. If any put is not exercised or sold, it will become worthless on its expiration date.

Options on stock indexes are similar to options on stock except that
(a) the expiration cycles of stock index options are monthly, while those of stock options are currently quarterly and (b) the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive a cash “exercise settlement amount” equal to (a) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (b) a fixed “index multiplier.” Receipt of this cash amount will depend upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received will be equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars times a specified multiple. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset its position in stock index options prior to expiration by entering into a closing transaction on an exchange or it may let the option expire unexercised.

The effectiveness of purchasing or writing stock index options as a hedging technique will depend upon the extent to which price movements in the portion of a securities portfolio being hedged correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether
Dividend and Income Fund will realize a gain or loss from the purchase or writing of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indexes, in an industry or market segment, rather than movements in the price of a particular stock. Accordingly, successful use by the fund of options on stock indexes will be subject to SBFM’s ability to predict correctly movements in the direction of the stock market generally or of a particular industry. This requires different skills and techniques than predicting changes in the prices of individual stocks.

Dividend and Income Fund will engage in stock index options transactions only when determined by SBFM to be consistent with the fund’s efforts to control risk. There can be no assurance that such judgment will be accurate or that the use of these portfolio strategies will be successful. When the fund writes an option on a stock index, it will establish a segregated account in the name of the fund consisting of cash, equity securities or debt securities of any grade in an amount equal to or greater than the market value of the option, provided such securities are liquid and unencumbered and are marked to market daily pursuant to guidelines established by the trustees.

Currency
Transactions (Convertible, Diversified Strategic Income, Dividend and Income and High Income Funds).    The funds’ dealings in forward currency exchange transactions will be limited to hedging involving either specific transactions or portfolio positions. Transaction hedging is the purchase or sale of forward currency contracts with respect to specific receivables or payables of the fund generally arising in connection with the purchase or sale of its securities.
Position hedging, generally, is the sale of forward currency contracts with respect to portfolio security positions denominated or quoted in the currency. A fund may not position hedge with respect to a particular currency to an extent greater than the aggregate market value of the security at any time, or securities held in its portfolio denominated or quoted in, or currently convertible into (such as through exercise of an option or consummation of a forward currency contract) that particular currency. If a fund enters into a transaction hedging or position hedging transaction, it will cover the transaction through one or more of the following methods: (a) ownership of the underlying currency or an option to purchase such currency; (b) ownership of an option to enter into an offsetting forward currency contract; (c) entering into a forward contract to purchase currency being sold, or to sell currency being purchased, provided that such covering contract is itself covered by any one of these methods unless the covering contract closes out the first contract; or (d) depositing into a segregated account with the custodian or a sub-custodian of the fund cash or readily marketable securities in an amount equal to the value of the fund’s total assets committed to the consummation of the forward currency contract and not otherwise covered. In the case of transaction hedging, any securities placed in the account must be liquid debt securities. In any case, if the value of the securities placed in the segregated account declines, additional cash or securities will be placed in the account so that the value of the account will equal the above amount. Hedging transactions may be made from any foreign currency into dollars or into other appropriate currencies.

At or before the maturity of a forward contract, a fund may either sell a portfolio security and make delivery of the currency or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which the relevant fund will obtain, on the same maturity date, the same amount of the currency which it is obligated to deliver. If a fund retains the portfolio security and engages in an offsetting transaction, the fund, at the time of execution of the offsetting transaction, will incur a gain or loss to the extent movement has occurred in forward contract prices. Should forward prices decline during the period between a fund’s entering into a forward contract for the sale of a currency and the date that it enters into an offsetting contract for the purchase of the currency, the fund will realize a gain to the extent that the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the fund will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

The cost to a fund of engaging in currency transactions varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because transactions in currency exchange are usually conducted on a principal basis, no fees or commissions are involved. The use of forward currency contracts does not eliminate fluctuations in the underlying prices of the securities, but it does establish a rate of exchange that can be achieved in the future. In addition, although forward currency contracts limit the risk of loss due to a decline in the value of the hedged currency, at the same time they limit any potential gain that might result should the value of the currency increase.

If a devaluation is generally anticipated, the Diversified Strategic Income and High Income Funds may not be able to contract to sell the currency at a price above the devaluation level they anticipate.

Foreign Currency Options (Diversified Strategic Income and High Income Funds).    High Income Fund may only purchase put and call options on foreign currencies, whereas Diversified Strategic Income Fund may purchase or write put and call options on foreign currencies for the purpose of hedging against changes in future currency exchange rates. Foreign currency options generally have 3, 6 and 9 month expiration cycles. Put options convey the right to sell the underlying currency at a price that is anticipated to be higher than the spot price of the currency at the time the option expires. Call options convey the right to buy the underlying currency at a price that is expected to be lower than the spot price of the currency at the time that the option expires.

A fund may use foreign currency options under the same circumstances that it could use forward currency exchange transactions. A decline in the dollar value of a foreign currency in which a fund’s securities are denominated, for example, will reduce the dollar value of the securities even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of securities that it holds, the fund may purchase put options on the foreign currency. If the value of the currency declines, the fund will have the right to sell the currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its securities that otherwise would have resulted. Conversely, if a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby potentially increasing the cost of the securities, the fund may purchase call options on the particular currency. The purchase of these options could offset, at least partially, the effects of the adverse movements in exchange rates. The benefit to the fund derived from purchases of foreign currency options, like the benefit derived from other types of options, will be reduced by the amount of the premium and related transaction costs. In addition, if currency exchange rates do not move in the direction or to the extent anticipated, the fund could sustain losses on transactions in foreign currency options that would require it to forgo a portion or all of the benefits of advantageous changes in the rates.

Futures Activities (Convertible, Diversified Strategic Income, High Income, Municipal High Income, Total Return Bond and Dividend and Income
Funds).    These funds may enter into futures contracts and/or options on futures contracts that are traded on a U.S. exchange or board of trade. These investments may be made by a fund for the purpose of hedging against the effects of changes in the value of its portfolio securities due to anticipated changes in interest rates, currency values and/or market conditions, but not for purposes of speculation. In the case of Municipal High Income Fund, investments in futures contracts will be made only in unusual circumstances, such as when SBFM anticipates an extreme change in interest rates or market conditions.

Futures Contracts (Convertible, Diversified Strategic Income, Municipal High Income, Total Return Bond and Dividend and Income
Funds).    The funds may acquire or sell a futures contract to mitigate the effect of fluctuations in interest rates, currency values or market conditions (depending on the type of contract) on portfolio securities without actually buying or selling the securities. For example, if Municipal High Income Fund owns long-term bonds and tax-exempt rates are expected to increase, the fund might enter into a short position in municipal bond index futures contracts. Such a sale would have much the same effect as the fund’s selling some of the long-term bonds in its portfolio. If tax-exempt rates increase as anticipated, the value of certain long-term Municipal Securities in the fund would decline, but the value of the fund’s futures contracts would increase at approximately the same rate, thereby keeping the net asset value of the fund from declining as much as it otherwise would have. Of course, because the value of portfolio securities will far exceed the value of the futures contracts sold by a fund, an increase in the value of the futures contracts could only mitigate, not totally offset, the decline in the value of the fund.

In purchasing and selling futures contracts and related options, a fund will comply with the following policies: (a) futures and related options will be used solely for bona fide hedging purposes (or the underlying commodity value of a fund’s long positions will not exceed the sum of certain identified liquid investments) and (b) a fund will not enter into futures and related options for which the aggregate initial margin and premiums exceed 5% of the fair market value of the fund’s total assets. In order to prevent leverage in connection with the purchase of futures contracts by a fund, an amount of cash or other eligible segregated assets equal to the margin requirements of futures contracts purchased will be maintained in a segregated account on the books of the fund or with the fund’s custodian. A fund will engage only in futures contracts and related options which are listed on a national commodities exchange.

The
Commodity Futures Trading Commission (“CFTC”) recently eliminated limitations on futures transactions and options thereon by registered investment companies, provided that the investment manager to the registered investment company claims an exclusion from regulation as a commodity pool operator. The funds are operated by a person who has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act and therefore is not subject to registration or regulation as a pool operator under the Commodity Exchange Act. As a result of these CFTC rule changes, the funds are no longer restricted in their ability to enter into futures transactions and options thereon under
CFTC regulations. The funds, however, continue to have policies with respect to futures and options thereon as set forth above. The current view of the staff of the SEC is that a fund’s long and short positions in futures contracts as well as put and call options on futures written by it must be collateralized with cash or other liquid securities and segregated with the fund’s custodian or a designated sub-custodian or “covered” in a manner similar to that for covered options on securities and designed to eliminate any potential leveraging.

Interest Rate Futures Contracts.    A fund may purchase and sell interest rate futures contracts as a hedge against changes in interest rates. An interest rate futures contract is an agreement between two parties to buy and sell a security for a set price on a future date. Interest rate futures contracts are traded on designated “contract markets” which, through their clearing corporations, guarantee performance of the contracts. Currently, there are interest rate futures contracts based on securities such as long-term Treasury bonds, Treasury notes, GNMA certificates and three-month Treasury bills.

Generally, if market interest rates increase, the value of
outstanding debt securities declines (and vice versa). Entering into an interest rate futures contract for the sale of securities has an effect similar to the actual sale of securities, although sale of the interest rate futures contract might be accomplished more easily and quickly. For example, if a fund holds long-term U.S. government securities and SBFM or the sub-investment adviser anticipates a rise in long-term interest rates, the fund could, in lieu of disposing of its portfolio securities, enter into interest rate futures contracts for the sale of similar long-term securities. If interest rates increased and the value of the fund’s securities declined, the value of the fund’s interest rate futures contracts would increase, thereby protecting the fund by preventing the net asset value from declining as much as it otherwise would have declined. Similarly, entering into interest rate futures contracts for the purchase of securities has an effect similar to the actual purchase of the underlying securities, but permits the continued holding of securities other than the underlying securities. For example, if SBFM or the sub-investment adviser expects long-term interest rates to decline, the fund might enter into interest rate futures contracts for the purchase of long-term securities, so that it could gain rapid market exposure that may offset anticipated increases in the cost of securities that it intends to purchase, while continuing to hold higher-yielding short-term securities or waiting for the long-term market to stabilize.

Stock Index Futures Contracts.    A fund may purchase and sell stock index futures contracts. These transactions, if any, by the fund will be made solely for the purpose of hedging against the effects of changes in the value of its portfolio securities due to anticipated changes in market conditions and will be made when the transactions are economically appropriate to the reduction of risks inherent in the management of the fund. A stock index futures contract is an agreement under which two parties agree to take or make delivery of the amount of cash based on the difference between the value of a stock index at the beginning and at the end of the contract period. When the fund enters into a stock index futures contract, it must make an initial deposit, known as “initial margin,” as a partial guarantee of its performance under the contract. As the value of the stock index fluctuates, either party to the contract is required to make additional margin deposits, known as “variation margin,” to cover any additional obligation that it may have under the contract.

Successful use of stock index futures contracts by a fund is subject to certain special risk considerations. A liquid stock index futures market may not be available when the fund seeks to offset adverse market movements.

 In addition, there may be an imperfect correlation between movements in the securities included in the index and movements in the securities in the fund. Successful use of stock index futures contracts is further dependent on SBFM’s ability to predict correctly movements in the direction of the stock markets and no assurance can be given that its judgment in this respect will be correct.

Diversified Strategic Income Fund may enter into futures contracts or related options on futures contracts that are traded on a domestic or foreign exchange or in the over-the-counter market. These investments may be made for the purpose of hedging against changes in the value of its portfolio securities but not for purposes of speculation. The ability of the fund to trade in futures contracts may be limited by the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to a regulated investment company.

When deemed advisable by SBFM, Total Return Bond Fund
may enter into futures contracts or related options traded on a domestic exchange or board of trade. Such investments, if any, by the fund will be made solely for the purpose of hedging against the effects of changes in the value of the fund’s securities due to anticipated changes in interest rates and market conditions, and when the transactions are economically appropriate for the reduction of risks inherent in the management of the fund. Total Return Bond Fund may hedge up to 50% of its total assets using futures contracts or related options transactions.

Dividend and Income Fund may not purchase futures contracts or related options if, immediately thereafter, more than 30% of the fund’s total assets would be so invested. In addition, Dividend and Income Fund may not at any time commit more than 5% of its total assets to initial margin deposits on futures contracts.

No consideration is paid or received by a fund upon entering into a futures contract. Initially, the fund will be required to deposit with its custodian an amount of cash or cash equivalents equal to approximately 1% to 10% of the contract amount (this amount is subject to change by the board of trade on which the contract is traded and members of such board of trade may charge a higher amount). This amount, known as initial margin, is in the nature of a performance bond or good faith deposit on the contract and is returned to the fund upon termination of the futures contract, assuming that all contractual obligations have been satisfied. Subsequent payments to and from the broker, known as variation margin, will be made daily as the price of the securities, currency or index underlying the futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as “marking-to-market.” At any time prior to expiration of a futures contract, the fund may elect to close the position by taking an opposite position, which will terminate the fund’s existing position in the contract.

Several risks are
associated with the use of futures contracts as a hedging device. Successful use of futures contracts by a fund is subject to the ability of SBFM or the sub-investment adviser to predict correctly movements in interest rates, stock or bond indices or foreign currency values. These predictions involve skills and techniques that may be different from those involved in the management of the portfolio being hedged. In addition, there can be no assurance that there will be a correlation between movements in the price of the underlying securities, currency or index and movements in the price of the securities which are the subject of the hedge. A decision of whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected trends in interest rates or currency values.

Although the funds with authority to engage in futures activity intend to enter into futures contracts only if there is an active market for such contracts, there is no assurance that an active market will exist for the contracts at any particular time. Most futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day.
Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit. It is possible that futures contract prices could move to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses. In such event, and in the event of adverse price movements, a fund would be required to make daily cash payments of variation margin

 and an increase in the value of the portion of the portfolio being hedged, if any, may partially or completely offset losses on the futures contract. As described above, however, there is no guarantee that the price of the securities being hedged will, in fact, correlate with the price movements in a futures contract and thus provide an offset to losses on the futures contract.

If a fund has hedged against the possibility of a change in interest rates or currency or market values adversely affecting the value of securities held in its portfolio and rates or currency or market values move in a direction opposite to that which the fund has anticipated, the fund will lose part or all of the benefit of the increased value of securities that it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so. These sales of securities may, but will not necessarily, be at increased prices which reflect the change in interest rates or currency values, as the case may be.

Options on Futures Contracts.    An option on an interest rate futures contract, as contrasted with the direct investment in such a contract, gives the purchaser the right, in return for the premium paid, to assume a position in the underlying interest rate futures contract at a specified exercise price at any time prior to the expiration date of the option. A fund may purchase put options on interest rate futures contracts in lieu of, and for the same purpose as, sale of a futures contract. It also may purchase such put options in order to hedge a long position in the underlying interest rate futures contract in the same manner as it may purchase puts on securities provided they are similarly “secured.” An option on a foreign currency futures contract, as contrasted with the direct investment in such a contract, gives the purchaser the right, but not the obligation, to assume a long or short position in the relevant underlying future currency at a predetermined exercise price at a time in the future. Upon exercise of an option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s futures margin account, which represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The potential for loss related to the purchase of an option on futures contracts is limited to the premium paid for the option (plus transaction costs).
Because the value of the option is fixed at the point of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option does change daily and that change would be reflected in the net asset value of a fund investing in the option. The purchase of call options on futures contracts is intended to serve the same purpose as the actual purchase of the futures contract, and the fund will set aside cash and liquid securities sufficient to purchase the amount of portfolio securities represented by the underlying futures contracts.

Several risks are associated with options on futures contracts. The ability to establish and close out positions on such options will be subject to the existence of a liquid market. In addition, the purchase of put or call options on interest rate and foreign currency futures will be based upon predictions by SBFM or a fund’s sub-investment adviser as to anticipated trends in interest rates and currency values, as the case may be, which could prove to be incorrect. Even if the expectations of SBFM or a fund’s sub-investment adviser are correct, there may be an imperfect correlation between the change in the value of the options and of the portfolio securities or the currencies being hedged.

Securities of Other Investment Companies (Dividend and Income and Convertible Funds).    These funds may invest in securities of other investment companies to the extent permitted under the
1940 Act. Presently, under the 1940 Act, a fund may hold securities of another investment company in amounts which (i) do not exceed 3% of the total outstanding voting stock of such company, (ii) do not exceed 5% of the value of the fund’s total assets and (iii) when added to all other investment company securities held by the funds do not exceed 10% of the value of the fund’s total assets.

To the extent a fund invests in securities of other investment companies, the fund’s shareholders would indirectly pay a portion of the operating costs of such companies in addition to the expenses of its own operation.

 These costs include management, brokerage, shareholder servicing and other operational expenses. Indirectly, then, shareholders may pay higher operational costs than if they owned the underlying investment companies directly. Additionally, the fund’s investments in such investment companies are subject to limitations under the 1940 Act and market availability.

Index-Related Securities (“Equity Equivalents”)
(Dividend and Income and Convertible Funds).    These funds may invest in certain types of securities that enable investors to purchase or sell shares in a portfolio of securities that seeks to track the performance of an underlying index or a portion of an index. Such Equity Equivalents include, among others, DIAMONDS (interests in a portfolio of securities that seeks to track the performance of the Dow Jones Industrial Average), SPDRs or Standard & Poor’s
Depository Receipts (interests in a portfolio of securities that seeks to track the performance of the S&P 500 Index), iShares (interests in a portfolio of securities that seeks to track the performance of a benchmark index or a particular foreign country’s stocks), and the Nasdaq-100 Trust (interests in a portfolio of securities of the largest and most actively traded non-financial companies listed on the Nasdaq Stock Market). Such securities are similar to index mutual funds, but they are traded on various stock exchanges or secondary markets. The value of these securities is dependent upon the performance of the underlying index on which they are based. Thus, these securities are subject to the same risks as their underlying indices as well as the securities that make up those indices. For example, if the securities comprising an index that an index-related security seeks to track perform poorly, the index-related security will lose value.

Equity Equivalents may be used for several purposes, including to simulate full investment in the underlying index while retaining a cash balance for fund management purposes, to facilitate trading, to reduce transaction costs or to seek higher investment returns where an Equity Equivalent is priced more attractively than securities in the underlying index. Because the expense associated with an investment in Equity Equivalents may be substantially lower than the expense of small investments directly in the securities comprising the indices they seek to track, investments in Equity Equivalents may provide a cost-effective means of diversifying the fund’s assets across a broad range of equity securities.

The prices of Equity Equivalents are derived and based upon the securities held by the particular investment company.
Accordingly, the level of risk involved in the purchase or sale of an Equity Equivalent is similar to the risk involved in the purchase or sale of traditional common stock, with the exception that the pricing mechanism for such instruments is based on a basket of stocks. The market prices of Equity Equivalents are expected to fluctuate in accordance with both changes in the net asset values of their underlying indices and the supply and demand for the instruments on the exchanges on which they are traded. Substantial market or other disruptions affecting an Equity Equivalent could adversely affect the liquidity and value of the shares of the funds investing in such instruments.

Foreign Investments (Convertible, Diversified Strategic Income,
High Income and Dividend and Income Funds).    Investors should recognize that investing in foreign companies involves certain considerations which are not typically associated with investing in U.S. issuers. Since these funds may invest in securities denominated in currencies other than the U.S. dollar, and may temporarily hold funds in bank deposits or other money-market investments denominated in foreign currencies, a fund may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rate between such currencies and the dollar. A change in the value of a foreign currency relative to the U.S. dollar will result in a corresponding change in the dollar value of the fund’s total assets denominated in that foreign currency. Changes in foreign currency exchange rates may also affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gain, if any, to be distributed to shareholders by the fund.

The rate of exchange between the U.S. dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets. Changes in the exchange rate may result over time from the interaction of many factors directly or indirectly affecting economic conditions and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments and the extent of government surpluses or deficits in the Unites States and the particular foreign country. All these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the United States and other foreign countries important to international trade and finance. Government intervention may also play a significant role. National governments rarely voluntarily allow their currencies to float freely in response to economic forces. Sovereign governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their currencies.

Certain securities held by the funds will not be registered with, nor the issuers thereof be subject to reporting requirements of, the SEC. Accordingly, there may be less publicly available information about the securities and about the foreign company or government issuing them than is available about a domestic company or government entity. Foreign issuers are generally not subject to uniform financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers. In addition, with respect to some foreign countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of funds or other assets of the fund, political or social instability, or domestic developments which could affect U.S. investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions. The funds may invest in securities of foreign governments (or agencies or instrumentalities thereof), and many, if not all, of the foregoing considerations apply to such investments as well.

Securities of some foreign companies are less liquid, and their prices are more volatile, than securities of comparable domestic companies. Certain foreign countries are known to experience long delays between the trade and settlement dates of securities purchased or sold. Due to the increased exposure of a fund to market and foreign exchange fluctuations brought about by such delays, and to the corresponding negative impact on fund liquidity, the funds will avoid investing in countries which are known to experience settlement delays which may expose the fund to unreasonable risk of loss.

The interest payable on a fund’s foreign securities may be subject to foreign withholding taxes, which will reduce the fund’s return on its investments. Additionally, the operating expenses of the funds can be expected to be higher than those of an investment company investing exclusively in U.S. securities, since the costs of investing in foreign securities, such as custodial costs, valuation costs and communication costs, are higher than the costs of investing exclusively in U.S. securities.

The funds may also purchase American Depositary Receipts (“ADRs”), American Depository Debentures, American Depository Notes, American
Depository Bonds, European Depository Receipts (“EDRs”) and Global Depository Receipts (“GDRs”), or other securities representing underlying shares of foreign companies. ADRs are publicly traded on exchanges or over-the-counter in the United States and are issued through “sponsored” or “unsponsored” arrangements. In a sponsored ADR arrangement, the foreign issuer assumes the obligation to pay some or all of the depository’s transaction fees, whereas under an unsponsored arrangement, the foreign issuer assumes no obligation and the depository’s transaction fees are paid by the ADR holders. In addition, less information is available in the United States about an unsponsored ADR than about a sponsored ADR, and the financial information about a company may not be as reliable for an unsponsored ADR as it is for a sponsored ADR. The fund may invest in ADRs through both sponsored and unsponsored arrangements.

Eurodollar or Yankee Obligations (Dividend and
Income, Diversified Strategic Income and Total Return Bond Funds).    These funds may invest in Eurodollar and Yankee obligations. Eurodollar bank obligations are dollar denominated debt obligations issued outside the U.S.
capital markets by foreign branches of U.S. banks and by foreign banks. Yankee obligations are dollar denominated obligations issued in the U.S. capital markets by foreign issuers. Eurodollar (and to a limited extent, Yankee) obligations are subject to certain sovereign risks. One such risk is the possibility that a foreign government might prevent dollar denominated funds from flowing across its borders. Other risks include: adverse political and economic developments in a foreign country; the extent and quality of government regulation of financial markets and institutions; the imposition of foreign withholding taxes; and expropriation or nationalization of foreign issuers.

Securities of Developing Countries (Diversified Strategic Income and High Income Funds).    These funds may invest in securities of developing (or “emerging market”) countries. A developing country generally is considered to be a country that is in the initial stages of its industrialization cycle. Investing in the equity and fixed-income markets of developing countries involves exposure to economic structures that are generally less diverse and mature, and to political systems that can be expected to have less stability, than those of developed countries. Historical experience indicates that the markets of developing countries have been more volatile than the markets of the more mature economies of developed countries.

Foreign Government Securities of Emerging Markets (Diversified Strategic Income and High Income Funds).    Among the foreign government securities in which the funds may invest are those issued by countries with developing economies, i.e., countries in the initial stages of their industrialization cycles. Investing in securities of countries with developing economies involves exposure to economic structures that are generally less diverse and less mature, and to political systems that can be expected to have less stability, than those of developed countries. The markets of countries with developing economies historically have been more volatile than markets of the more mature economies of developed countries, but often have provided higher rates of return to investors.

Convertible Securities and Synthetic Convertible Securities (Dividend and Income, Convertible, Diversified Strategic Income and High Income Funds).    Convertible securities are fixed-income
securities that may be converted at either a stated price or stated rate into underlying shares of common stock. Convertible securities have general characteristics similar to both fixed-income and equity securities. Although to a lesser extent than with fixed-income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

As fixed-income securities, convertible securities are investments which provide for a stable stream of income with generally higher yields than common stocks. Of course, like all fixed-income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation. A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock. However, there can be no assurance of capital appreciation because securities prices fluctuate.

Convertible securities generally are subordinated to other similar but nonconvertible securities of the same issuer, although convertible bonds, as corporate debt obligations, enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer.
Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

Unlike a convertible security which is a single security, a synthetic convertible security is comprised of two distinct securities that together resemble convertible securities in certain respects. Synthetic convertible securities are created by
combining non-convertible bonds or preferred shares with common stocks, warrants or stock call options. The options that will form elements of synthetic convertible securities will be listed on a securities exchange or on Nasdaq. The two components of a synthetic convertible security, which will be issued with respect to the same entity, generally are not offered as a unit, and may be purchased and sold by a fund at different times. Synthetic convertible securities differ from convertible securities in certain respects, including that each component of a synthetic convertible security has a separate market value and responds differently to market fluctuations. Investing in synthetic convertible securities involves the risk normally involved in holding the securities comprising the synthetic convertible security.

Temporary Investments (Dividend and Income, Convertible, Diversified Strategic Income, High Income, Municipal High Income and Total Return Bond Funds).    When SBFM or the relevant
sub-investment adviser believes that market conditions warrant, these funds may adopt a temporary defensive posture and may invest in short-term instruments without limitation. Short-term instruments in which the funds may invest (except for
Municipal High Income, as described below) include: U.S. government securities; certain bank obligations (including CDs, TDs and bankers’ acceptances of domestic or foreign banks, domestic savings and loan associations and similar institutions); commercial paper rated no lower than A-2 by S&P or Prime-2 by Moody’s or an equivalent rating by any other NRSRO or, if unrated, of an issuer having an outstanding, unsecured debt issue then rated within the three highest rating categories; and repurchase agreements with respect to securities in which a fund may invest.

When Municipal High Income Fund is maintaining a defensive position it may invest in temporary investments consisting of: (a) the following tax-exempt securities: (i) tax-exempt notes of municipal issuers having, at the time of purchase, a rating of MIG 1 through MIG 4 by Moody’s or rated SP-1 or SP-2 by S&P or, if not rated, of issuers having an issue of outstanding Municipal
Securities rated within the four highest grades by Moody’s or S&P; (ii) tax-exempt commercial paper having a rating not lower than A-2 by S&P or Prime-2 by Moody’s at the time of purchase; and (iii) variable-rate demand notes rated within the two highest ratings by any major rating service, or determined to be of comparable quality to instruments with such rating, at the time of purchase; and (b) the following taxable securities: (i) U.S. government securities, including repurchase agreements with respect to such securities; (ii) other debt securities rated within the four highest grades by Moody’s or S&P; (iii) commercial paper rated in the highest grade by either of these rating services; and (iv) CDs of domestic banks with assets of $1 billion or more. Among the tax-exempt notes in which the fund may invest are Tax Anticipation Notes, Bond Anticipation Notes and Revenue Anticipation Notes, which are issued in anticipation of receipt of tax funds, proceeds of bond placements or other revenues, respectively. At no time will more than 20% of the fund’s total assets be invested in Temporary Investments unless the fund has adopted a defensive investment policy in anticipation of a market decline. The fund, however, intends to purchase tax-exempt temporary investments pending the investment of the proceeds of the sale of shares of the fund and of its portfolio securities, or in order to have highly liquid securities available to meet anticipated redemptions.

Short Sales Against the
Box (Convertible and Dividend and Income Funds).    These funds may enter into a short sale of common stock such that, when the short position is open, the fund involved owns an equal amount of preferred stocks or debt securities convertible or exchangeable without payment of further consideration into an equal number of shares of the common stock sold short. A fund will enter into this kind of short sale, described as “against the box,” for the purpose of receiving a portion of the interest earned by the executing broker from the proceeds of the sale. The proceeds of the sale will be held by the broker until the settlement date, when the fund delivers the convertible securities to close out its short position. Although a fund will have to pay an amount equal to any dividends paid on the common stock sold short prior to delivery, it will receive the dividends from the preferred stock or interest from the debt securities convertible into the stock sold short, plus a portion of the interest earned from the proceeds of the short sale. The funds will deposit, in a segregated account with their custodian, convertible preferred stock or convertible debt securities in connection with short sales against the box.

Short Sales (Dividend
and Income Fund and Convertible Fund).    The fund may seek to hedge investments or realize additional gains through short sales. Short sales are transactions in which the fund sells a security it does not own in anticipation of a decline in the market value of that security. To complete such a transaction, the fund borrows the security to make delivery to the buyer. The fund is obligated to replace the security borrowed by purchasing it at the market price at or prior to the time of replacement. The price at such time may be more or less than the price at which the security was sold by the fund. Until the security is replaced, the fund is required to repay the lender any dividends or interest that accrue during the period of the loan. To borrow the security, the fund also may be required to pay a premium, which would increase the cost of the security sold. A portion of the net proceeds of the short sale may be retained by the broker (or by the fund’s custodian in a special custody account), to the extent necessary to collateralize the broker and to meet margin requirements, until the short position is closed out. The fund will also incur transaction costs in effecting short sales.

The fund will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the fund replaces the borrowed security. The fund will realize a gain if the security declines in price between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premiums, dividends, interest or expenses the fund may be required to pay in connection with a short sale. An increase in the value of a security sold short by the fund over the price at which it was sold short will result in a loss to the fund, and there can be no assurance that the fund will be able to close out the position at any particular time or at an acceptable price. Thus the fund’s losses on short sales are potentially unlimited.

Whenever the fund engages in short sales, it maintains cash or liquid securities in an amount that, when combined with the amount of collateral deposited with the broker in connection with the short sale, equals the current market value of the security sold short. The assets so maintained are marked to market daily.

Rule 144A Securities (Dividend and Income,
High Income, Diversified Strategic Income, Exchange Reserve and Convertible Funds).    These funds may purchase Rule 144A Securities, which are unregistered securities restricted to purchase by “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”). Because Rule 144A Securities are freely transferable among qualified institutional buyers, a liquid market may exist among such buyers.
The board of trustees has adopted guidelines and delegated to SBFM the daily function of determining and monitoring liquidity of Rule 144A Securities. However, the board of trustees maintains sufficient oversight and is ultimately responsible for the liquidity determinations. Investments in restricted securities such as Rule 144A Securities could have the effect of increasing the level of illiquidity in a fund to the extent that there is temporarily no market for these securities among qualified institutional buyers.

Real Estate
Investment Trusts (Dividend and Income, Convertible and Diversified Strategic Income Funds).    These funds may invest in real estate investment trusts (“REITs”). REITs are pooled investment vehicles that invest primarily in either real estate or real estate related loans. The value of the REIT is affected by changes in the value of the properties owned by the REIT or security mortgage loans held by the REIT. A REIT is dependent upon cash flow from its investments to repay financing costs and the management skill of the REIT’s manager. REITs are also subject to risks generally associated with investments in real estate.

Restricted and Illiquid Securities (all funds).    Each fund may invest up to 15% (except
for Exchange Reserve Fund and Municipal High Income Fund, each of which may invest up to 10%) of its total assets in securities with contractual or other restrictions on resale and other instruments that are not readily marketable, including (a)
repurchase agreements with maturities greater than seven days, (b) futures contracts and related options (and with respect to Municipal High Income Fund, certain variable rate demand notes) for which a liquid secondary market does not exist and (c)
time deposits maturing in more than 7 calendar days (except for Exchange Reserve Fund, time deposits maturing in two business days to 6 months, and for Municipal High Income Fund, time deposits maturing in two business days to seven calendar days).
The above restriction does not apply to Rule 144A Securities. In addition, each fund, except Convertible Fund, which is so not restricted, may invest up to 5% of its total assets in the securities of issuers which have been in continuous operation for

 less than three years. Notwithstanding the foregoing, Total
Return Bond Fund shall not invest more that 10% of its total assets in securities that are restricted, excluding Rule 144A Securities.

The sale of securities that are not publicly traded is typically restricted under the federal securities laws. As a result, a fund may be forced to sell these securities at less than fair market value or may not be able to sell them when SBFM or the sub-investment adviser believes it desirable to do so. A fund’s investments in illiquid securities are subject to the risk that should the fund desire to sell any of these securities when a ready buyer is not available at a price that the fund deems representative of their value, the value of the fund’s total assets could be adversely affected.

Corporate Loans (Dividend and Income, High Income and Diversified
Strategic Income Funds).    Each of these funds may invest up to 15% of its total assets in corporate loans. Corporate loans are negotiated and underwritten by a bank or syndicate of banks and other institutional investors. A fund may acquire an interest in corporate loans through the primary market by acting as one of a group of lenders of a corporate loan. The primary risk in an investment in corporate loans is that the borrower may be unable to meet its interest and/or principal payment obligations. The occurrence of such default with regard to a corporate loan in which the fund had invested would have an adverse affect on the fund’s net asset value. Corporate loans in which the funds may invest may be collateralized or uncollateralized and senior or subordinate. Investments in uncollateralized and/or subordinate loans entail a greater risk of nonpayment than do investments in corporate loans which hold a more senior position in the borrower’s capital structure or that are secured with collateral.

The funds may also acquire an interest in corporate loans by purchasing both participations (“Participations”) in and assignments (“Assignments”) of portions of corporate loans from third parties. By purchasing a Participation, a fund acquires some or all of the interest of a bank or other lending institution in a loan to a corporate borrower. The Participations typically will result in the fund’s having a contractual relationship only with the lender and not the borrower. The fund will have the right to receive payments or principal, interest and any fees to which it is entitled only from the lender selling the Participation and only upon receipt by the lender of the payments from the borrower. In connection with purchasing Participations, a fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off against the borrower, and the fund may not directly benefit from any collateral supporting the loan in which it has purchased the Participation. As a result, the fund will assume the credit risk of both the borrower and the lender that is selling the
Participation. The funds will acquire Participations only if the lender interpositioned between the funds and the borrower is determined by management to be creditworthy. When a fund purchases Assignments from lenders, the funds will acquire direct rights against the borrower on the loan. However, since Assignments are arranged through private negotiations between potential assignees and assignors, the rights and obligations acquired by the fund as the purchaser of an Assignment may differ from, and be more limited than, those held by the assigned lender.

In addition, the funds may have difficulty disposing of their investments in corporate loans. The liquidity of such securities is limited and the funds anticipate that such securities could be sold only to a limited number of institutional investors. The lack of a liquid secondary market could have an adverse impact on the value of such securities and on a fund’s ability to dispose of particular Assignments or Participations when necessary to meet the fund’s liquidity needs or in response to a specific economic event, such as a deterioration in the creditworthiness of the borrower. The lack of a liquid secondary market for corporate loans also may make it more difficult for a fund to assign a value to those securities for purposes of valuing the fund’s investments and calculating its net asset value. Each fund’s policy limiting its illiquid securities will be applicable to investments in corporate loans.

RISK FACTORS

The
following risk factors are intended to supplement the risks described above and in the funds’ prospectuses.

General.    Investors should realize that risk of loss is inherent in the ownership of any securities and that each fund’s net asset value will fluctuate, reflecting fluctuations in the market value of its portfolio positions.

Warrants.    Because a warrant does not carry with it the right to dividends or voting rights with respect to the securities that the warrant holder is entitled to purchase, and because a warrant does not represent any rights to the assets of the issuer, a warrant may be considered more speculative than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying security and a warrant ceases to have value if it is not exercised prior to its expiration date. Investments in warrants, valued at the lower of cost or market, may not exceed
10% of the value of a fund’s total assets. Included within that amount, but not to exceed 5% of the value of the fund’s total assets, may be warrants that are not listed on the New York Stock Exchange or the American Stock Exchange.
Warrants acquired by a fund in units or attached to securities may be deemed to be without value.

Securities of Unseasoned Issuers.    Securities of unseasoned issuers in which the funds may invest may have limited marketability and, therefore, may be subject to wide fluctuations in market value. In addition, certain securities may be issued by companies that lack a significant operating history and are dependent on products or services without an established market share.

Fixed Income
Securities.    Investments in fixed income securities may subject the funds to risks, including the following.

Interest Rate Risk.    When interest rates decline, the market value of fixed income securities tends to increase.
Conversely, when interest rates increase, the market value of fixed income securities tends to decline. The volatility of a security’s market value will differ depending upon the security’s duration, the issuer and the type of instrument.

Default Risk/Credit
Risk.    Investments in fixed income securities are subject to the risk that the issuer of the security could default on its obligations, causing a fund to sustain losses on such investments. A default could impact both interest and principal payments.

Call Risk and
Extension Risk.    Fixed income securities may be subject to both call risk and extension risk. Call risk exists when the issuer may exercise its right to pay principal on an obligation earlier than scheduled, which would cause cash flows to be returned earlier than expected. This typically results when interest rates have declined and a fund will suffer from having to reinvest in lower yielding securities. Extension risk exists when the issuer may exercise its right to pay principal on an obligation later than scheduled, which would cause cash flows to be returned later than expected. This typically results when interest rates have increased, and a fund will suffer from the inability to invest in higher yielding securities.

Lower Rated Fixed Income
Securities.    Securities which are rated BBB by S&P or Baa by Moody’s are generally regarded as having adequate capacity to pay interest and repay principal, but may have some speculative characteristics.
Securities rated below Baa by Moody’s or BBB by S&P have predominantly speculative characteristics, including the possibility of default or bankruptcy of the issuers of such securities, market price volatility based upon interest rate sensitivity, questionable creditworthiness and relative liquidity of the secondary trading market. Because high yield bonds (“junk bonds”) have been found to be more sensitive to adverse economic changes or individual corporate developments and less sensitive to interest rate changes than higher-rated investments, an economic downturn could disrupt the market for high yield bonds and adversely affect the value of outstanding bonds and the ability of issuers to repay principal and interest. In addition, in a

 declining interest rate market, issuers of high
yield bonds may exercise redemption or call provisions, which may force a fund, to the extent it owns such securities, to replace those securities with lower yielding securities. This could result in a decreased return.

Repurchase Agreements.    A fund bears a
risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the fund is delayed or prevented from exercising its rights to dispose of the underlying securities, including the risk of a possible decline in the value of the underlying securities during the period in which the fund seeks to assert its rights to them, the risk of incurring expenses associated with asserting those rights and the risk of losing all or a part of the income from the agreement.

Foreign
Securities.    Investments in securities of foreign issuers involve certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include fluctuations in foreign exchange rates, future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. Since each fund (except Exchange Reserve, Municipal High Income and Dividend and Income Funds) may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates will, to the extent the fund does not adequately hedge against such fluctuations, affect the value of securities in its portfolio and the unrealized appreciation or depreciation of investments so far as U.S. investors are concerned. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing, and financial reporting standards and requirements comparable to or as uniform as those of U.S. companies. Foreign securities markets, while growing in volume, have, for the most part, substantially less volume than U.S.
markets, and securities of many foreign companies are less liquid and their price more volatile than securities of comparable U.S. companies. Transaction costs on foreign securities markets are generally higher than in the U.S. There is generally less government supervision and regulation of exchanges, brokers and issuers than there is in the U.S. A fund might have greater difficulty taking appropriate legal action in foreign courts. Dividend and interest income from foreign securities will generally be subject to withholding taxes by the country in which the issuer is located and may not be recoverable by the fund. Capital gains are also subject to taxation in some foreign countries.

Currency Risks.    The U.S. dollar value
of securities denominated in a foreign currency will vary with changes in currency exchange rates, which can be volatile. Accordingly, changes in the value of the currency in which a fund’s investments are denominated relative to the U.S.
dollar will affect the fund’s net asset value. Exchange rates are generally affected by the forces of supply and demand in the international currency markets, the relative merits of investing in different countries and the intervention or failure to intervene of U.S. or foreign governments and central banks. However, currency exchange rates may fluctuate based on factors intrinsic to a country’s economy. Some emerging market countries also may have managed currencies, which are not free floating against the U.S. dollar. In addition, emerging markets are subject to the risk of restrictions upon the free conversion of their currencies into other currencies. Any devaluations relative to the U.S. dollar in the currencies in which a fund’s securities are quoted would reduce the fund’s net asset value per share.

Special Risks of Countries in the Asia Pacific Region.    Certain of the risks associated with international investments are heightened for investments in these countries. For example, some of the currencies of these countries have experienced devaluations relative to the U.S. dollar, and adjustments have been made periodically in certain of such currencies. Certain countries, such as Indonesia, face serious exchange constraints. Jurisdictional disputes also exist, for example, between South Korea and North Korea.

Securities of Developing/Emerging Markets Countries.    A developing or emerging markets country generally is considered to be a country that is in the initial stages of its industrialization cycle. Investing in the equity markets of developing countries involves exposure to economic structures that are generally less diverse and mature, and to political systems that can be expected to have less stability, than those of developed countries. Historical experience indicates that the markets of developing countries have been more volatile than the markets of the more mature economies of developed countries; however, such markets often have provided higher rates of return to investors.

One or more of the risks discussed above
could affect adversely the economy of a developing market or a fund’s investments in such a market. In Eastern Europe, for example, upon the accession to power of Communist regimes in the past, the governments of a number of Eastern European countries expropriated a large amount of property. The claims of many property owners against those governments may remain unsettled. There can be no assurance that any investments that a fund might make in such emerging markets would not be expropriated, nationalized or otherwise confiscated at some time in the future. In such an event, the fund could lose its entire investment in the market involved. Moreover, changes in the leadership or policies of such markets could halt the expansion or reverse the liberalization of foreign investment policies now occurring in certain of these markets and adversely affect existing investment opportunities.

Many of a fund’s investments in the securities of emerging markets may be unrated or rated below investment grade. Securities rated below investment grade (and comparable unrated securities) are the equivalent of high yield, high risk bonds, commonly known as “junk bonds.” Such securities are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse business, financial, economic, or political conditions.

Derivative Instruments.    In accordance
with its investment policies, each fund, with the exception of Exchange Reserve Fund, may invest in certain derivative instruments, which are securities or contracts that provide for payments based on or “derived” from the performance of an underlying asset, index or other economic benchmark. Essentially, a derivative instrument is a financial arrangement or a contract between two parties (and not a true security like a stock or a bond). Transactions in derivative instruments can be, but are not necessarily, riskier than investments in conventional stocks, bonds and money market instruments. A derivative instrument is more accurately viewed as a way of reallocating risk among different parties or substituting one type of risk for another. Every investment by a fund, including an investment in conventional securities, reflects an implicit prediction about future changes in the value of that investment. Every fund investment also involves a risk that the portfolio managers’ expectations will be wrong. Transactions in derivative instruments often enable a fund to take investment positions that more precisely reflect the portfolio managers’ expectations concerning the future performance of the various investments available to the fund. Derivative instruments can be a legitimate and often cost-effective method of accomplishing the same investment goals as could be achieved through other investment in conventional securities.

Derivative contracts include options, futures contracts, forward contracts, forward commitment and when-issued securities transactions, forward foreign currency exchange contracts and interest rate, mortgage and currency transactions. The following are the principal risks associated with derivative instruments:

Market risk:    The risk
that the instrument will decline in value or that an alternative investment would have appreciated more, but this is no different from the risk of investing in conventional securities.

Leverage and associated price
volatility:    Leverage causes increased volatility in the price and magnifies the impact of adverse market changes, but this risk may be consistent with the investment objective of even a conservative fund in order to achieve an average portfolio volatility that is within the expected range for that type of fund.

Credit risk:    The risk that the issuer of the instrument may default on its obligation to pay interest and principal.

Liquidity and valuation risk:    Many derivative
instruments are traded in institutional markets rather than on an exchange. Nevertheless, many derivative instruments are actively traded and can be priced with as much accuracy as conventional securities. Derivative instruments that are custom designed to meet the specialized investment needs of a relatively narrow group of institutional investors such as the funds are not readily marketable and are subject to a fund’s restrictions on illiquid investments.

Correlation risk:    There may be
imperfect correlation between the price of the derivative and the underlying asset. For example, there may be price disparities between the trading markets for the derivative contract and the underlying asset.

Each derivative instrument purchased for a fund’s portfolio is reviewed and analyzed by the fund’s portfolio managers to assess the risk and reward of each such instrument in relation to the fund’s portfolio investment strategy. The decision to invest in derivative instruments or conventional securities is made by measuring the respective instrument’s ability to provide value to the fund and its shareholders.

Special Risks of Writing Options.    Option writing for the funds may be limited by position and exercise limits established by national securities exchanges and by requirements of the Code for qualification as a regulated investment company. In addition to writing covered call options to generate current income, the funds may enter into options transactions as hedges to reduce investment risk, generally by making an investment expected to move in the opposite direction of a portfolio position. A hedge is designed to offset a loss on a portfolio position with a gain on the hedged position; at the same time, however, a properly correlated hedge will result in a gain on the portfolio position being offset by a loss on the hedged position. A fund bears the risk that the prices of the securities being hedged will not move in the same amount as the hedge. The fund will engage in hedging transactions only when deemed advisable by SBFM or the sub-investment adviser. Successful use by the funds of options will be subject to the ability of SBFM and the sub-investment advisers to predict correct movements in the direction of the stock or index underlying the option used as a hedge. Losses incurred in hedging transactions and the costs of these transactions will affect the fund’s performance.

The ability of the funds to engage in closing transactions with respect to options depends on the existence of a liquid secondary market. While a fund generally will write options only if a liquid secondary market appears to exist for the options purchased or sold, for some options no such secondary market may exist or the market may cease to exist. If the fund cannot enter into a closing purchase transaction with respect to a call option it has written, the fund will continue to be subject to the risk that its potential loss upon exercise of the option will increase as a result of any increase in the value of the underlying security. The fund could also face higher transaction costs, including brokerage commissions, as a result of its options transactions.

Special Risks of Using Futures
Contracts.    The prices of futures contracts are volatile and are influenced by, among other things, actual and anticipated changes in interest rates, which in turn are affected by fiscal and monetary policies and national and international political and economic events.

At
best, the correlation between changes in prices of futures contracts and of the securities or currencies being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in speculative market demand for futures and for debt securities or currencies, including technical influences in futures trading; and differences between the financial instruments being hedged and the instruments underlying the standard futures contracts available for trading, with respect to interest rate levels, maturities, and creditworthiness of issuers. A decision of whether, when, and how to hedge involves skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior or interest rate trends.

Because of the low margin deposits required, futures trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss, as well as gain, to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, if the futures contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. A fund, however, would presumably have sustained comparable losses if, instead of the futures contract, it had invested in the underlying financial instrument and sold it after the decline. Where a fund enters into futures transactions for non-hedging purposes, it will be subject to greater risks and could sustain losses which are not offset by gains on other fund assets.

Furthermore, in the case of a futures contract purchase, in order to be certain that each fund has sufficient assets to satisfy its obligations under a futures contract, the fund segregates and commits to back the futures contract an amount of cash and liquid securities equal in value to the current value of the underlying instrument less the margin deposit.

Most U.S. futures exchanges limit the amount of fluctuation
permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of futures contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

Investment Restrictions

The Trust has adopted investment restrictions 1 through 8 below as fundamental policies with respect to the funds, which, under the 1940 Act, may not be changed without the vote of a majority of the outstanding voting securities of a fund. A “majority” is defined in the 1940 Act as the lesser of (a) 67% or more of the shares present at a shareholder meeting, if the holders of more than 50% of the outstanding shares of the Trust or a fund are present or represented by proxy, or (b) more than 50% of the outstanding shares. Investment restrictions 9 through 17 may be changed by vote of a majority of the Board of Trustees at any time.

The investment policies adopted by the Trust prohibit a fund from:

1.  Investing in a manner
that would cause it to fail to be a “diversified company” under the 1940 Act and the rules, regulations and orders thereunder.

2.  Investing in “senior securities” as defined in the 1940 Act and the rules, regulations and orders thereunder except as permitted under the 1940 Act and the rules, regulations and orders thereunder.

3.  Investing more than 25% of its total assets in securities, the issuers of which conduct their principal business activities in the same industry. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

4.  Borrowing money, except that (a) the fund may borrow from banks for temporary or emergency (not leveraging) purposes, including the meeting of redemption requests which might otherwise require the untimely disposition of securities, and (b) the fund may to the extent consistent with its investment policies, enter into reverse repurchase agreements, forward roll transactions and similar investment strategies and techniques. To the extent that it engages in transactions described in (a) and (b), the fund will be limited so that no more than 33-1/3% of the value of its total assets (including the amount borrowed), valued at the lesser of cost or market, less liabilities (not including the amount borrowed) valued at the time the borrowing is made, is derived from such transaction.

5.  Purchasing securities on margin (except for such short-term credits as are necessary for the clearance of purchases and sales of portfolio securities) or sell any securities short (except “against the box” and for the Dividend and Income Fund and Convertible Fund which may make short sales or maintain a short position). For purposes of this restriction the deposit or payment by the fund of underlying securities and other assets in escrow and collateral agreements with respect to initial or maintenance margin in connection with futures contracts and related options and options on securities, indexes or similar items is not considered to be the purchase of a security on margin.

6.  Making Loans. This
restriction does not apply to: (a) the purchase of debt obligations in which the fund may invest consistent with its investment objective and policies; (b) repurchase agreements; and (c) loans of its portfolio securities, to the fullest extent permitted under the 1940 Act.

7.  Underwriting securities issued by other persons, except to the extent that the fund may technically be deemed an underwriter under the Securities Act of 1933, as amended, in disposing of portfolio securities.

8.  Purchasing or selling real estate,
real estate mortgages, commodities or commodity contracts, but this restriction shall not prevent the fund from (a) investing in securities of issuers engaged in the real estate business or the business of investing in real estate (including interests in limited partnerships owning or otherwise engaging in the real estate business or the business of investing in real estate) and securities which are secured by real estate or interests therein; (b) holding or selling real estate received in connection with securities it holds or held; (c) trading in futures contracts and options on futures contracts (including options on currencies to the extent consistent with the fund’s investment objective and policies); (d) investing in real estate investment trust securities; or (e) investing in gold bullion and coins or receipts for gold.

9.  Investing in oil, gas or other mineral exploration or development programs, except that the Convertible, Diversified
Strategic Income, Dividend and Income and High Income Funds may invest in the securities of companies that invest in or sponsor those programs.

10.  Writing or selling puts, calls, straddles, spreads or combinations thereof, except, with respect to funds other than
Exchange Reserve Fund, as permitted under the fund’s investment objective and policies.

11.  With respect to all funds except the Exchange Reserve Fund and Municipal High Income Fund, purchasing restricted securities, illiquid securities (such as repurchase agreements with maturities in excess of 7 days and, in the case of Exchange Reserve Fund, TDs maturing from 2 business days through 6 months) or other securities that are not readily marketable if more than 15% or, in the case of the Municipal High Income and Exchange Reserve Funds, 10%, of the total assets of the fund would be invested in such securities. With respect to the Exchange Reserve Fund, securities subject to Rule 144A of the 1933
Act (provided at least two dealers make a market in such securities) and certain privately issued commercial paper eligible for resale without registration pursuant to Section 4(2) of the 1933 Act will not be subject to this restriction.

12.  Purchasing any security if as a
result the fund (for Convertible Fund would then have more than 10% of its total assets), would then have more than 5% of its total assets invested in securities of companies (including predecessors) that have been in continuous operation for fewer than 3 years; provided that, in the case of private activity bonds purchased for Municipal High Income Fund, this restriction shall apply to the entity supplying the revenues from which the issue is to be paid.

13.  Making investments for the purpose
of exercising control or management.

14.  Purchasing or retaining securities of any company if, to the knowledge of the Trust, any of the Trust’s officers or trustees or any officer or director of SBFM individually owns more than 1/2 of 1% of the outstanding securities of such company and together they own beneficially more than 5% of the securities.

15.  Investing in warrants other than those acquired by the fund, except Convertible Fund, as part of a unit or attached to securities at the time of purchase (except as permitted under a fund’s investment objective and policies) if, as a result, the investments (valued at the lower of cost or market) would exceed 5% of the value of the fund’s total assets
(for Convertible Fund, would exceed 10% of the value of the

 fund’s total
assets). At no time may more than 2% of the fund’s total assets (for Convertible Fund, at no time may more than 5% of the fund’s total assets) be invested in warrants not listed on a recognized U.S. or foreign stock exchange, to the extent permitted by applicable state securities laws.

16.  Invest in securities of other investment companies, except to the extent permitted under the 1940 Act.

17.  With respect to Dividend and Income Fund, purchasing in excess of 5% of the voting securities of a public utility or public utility holding company, so as to become a public utility holding company as defined in the Public Utility Holding Company Act of 1935, as amended.

The Trust has adopted two additional investment restrictions applicable to Exchange Reserve Fund, the first of which is a fundamental policy, which prohibit the fund from:

1.  Investing in common stocks, preferred stocks, warrants, other equity securities, corporate bonds or debentures, state bonds, municipal bonds or industrial revenue bonds.

2.  Investing more than 10% of its total
assets in variable rate master demand notes providing for settlement upon more than seven days’ notice by the fund.

Portfolio Turnover

The funds do not intend to seek profits through short-term trading. Nevertheless, the funds will not consider portfolio turnover rate a limiting factor in making investment decisions. High portfolio turnover involves correspondingly greater transaction costs (including any brokerage commissions, which are borne directly by the respective fund) and may increase the recognition of short-term, rather than long-term, capital gains.

Under certain
market conditions, a fund authorized to engage in transactions in options may experience increased portfolio turnover as a result of its investment strategies. For instance, the exercise of a substantial number of options written by a fund (due to appreciation of the underlying security in the case of call options on securities or depreciation of the underlying security in the case of put options on securities) could result in a turnover rate in excess of 100%. A portfolio turnover rate of
100% also would occur if all of a fund’s securities that are included in the computation of turnover were replaced once during a one-year period. A fund’s turnover rate is calculated by dividing the lesser of purchases or sales of its portfolio securities for the year by the monthly average value of the portfolio securities. Securities or options with remaining maturities of one year or less on the date of acquisition are excluded from the calculation.

Certain other practices which may be employed by a fund also could result in high portfolio turnover. For example, portfolio securities may be sold in anticipation of a rise in interest rates (market decline) or purchased in anticipation of a decline in interest rates (market rise) and later sold. In addition, a security may be sold and another of comparable quality purchased at approximately the same time to take advantage of what SBFM or a fund’s sub-investment adviser believes to be a temporary disparity in the normal yield relationship between the two securities. These yield disparities may occur for reasons not directly related to the investment quality of particular issues or the general movement of interest rates, such as changes in the overall demand for, or supply of, various types of securities.

For the fiscal years ended July 31, 2004 and
2005 the portfolio turnover rates were as follows:

For the Fiscal Year Ended July 31:

Fund

2004

2005

Convertible Fund

113
%

79
%

Diversified Strategic Income Fund*

48

61

Dividend and Income Fund*

74

35

High Income Fund

44

18

Municipal High Income Fund

21

42

Total Return Bond Fund

0
**

2

*
Excluding mortgage dollar roll transactions.

**
Amount represents less than 1.00%.

For regulatory purposes, the turnover rate of Exchange Reserve Fund is zero.

Portfolio Transactions

Decisions to buy and sell securities for the funds are made by the manager or the fund’s sub-investment adviser, subject to the overall review of the Trust’s Board of Trustees. Although investment decisions for the funds are made independently from those of the other accounts managed by the manager or the fund’s sub-investment adviser, investments of the type the funds may make also may be made by those other accounts. When a fund and one or more other accounts managed by the manager or the fund’s sub-investment adviser are prepared to invest in, or desire to dispose of, the same security, available investments or opportunities for sales will be allocated in a manner believed by the manager or the fund’s sub-investment adviser to be equitable to each. In some cases, this procedure may adversely affect the price paid or received by the fund or the size of the position obtained or disposed of by the fund.

Allocation of transactions on behalf of a fund, including their frequency, to various dealers is determined by the manager or the fund’s sub-investment adviser in its best judgment and in a manner deemed fair and reasonable to the fund’s shareholders. The primary considerations of the manager or the fund’s sub-investment adviser in allocating transactions are availability of the desired security and the prompt execution of orders in an effective manner at the most favorable prices. Subject to these considerations, dealers that provide supplemental investment research and statistical or other services to the manager or the fund’s sub-investment adviser may receive orders for portfolio transactions by the funds. Information so received is in addition to, and not in lieu of, services required to be performed by the manager or the fund’s sub-investment adviser, and the fees of the manager or the fund’s sub-investment adviser are not reduced as a consequence of their receipt of the supplemental information. The information may be useful to the manager or the fund’s sub-investment adviser in serving both the fund and other clients, and conversely, supplemental information obtained by the placement of business of other clients may be useful to the manager or the fund’s sub-investment adviser in carrying out its obligations to the fund.

Most of the purchases and sales of securities by a fund, whether transacted on a securities exchange or over the counter, will be made in the primary trading market for the securities, except for Eurobonds which are principally traded over the counter. The primary trading market for a given security is generally located in the country in which the issuer has its principal office. Decisions to buy and sell securities for a fund are made by SBFM, which is also responsible for placing these transactions subject to the overall review of the board of trustees. With respect to Diversified Strategic Income
Fund, decisions to buy and sell domestic securities for the fund are made by SBFM, which is also responsible for placing these transactions; the responsibility to make investment decisions with respect to foreign securities and to place these transactions rests with CAM LTD. With respect to Convertible Fund, day-to-day investment decisions are made by SaBAM, subject to the supervision of SBFM. Although investment decisions for each fund are made independently from those of the other accounts

 managed by SBFM or the sub-investment adviser, investments of the type that the fund may make also may be made by those other accounts. When a fund and one or more other accounts managed by SBFM or the sub-investment adviser are prepared to invest in, or desire to dispose of, the same security, available investments or opportunities for sales will be allocated in a manner believed by SBFM or a fund’s sub-investment adviser to be equitable to each. In some cases this procedure may adversely affect the price paid or received by a fund, or the size of the position obtained or disposed of by the fund.

Transactions on domestic stock exchanges and some foreign stock exchanges involve the payment of negotiated brokerage commissions. On exchanges on which commissions are negotiated, the cost of transactions may vary among different brokers.
Commissions generally are fixed on most foreign exchanges. There is generally no stated commission in the case of securities traded in U.S. or foreign over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups. The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer’s mark-up or mark-down. U.S. government securities generally are purchased from underwriters or dealers, although certain newly issued U.S. government securities may be purchased directly from the United States Treasury or from the issuing agency or instrumentality. The following table sets forth certain information regarding each fund’s payment of brokerage commissions:

Total Brokerage Commissions Paid

Fiscal Year

Convertible Fund

High Income Fund

Dividend and Income Fund

2003

$

136,651

$

2,950

$

549,101

2004

184,293

—

194,311

2005

—

—

147,959

The Dividend and Income Fund experienced a lower portfolio turnover rate in its equity portion during the fiscal year ended July 31, 2004 resulting in lower brokerage commissions paid than in fiscal year ended July 31, 2003.

Brokerage Commissions Paid to CGM

Fiscal Year

Dividend and Income Fund

2003

$
21,816

2004

4,915

2005

4,012

% of Total Brokerage Commissions Paid to CGM

Fiscal Year

Dividend and Income Fund

2003

3.97
%

2004

2.53

2005

2.71

% of Total Dollar Amount of Transactions Involving Commissions Paid to CGM

Fiscal Year

Dividend and Income Fund

2003

5.47
%

2004

0.55

2005

4.00

During the fiscal year ended July 31, 2005, Dividend and Income Fund directed $13,669,739 in transactions for research on which it paid $16,963 in commissions.

In selecting brokers or dealers to
execute securities transactions on behalf of a fund, SBFM or the fund’s sub-investment adviser seeks the best overall terms available. In assessing the best overall terms available for any transaction, SBFM or the fund’s sub-investment adviser will consider the factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In addition, each advisory agreement between the Trust and SBFM authorizes SBFM, in selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Trust, the other funds and/or other accounts over which SBFM or its affiliates exercise investment discretion. The fees under the advisory agreements and the sub-advisory and/or administration agreements are not reduced by reason of their receiving such brokerage and research services. Further, CGM will not participate in brokerage commissions given by the funds to other brokers or dealers and will not receive any reciprocal brokerage business resulting therefrom. The Trust’s Board of Trustees periodically review the commissions paid by each fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits inuring to the fund.

Diversified Strategic Income Fund, Municipal High Income Fund, Total Return Bond Fund and Exchange Reserve Fund have not paid brokerage commissions in the last three fiscal years.

To the extent consistent with applicable provisions of the 1940 Act and the rules and exemptions adopted by the SEC thereunder, the board of trustees has determined that transactions for a fund may be executed through CGM and other affiliated broker-dealers if, in the judgment of SBFM, the use of such broker-dealer is likely to result in price and execution at least as favorable as those of other qualified broker-dealers, and if, in the transaction, such broker-dealer charges the fund a rate consistent with that charged to comparable unaffiliated customers in similar transactions. In addition, CGM may directly execute such transactions for the funds on the floor of any national securities exchange, provided (a) the Trust’s Board of Trustees has expressly authorized CGM to effect such transactions, and (b) CGM annually advises the Trust of the aggregate compensation it earned on such transactions. Over-the-counter purchases and sales are transacted directly with principal market makers except in those cases in which better prices and executions may be obtained elsewhere. The funds will not purchase any security, including U.S.
government securities or Municipal Securities, during the existence of any underwriting or selling group relating thereto of which CGM is a member, except to the extent permitted by the SEC.

The funds may use CGM as a commodities broker in connection with entering into futures contracts and options on futures contracts. CGM has agreed to charge the funds commodity commissions at rates comparable to those charged by CGM to its most favored clients for comparable trades in comparable accounts.

The Board of Trustees has approved procedures in conformity with Rule 10f-3 under the 1940 Act whereby the funds may purchase securities that are offered in underwritings in which a Citigroup affiliate participates. These procedures prohibit a fund from directly or indirectly benefiting a Citigroup affiliate in connection with such underwritings. In addition, for underwritings where a Citigroup affiliate participates as a principal

underwriter, certain restrictions may apply that could, among other things, limit the amount of securities that the fund could purchase in the underwritings.

Listed below are the holdings of the securities of the funds’ regular brokers/dealers or of their parents that derive more than 15% of gross revenues from securities related activities as of the funds’ fiscal year ended July 31, 2005:

CONVERTIBLE FUND

Name of Regular Broker or Dealer or Parent (Issuer)

Type of Security Owned D=debt E=equity

Value of securities owned at end of current period

(000’s omitted)

Merrill Lynch, Pierce, Fenner & Smith

D

$
2,329

State Street Bank and Trust Co.

E

1,335

DIVIDEND AND INCOME FUND

Name of Regular Broker or Dealer or Parent (Issuer)

Type of Security Owned D=debt E=equity

Value of any securities owned at end of current period

(000’s omitted)

Morgan Stanley & Co., Inc.

E

$
4,244

JPMorgan Chase & Co.

E

6,958

Bank of America Corp.

E

2,180

Morgan Stanley & Co., Inc.

D

1,426

      DIVERSIFIED STRATEGIC INCOME FUND

Name of Regular Broker or Dealer or Parent (Issuer)

Type of Security Owned D=debt E=equity

Value of securities owned at end of current period

(000’s omitted)

Bank of America Corp.

D

$
6,054

Morgan Stanley & Co., Inc.

D

4,562

EXCHANGE RESERVE FUND

Name of Regular Broker or Dealer or Parent (Issuer)

Type of Security Owned D=debt E=equity

Value of securities owned at end of current period

(000’s omitted)

Barclays Capital Inc.

D

$
4,000

Deutsche Bank Securities Inc.

D

7,000

JPMorgan Chase & Co.

D

5,000

UBS Securities LLC

D

5,000

      TOTAL RETURN
BOND FUND

Name of Regular Broker or Dealer or Parent (Issuer)

Type of Security Owned D=debt E=equity

Value of securities owned at end of current period

(000’s omitted)

Merrill Lynch, Pierce, Fenner & Smith

D

$
20,770

DISCLOSURE OF PORTFOLIO HOLDINGS

The funds have adopted policies and procedures developed by CAM, the business unit that includes the funds’ investment manager, with respect to the disclosure of the funds’ portfolio securities and any ongoing arrangements to make available information about each fund’s portfolio securities. The policy requires that consideration always be given as to whether disclosure of information about any fund’s portfolio holdings is in the best interests of such fund’s shareholders, and that any conflicts of interest between the interests of a fund’s shareholders and those of SBAM or its affiliates, be addressed in a manner that places the interests of fund shareholders first. The policy provides that information regarding a fund’s portfolio holdings may not be shared with non-CAM employees, with investors or potential investors (whether individual or institutional), or with third parties unless it is done for legitimate fund business purposes and in accordance with the policy.

CAM’s policy generally provides for the release of details of securities positions once they are considered “stale.” Data is considered stale 25 calendar days following quarter-end for funds other than money market funds, and 25 calendar days following month-end with respect to money market funds. CAM believes that this passage of time prevents a third party from benefiting from an investment decision made by a fund that has not been fully reflected by the market.

Under the policy, a fund’s complete list of
holdings (including the size of each position) may be made available to investors, potential investors, third parties and non-CAM employees with simultaneous public disclosure at least 25 days after calendar quarter end, except in the case of a money market fund’s holdings, which may be released with simultaneous public disclosure at least 25 days after month end. Typically, simultaneous public disclosure is achieved by the filing of Form N-Q or Form N-CSR in accordance with SEC rules, provided that such filings may not be made until 25 days following quarter-end and/or posting the information to a CAM or the funds’ Internet site that is accessible by the public, or through public release by a third party vendor.

The policy permits the release of limited portfolio
holdings information that is not yet considered stale in a number of situations, including:

1.  A fund’s top 10 securities, current as of month-end, and the individual size of each such security position may be released at any time following month-end with simultaneous public disclosure.

2.  A fund’s top 10 securities positions (including the aggregate but not individual size of such positions) may be released at any time with simultaneous public disclosure.

3.  A list of securities (that may include fund holdings
together with other securities) followed by a portfolio manager (without position sizes or identification of particular funds) may be disclosed to sell-side brokers at any time for the purpose of obtaining research and/or market information from such brokers.

4.  A trade in process may be
discussed only with counterparties, potential counterparties and others involved in the transaction (i.e., brokers and custodians).

5.  A fund’s sector weightings, yield and duration (for fixed income and money market funds), performance attribution (e.g. analysis of the fund’s out performance or underperformance of its benchmark based on its portfolio holdings) and other summary and statistical information that does not include identification of specific portfolio holdings may be released, even if non-public, if such release is otherwise in accordance with the policy’s general principles.

6.  A fund’s portfolio holdings may be released on an as-needed basis to its legal counsel, counsel to its independent trustees, and its independent public accountants, in required regulatory filings or otherwise to governmental agencies and authorities.

Under the policy, if information about a fund’s portfolio holdings is released pursuant to an ongoing arrangement with any party, a fund must have a legitimate business purpose for the release of the information, and either the party receiving the information must be under a duty of confidentiality, or the release of non-public information must be subject to trading restrictions and confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon any non-public information provided. Neither a fund, nor CAM, nor any other affiliated party may receive compensation or any other consideration in connection with such arrangements. Ongoing arrangements to make available information about a fund’s portfolio securities will be reviewed at least annually by a fund’s Board.

The approval of a fund’s Chief Compliance Officer, or
designee, must be obtained before entering into any new ongoing arrangement or altering any existing ongoing arrangement to make available portfolio holdings information, or with respect to any exceptions to the policy. Any exceptions to the policy must be consistent with the purposes of the policy. Exceptions are considered on a case-by-case basis and are granted only after a thorough examination and consultation with CAM’s legal department, as necessary. Exceptions to the policies are reported to a fund’s Board of Trustees at its next regularly scheduled meeting.

Currently, the funds, other than Smith Barney Exchange Reserve Fund disclose their complete portfolio holdings approximately 25 days after calendar quarter end on their website www.citigroupam.com. Smith Barney
Exchange Reserve Fund may do so in the future.

Set
forth below is a list, as of October 1, 2005, of those parties with whom CAM, on behalf of the funds, has authorized ongoing arrangements that include the release of portfolio holding information, the frequency of the release under such arrangements, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed. The parties identified below as recipients are service providers, fund rating agencies, consultants and analysts.

Recipient

Frequency

Delay Before Dissemination

State Street Bank & Trust Co. (Fund Custodian and Accounting Agent)

Daily

None

Institutional Shareholders Services (Proxy Voting Services)

As necessary

None

Bloomberg

Quarterly

25 Days after Quarter End

Lipper

Quarterly

25 Days after Quarter End

S&P

Quarterly*

25 Days after Quarter End*

Morningstar

Quarterly

25 Days after Quarter End

Vestek

Daily

None

Factset

Daily

None

*
With regards to Smith Barney Exchange Reserve Fund the frequency of the release to this recipient is weekly and there is no delay in the release of the information.

Portfolio holdings information for a fund may
also be released from time to time pursuant to ongoing arrangements with the following parties:

Recipient

Frequency

Delay Before Dissemination

Baseline

Daily

None

Frank Russell

Monthly

1 Day

Callan

Quarterly

25 Days after Quarter End

Mercer

Quarterly

25 Days after Quarter End

EVestment Alliance

Quarterly

25 Days after Quarter End

CRA RogersCasey

Quarterly

25 Days after Quarter End

Cambridge Associates

Quarterly

25 Days after Quarter End

Marco Consulting

Quarterly

25 Days after Quarter End

Wilshire

Quarterly

25 Days after Quarter End

Informa Investment Services (Efron)

Quarterly

25 Days after Quarter End

CheckFree (Mobius)

Quarterly

25 Days after Quarter End

Nelsons Information

Quarterly

25 Days after Quarter End

Investors Tools

Daily

None

Advent

Daily

None

BARRA

Daily

None

Plexus

Quarterly

Sent the 1-3 business day following the end of a Quarter

Elkins/McSherry

Quarterly (Calendar)

Sent the first business day following the end of a Quarter

Quantitative Services Group

Daily

None

AMBAC

Daily

None

Deutsche Bank

Monthly

Sent 6-8 business days following month end

Fitch

Monthly

Sent 6-8 business days following month end

Liberty Hampshire

Weekly and Month End

None

Sun Trust

Weekly and Month End

None

New England Pension Consultants

Quarterly

25 Days after Quarter End

Evaluation Associates

Quarterly

25 Days after Quarter End

Watson Wyatt

Quarterly

25 Days after Quarter End

Moody’s

Weekly Tuesday Night

1 business day

S&P

Weekly Tuesday Night

1 business day

PURCHASE OF SHARES

Sales Charge
Alternatives

The following classes of shares are
available for purchase. See the prospectuses for a discussion of factors to consider in selecting which Class of shares to purchase.

Smith Barney Class A Shares.    Smith Barney Class A shares are sold to investors at the public offering price, which is the net asset value plus an initial sales charge as follows:

Sales Charge (Diversified Strategic Income, High Income and Total Return Bond Funds)

Amount of Investment

% of Offering Price

% of Amount Invested

Broker/Dealer Commission as % of Offering Price

Less than $

25,000

4.50
%

4.71
%

4.05
%

  $  25,000–

49,999

4.00

4.17

3.60

  $  50,000–

99,999

3.50

3.63

3.15

  $100,000–

249,999

2.50

2.56

2.25

  $250,000–

499,999

1.50

1.52

1.35

$500,000–and over

0

0

Up to

1.00%*

*
A distributor may pay up to 1.00% to a Service Agent for purchase amounts of $500,000 or more and for purchases by certain retirement plans with an omnibus relationship with the fund. In such cases, starting in the thirteenth month after purchase, the Service Agent will also receive the annual distribution and service fee of up to 0.25% of the average daily net assets represented by the Class A shares held by its clients.
Prior to the thirteenth month, the distributor will retain the service fee. Where the Service Agent does not receive the payment of up to 1.00% from the distributor, the Service Agent will instead receive the annual service fee starting immediately after purchase. In certain cases, the Service Agent may receive both a payment of up to 1.00% from the distributor as well as the annual distribution and service fee starting immediately after purchase. Please contact your Service Agent for more information.

Sales Charge (Municipal High Income Fund)

Amount of Investment

% of Offering Price

% of Amount Invested

Broker/Dealer Commission as % of Offering Price

Less than $

25,000

4.00
%

4.17
%

3.60
%

  $  25,000–

49,999

3.50

3.63

3.15

  $  50,000–

99,999

3.00

3.09

2.70

  $100,000–

249,999

2.50

2.56

2.25

  $250,000–

499,999

1.50

1.52

1.35

$500,000–and over

0

0

up to

1.00*

*
The distributor may pay up to 1.00% to a Service Agent for purchase amounts of $500,000 or more. In such case, starting in the thirteenth month after purchase, the Service Agent will also receive the annual distribution and service fee of up to 0.15% of the average daily net assets represented by the Class A shares held by its clients. Prior to the thirteenth month, the distributor will retain the service fee. Where the
Service Agent does not receive the payment of up to 1.00% from the distributor, the Service Agent will instead receive the annual service fee starting immediately after purchase. In certain cases, the Service Agent may receive both a payment of up to 1.00% from the distributor as well as the annual distribution and service fee starting immediately after purchase. Please contact your Service Agent for more information.

Sales Charge (Dividend and Income and Convertible Funds)

Amount of Investment

% of Offering Price

% of Amount Invested

Broker/Dealer Commission as % of Offering Price

Less than $

25,000

5.00
%

5.26
%

4.50
%

  $     25,000–

49,999

4.25

4.44

3.83

  $     50,000–

99,999

3.75

3.90

3.38

  $   100,000–

249,999

3.25

3.36

2.93

  $   250,000–

499,999

2.75

2.83

2.48

  $   500,000–

999,000

2.00

2.04

1.80

$1,000,000 or more

0

0

up to

1.
00*

*
The distributor may pay up to 1.00% to a Service Agent for purchase amounts of $1 million or more and for purchases by certain retirement plans with an omnibus relationship with the fund. In such cases, starting in the thirteenth month after purchase, the Service Agent will also receive the annual distribution and service fee of up to 0.25% of the average daily net assets represented by the Class A shares held by its clients.
Prior to the thirteenth month, the distributor will retain the service fee. Where the Service Agent does not receive the payment of up to 1.00% from the distributor, the Service Agent will instead receive the annual service fee starting immediately after purchase. In certain cases, the Service Agent may receive both a payment of up to 1% from the distributor as well as the annual distribution and service fee starting immediately after purchase. Please contact your Service Agent for more information

Purchases of Smith Barney
Class A shares of $500,000 or more of Diversified Strategic Income, High Income, Municipal High Income and Total Return Bond Funds will be made at net asset value without any initial sales charge, but will be subject to a Deferred Sales Charge of
1.00% on redemptions made within 12 months of purchase. The Deferred Sales Charge on Smith Barney Class A shares is payable to CGM, which compensates Service Agents, PSS and other dealers whose clients make purchases of $500,000 or more.

Purchases of Smith Barney Class A shares of $1,000,000 or more of the Convertible and Dividend and Income Funds will be made at net asset value without any initial sales charge, but will be subject to a Deferred Sales Charge of 1.00% on redemptions made within 12 months of purchase. The Deferred Sales Charge on
Smith Barney Class A shares is payable to CGM, which compensates Service Agents, PSS and other dealers whose clients make purchases of $1,000,000 or more.

The Deferred Sales Charge on Class A shares is waived in the same circumstances in which the Deferred Sales Charge applicable to Class B and Class
C shares is waived. See “Deferred Sales Charge Alternatives” and “Waivers of Deferred Sales Charge.”

Members of the selling group may receive up to 100% of the sales charge and may be deemed to be underwriters of the funds as defined in the 1933 Act.
The reduced sales charges shown above apply to the aggregate of purchases of Class A shares of the fund made at one time by any “person,” which includes an individual and his or her children under the age of 21, or a trustee or other fiduciary of a single trust estate or single fiduciary account.

Class B Shares.    Class B shares are sold without an initial sales charge but are subject to a Deferred Sales charge payable upon certain redemptions.
See “Deferred Sales Charge Provisions” below.

Class C Shares (except Exchange Reserve Fund).    Class C shares are sold without an initial sales charge but are subject to a Deferred Sales Charge payable upon certain redemptions. See “Deferred Sales Charge Provisions” below.

Class O Shares.    Class O shares are sold without an initial sales charge or deferred sales charge and are available only to existing Class O shareholders and to certain Class C shareholders.

Class Y Shares (except Convertible Fund).    Class Y shares are sold without an initial sales charge or deferred sales charge and are available only to investors investing a minimum of $15,000,000 (except there is no minimum purchase amount for purchases by Smith Barney Allocation Series Inc., qualified and non-qualified retirement plans with $75,000,000 in plan assets for which CitiStreet LLC acts as the plan’s recordkeeper or 401(k) plans of Citigroup and its affiliates). For Convertible Fund, Smith Barney Class Y shares are sold without an initial sales charge or deferred sales charge and are available only to investors investing a minimum of $5,000,000.

General

Investors may purchase shares from a Service Agent. In addition, certain investors, including qualified retirement plans purchasing through certain Dealer Representatives, may purchase shares directly from the fund. When purchasing shares of the fund, investors must specify whether the purchase is for Class A, Class B, Class C or Class Y shares. CGM, PFSD and Dealer Representatives may charge their customers an annual account maintenance fee in connection with a brokerage account through which an investor purchases or holds shares. Accounts held directly at PFPC Global are not subject to a maintenance fee.

Investors in Class A, Class B and Class C shares may open an account in the fund by making an initial investment of at least $1,000 for each account, or $250 for an IRA or a
Self-Employed Retirement Plan, in the fund. Investors in Class Y shares may open an account by making an initial investment of $15,000,000. Subsequent investments of at least $50 may be made for all Classes. For participants in retirement plans qualified under Section 403(b)(7) or Section 401(c) of the Code, the minimum initial investment required for Class A, Class B and Class C shares and the subsequent investment requirement for all Classes in the fund is $25. For shareholders purchasing shares of the fund through the Systematic Investment Plan on a monthly basis, the minimum initial investment requirement for Class A, Class B and Class C shares and subsequent investment requirement for all Classes is $25. For shareholders purchasing shares of the fund through the Systematic Investment Plan on a quarterly basis, the minimum initial investment required for Class A, Class B and Class C shares and the subsequent investment requirement for all Classes is $50.
There are no minimum investment requirements for Class A shares for employees of Citigroup and its subsidiaries, including CGM, unitholders who invest distributions from a unit investment trust (“UIT”) sponsored by CGM, and
Directors/Trustees of any of the Smith Barney Mutual Funds, and their spouses and children. Each fund reserves the right to waive or change minimums, to decline any order to purchase its shares and to suspend the offering of shares from time to time. Shares purchased will be held in the shareholder’s account by the transfer agent. Share certificates will no longer be issued. If you currently hold share certificates of a fund, such certificates will continue to be honored.

Purchase orders received by a fund prior to the close of regular trading on the New York Stock Exchange (“NYSE”), on any day the fund calculates its net asset value are priced according to the net asset value determined on that day (the “trade date”). Orders received by a Service Agent prior to the close of regular trading on the NYSE on any day the fund calculates its net asset value are priced according to the net asset value determined on that day, provided the order is received by the fund or the fund’s agent prior to its close of business. For shares purchased through CGM or a Service Agent purchasing through CGM, payment for shares of the fund is due on the third business day after the trade date. In all other cases, payment must be made with the purchase order.

Systematic Investment Plan.
    Shareholders may make additions to their accounts at any time by purchasing shares through a service known as the Systematic Investment Plan. Under the Systematic Investment Plan, CGM, PFPC or
PSS is authorized through preauthorized transfers of at least $25 on a monthly basis or at least $50 on a quarterly basis to charge the shareholder’s account held with a bank or other financial institution on a monthly or quarterly basis as indicated by the shareholder, to provide for systematic additions to the shareholder’s fund account. A shareholder who has insufficient funds to complete the transfer will be charged a fee of up to $25 by CGM, PFPC or PSS. The Systematic Investment Plan authorizes CGM to apply cash held in the shareholder’s brokerage account or redeem the shareholder’s shares of a Smith Barney money market fund to make additions to the account. Additional information is available from the Trust or a Service Agent.

PSS Investment Accounts

Initial purchases of shares of Exchange Reserve Fund and Diversified Strategic Income Fund must be made through a PFS Investments Inc. Registered Representative by completing the application. The completed application should be forwarded to Primerica Shareholder Services, P.O. Box 9662, Providence, Rhode Island 02940. Checks drawn on foreign banks must be payable in U.S. dollars and have the routing number of the U.S. bank encoded on the check. Subsequent investments may be sent directly to PSS. In processing applications and investments, the transfer agent acts as agent for the investor and for PSS and also as agent for the distributor, in accordance with the terms of the prospectuses. If the transfer agent ceases to act as such, a successor company named by the fund will act in the same capacity so long as the account remains open.

Shares purchased will be held in the shareholder’s account by PSS.

Investors in Class B shares may open an account by making an initial investment of at least $1,000 for each account in Class B (except for Systematic Investment Plan accounts), or
$250 for an IRA or a Self-Employed Retirement Plan in a fund. Subsequent investments of at least $50 may be made for each Class. For participants in retirement plans qualified under Section 403(b)(7) or Section 401(a) of the Code, the minimum initial investment requirement for Class B shares and the subsequent investment requirement for each Class in the fund is $25. For the fund’s Systematic Investment Plan, the minimum initial investment requirement for Class B shares and the subsequent investment requirement for each Class is $25. Each fund reserves the right to waive or change minimums, to decline any order to purchase its shares and to suspend the offering of shares from time to time. Purchase orders received by the transfer agent or PSS prior to the close of regular trading on the NYSE on any day the fund calculates its net asset value are priced according to the net asset value determined on that day.

Initial purchases of fund shares may be made by wire. The minimum investment that can be made by wire is $50,000. Before sending the wire, the PSS Investments, Inc. Registered
Representative must contact PSS at (800) 665-8677 to obtain proper wire instructions. Once an account is open, a shareholder may make additional investments by wire. The shareholder should contact PSS at (800) 544-5445 to obtain proper wire instructions.

Shareholders who establish telephone transaction authority on their account and supply bank account information may make additions to their accounts at any time. Shareholders should contact PSS at (800) 544-5445 between 8:00 a.m. and 8:00 p.m. eastern time any day that the NYSE is open. If a shareholder does not wish to allow telephone subsequent investments by any person in his account, he should decline the telephone transaction option on the account application. The minimum telephone subsequent investment is $250 and can be up to a maximum of $50,000. By requesting a subsequent purchase by telephone, you authorize PSS to transfer funds from the bank account provided for the amount of the purchase. A shareholder that has insufficient funds to complete the transfer will be charged a fee of up to $30 by PSS.

Sales Charge Waivers and Reductions

Initial Sales Charge Waivers.
    Purchases of Class A shares may be made at net asset value without a sales charge in the following circumstances: (a) sales to (i)

Board Members and employees of Citigroup and its subsidiaries and any Citigroup affiliated funds including the Smith Barney Mutual Funds (including retired Board Members and employees); the immediate families of such persons (including the surviving spouse of a deceased Board Member or employee); and to a pension, profit-sharing or other benefit plan for such persons and (ii)

employees of members of NASD, Inc., provided such sales are made upon the assurance of the purchaser that the purchase is made for investment purposes and that the securities will not be resold except through redemption

or repurchase; (b) offers of Class A shares to any other investment company to effect the combination of such company with the fund by merger, acquisition of assets or otherwise;
(c)

purchases of Class A shares by any client of a newly employed Service Agent (for a period up to 90 days from the commencement of the Service Agent’s employment with CGM), on the condition the purchase of Class A shares is made with the proceeds of the redemption of shares of a mutual fund which (i) was sponsored by the Service Agent’s prior employer, (ii) was sold to the client by the Service Agent and (iii) was subject to a sales charge; (d)

purchases by shareholders who have redeemed Class A shares in the fund (or Class A shares of another Smith Barney Mutual Fund that is offered with a sales charge) and who wish to reinvest their redemption proceeds in them, provided the reinvestment is made within

60 calendar days of the redemption; (e) purchases by accounts managed by registered investment advisory subsidiaries of Citigroup; (f) investments of distributions from or proceeds from a sale of a UIT sponsored by
CGM; (g)

purchases by investors participating in “wrap fee” or asset allocation programs or other fee-based arrangements sponsored by affiliated and non-affiliated broker-dealers and other financial institutions that have entered into agreements with CGM; (h) separate accounts used to fund certain Section 403(b) or 401(a) or (k) accounts; (i) Intergraph Corporate Stock Bonus Plan participants reinvesting distribution proceeds from the sale of the Smith
Barney Appreciation Fund; (j) purchases by executive deferred compensation plans participating in the CGM ExecuChoice Program; and (k) purchases by retirement plans where such plan’s record keeper offers only load-waived shares and where the shares are held on the books of a Fund through an omnibus account. In order to obtain such waivers, the purchaser must provide sufficient information at the time of purchase to permit verification that the purchase would qualify for the elimination of the sales charge.

Accumulation Privilege

—lets you combine the

current value of Class A shares of a fund with all other shares of Smith Barney funds and Smith Barney shares of SB funds that are owned by:

•

you; or

•

your

spouse and

children under the age of 21; and

that are offered with a sales charge, with the dollar amount of your next purchase of Class A shares for purposes of calculating the initial sales charge.

Shares of Smith Barney money market funds (

other than money market fund shares acquired by exchange from other Smith Barney funds offered with a sales charge and shares of those money market fund shares noted below) and Smith Barney S&P 500 Index Fund may not be combined. However, shares of Smith Barney Exchange Reserve Fund and Class C shares of SB Adjustable Rate Income Fund (Smith Barney shares), Smith Barney Inflation Management Fund, Smith Barney Intermediate Maturity California Municipals Fund,
Smith Barney Intermediate Maturity New York Municipals Fund, Smith Barney Limited Term Portfolio, Smith Barney Money Funds, Inc.—Cash and Government Portfolios, Smith Barney Short Duration Municipal Income Fund, and Smith Barney Short-Term
Investment Grade Bond Fund are not offered with a sales charge, but may be combined.

If your current purchase order will be placed through a Smith Barney Financial Consultant, you may also combine eligible shares held in accounts with a different Service Agent. If you hold shares of Smith Barney funds or Smith Barney shares of SB funds in accounts at two or more different Service Agents, please contact your Service Agents to determine which shares may be combined.

Certain

trustees and

fiduciaries may be entitled to combine accounts in determining their sales charge.

Letter of Intent

—helps you take advantage of breakpoints in Class A sales charges. You may purchase Class A shares of Smith Barney funds and Smith Barney shares of SB funds over a

13-month period and pay the same sales charge, if any, as if all shares had been purchased at once. You have a choice of 6 Asset Level

Goal amounts, as follows:

  (1) $

25,000

(4) $250,000

(2) $50,000

(5) $500,000

(3) $100,000

(6) $1,000,000

Each time you make a Class A purchase under a Letter of Intent, you will be entitled to the sales charge that is applicable to the amount of your Asset Level Goal. For example, if your Asset Level Goal is $100,000, any Class A investments you make under a Letter of Intent would be subject to the sales charge of the specific fund you are investing in for purchases of $100,000. Sales charges and breakpoints vary among the Smith Barney and SB funds.

When you enter into a Letter of Intent, you agree to purchase in Eligible Accounts over a 13-month period Eligible Fund Purchases in an amount equal to the Asset Level Goal you have selected, less any Eligible Prior Purchases. For this purpose, shares are valued at the public offering price (including any sales charge paid) calculated as of the date of purchase, plus any appreciation in the value of the shares as of the date of calculation, except for Eligible Prior Purchases, which are valued at current value as of the date of calculation. Your commitment will be met if at any time during the 13-month period the value, as so determined, of eligible holdings is at least equal to your Asset Level Goal. All reinvested dividends and distributions on shares acquired under the Letter will be credited towards your Asset Level Goal. You may include any Eligible Fund Purchases towards the Letter, including shares of classes other than Class A shares. However, a Letter of Intent will not entitle you to a reduction in the sales charge payable on any shares other than Class A shares, and if the shares are subject to a deferred sales charge, you will still be subject to that deferred sales charge with respect to those shares. You must make reference to the Letter of Intent each time you make a purchase under the Letter.

Eligible Fund Purchases.    Generally,

any shares of a Smith Barney fund or Smith Barney shares of an SB fund that are subject to a sales charge may be credited towards your Asset Level Goal. Shares of Smith Barney money market funds (

except for money market fund shares acquired by exchange from other Smith Barney funds offered with a sales charge) and Smith Barney S&P 500 Index Fund are not eligible. However, as of the date of this Supplement, the following funds and share classes are also eligible, although not offered with a sales charge:

Shares of Smith Barney Exchange Reserve Fund

Class C shares of SB Adjustable Rate Income Fund (Smith Barney shares)

Class C shares of Smith Barney Inflation Management Fund

Class C shares of Smith Barney Intermediate Maturity California Municipals Fund

Class C shares of Smith Barney Intermediate Maturity New York Municipals Fund

Class C shares of Smith Barney Limited Term Portfolio

Class C shares of Smith Barney Money Funds, Inc.—Cash and Government Portfolios

Class C shares of Smith Barney Short Duration Municipal Income Fund

Class C shares of Smith Barney Short-Term Investment Grade Bond Fund

This list may change from time to time. Investors should check with their financial professional to see which funds may be eligible.

Eligible Accounts.    Purchases may be made through any account in your name, or in the name of your spouse or your children under the age of 21.
If any of the assets to be credited towards your Goal are held in an account other than in your name, you may be required to provide documentation with respect to these accounts. If you are purchasing through a Smith Barney Financial Consultant, or directly through PFPC, accounts held with other financial professionals are generally eligible, but you will be required to provide certain documentation,

such as account statements, in order to include these assets. If you are purchasing through a financial professional other than a Smith Barney Financial Consultant, you should check with that financial professional to see which accounts may be combined.

Eligible Prior Purchases.    You may also credit towards your Asset Level Goal any Eligible Fund Purchases made in Eligible Accounts at any time prior to entering into the Letter of Intent that have not been sold or redeemed, based on the current price of those shares as of the date of calculation.

Backdating Letter.

You may establish a date for a Letter of Intent that is up to

90 calendar days prior to the date you enter into the Letter. Any Eligible Fund

Purchases in Eligible Accounts made during that period will count towards your Goal and will also be eligible for the lower sales charge applicable to your Asset Level Goal. You will be credited by way of additional shares at the current offering price for the difference between (a) the aggregate sales charges actually paid for those eligible shares and (b) the aggregate applicable sales charges for your Asset Level Goal.

Increasing the Amount of the Letter.    You may at any time increase your Asset Level Goal. You must however contact your financial professional, or if you purchase your shares directly through PFPC, contact PFPC, prior to making any purchases in an amount in excess of your current Asset Level Goal. Upon such an increase, you will be credited by way of additional shares at the then current offering price for the difference between: (a) the aggregate sales charges actually paid for shares already purchased under the Letter and (b) the aggregate applicable sales charges for the increased Asset Level Goal. The 13-month period during which the Asset Level Goal must be achieved will remain unchanged.

Sales and Exchanges.    Shares acquired pursuant to a Letter of Intent, other than Escrowed Shares as defined below, may be redeemed or exchanged at any time, although any shares that are redeemed prior to meeting your Asset Level Goal will no longer count towards meeting your Goal. However, complete liquidation of purchases made under a Letter of Intent prior to meeting the Asset Level Goal will result in the cancellation of the Letter. See “Failure to Meet Asset Level Goal” below. Exchanges in accordance with a fund’s prospectus are permitted, and shares so exchanged will continue to count towards your Asset Level
Goal, as long as the exchange results in an Eligible Fund Purchase.

Cancellation of Letter.    You may cancel a Letter of Intent by notifying your financial professional in writing, or if you purchase your shares directly through PFPC, by notifying PFPC in writing. The Letter will be automatically cancelled if all shares are sold or redeemed as set forth above. See “Failure to Meet Asset Level Goal” below.

Escrowed Shares.    Shares equal in value to

5% of your Asset Level Goal as of the date of your Letter (or the date of any increase in the amount of the Letter) is accepted, will be held in escrow during the term of your Letter. The Escrowed Shares will be included in the total shares owned as reflected in your account statement and any dividends and capital gains distributions applicable to the Escrowed Shares will be credited to your account and counted towards your Asset Level Goal or paid in cash upon request. The Escrowed Shares will be released from escrow if all the terms of your Letter are met.

Failure to Meet Asset Level Goal.    If the total assets under your Letter of Intent within its 13-month term are less than your Asset Level Goal or if you elect to liquidate all of your holdings or cancel the Letter before reaching your Asset Level Goal, you will be liable for the difference between: (a) the sales charge actually paid and; (b) the sales charge that would have applied if you had not entered into the Letter. You may, however, be entitled to any breakpoints that would have been available to you under the accumulation privilege. An appropriate number of shares in your account will be redeemed to realize the amount due. For these purposes, by entering into a Letter of Intent, you irrevocably appoint your Financial Consultant, or if you purchase your shares directly through PFPC, PFPC, as your attorney-in-fact for the purposes of holding the Escrowed Shares and surrendering shares in your account for redemption. If there are insufficient assets in your account, you will be liable for the difference. Any Escrowed Shares remaining after such redemption will be released to your account.

Deferred Sales Charge Provisions

“Deferred Sales Charge Shares” are: (a) Class B shares; (b) Class C shares; and (c) Class A shares that were purchased without an initial sales charge but are subject to a Deferred Sales Charge. A Deferred Sales Charge may be imposed on certain redemptions of these shares.

Any applicable Deferred Sales Charge will be assessed on an amount equal to the lesser of the original cost of the shares being redeemed or their net asset value at the time of redemption. Deferred Sales Charge Shares that are redeemed will not be subject to a deferred sales charge to the extent that the value of such shares represents: (a) capital appreciation of fund assets; (b) reinvestment of dividends or capital gain distributions; (c) with respect to Class B shares, shares redeemed more than five years after their purchase; or (d) with respect to Class C shares and Class A shares that are Deferred Sales Charge Shares, shares redeemed more than 12 months after their purchase.

Class C shares and Class A shares that are Deferred Sales Charge Shares are subject to a 1.00% deferred sales charge if redeemed within 12 months of purchase. In circumstances in which the deferred sales charge is imposed on Class B shares, the amount of the charge will depend on the number of years since the shareholder made the purchase payment from which the amount is being redeemed. Solely for purposes of determining the number of years since a purchase payment, all purchase payments made during a month will be aggregated and deemed to have been made on the last day of the preceding CGM statement month. The following table sets forth the rates of the charge for redemptions of Class B shares by shareholders.

Deferred Sales Charge

Year Since Purchase Payment Was Made

(Diversified Strategic Income, High Income, Municipal High Income and Total Return Bond Funds)

(Dividend and Income and Convertible Funds)

First

4.50
%

5.00
%

Second

4.00

4.00

Third

3.00

3.00

Fourth

2.00

2.00

Fifth

1.00

1.00

Sixth and thereafter

0.00

0.00

Class B shares will convert automatically to Class A shares 8 years after the date on which they were purchased and thereafter will no longer be subject to any distribution fees.
There will also be converted at that time such proportion of Class B Dividend Shares (Class B shares that were acquired through the reinvestment of dividends and distributions) owned by the shareholder as the total number of his or her Class B shares converting at the time bears to the total number of outstanding Class B shares (other than Class B Dividend Shares) owned by the shareholder.

In determining the applicability of any Deferred Sales Charge, it will be assumed that a redemption is made first of shares representing capital appreciation, next of shares representing the reinvestment of dividends and capital gain distributions and finally of other shares held by the shareholder for the longest period of time. The length of time that Deferred Sales Charge Shares acquired through an exchange have been held will be calculated from the date that the shares exchanged were initially acquired in one of the other Smith Barney Mutual Funds, and fund shares being redeemed will be considered to represent, as applicable, capital appreciation or dividend and capital gain distribution reinvestments in such other funds. For federal income tax purposes, the amount of the deferred sales charge will reduce the gain or increase the loss, as the case may be, on the amount realized on redemption. The amount of any deferred sales charge will be paid to CGM.

To provide an example, assume an investor purchased 100 Class B shares of a fund at $10 per share for a cost of $1,000. Subsequently, the investor acquired 5 additional shares of the fund through dividend reinvestment. During the fifteenth month after the purchase, the investor decided to redeem $500 of his or her investment. Assuming at the time of the redemption the net asset value had appreciated to $12 per share, the value of the investor’s shares would be $1,260 (105 shares at $12 per share). The Deferred Sales Charge would not be applied to the amount which represents appreciation ($200) and the value of the reinvested dividend shares ($60). Therefore,
$240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 4.00% (the applicable rate for Class B shares) for a total Deferred Sales Charge of $9.60.

Waivers of Deferred Sales Charge

The Deferred Sales Charge will be waived on: (a) exchanges (see “Exchange Privilege”); (b) automatic cash withdrawals in amounts equal to or less than 1.00% per month of the value of the shareholder’s shares at the time the withdrawal plan commences (see “Automatic Cash Withdrawal Plan”) (provided, however, that automatic cash withdrawals in amounts equal to or less than 2.00% per month of the value of the shareholder’s shares will be permitted for withdrawal plans that were established prior to November 7, 1994); (c)

redemptions of shares within 12 months following the death or disability of the shareholder; (d) “

redemptions of shares made in connection with qualified distributions from retirement plans or IRAs upon the attainment of age 70 1/2.”; In addition, shareholders who purchased shares subject to a Deferred Sales Charge prior to the date of implementation of this new policy will be “grandfathered” and will be eligible to obtain the waiver at age 59 1/2 by demonstrating such eligibility at the time of redemption; (e) involuntary redemptions; and (f) redemptions of shares to effect a combination of the fund with any investment company by merger, acquisition of assets or otherwise.

In addition, a shareholder who has redeemed shares from other Smith Barney Mutual Funds may, under certain circumstances, reinvest all or part of the redemption proceeds within

60 days and receive pro rata credit for any deferred sales charge imposed on the prior redemption.

Deferred sales charge waivers will be granted subject to confirmation (by CGM in the case of shareholders who are also CGM clients or by the transfer agent in the case of all other shareholders) of the shareholder’s status or holdings, as the case may be.

PFS Accounts.    A written redemption request must (a) state the name of the fund for which you are redeeming shares, (b) state the Class and number or dollar amount of shares to be redeemed, (c) identify the shareholder’s account number and (d) be signed by each registered owner exactly as the shares are registered. Any signature on a written redemption request in excess of $50,000 must be guaranteed by an eligible guarantor institution such as a domestic bank, savings and loan institution, domestic credit union, member bank of the Federal Reserve System or member firm of a national securities exchange. Written redemption requests of
$50,000 or less do not require a signature guarantee unless the shareholder has changed his/her address within 45 days or less of the shareholder’s redemption request. Redemption proceeds will be mailed to an investor’s address of record. PFS may require additional supporting documents for redemptions made by corporations, executors, administrators, trustees or guardians. A redemption request will not be deemed properly received until PFS receives all required documents in proper form.

Redemption proceeds can be sent by check to the address of record or by wire transfer to a bank account designated on the application. A shareholder will be charged a $25 service fee for wire transfers and a nominal service fee for transfers made directly to the shareholder’s bank by the Automated Clearing House.

An Account Transcript is available at a shareholder’s request, which identifies every financial transaction in an account since it has opened. To defray administrative expenses involved with providing multiple years’ worth of information, there is a $15 charge for each Account Transcript requested. Additional copies of tax forms are available at the shareholder’s request. A $10 fee for each tax form will be assessed.

PSS will process and mail a shareholder’s redemption check usually within 2 to 3 business days after receiving the redemption request in good order. The shareholder may request the proceeds to be mailed by two-day

air express for an $8 fee that will be deducted from the shareholder’s account or by one-day air express for a $15 fee that will be deducted from the shareholder’s account.

Additional information regarding PSS’s services may be obtained by contacting the Client Services Department at (800) 544-5445.

Smith Barney Funds Retirement Program.    The funds offer Class A and Class C shares, at net asset value, to participating plans for which
Paychex, Inc. acts as the plan’s recordkeeper. Participating plans can meet minimum investment and exchange amounts, if any, by combining the plan’s investments in any of the Smith Barney Mutual Funds.

There are no sales charges when you buy or sell shares and the class of shares you may purchase depends on the amount of your initial investment and/or the date your account is opened. Once a class of shares is chosen, all additional purchases must be of the same class.

The class of shares you may purchase depends on the amount of your initial investment:

Class A Shares.    Class A shares may be purchased by plans investing at least $3 million.

The funds have imposed certain share class eligibility requirements in connection with purchases by retirement plans, including but not limited to executive deferred compensation programs, group retirement plans and certain employee benefit plans, including employer-sponsored tax-qualified 401(k) plans and other defined contribution plans. Plans with a minimum of 100 participants or with assets in excess of $1 million are eligible to purchase the funds’ Class A shares. Each share class has varying service and distribution related fees as described elsewhere in this SAI.

Plan sponsors, plan fiduciaries and other financial intermediaries may, however, choose to impose qualification requirements for plans that differ from the funds’ share class eligibility standards. In certain cases this could result in the selection of a share class with higher service and distribution related fees than would otherwise have been charged. The funds are not responsible for, and have no control over, the decision of any plan sponsor, plan fiduciary or financial intermediary to impose such differing requirements. Please consult with your plan sponsor, plan fiduciary or financial intermediary for more information about available share classes.

Class C Shares.    Class C shares may be purchased by plans investing less than $3 million. Class C shares are eligible to exchange into Class A shares not later than 8 years after the plan joined the program. They are eligible for exchange in the following circumstances:

If, at the end of the fifth year after the date the participating plan enrolled in the Smith Barney Funds Retirement Program, a participating plan’s total Class C holdings in all non-money market Smith Barney Mutual Funds equal at least $3,000,000, the participating plan will be offered the opportunity to exchange all of its Class C shares for Class A shares of the fund. Such participating plans will be notified of the pending exchange in writing within 30 days after the fifth anniversary of the enrollment date and, unless the exchange offer has been rejected in writing, the exchange will occur on or about the 90th day after the fifth anniversary date. If the participating plan does not qualify for the five-year exchange to Class A shares, a review of the participating plan’s holdings will be performed each quarter until either the participating plan qualifies or the end of the eighth year.

Any participating plan that has not previously qualified for an exchange into Class A shares will be offered the opportunity to exchange all of its Class C shares for Class A shares of the same fund regardless of asset size, at the end of the eighth year after the date the participating plan enrolled in the Smith Barney Funds Retirement Program. Such plans will be notified of the pending exchange in writing approximately
60 days before the eighth anniversary of the enrollment date and, unless the exchange has been rejected in writing, the exchange will occur on or about the eighth anniversary date. Once an exchange has occurred, a participating plan will not be eligible to acquire additional Class C shares, but instead may acquire
Class A shares of the same fund. Any Class C shares not converted will continue to be subject to the distribution fee.

For further information regarding this Program, contact your Service Agent or the transfer agent. Participating plans that enrolled in the Smith Barney Funds Retirement Program prior to June 2, 2003 should contact the transfer agent for information regarding the Class B or Class C exchange privileges applicable to their plan.

CGM Accounts

Purchases of shares of the funds must be made through a brokerage account maintained with CGM, an introducing broker or an investment dealer in the selling group. In addition, certain investors, including qualified retirement plans and certain other institutional investors, may purchase shares directly from the funds through the transfer agent. When purchasing shares of the Funds, investors must specify whether the purchase is for Class A, Class B, Class C, or Class Y shares. CGM and other broker/dealers may charge their customers an annual account maintenance fee in connection with a brokerage account through which an investor purchases or holds shares.
Accounts held directly at PFPC are not subject to a maintenance fee.

REDEMPTION OF SHARES

General

Each fund is required to redeem the shares tendered to it, as described below, at a redemption price equal to their net asset value per share next determined after receipt of a written request in proper form at no charge other than any applicable Deferred Sales Charge. Redemption requests received after the close of regular trading on the NYSE are priced at the next determined net asset value.

If a shareholder holds shares in more than one Class, any request for redemption must specify the Class being redeemed. In the event of a failure to specify which Class, or if the investor owns fewer shares of the Class than specified, the redemption request will be delayed until the transfer agent receives further instructions from CGM, or if the shareholder’s account is not with CGM, from the shareholder directly. The redemption proceeds will be remitted on or before the third business day following receipt of proper tender, except on days on which the NYSE is closed or as permitted under the 1940 Act, in extraordinary circumstances. Generally, if the redemption proceeds are remitted to a CGM brokerage account, these funds will not be invested for the shareholder’s benefit without specific instruction and CGM will benefit from the use of temporarily uninvested funds. Redemption proceeds for shares purchased by check, other than a certified or official bank check, will be remitted upon clearance of the check, which may take up to fifteen days or more.

The funds no longer issue share certificates. If you currently hold share certificates of a fund, such certificates will continue to be honored. If you hold share certificates, it will take longer to exchange or redeem shares.

Shares held by CGM as custodian must be redeemed by submitting a written request to a Service Agent. Shares other than those held by CGM as custodian may be redeemed through an investor’s Service Agent, introducing broker or dealer in the selling group or by submitting a written request for redemption to:

Smith Barney Income Funds

Name of Fund (please specify)

Class A, B, C, O or Y (please specify)

c/o PFPC Inc.

P.O. Box 9699

Providence, Rhode
Island 02940-9699

The Service Agent may charge you a fee for
executing your order. The amount and applicability of such a fee is determined and disclosed to its customers by each Service Agent.

A written redemption request must (a) state the name of the fund for which you are redeeming shares, (b) state the Class and number or dollar amount of shares to be redeemed, (c) identify the shareholder’s account number and (d) be signed by each registered owner exactly as the shares are registered. If the shares to be redeemed were issued in certificate form, the certificates must be endorsed for transfer (or be accompanied by an endorsed stock power) and must be submitted to PFPC together with the redemption request. Any signature appearing on a share certificate, stock power or written redemption request in excess of
$50,000 must be guaranteed by an eligible guarantor institution such as a domestic bank, savings and loan institution, domestic credit union, member bank of the Federal Reserve System or member firm of a national securities exchange. Written redemption requests of $50,000 or less do not require a signature guarantee unless more than one such redemption request is made in any 10-day period. Redemption proceeds will be mailed to an investor’s address of record. The transfer agent may require additional supporting documents for redemptions made by corporations, executors, administrators, trustees or guardians. A redemption request will not be deemed properly received until the transfer agent receives all required documents in proper form.

Automatic Cash Withdrawal Plan

An automatic cash withdrawal plan (the “Withdrawal
Plan”) is available to shareholders who own shares with a value of at least $

10,000 ($

5,000 for retirement plan accounts) and who wish to receive specific amounts of cash monthly or quarterly. Withdrawals of at least $

50 may be made under the Withdrawal Plan by redeeming as many shares of a fund as may be necessary to cover the stipulated withdrawal payment. Any applicable Deferred Sales Charge will be waived on amounts withdrawn by shareholders that do not exceed 1.00% per month of the value of a shareholder’s shares at the time the Withdrawal Plan commences. To the extent withdrawals exceed dividends, distributions and appreciation of a shareholder’s investment in a fund, there will be a reduction in the value of the shareholder’s investment and continued withdrawal payments may reduce the shareholder’s investment and ultimately exhaust it. Withdrawal payments should not be considered as income from investment in the fund. Furthermore, as it generally would not be advantageous to a shareholder to make additional investments in the fund at the same time that he or she is participating in the Withdrawal Plan, purchases by such shareholders in amounts of less than $5,000 will not ordinarily be permitted. The withdrawal plan will be carried over on exchanges between funds or classes of a fund.

Shareholders who wish to participate in the Withdrawal Plan and who hold their shares in certificate form must deposit their share certificates with PFPC as agent for Withdrawal
Plan members. All dividends and distributions on shares in the Withdrawal Plan are automatically reinvested at net asset value in additional shares of the fund. Withdrawal Plans should be set up with a Service Agent. A shareholder who purchases shares directly through PFPC may continue to do so and applications for participation in the Withdrawal Plan must be received by PFPC no later than the eighth day of the month to be eligible for participation beginning with that month’s withdrawal. For further information regarding the automatic cash withdrawal plan, shareholders should contact a Service Agent.

Telephone Redemption and Exchange Program

Shareholders who do not have a CGM brokerage account may be eligible to redeem and exchange fund shares by telephone. To determine if a shareholder is entitled to participate in this program, he or she should contact the transfer agent at 1-800-451-2010. Once eligibility is confirmed, the shareholder must complete and return a Telephone/Wire Authorization Form that will be provided by the transfer agent upon request along with a signature guarantee. (Alternatively, an investor may authorize telephone redemptions on the new account application with the applicant’s signature guarantee when making his/her initial investment in a fund.)

Redemptions.    Redemption requests of up to $

50,000 of any class or classes of a fund’s shares may be made by eligible shareholders by calling the transfer agent at 1-800-451-2010. Such requests may be made between 9:00 a.m. and 4:00 p.m. (eastern time) on any day the NYSE is open. Redemption requests received after the close of regular trading on the NYSE are priced at the net asset value next determined. Redemptions of shares (i) by retirement plans or (ii) for which certificates have been issued are not permitted under this program.

A shareholder will have the option of having the redemption proceeds mailed to his/her address of record or wired to a bank account predesignated by the shareholder. Generally, redemption proceeds will be mailed or wired, as the case may be, on the next business day following the redemption request. In order to use the wire procedures, the bank receiving the proceeds must be a member of the Federal Reserve System or have a correspondent relationship with a member bank. Each fund reserves the right to charge shareholders a nominal fee for each wire redemption. Such charges, if any, will be assessed against the shareholder’s account from which shares were redeemed. In order to change the bank account designated to receive redemption proceeds, a shareholder must complete a new Telephone/Wire Authorization Form and, for the protection of the shareholder’s assets, will be required to provide a signature guarantee and certain other documentation.

Exchanges.    Eligible shareholders may make exchanges by telephone if the account registration of shares of the fund being acquired is identical to the registration of the shares of the fund exchanged. Such exchange requests may be made by calling the transfer agent at 1-800-451-2010 between 9:00 a.m. and 4:00 p.m. (eastern time) on any day on which the NYSE is open. Exchange requests received after the close of regular trading on the NYSE are processed at the next determined net asset value.

Additional Information regarding Telephone Redemption and Exchange Program.    Neither a fund nor its agents will be liable for following instructions communicated by telephone that are reasonably believed to be genuine. Each fund and its agents will employ procedures designed to verify the identity of the caller and legitimacy of instructions (for example, a shareholder’s name and account number will be required and phone calls may be recorded). Each fund reserves the right to suspend, modify or discontinue the telephone redemption and exchange program or to impose a charge for this service at any time following at least 7 days’ prior notice to shareholders.

Suspension or Postponement

The right of redemption may be suspended or the date of payment postponed (a) for any period during which the NYSE is closed (other than for customary weekend and holiday closings), (b) when trading in markets a fund normally utilizes is restricted, or an emergency as determined by the SEC exists, so that disposal of the fund’s investments or determination of net asset value is not reasonably practicable or (c)
for such other periods as the SEC by order may permit for the protection of the fund’s shareholders.

Distributions in Kind

If the Trustees of the Trust determines that it would be detrimental to the best interests of the remaining shareholders of a fund to make a redemption payment wholly in cash, the fund may pay, in accordance with the
SEC rules, any portion of a redemption in excess of the lesser of $250,000 or 1% of the fund’s total assets by a distribution in kind of portfolio securities in lieu of cash. Shareholders should expect to incur brokerage costs when subsequently selling shares redeemed in kind.

PFS Investments Accounts

Shareholders may redeem for cash some or all of their shares of a fund at any time by sending a written request in proper form directly to the applicable sub-transfer agent,
Primerica Shareholder Services, at P.O. Box 9662, Providence, Rhode Island 02940. If you should have any questions concerning how to redeem your account after reviewing the information below, please contact Primerica Shareholder Services at (800) 544-5445, Spanish-speaking representatives (800) 544-7278 or TDD Line for the
Hearing Impaired (800) 824-1721.

The request for redemption must be signed by all persons in whose names the shares are registered. Signatures must conform exactly to the account registration. If the proceeds of the redemption exceed $50,000, or if the proceeds are not paid to the record owner(s) at the record address, if the shareholder(s) has had an address change within 30 days or less of the shareholder’s redemption request, or if the shareholder(s) is a corporation, sole proprietor, partnership, trust or fiduciary, signature(s) must be guaranteed by one of the following: a bank or trust company; a broker-dealer; a credit union; a national securities exchange, registered securities association or clearing agency; a savings and loan association; or a federal savings bank.

Generally, a properly completed Redemption Form with any required signature guarantee is all that is required for a redemption. In some cases, however, other documents may be necessary. For example, in the case of shareholders holding certificates, the certificates for the shares being redeemed must accompany the redemption request. Additional documentary evidence of authority is also required by Primerica Shareholder
Services in the event redemption is requested by a corporation, partnership, trust, fiduciary, executor or administrator. Additionally, if a shareholder requests a redemption from a Retirement Plan account (IRA or SEP), such request must state whether or not federal income tax is to be withheld from the proceeds of the redemption check. Redemption from a 403(b)(7) account requires completion of a special form. Please call Primerica Shareholder Services at (800) 544-5445 between 8:00 a.m.
and 8:00 p.m. eastern time to obtain the proper forms.

A shareholder may utilize Primerica Shareholder Services Telephone Redemption service to redeem his or her account as long as he or she has authorized the telephone redemption option. If a shareholder does not wish to allow telephone redemptions by any person in his account, he should decline the telephone transaction option on the account application. The telephone redemption option can be used only if: (a) the redemption proceeds are to be mailed to the address of record and there has been no change of address of record within the preceding 30 days; (b) the shares to be redeemed are not in certificate form; (c); the person requesting the redemption can provide proper identification information; and (d) the proceeds of the redemption do not exceed $50,000. 403(b)(7) accounts and accounts not registered in the name of individual(s) are not eligible for the telephone redemption option. Telephone redemption requests can be made by contacting Primerica Shareholder Services at (800) 544-5445 between 8:00 a.m. and 8:00 p.m. eastern time any day that the NYSE is open. Telephone redemption may not be available if the shareholder cannot reach
Primerica Shareholder Services whether because all telephone lines are busy or for any other reason; in such case, a shareholder would have to use the fund’s regular redemption procedure described above.

Redemption proceeds can be sent by check to the address of record, by wire transfer to a bank account designated on the application or to a bank account designated on the application via the Automated Clearinghouse (ACH). Primerica Shareholder Services will process and mail a shareholder’s redemption check usually within two to three business days after receiving the redemption request in good order. The shareholder may request the proceeds to be mailed by two-day air express for an $8 fee that will be deducted from the shareholder’s account or by one-day air express for a $15 fee that will be deducted from the shareholder’s account.

EXCHANGE PRIVILEGE

General

Except as noted below, shareholders of any fund
of the Smith Barney mutual funds may exchange all or part of their shares for shares of the same class of other funds of the Smith Barney mutual funds, to the extent such shares are offered for sale in the shareholder’s state of residence and provided your Service Agents is authorized to distribute shares of the fund, on the basis of relative net asset value per share at the time of exchange. Class B shares of any fund may be exchanged without a Deferred Sales Charge. Class B shares of a fund exchanged for Class B shares of another fund will be subject to the higher applicable Deferred Sales Charge of the two funds and, for the purposes of calculating Deferred Sales Charge rates and conversion periods, will be deemed to have been held since the date the shares being exchanged were deemed to be purchased. Exchanges of Class A, Class B and Class C shares are subject to minimum investment requirements and all shares are subject to the other requirements of the fund into which exchanges are made.

The exchange privilege enables
shareholders to acquire shares of the same class in a fund with different investment objectives when they believe that a shift between funds is an appropriate investment decision. This privilege is available to shareholders residing in any state in which the fund shares being acquired may legally be sold. Prior to any exchange, the shareholder should obtain and review a copy of the current prospectus of each fund into which an exchange is being considered. Prospectuses may be obtained from a
Service Agent.

Upon receipt of proper instructions
and all necessary supporting documents, shares submitted for exchange are redeemed at the then-current net asset value and, subject to any applicable Deferred Sales Charge, the proceeds are immediately invested at a price as described above, in shares of the fund being acquired. CGM reserves the right to reject any exchange request. The exchange privilege may be modified or terminated at any time after written notice to shareholders.

Class B Exchanges.    In the event a
Class B shareholder wishes to exchange all or a portion of his or her shares into any of the funds imposing a higher Deferred Sales Charge than that imposed by a fund, the exchanged Class B shares will be subject to the higher applicable Deferred
Sales Charge. Upon an exchange, the new Class B shares will be deemed to have been purchased on the same date as the Class B shares of the fund that have been exchanged.

Class C Exchanges.    Upon an exchange, the new Class C shares will be deemed to have been purchased on the same date as the Class C shares of the fund that have been exchanged.

Class A, Class Y and Class O Exchanges.    Class A, Class Y and Class O shareholders of a fund who wish to exchange all or a portion of their shares for shares of the respective class in any of the funds identified above may do so without imposition of any charge. Class O shares are offered only in select funds.

Additional Information Regarding
Exchanges.    Each fund is not designed to provide investors with a means of speculation on short-term market movements. A pattern of frequent exchanges by investors can be disruptive to efficient portfolio management and, consequently, can be detrimental to the fund and its shareholders. Accordingly, if the fund’s management in its sole discretion determines that an investor is engaged in excessive trading, the fund, with or without prior notice, may temporarily or permanently terminate the availability to that investor of fund exchanges, or reject in whole or part any purchase or exchange request with respect to such investor’s account. Such investors also may be barred from purchases and exchanges involving other funds in the Smith Barney Mutual Fund family. Accounts under common ownership or control will be considered as one account for purposes of determining a pattern of excessive trading. A fund may notify an investor of rejection of a purchase or exchange order after the day the order is placed. If an exchange request is rejected, the fund will take no other action with respect to the shares until it receives further instructions from the investor. The fund’s policy on excessive trading applies to investors who invest in the fund directly or through Service Agents, but does not apply to any systematic investment plans described in the prospectus.

During times of drastic economic or market conditions, a fund may suspend the Exchange
Privilege temporarily without notice and treat exchange requests based on their separate components—redemption orders with a simultaneous request to purchase the other fund’s shares. In such a case, the redemption request would be processed at the fund’s next determined net asset value but the purchase order would be effective only at the net asset value next determined after the fund being purchased formally accepts the order, which may result in the purchase being delayed.

Certain shareholders may be able to exchange
shares by telephone. See “Redemption of Shares-Telephone Redemption and Exchange Program.” Exchanges will be processed at the net asset value next determined. Redemption procedures are also applicable for exchanging shares, and exchanges will be made upon receipt of all supporting documents in proper form. If the account registration of the shares of the fund being acquired is identical to the registration of the shares of the fund exchanged, no signature guarantee is required. A capital gain or loss for tax purposes will be realized upon the exchange, depending upon the cost or other basis of shares redeemed. Before exchanging shares, investors should read the current prospectus describing the fund shares to be acquired.
The Trust reserves the right to modify or discontinue exchange privileges upon 60 days’ prior notice to shareholders.

DISTRIBUTOR

The Trust
has entered into an agreement with

CGM, located at 388 Greenwich Street, New York, New York 10013, and

PFS Distributors (“PFSD”), located at 3100 Breckinridge Blvd., Duluth, Georgia 30099, to distribute the Trust’s shares on a best efforts basis pursuant to distribution agreements.

When payment is made by the investor before the settlement date, unless otherwise directed by the investor the funds will be held as a free credit balance in the investor’s brokerage account, and CGM may benefit from the temporary use of the funds. The investor may designate another use for the funds prior to settlement date, such as an investment in a money market fund (other than the Exchange Reserve Fund) of the
Smith Barney Mutual Funds. If the investor instructs CGM to invest the funds in a Smith Barney money market fund, the amount of the investment will be included as part of the average daily net assets of both the relevant fund and the Smith Barney money market fund, and affiliates of CGM that serve the funds in an investment advisory or administrative capacity will benefit from the fact they are receiving fees from both such investment companies for managing these assets computed on the basis of their average daily net assets. The Trust’s Board of Trustees has been advised of the benefits to CGM resulting from these settlement procedures and will take such benefits into consideration when reviewing the advisory, sub-advisory, administration and distribution agreements for continuance.

For the fiscal year ended July 31, 2005, CGM and/or PFSD incurred distribution expenses for advertising, printing and mailing prospectuses, support services and overhead expense and compensation to Service Agents as expressed in the following table:

Fund Name

Financial Consultant Compensation

Branch Expenses

Marketing Expense

Printing Expense

Total Current Expenses

Convertible Fund

$
279,238

$
222,425

$
69,034

$
8,324

$
579,021

Diversified Strategic Income Fund

2,119,175

1,168,241

93,028

6,379

3,386,823

Dividend and Income Fund

990,975

615,714

40,750

7,557

1,654,997

Exchange Reserve Fund

449,338

13,834

125,149

10,857

559,178

High Income Fund

2,279,921

1,431,067

298,036

5,250

4,014,275

Municipal High Income Fund

445,196

266,199

21,251

870

733,516

Total Return Bond Fund

628,166

428,629

63,638

4,113

1,124,546

$
7,192,009

$
4,146,110

$
710,886

$
43,350

$
12,052,356

Distribution Arrangements

Shares of the Trust are sold on a best efforts basis by CGM and PFSD as sales agents of the Trust pursuant to the distribution agreements. To compensate CGM for the services it provides and for the expenses it bears under the distribution agreement, the Trust has adopted services and distribution plans (the “Plans”) pursuant to Rule 12b-1 under the 1940 Act. Under the Plan, each fund, except Exchange Reserve
Fund, pays CGM a service fee, accrued daily and paid monthly, calculated at the annual rate of

0.25% (

0.15% in the case of Municipal High Income Fund) of the value of the fund’s average daily net assets attributable to its Class A, Class B, Class C and Class O shares. In addition, each fund, except Exchange
Reserve Fund, pays CGM, with respect to its Class B, Class C and Class O shares, a distribution fee. Exchange Reserve Fund and Diversified Strategic Income Fund pay PFSD a service fee with respect to their Class A shares and a distribution fee with respect to their Class B shares. The distribution fee is primarily intended to compensate CGM and/or PFSD for their initial expense of paying Service Agents a commission upon sales of those shares. The Class B and Class C shares’ distribution fees, accrued daily and paid monthly, are calculated at the annual rate of

0.50% for Class B shares of each fund and

0.45% for Class C shares, except Dividend and Income Fund and Convertible Fund (

0.50% for Class C shares in the case of Exchange Reserve Fund and

0.55% for Class C shares in the case of Municipal High Income Fund) of the value of a fund’s average daily net assets attributable to the shares of the respective Class. For Convertible Fund and Dividend and
Income Fund, Class C and Class O shares’ distribution fees, accrued daily and paid monthly, are calculated at the annual rate of

0.75% for Class C shares and

0.45% for Class O shares.

Classes A, B, C, O and Y of Convertible Fund have been redesignated Smith Barney Class A, Smith Barney Class B, Smith Barney Class C, Smith Barney Class O and Smith Barney
Class Y.

The following expenses were incurred during the periods indicated:

Initial Sales Charges

Class A

For the Fiscal Year Ended July 31:

Fund

2003

2004

2005

Convertible Fund

$
85,000

$
281,000

$
92,276

Diversified Strategic Income Fund

493,000

245,000

104,734

Dividend and Income Fund

84,000

581,000

240,090

High Income Fund

877,000

785,000

206,977

Municipal High Income Fund

130,000

158,000

99,595

Total Return Bond Fund

160,000

189,000

274,349

PSS and/or PFSD

Fund

2003

2004

2005

Diversified Strategic Income Fund

$
274,247

$
490,000

$
654,846

Class C*

For the Fiscal Year Ended July 31:

Fund

2003

2004

2005

Convertible Fund

$
89,000

$
148,000

$
0

Diversified Strategic Income Fund

115,000

97,000

0

Dividend and Income Fund

20,000

190,000

0

High Income Fund

609,000

366,000

0

Municipal High Income Fund

37,000

21,000

0

Total Return Bond Fund

155,000

49,000

0

Deferred Sales Charge (paid to CGM)

Class A

For the Fiscal Year Ended July 31:

Fund

2003

2004

2005

Convertible Fund

$
0

$
5,000

$
260

Diversified Strategic Income Fund

0

2,000

682

Dividend and Income Fund

0

11,000

1,549

High Income Fund

1,000

28,000

9,406

Municipal High Income Fund

1,000

0

623

Total Return Bond Fund

4,000

1,000

11,619

Class B

For the Fiscal Year Ended July 31:

Fund

2003

2004

2005

Convertible Fund

$
27,000

$
69,000

$
63,142

Diversified Strategic Income Fund

652,000

462,000

246,394

Dividend and Income Fund

77,000

82,000

120,387

Exchange Reserve Fund

1,152,000

567,000

286,098

High Income Fund

501,000

608,000

680,829

Municipal High Income Fund

78,000

109,000

80,318

Total Return Bond Fund

227,000

179,000

161,738

PSS and/or PFSD

2003

2004

2005

Diversified Strategic Income Fund

$84,468

$0

$75,786

Exchange Reserve Fund

0

0

65,823

Class C*

For the Fiscal Year Ended July 31:

Fund

2003

2004

2005

Convertible Fund

$
4,000

$
17,000

$
10,244

Diversified Strategic Income Fund

13,000

16,000

7,906

Dividend and Income Fund

1,000

8,000

9,637

Exchange Reserve Fund

37,000

9,000

10,161

High Income Fund

23,000

75,000

20,990

Municipal High Income Fund

2,000

1,000

494

Total Return Bond Fund

16,000

8,000

7,488

Service and Distribution Plan Fees

For the Fiscal Year Ended July 31:

Fund

2003

2004

2005

Convertible Fund

$
213,025

$
657,897

$
712,110

Diversified Strategic Income Fund

6,180,797

5,369,337

4,487,277

Dividend and Income Fund

1,798,042

2,111,652

2,313,219

Exchange Reserve Fund

1,214,222

996,025

994,369

High Income Fund

4,634,991

5,751,284

5,026,913

Municipal High Income Fund

1,245,703

1,089,910

954,704

Total Return Bond Fund

1,279,472

1,221,397

1,210,922

*
On February 2, 2004, initial sales charges on Class L shares were eliminated. Effective April 29, 2004, the funds, Class L shares were renamed Class C shares.

Under their terms, the Plans continue from year to year, provided such continuance is approved annually by vote of the board of trustees, including a majority of the Independent
Trustees who have no direct or indirect financial interest in the operation of the Plans. The Plans may not be amended to increase the amount to be spent for the services provided by CGM or PFSD without shareholder approval, and all amendments of the Plan must be approved by the trustees in the manner described above. The Plans may be terminated with respect to a Class at any time, without penalty, by vote of a majority of the Independent Trustees or, with respect to any fund, by vote of a majority of the outstanding voting securities of the fund (as defined in the 1940 Act). Pursuant to the Plan, CGM and PFSD will provide the Board of Trustees with periodic reports of amounts expended under the Plans and the purpose for which such expenditures were made.

VALUATION OF SHARES

Each
Class’ net asset value per share is calculated on each day, Monday through Friday, except days on which the NYSE is closed. The NYSE currently is scheduled to be closed on New Year’s Day, Martin Luther King Jr. Day, Presidents’
Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas, and on the preceding Friday or subsequent Monday when one of these holidays falls on a Saturday or Sunday, respectively. Because of the differences in distribution fees and Class-specific expenses, the per share net asset value of each Class may differ. The following is a description of procedures used by each fund in valuing its assets.

Net asset value for each fund is determined by dividing the
fund’s net assets by the number of its shares outstanding. Net asset value is calculated separately for each class. Securities owned by a fund for which market quotations are readily available are valued at current market value or, in their absence, at fair value. Securities for which market quotations are readily available are valued on the basis of the prices reflected on the tape received from an approved pricing service after the close of regular trading on the NYSE on each day the
NYSE is open. Securities traded on an exchange are valued at last sales price on the principal exchange on which each such security is traded, or if there were no sales on that exchange on the valuation date, the last quoted sale, up to the time of valuation, on the other exchanges. If instead there were no sales on the valuation date with respect to these securities, such securities are valued at the mean of the latest published closing bid and asked prices. Securities listed on the Nasdaq
National Market System for which market quotations are available are valued as the official closing price or, if there is no official closing price on that day, at the last sale price. Over-the-counter securities are valued at last sales price or, if there were no sales that day, at the mean between the bid and asked prices. Options, futures contracts and options thereon that are traded on exchanges are also valued at last sales prices as of the close of the principal exchange on which each is listed or if there were no such sales on the valuation date, the last quoted sale, up to the time of valuation, on other exchanges. In the absence of any sales on the valuation date, valuation shall be the mean of the latest closing bid and asked prices. Securities with a remaining maturity of 60 days or less are valued at amortized cost where the board of trustees has determined that amortized cost is fair value. Premiums received on the sale of call options will be included in the fund’s net assets, and current market value of such options sold by a fund will be subtracted from that fund’s net assets. Any other investments of a fund, including restricted securities and listed securities for which there is a thin market or that trade infrequently (i.e., securities for which prices are not readily available), are valued at a fair value determined by the board of trustees in good faith. This value generally is determined as the amount that a fund could reasonably expect to receive from an orderly disposition of these assets over a reasonable period of time but in no event more than seven days. The value of any security or commodity denominated in a currency other than U.S. dollars will be converted into U.S. dollars at the mean between the bid and asked quotations of such currencies against U.S. dollars as last quoted by any recognized dealer. If such quotations are not readily available the rate of exchange will be determined in good faith.

Foreign securities trading may not take
place on all days on which the NYSE is open. Further, trading takes place in various foreign markets on days on which the NYSE is not open. Accordingly, the determination of the net asset value of a fund may not take place contemporaneously with the determination of the prices of

 investments held by such fund, and a fund’s net asset
value may be significantly affected by such trading on days when a shareholder has no access to such fund. When the manager believes that the value of a security has been materially affected by events occurring after the close of the relevant market, a fund may price those securities at fair value as determined in good faith by the Board of Trustees, generally based upon recommendations provided by SBFM. A fund that uses fair value to price securities may value those securities higher or lower than another fund using market quotations to price the same securities.

Because of the need to obtain prices as of the close of trading on various exchanges throughout the world, the calculation of the net asset value of funds investing in foreign securities may not take place contemporaneously with the determination of the prices of many of their respective portfolio securities used in such calculation.

Debt securities of United States issuers (other than U.S. government securities and short-term investments), including Municipal Securities held by
Municipal High Income Fund, are valued by SBFM, as administrator, after consultation with the Pricing Service approved by the Trust’s board of trustees. The pricing service may use different methods to value the securities including market indexes. When, in the judgment of the Pricing Service, quoted bid prices for investments are readily available and are representative of the bid side of the market, these investments are valued at the mean between the quoted bid prices and asked prices. Investments for which, in the judgment of the Pricing Service, there are no readily obtainable market quotations are carried at fair value or as determined in good faith by or under the direction of the Board. The procedures of the Pricing
Service are reviewed periodically by the officers of the Trust under the general supervision and responsibility of the board of trustees.

TAXES

The following is a
summary of certain material U.S. federal income tax considerations regarding the purchase, ownership and disposition of shares in the funds by U.S. persons. This summary does not address all of the potential U.S. federal income tax consequences that may be applicable to the funds or to all categories of investors, some of which may be subject to special tax rules. Each current and prospective shareholder is urged to consult his own tax adviser with respect to the specific federal, state, local and foreign tax consequences of investing in a fund. The summary is based on the laws in effect on the date of this SAI and existing judicial and administrative interpretations thereof, all of which are subject to change, possibly with retroactive effect.

The Funds and Their Investments

Each fund will be treated as a separate taxpayer for U.S. federal income tax purposes. Each fund intends to continue to qualify separately each year as a “regulated investment company” under the Internal Revenue Code of 1986, as amended (the “Code”). To so qualify, a fund must, among other things: (a) derive at least 90% of its gross income in each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stock or securities, foreign currencies, other income
(including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies or net income derived from interests in “qualified publicly traded partnerships” (i.e., partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derives 90% of their income from interest, dividends, capital gains, and other traditional permitted mutual fund income); and (b) diversify its holdings so that, at the end of each quarter of the fund’s taxable year, (i) at least 50% of the market value of the fund’s assets is represented by cash, securities of other regulated investment companies, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the fund’s assets and not greater than 10% of the outstanding voting securities of such issuer and (ii) not more than 25% of the value of its assets is invested in the securities (other than U.S. government securities or securities of other regulated investment companies) of any one issuer, any two or more issuers that the fund controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or in the securities of one or more qualified publicly traded partnerships.

A fund’s investments in partnerships, including in qualified publicly traded partnerships, may result in that fund being subject to state, local or foreign income, franchise or withholding tax liabilities.

As a regulated investment company, a fund will not be subject to U.S. federal income tax on the portion of its taxable investment income and capital gains that it distributes to its shareholders, provided that it satisfies a minimum distribution requirement. To satisfy the minimum distribution requirement, a fund must distribute to its shareholders at least the sum of (i) 90% of its
“investment company taxable income” (i.e., income other than its net realized long-term capital gain over its net realized short-term capital loss), plus or minus certain adjustments, and (ii) 90% of its net tax-exempt income for the taxable year. Each fund will be subject to income tax at regular corporation rates on any taxable income or gains that it does not distribute to its shareholders.

On July 31, 2005, the unused capital loss carryforwards, by fund, were approximately as follows: Diversified Strategic
Income Fund, $327,636,000; Dividend and Income Fund, $118,564,000; Exchange Reserve Fund, $53; High Income Fund, $683,084,000; Municipal High Income Fund, $45,669,000; and Total Return Bond Fund, $16,409,000. For U.S. federal income tax purposes, these amounts are available to be applied against future capital gains, if any, realized by the fund that has the carryforwards prior to the expiration of the applicable carryforward. The carryforwards expire as follows:

Fund

July 31,

2007

2008

2009

2010

2011

2012

2013

Diversified Strategic Income Fund

—

$
69,715,000

$
98,977,000

$
120,890,000

$
38,054,000

—

—

Dividend and Income Fund

—

—

—

50,511,000

68,053,000

—

—

Exchange Reserve Fund

—

—

—

—

—

$
53

—

High Income Fund

—

96,372,000

130,523,000

300,397,000

139,768,000

16,024,000

—

Municipal High Income Fund

—

—

1,032,000

3,220,000

3,834,000

11,654,000

$
25,929,000

Total Return Bond Fund

$
1,042,000

1,052,000

5,432,000

—

56,000

1,971,000

6,856,000

The Code imposes a 4% nondeductible excise tax on a fund to the extent it does not distribute by the end of any calendar year at least the sum of (i)
98% of its ordinary income for that year and (ii) 98% of its capital gain net income (both long-term and short-term) for the one-year period ending, as a general rule, on October 31 of that year. For this purpose, however, any ordinary income or capital gain net income retained by a fund that is subject to corporate income tax will be considered to have been distributed by year-end. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any underdistribution or overdistribution, as the case may be, from the previous year. Each fund anticipates that it will pay such dividends and will make such distributions as are necessary in order to avoid the application of this excise tax.

If, in any taxable
year, a fund fails to qualify as a regulated investment company under the Code or fails to meet the distribution requirement, it will be taxed in the same manner as an ordinary corporation and distributions to its shareholders will not be deductible by the fund in computing its taxable income. In addition, in the event of a failure to qualify, the fund’s distributions, to the extent derived from the fund’s current or accumulated earnings and profits, including as distributions of net tax-exempt income and net long-term capital gains, will be taxable to shareholders as dividend income. However, such dividends will be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and
(ii) for the dividends received deduction in the case of corporate shareholders. Moreover, if a fund fails to qualify as a regulated investment company in any year, it must pay out its earnings and profits accumulated in that year in order to qualify again as a regulated investment company. If a fund failed to qualify as a regulated investment company for a period greater than two taxable years,

 the fund may be required to recognize any net built-in gains with respect to certain of its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the fund had been liquidated) if it qualifies as a regulated investment company in a subsequent year.

A fund’s transactions in zero coupon securities, foreign
currencies, forward contracts, options and futures contracts (including options and futures contracts on foreign currencies), to the extent permitted, will be subject to special provisions of the Code (including provisions relating to “hedging transactions” and “straddles”) that, among other things, may affect the character of gains and losses realized by the fund (i.e., may affect whether gains or losses are ordinary or capital), accelerate recognition of income to the fund and defer fund losses. These rules could therefore affect the character, amount and timing of distributions to shareholders. These provisions also (a) will require a fund to mark-to-market certain types of the positions in its portfolio
(i.e., treat them as if they were closed out at the end of each year) and (b) may cause a fund to recognize income without receiving cash with which to pay dividends or make distributions in amounts necessary to satisfy the distribution requirements for avoiding income and excise taxes. Each fund will monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it acquires any zero coupon securities, foreign currency, forward contract, option, futures contract or hedged investment in order to mitigate the effect of these rules and prevent disqualification of the fund as a regulated investment company.

A fund’s investment in so-called “section 1256
contracts,” such as regulated futures contracts, most foreign currency forward contracts traded in the interbank market and options on most stock indices, are subject to special tax rules. All section 1256 contracts held by a fund at the end of its taxable year are required to be marked to their market value, and any unrealized gain or loss on those positions will be included in the fund’s income as if each position had been sold for its fair market value at the end of the taxable year. The resulting gain or loss will be combined with any gain or loss realized by the fund from positions in section 1256 contracts closed during the taxable year. Provided such positions were held as capital assets and were not part of a
“hedging transaction” nor part of a “straddle,” 60% of the resulting net gain or loss will be treated as long-term capital gain or loss, and 40% of such net gain or loss will be treated as short-term capital gain or loss, regardless of the period of time the positions were actually held by the fund.

As a result of entering into swap contracts, a fund may make or receive periodic net payments. A fund may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if the fund has been a party to the swap for more than one year).

A fund
may be required to treat amounts as taxable income or gain, subject to the distribution requirements referred to above, even though no corresponding amounts of cash are received concurrently, as a result of (1) mark-to-market, constructive sale or rules applicable to PFICs (as defined below) or partnerships or trusts in which the fund invests or to certain options, futures or forward contracts, or “appreciated financial positions” or (2) the inability to obtain cash distributions or other amounts due to currency controls or restrictions on repatriation imposed by a foreign country with respect to the fund’s investments (including through depositary receipts) in issuers in such country or (3) tax rules applicable to debt obligations acquired with “original issue discount,” including zero-coupon or deferred payment bonds and pay-in-kind debt obligations, or to market discount if an election is made with respect to such market discount.
A fund may therefore be required to obtain cash to be used to satisfy these distribution requirements by selling securities at times that it might not otherwise be desirable to do so or borrowing the necessary cash, thereby incurring interest expenses.

Foreign
Investments.    Dividends or other income (including, in some cases, capital gains) received by a fund from investments in foreign securities may be subject to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes in some cases. The funds will not be eligible to elect to treat any foreign taxes they pay as paid by their shareholders, who therefore will not be entitled to credits for such taxes on their own tax returns. Foreign taxes paid by a fund will reduce the return from the fund’s investments.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the fund actually collects such income or pays such liabilities are generally treated as ordinary income or ordinary loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Passive Foreign Investment Companies.    If a fund purchases shares in certain foreign investment entities, called “passive foreign investment companies” (“PFICs”), it may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the fund to its shareholders. Additional charges in the nature of interest may be imposed on the fund in respect of deferred taxes arising from such distributions or gains.

If a fund were to invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code, in lieu of the foregoing requirements, the fund might be required to include in income each year a portion of the ordinary earnings and net capital gains of the qualified electing fund, even if not distributed to the fund, and such amounts would be subject to the 90% and excise tax distribution requirements described above. In order to make this election, the fund would be required to obtain certain annual information from the PFICs in which it invests, which may be difficult or impossible to obtain.

Alternatively, a fund may make a mark-to-market election that will result in the fund being treated as if it had sold and repurchased all of the PFIC stock at the end of each year. In such case, the fund would report any such gains as ordinary income and would deduct any such losses as ordinary losses to the extent of previously recognized gains. The election, once made, would be effective for all subsequent taxable years of the fund, unless revoked with the consent of the Internal Revenue Service (the “IRS”). By making the election, a fund could potentially ameliorate the adverse tax consequences with respect to its ownership of shares in a PFIC, but in any particular year may be required to recognize income in excess of the distributions it receives from PFICs and its proceeds from dispositions of PFIC stock. The fund may have to distribute this “phantom” income and gain to satisfy the 90% distribution requirement and to avoid imposition of the 4% excise tax.

Each of the funds will make the appropriate tax elections, if possible, and take any additional steps that are necessary to mitigate the effect of these rules.

Taxation of U.S. Shareholders

Dividends and Distributions.    Dividends and other distributions by a fund are generally treated under the Code as received by the shareholders at the time the dividend or distribution is made. However, any dividend or distribution declared by a fund in October, November or December of any calendar year and payable to shareholders of record on a specified date in such a month shall be deemed to have been received by each shareholder on December 31 of such calendar year and to have been paid by the fund not later than such December 31, provided such dividend is actually paid by the fund during January of the following calendar year.

Each fund intends to distribute annually to its shareholders substantially all of its investment company taxable income, and any net realized long-term capital gains in excess of net realized short-term capital losses (including any capital loss carryovers). However, if a fund retains for investment an amount equal to all or a portion of its net long-term capital gains in excess of its net short-term capital losses (including any capital loss carryovers), it will be subject to a corporate tax (currently at a maximum rate of 35%) on the amount retained.
In that event, the fund will designate such retained amounts as undistributed capital gains in a notice to its shareholders who (a) will be required to include in income for U.S. federal income tax purposes, as long-term capital gains, their proportionate shares of the undistributed amount, (b) will be entitled to credit their proportionate shares of the 35% tax paid by the fund on the undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds to the extent their credits exceed their liabilities, if any, and (c) will be entitled to increase their tax basis, for U.S. federal income tax purposes, in their shares by an amount equal to 65% of the amount of undistributed capital gains included in the shareholder’s income. Organizations or persons not subject to U.S. federal income tax on such capital gains will be entitled to a refund of their pro rata share of such taxes paid by the fund upon filing appropriate returns or claims for refund with the IRS.

Distributions of net realized long-term capital gains, if any, that a fund designates as capital gains dividends are taxable as long-term capital gains, whether paid in cash or in shares and regardless of how long a shareholder has held shares of the fund. All other dividends of a fund (including dividends from short-term capital gains) from its current and accumulated earnings and profits (“regular dividends”) are generally subject to tax as ordinary income.

Special rules, however, apply to regular dividends paid to individuals. Such a dividend, with respect to taxable years beginning on or before December 31, 2008, may be subject to tax at the rates generally applicable to long-term capital gains for individuals (currently at a maximum rate of 15%), provided that the individual receiving the dividend satisfies certain holding period and other requirements. Dividends subject to these special rules are not actually treated as capital gains, however, and thus are not included in the computation of an individual’s net capital gain and generally cannot be used to offset capital losses. The long-term capital gains rates will apply to the portion of the regular dividends paid by a fund to an individual in a particular taxable year that is attributable to qualified dividend income received by the fund in that taxable year if such qualified dividend income accounts for less than 95% of the fund’s gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gain from such sales exceeds net long-term capital loss from such sales) for that taxable year. For this purpose, “qualified dividend income” generally means income from dividends received by a fund from U.S. corporations and qualified foreign corporations, provided that the fund satisfies certain holding period requirements in respect of the stock of such corporations and has not hedged its position in the stock in certain ways. However, qualified dividend income does not include any dividends received from tax-exempt corporations. Also, dividends received by a fund from a REIT or another regulated investment company generally are qualified dividend income only to the extent the dividend distributions are made out of qualified dividend income received by such a REIT or other regulated investment company. In the case of securities lending transactions, payments in lieu of dividends are not qualified dividend income. If a shareholder elects to treat fund dividends as investment income for purposes of the limitation on the deductibility of investment interest, such dividends would not be qualified dividend income.

We will send you information after the end of each year setting forth the amount of dividends paid by us that are eligible for the reduced rates.

If an individual receives a regular dividend
qualifying for the long-term capital gains rates and such dividend constitutes an “extraordinary dividend,” and the individual subsequently recognizes a loss on the sale or exchange of stock in respect of which the extraordinary dividend was paid, then the loss will be long-term capital loss to the extent of such extraordinary dividend. An “extraordinary dividend” on common stock for this purpose is generally a dividend (i) in an amount greater than or equal to 10% of the taxpayer’s tax basis (or trading value) in a share of stock, aggregating dividends with ex-dividend dates within an 85-day period or (ii) in an amount greater than or equal to 20% of the taxpayer’s tax basis (or trading value) in a share of stock, aggregating dividends with ex-dividend dates within a 365-day period.

Distributions in excess of a fund’s current and accumulated earnings and profits will, as to each shareholder, be treated as a tax-free return of capital to the extent of a shareholder’s basis in his shares of the fund, and as a capital gain thereafter (if the shareholder holds his shares of the fund as capital assets). Shareholders receiving dividends or distributions in the form of additional shares should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the shareholders receiving cash dividends or distributions will receive, and should have a cost basis in the shares received equal to such amount. Dividends paid by a fund that are attributable to dividends received by the fund from domestic corporations may qualify for the federal dividends-received deduction for corporations.

Investors considering buying shares just prior to a dividend or capital gain distribution should be aware that, although the price of shares just purchased at that time may reflect the amount of the forthcoming distribution, such dividend or distribution may nevertheless be taxable to them. If a fund is the holder of record of any stock on the record date for any dividends payable with respect to such stock, such dividends will be included in the fund’s gross income not as of the date received but as of the later of (a) the date such stock became ex-dividend with respect to such dividends (i.e., the date on which a buyer of the stock would not be entitled to receive the declared, but unpaid, dividends) or (b) the date the fund acquired such stock. Accordingly, in order to satisfy its income distribution requirements, a fund may be required to pay dividends based on anticipated earnings, and shareholders may receive dividends in an earlier year than would otherwise be the case.

Sales of Shares.    Upon the sale or exchange of his shares, a shareholder will realize a taxable gain or loss equal to the difference between the amount realized and his basis in his shares. A redemption of shares by a fund will be treated as a sale for this purpose. Such gain or loss will be treated as capital gain or loss if the shares are capital assets in the shareholder’s hands, and will be long-term capital gain or loss if the shares are held for more than one year and short-term capital gain or loss if the shares are held for one year or less. Any loss realized on a sale or exchange will be disallowed to the extent the shares disposed of are replaced, including replacement through the reinvesting of dividends and capital gains distributions in the fund, within a 61-day period beginning 30 days before and ending 30 days after the disposition of the shares. In such a case, the basis of the shares acquired will be increased to reflect the disallowed loss. Any loss realized by a shareholder on the sale of a fund share held by the shareholder for six months or fewer will be treated for U.S. federal income tax purposes as a long-term capital loss to the extent of any distributions or deemed distributions of long-term capital gains received by the shareholder with respect to such share.

If a shareholder incurs a sales charge in acquiring shares of a fund and disposes of those shares within 90 days and then acquires shares in a mutual fund for which the otherwise applicable sales charge is reduced by reason of a reinvestment right (e.g., an exchange privilege), the original sales charge will not be taken into account in computing gain/loss on the original shares to the extent the subsequent sales charge is reduced. Instead, the disregarded portion of the original sales charge will be added to the tax basis in the newly acquired shares.
Furthermore, the same rule also applies to a disposition of the newly acquired shares made within 90 days of the second acquisition. This provision prevents a shareholder from immediately deducting the sales charge by shifting his or her investment within a family of mutual funds.

Municipal High
Income Fund.    Exempt-interest dividends paid by Municipal High Income Fund are exempt from regular federal income taxes. Because the fund will distribute exempt-interest dividends, interest on indebtedness incurred by shareholders, directly or indirectly, to purchase or carry shares of the fund will not be deductible for U.S. federal income tax purposes. If a shareholder redeems or exchanges shares of the fund with respect to which he receives an exempt-interest dividend before holding the shares for more than six months, no loss will be allowed on the redemption or exchange to the extent of the exempt-interest dividend received. Also, that portion of any dividend from the fund which represents income from private activity bonds (other than those issued for charitable, educational and certain other purposes) held by the fund may not retain its tax-exempt status in the hands of a shareholder who is a “substantial user” of a facility financed by such bonds or a person “related” to such substantial user. Some or all of the exempt-interest dividends distributed by a fund may be a specific preference item, or a component of an adjustment item, for purposes of the federal individual and corporate alternative minimum taxes. Investors receiving social security or railroad retirement benefits should be aware that exempt-interest dividends received from the fund may under certain circumstances cause up to one-half of such retirement benefits to be subject to federal income tax. In addition, receipt of dividends and distributions from the fund may affect the federal “excess net passive income” tax liability of a shareholder of a Subchapter
S corporation. If the fund receives taxable investment income, it will designate as taxable the same percentage of each dividend as the fund’s actual taxable income bears to the total investment income earned by the fund during the period for which the dividend is paid. Therefore, the percentage of each dividend designated as taxable, if any, may vary.

Shareholders should consult their own tax advisors as to whether they are (i) “substantial users” with respect to a facility or
“related” to such users within the meaning of the Code or (ii) subject to a federal alternative minimum tax or the federal “excess net passive income” tax.

Backup Withholding.     A fund may be required to withhold, for U.S. federal income tax purposes, a portion of the dividends, distributions and redemption proceeds payable to shareholders who fail to provide the fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the
IRS that they are subject to backup withholding. Certain shareholders are exempt from backup withholding. Backup withholding is not an additional tax and any amount withheld may be credited against a shareholder’s U.S. federal income tax liability.

Notices.    Shareholders will receive, if appropriate, various written notices after the close of a fund’s taxable year regarding the U.S. federal income tax status of certain dividends, distributions and deemed distributions that were paid (or that are treated as having been paid) by the fund to its shareholders during the preceding taxable year.

Other Taxes.    Dividends, distributions and redemption proceeds may also be subject to additional state, local and foreign taxes depending on each shareholder’s particular situation.

If a shareholder recognizes a loss with respect to a fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Non-U.S. Shareholders

Dividends by a fund paid to non-U.S.
shareholders are generally subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty to the extent derived from investment income and short-term capital gains. In order to obtain a reduced rate of withholding, a non-U.S. shareholder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty. The withholding tax does not apply to regular dividends paid to a non-U.S. shareholder who provides a Form
W-8ECI, certifying that the dividends are effectively connected with the non-U.S. shareholder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the non-U.S. shareholder were a U.S. shareholder. A non-U.S. corporation receiving effectively connected dividends may also be subject to additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate). A non-U.S.
shareholder who fails to provide any IRS Form W-8BEN or other applicable form may be subject to backup withholding at the appropriate rate.

In general, United States federal withholding tax will not apply to any gain or income realized by a non-U.S. shareholder in respect of any distributions of net long-term capital gains over net short-term capital losses, exempt-interest dividends or upon the sale or other disposition of shares of the fund.

For taxable years beginning before January 1, 2008, properly-designated dividends are generally exempt from United
States federal withholding tax where they (i) are paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder, reduced by expenses that are allocable to such income) and (ii) are paid in respect of the Fund’s “qualified short-term capital gains”
(generally, the excess of the Fund’s net short-term capital gain over the Fund’s long-term capital loss for such taxable year). However, depending on its circumstances, the fund may designate all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a non-U.S. shareholder will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or substitute Form).

Special rules apply to foreign persons who receive distributions from the Fund that are attributable to gain from “U.S. real property interests” (“USRPIs”). The Code defines USRPIs to include direct holdings of U.S. real property and any interest (other than an interest solely as a creditor) in “U.S. real property holding corporations.” The Code defines a U.S. real property holding corporation as any corporation whose USRPIs make up more than 50% of the fair market value of its USRPIs, its interests in real property located outside the United States, plus any other assets it uses in a trade or business. In general, the distribution of gains from USRPIs to foreign shareholders is subject to U.S. federal income tax withholding at a rate of 35% and obligates such foreign shareholder to file a U.S. tax return. To the extent a distribution to a foreign shareholder is attributable to gains from the sale or exchange of USRPIs recognized by a REIT or (for taxable years beginning before January 1, 2008) a RIC, the Code treats that gain as the distribution of gain from a USRPI to a foreign shareholder which would be subject to U.S. withholding tax of 35% and would result in U.S. tax filing obligations for the foreign shareholder.

However, a foreign shareholder achieves a different result with respect to the gains from the sale of USRPIs if the REIT or RIC is less than 50%
owned by foreign persons at all times during the testing period, or if such gain is realized from the sale of any class of stock in a REIT which is regularly traded on an established US securities market and the REIT shareholder owned less than 5%
of such class of stock at all times during the taxable year. In such event, the gains are treated as dividends paid to a non-U.S. shareholder.

The foregoing is only a summary of certain material U.S. federal income tax consequences affecting the funds and their shareholders.
Prospective shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a fund.

ADDITIONAL INFORMATION

The Trust was organized as an unincorporated business trust under the laws of the Commonwealth of Massachusetts pursuant to a Master Trust Agreement dated March 12, 1985, as amended from time to time. On November 5, 1992 the Trust filed an
Amended and Restated Master Trust Agreement (the “trust agreement”). The trust commenced business as an investment company on September 16, 1985, under the name Shearson Lehman Special Portfolios. On February 21, 1986, December 6, 1988,
August 27, 1990, November 5, 1992, July 30, 1993 and October 14, 1994, the Trust changed its name to Shearson Lehman Special Income Portfolios, SLH Income Portfolios, Shearson Lehman Brothers Income Portfolios, Shearson Lehman Brothers Income
Funds, Smith Barney Shearson Income Funds and Smith Barney Income Funds, respectively.

State Street Bank and Trust Company, located at 225 Franklin Street, Boston, Massachusetts 02110, serves as the custodian for each of the funds. Under its custodian agreements with the funds, the custodian is authorized to establish separate accounts for foreign securities owned by a fund to be held with foreign branches of other U.S. banks as well as with certain foreign banks and securities depositories. For its custody services to the Trust, the custodian receives monthly fees based upon the month-end aggregate net asset value of the funds, plus certain charges for securities transactions including out-of-pocket expenses and costs of any foreign and domestic sub-custodians. The assets of the Trust are held under bank custodianship in compliance with the 1940 Act.

Citicorp Trust Bank, fsb, located at 125 Broad Street, New York, New York 10004, serves as the Trust’s transfer agent. Under the transfer agency agreement, the transfer agent maintains the shareholder account records for each fund, handles certain communications between shareholders and each fund, and distributes dividends and distributions payable by each fund. For these services, the transfer agent receives a monthly fee computed on the basis of the number of shareholder accounts it maintains for each fund during the month, and is reimbursed for out-of-pocket expenses.

PFPC Inc., located at P.O. Box 9699 Providence, R.I. 02940-9699, serves the Trust’s sub-transfer agent to render certain shareholder record keeping and accounting services functions. Under the sub-transfer agency agreement, PFPC Inc. maintains the shareholder account records for each fund, handles certain communications between shareholders and a fund, and distributes dividends and distributions payable by a fund. For these services, PFPC Inc. receives a monthly fee computed on the basis of the number of shareholder accounts it maintains for the funds during the month, and is reimbursed for out-of-pocket expenses.

Primerica Shareholder Services, located at 3100 Breckinridge Blvd., Bldg. 200, Duluth, Georgia 30099-0062, serves as the sub-transfer agent for PFS Accounts of Exchange Reserve
Fund and Diversified Strategic Income Fund.

Legal Matters

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets Inc. (the “Distributor”)
and a number of its affiliates, including Smith Barney Fund Management LLC and Salomon Brothers Asset Management Inc (the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Fund (the
“Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that the Distributor created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to the Distributor for steering clients towards proprietary funds. The complaints also alleged that the defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the
Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, Citigroup Asset Management believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

As of the date above, Citigroup Asset Management and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

Beginning in August 2005, 5 putative class action lawsuits alleging violations of federal securities laws and state law were filed against Citigroup Global Markets Inc. and Smith
Barney Fund Management LLC (“SBFM,” collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in the prospectus. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the advisor for the Smith Barney family of funds (the “Funds”), rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On October 5, 2005, a motion to consolidate the 5 actions and any subsequently-filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date above, Citigroup Asset Management believes that resolution of the pending lawsuits will not have a material effect on the financial position or results of operations of the Funds or the ability of SBFM and its affiliates to continue to render services to the Funds under their respective contracts.

Recent Developments

The Funds have received information from CAM concerning SBFM and SaBAM, investment advisory companies that are a part of CAM. The Funds receive investment advisory and administrative services from SaBAM or SBFM, as the case may be. The information received from CAM is as follows:

On September 16, 2005, the staff of the SEC informed SBFM and SaBAM that the staff is considering recommending that the SEC institute administrative proceedings against SBFM and SaBAM for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SaBAM.

SBFM and SaBAM are cooperating with the SEC. Although there can be no assurance, SBFM and SaBAM believe that these matters are not likely to have a material adverse effect on the
Funds or their ability to perform their respective investment advisory services relating to the Funds.

The SEC staff’s recent notification will not affect the sale by Citigroup Inc. of substantially all of CAM’s worldwide business to Legg Mason, Inc., which Citigroup continues to expect will occur in the fourth quarter of this year.

VOTING RIGHTS

In the
interest of economy and convenience, certificates representing shares in the Trust are not physically issued. The transfer agent maintains a record of each shareholder’s ownership of trust shares. Shares do not have cumulative voting rights, which means that holders of more than 50% of the shares of the Trust voting for the election of trustees can elect all of the trustees. Shares are transferable but have no preemptive or subscription rights. Shareholders generally vote by fund, except with respect to the election of trustees and the selection of independent public accountants.

Massachusetts law provides that, under certain circumstances, shareholders could be held personally liable for the obligations of the Trust. However, the trust agreement disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or a trustee. The trust agreement provides for indemnification from the Trust’s property for all losses and expenses of any shareholder held personally liable for the obligations of the Trust. Thus, the risk of a shareholder’s incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust would be unable to meet its obligations, a possibility that the Trust’s management believes is remote. Upon payment of any liability incurred by the Trust, the shareholder paying the liability will be entitled to reimbursement from the general assets of the Trust. The trustees intend to conduct the operations of the Trust in such a way so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the Trust.

The
trustees have the power to alter the number and the terms of office of the trustees, and they may at any time lengthen their own terms, make their terms of unlimited duration (subject to certain removal procedures)

 and appoint their own successors, provided that in accordance with the 1940 Act at any time at least a majority, but in most instances at least two-thirds, of the trustees have been elected by the shareholders of the Trust. Class A, Class B, Class O, Class C and Class Y shares of a fund, as applicable, represent interests in the assets of that fund and have identical voting, dividend, liquidation and other rights on the same terms and conditions, except that each Class of shares has exclusive voting rights with respect to the fund’s Rule 12b-1 distribution plan pertaining to a particular Class. A change in a fundamental investment policy for a fund would be voted upon only by shareholders of that fund. Approval of each fund’s advisory agreement is a matter to be determined separately by that fund. Approval of a proposal by the shareholders of one fund is effective as to that fund whether or not enough votes are received from the shareholders of the other funds to approve the proposal as to those funds (unless the proposal must be approved by the shareholders of all funds voting together).

As of
November 4, 2005, the following shareholders beneficially owned and as record holder 5% or more of a class of shares of a fund:

% of Shares

Convertible Fund—Smith Barney Class A

MLPFS for the Sole Benefit of its Customers ATTN: Fund Administration 4800 Deer Lake Drive East 3rd Floor Jacksonville, FL 32246

20.4606
%

UBS Financial Services Inc. FBO Margaret C. Miller 300 Summit Avenue Summit NJ 07901-2207

7.4677
%

Convertible Fund—Smith Barney Class B

MLPFS for the Sole Benefit of its Customers ATTN: Fund Administration 4800 Deer Lake Drive East 3rd Floor Jacksonville, FL 32246

17.4277
%

Convertible Fund—Smith Barney Class C

MLPFS for the Sole Benefit of its Customers ATTN: Fund Administration 1800 Deer Lake Drive East 3rd Floor Jacksonville, FL 32246

25.6790
%

NFS LLC Del Sol and Associates 6754 Rockwood Circle Palm Springs CA 92264

8.6382
%

UBS Financial Services Inc. FBO UBS-FINSVC CDN FBO Mrs. Minda Rae Amiran P.O. Box 3321, 1000 Harbor Blvd Weehawken NJ 07086-8154

7.3366
%

Convertible Fund—Smith Barney Class O

John J. Madden and Deborah A. Madden Jtwros 4107 Golden Grove Road Greenwood IN 46143-9490

42.0053
%

% of Shares

Convertible Fund—Smith Barney Class O (continued)

Robert Flippin CGM Profit Sharing Custodian 47 Stonehedge Drive So. Greenwich CT 06831-3220

11.8726
%

George D. Pality Jr. and Cynthia D. Pality Jtwros 9207 Landsdowne Drive Houston TX 77096-2917

11.7849
%

William S. Silva CGM IRA Rollover Custodian 3656 Newgate Lane Indianaolis IN 46235-2380

11.5182
%

Keith M. Lehrer CGM IRA Custodian 20801 Nordhoft Street Chatsworth CA 91311-5925

8.6748
%

Jacquelyn G. Shay CGM IRA Rollover Custodian 1427 Regatta Road Laguna Beach CA 92651-3029

7.3215
%

Convertible Fund—Smith Barney Class Y

Nachovia Bank 1525 West Wt Harris Blvd NC1 151 Charlotte, NC 28288-1151

78.7369
%

Smith Barney Inc. 333 W 34th Street New York, NY 10001

21.2631
%

Diversified Strategic Income Fund Class A

PFPC Brokerage Services FBO Primerica Financial Services 211 South Gulph Road King of Prussia, PA 19406

65.0878
%

Smith Barney Multi Choice Trust Smith Barney Corporate Trust Co. Two Tower Center P.O. Box 1063 East Brunswick, NJ 08816-1063

8.6691
%

Diversified Strategic Income Fund Class B

PFPC Brokerage Services FBO Primerica Financial Services 211 South Gulph Road King of Prussia, PA 19406

74.0715
%

% of Shares

Diversified Strategic Income Fund Class Y

Smith Barney Concert Series SB Allocation Income State Street Bank: James Casey Two World Financial Center 225 Liberty Street, 24th Floor New York NY 10281-1008

47.9685
%

Smith Barney Charitable Investment Fund Balanced Pool ATTN: Robert Seaberg 388 Greenwich Street - 17 FL New York NY 10013-2375

29.8951
%

Smith Barney Charitable Investment Fund Growth Pool ATTN: Robert Seaberg, Pres. 388 Greenwich Street - 17 FL New York NY 10013-2375

14.5780
%

Smith Barney Charitable Investment Fund Conservative Pool ATTN: Robert Seaberg 388 Greenwich Street - 17th FL New York NY 10013-2375

7.5582
%

Dividend and Income Fund Class A

MLPFS for the Sole Benefit of its Customers ATTN: Fund Administration 4800 Deer Lake Drive East 3rd Floor Jacksonville, FL 32246

6.1600
%

Smith Barney Multi Choice Trust Smith Barney Corporate Trust Co. Two Tower Center P.O. Box 1063 East Brunswick, NJ 08816-1063

5.6960
%

Dividend and Income Fund Class B

MLPFS for the Sole Benefit of its Customers ATTN: Fund Administration 4800 Deer Lake Drive East 3rd Floor Jacksonville, FL 32246

14.2145
%

Dividend and Income Fund Class C

Morgan Keegan Company, Inc. FBO Esther Wheeler 280 Plantation Villa Court Macon GA 312109273

6.6357
%

Morgan Keegan Company, Inc.^ FBO Hendrick’s Diesel, Ltd 895 Guy Paine Road Macon GA 312062015

5.4016
%

% of Shares

Dividend and Income Fund Class O

UBS Financial Services Inc. FBO David Druckman and Karen Druckman JTWROS 34 Stonewall Circle West Harrison NY 10604-1117

81.1695
%

MLPFS for the Sole Benefit of its Customers ATTN: Fund Administration 4800 Deer Lake Drive East 3rd Floor Jacksonville, FL 32246

18.7766
%

Exchange Reserve Fund Class B

PIPC Brokerage Services FBO Primerica Financial Services 211 South Gulph Road King of Prussia, PA 19406

72.3470
%

High Income Fund Class A

Smith Barney Multi Choice Trust Smith Barney Corporate Trust Co. Two Tower Center P.O. Box 1063 East Brunswick, NJ 08816-1063

19.9930
%

MLPFS for the Sole Benefit of its Customers ATTN: Fund Administration 4800 Deer Lake Drive East 3rd Floor Jacksonville, FL 32246

5.3014
%

High Income Fund Class B

MLPFS for the Sole Benefit of its Customers ATTN: Fund Administration 4800 Deer Lake Drive East 3rd Floor Jacksonville, FL 32246

6.1152
%

High Income Fund Class C

MLPFS for the Sole Benefit of its Customers ATTN: Fund Administration 4800 Deer Lake Drive East 3rd Floor Jacksonville, FL 32246

7.1858
%

Municipal High Income Class A

MLPFS for the Sole Benefit of its Customers ATTN: Fund Administration 4800 Deer Lake Drive East 3rd Floor Jacksonville, FL 32246

14.7932
%

NFS LLC FEBO Liquid Asset Management 19752 Macarthur Blvd Ste 250 Suite 250 Irvine CA 92612

9.6154
%

% of Shares

Municipal High Income Class B

MLPFS for the Sole Benefit of its Customers ATTN: Fund Administration 4800 Deer Lake Drive East 3rd Floor Jacksonville, FL 32246

27.6218
%

First Clearing, LLC A/C 1225-2644 Allen K. Dimmlich Donah P. Dimmlich Jt Tic 15425 Thorntree Run Alpharetta GA 30004-2648

6.6425
%

Municipal High Income Class C

Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-9998

20.6904
%

Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-9998

13.8642
%

RBC Dain Rauscher Inc. FBO Tom Johnson Trustee Betty S. Johnson Trustee Johnson Family Tr #2 Retire U/A Dtd 01/09/2004 297 W Bluff Avenue

7.6327
%

MLPFS for the Sole Benefit of its Customers ATTN: Fund Administration 4800 Deer Lake Drive East 3rd Floor Jacksonville, FL 32246

5.3520
%

Total Return Bond Fund Class A

Wilmington Trust Company TTEE FBO Cumulus Media Inc. 401(k) Plan A/C 069715-000.1 C/o Mutual Funds P.O. Box 8971 Wilmington DE 19899-8971

33.7730
%

Smith Barney Multi Choice Trust Smith Barney Corporate Trust Co. Two Tower Center P.O. Box 1063 East Brunswick, NJ 08816-1063

15.5833
%

Total Return Bond Fund Class B

MLPFS for the Sole Benefit of its Customers ATTN: Fund Administration 4800 Deer Lake Drive East 3rd Floor Jacksonville, FL 32246

8.3054
%

% of Shares

Total Return Bond Fund Class C

UBS Financial Services Inc. FBO UBS-FINS VC CDN FBO Mrs Bernice Knapp Levine P.O. Box 3321, 1000 Harbor Blvd Weehawken NJ 07086-8154

9.8327
%

SB Corp Trust Cust FBO Ogulhan K. Omar Rollover Ira 8218 Mobud Dr Houston TX 77036-5622

8.6368
%

UBS Financial Services Inc. FBO Jeannette B. Molzer Per Rep Est of Felix F. Molzer 86 Friendship Court Red Bank NJ 07701-5406

6.3540
%

FINANCIAL STATEMENTS

The funds’ Annual Reports for the fiscal year ended July 31, 2005 are incorporated herein by reference in their entirety. The annual reports were filed on October 11, 2005, Accession Numbers 0001133228-05-000589, 0001193125-05-199235,
0001193125-05-199196, 0001193125-05-199175, 0001133228-05-000588, 0001133228-05-000587 and 0001133228-05-000586.

OTHER INFORMATION

Smith
Barney Mutual Funds offer more than 60 mutual funds. We understand that many investors prefer an active role in allocating the mix of Funds in their portfolio, while others want the asset allocation decisions to be made by experienced Managers.

That’s why we offer three
“styles” of fund management that can be tailored to suit each investor’s unique financial goals.

Classic Series—portfolio manager driven funds

The Classic Series lets investors participate in mutual funds whose investment decisions are determined by experienced portfolio managers, based on each fund’s investment objectives and guidelines. Classic
Series funds invest across asset classes and sectors, utilizing a range of strategies in order to achieve their objectives.

Research Series—driven by exhaustive fundamental securities analysis

Built on a foundation of substantial buy-side research under the direction of our Citibank Global Asset Management (CGAM) colleagues, the Research funds focus on well-defined industries, sectors and trends.

Style Pure Series—a solution to funds that stray

The Style Pure Series funds are the building blocks of asset allocation. Other than maintaining minimal cash or under extraordinary conditions, Style Pure Series funds stay fully invested within their asset class and investment style, enabling you to make asset allocation decisions in conjunction with your financial professional.

APPENDIX A—Rating

Description
of Ratings

Description of S&P Corporate Bond
Ratings

AAA

Bonds rated AAA have the highest rating assigned by S&P to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA

Bonds rated
AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

A

Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

BBB

Bonds
rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

BB, B and CCC

Bonds rated BB and B are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB represents a lower degree of speculation than B and CCC, the highest degrees of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

Description of Moody’s Corporate Bond Ratings

Aaa

Bonds
which are rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt-edge.” Interest payments are protected by a large or exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa

Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A

Bonds which are rated A possess favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa

Bonds which are rated Baa are
considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba

Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B

Bonds which are rated B generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa

Bonds that
are rated Caa are of poor standing. These issues may be in default or present elements of danger may exist with respect to principal or interest.

Moody’s applies the numerical modifier 1, 2 and 3 to each generic rating classification from Aa through B. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Description of S&P Municipal Bond Ratings

AAA

Prime—These are obligations of the highest quality.
They have the strongest capacity for timely payment of debt service.

General Obligation Bonds—In a period of economic stress, the issuers will suffer the smallest declines in income and will be least susceptible to autonomous decline. Debt burden is moderate. A strong revenue structure appears more than adequate to meet future expenditure requirements. Quality of management appears superior.

Revenue Bonds—Debt service coverage has been, and is expected to remain, substantial. Stability of the pledged revenues is also exceptionally strong due to the competitive position of the municipal enterprise or to the nature of the revenues. Basic security provisions (including rate covenant, earnings test for issuance of additional bonds, debt service reserve requirements)
are rigorous. There is evidence of superior management.

AA

High Grade—The
investment characteristics of bonds in this group are only slightly less marked than those of the prime quality issues. Bonds rated AA have the second strongest capacity for payment of debt service.

A

Good Grade—Principal and interest payments on bonds in
this category are regarded as safe although the bonds are somewhat more susceptible to the adverse affects of changes in circumstances and economic conditions than bonds in higher rated categories. This rating describes the third strongest capacity for payment of debt service. Regarding municipal bonds, the ratings differ from the two higher ratings because:

General Obligation Bonds—There is some weakness, either in the local economic base, in debt burden, in the balance between revenues and expenditures, or in quality of management. Under certain adverse circumstances, any one such weakness might impair the ability of the issuer to meet debt obligations at some future date.

Revenue Bonds—Debt service coverage is good, but not
exceptional. Stability of the pledged revenues could show some variations because of increased competition or economic influences on revenues. Basic security provisions, while satisfactory, are less stringent. Management performance appears adequate.

BBB

Medium Grade—Of the investment grade ratings, this is
the lowest. Bonds in this group are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

General Obligation Bonds—Under certain adverse conditions, several of the above factors could contribute to a lesser capacity for payment of debt service. The difference between A and BBB ratings is that the latter shows more than one fundamental weakness, or one very substantial fundamental weakness, whereas the former shows only one deficiency among the factors considered.

Revenue Bonds—Debt coverage is only fair. Stability of the pledged revenues could show substantial variations, with the revenue flow possibly being subject to erosion over time. Basic security provisions are no more than adequate. Management performance could be stronger.

BB, B, CCC and CC

Bonds rated BB, B, CCC and CC are regarded, on balance, as
predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB includes the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C

The rating C is reserved for income bonds on which no interest is being paid.

D

Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

S&P’s letter ratings may be modified by the addition of a
plus or a minus sign, which is used to show relative standing within the major rating categories, except in the AAA-Prime Grade category.

Description of S&P Municipal Note Ratings

Municipal notes with maturities of three years or less are usually given note ratings (designated SP-1, -2 or -3) to distinguish more clearly the credit quality of notes as compared to bonds. Notes rated SP-1 have a very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given the designation of SP-1+. Notes rated SP-2 have satisfactory capacity to pay principal and interest.

Description of Moody’s Municipal Bond Ratings

Aaa

Bonds
which are rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa

Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, or fluctuation of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A

Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa

Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba

Bonds which are rated Ba are judged to have
speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterize bonds in this class.

B

Bonds which are rated B generally lack
characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa

Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca

Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C

Bonds which
are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody’s applies the numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B. The modifier 1 indicates that the security ranks in the higher end of its generic ratings category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic ratings category.

Description of Moody’s Municipal Note Ratings

Moody’s ratings for state and municipal notes and other
short-term loans are designated Moody’s Investment Grade (MIG) and for variable rate demand obligations are designated Variable Moody’s Investment Grade (VMIG). This distinction recognizes the differences between short- and long-term credit risk. Loans bearing the designation MIG 1/VMIG 1 are the best quality, enjoying strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.
Loans bearing the designation MIG 2/VMIG 2 are of high quality, with margins of protection ample, although not as large as the preceding group. Loans bearing the designation MIG 3/VMIG 3 are of favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Market access for refinancing, in particular, is likely to be less well established. Loans bearing the designation MIG 4/VMIG 4 are of adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

Description of Commercial Paper Ratings

The rating A-1+ is the highest, and A-1 the second highest, commercial paper rating assigned by S&P. Paper rated A-1+ must have either the direct credit support of an issuer or guarantor that possesses excellent long-term operating and financial strength combined with strong liquidity characteristics (typically, such issuers or guarantors would display credit quality characteristics which would warrant a senior bond rating of A- or higher) or the direct credit support of an issuer or guarantor that possesses above average long-term fundamental operating and financing capabilities combined with ongoing excellent liquidity characteristics. Paper rated A-1 must have the following characteristics: liquidity ratios are adequate to meet cash requirements; long-term senior debt is rated A or better; the issuer has access to at least two additional channels of borrowing;
basic earnings and cash flow have an upward trend with allowance made for unusual circumstances; typically, the issuer’s industry is well established and the issuer has a strong position within the industry; and the reliability and quality of management are unquestioned.

The rating Prime-1 is
the highest commercial paper rating assigned by Moody’s. Among the factors considered by Moody’s in assigning ratings are the following: (a) evaluation of the management of the issuer; (b) economic evaluation of the issuer’s industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; (c) evaluation of the issuer’s products in relation to competition and customer acceptance; (d) liquidity; (e) amount and quality of long-term debt; (f) trend of earnings over a period of ten years; (g) financial strength of parent company and the relationships which exist with the issuer; and (h) recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

Fitch, Inc. utilizes the rating F1+ to indicate issues regarded as having an exceptional capacity for timely payment of financial commitments. The rating F1 reflects an assurance of timely payment only slightly less in degree than issues rated F1+. The F2 rating indicates a satisfactory capacity for timely payment of financial commitments; however, the margin of safety is not as great as in the case of higher ratings. When assigning ratings, Fitch considers the historical and prospective financial condition, quality of management, and operating performance of the issuer and of any guarantor. It also considers developments in the economic and political environment that might affect the issuer’s financial strength and credit quality.

Various NRSROs
utilize rankings within ratings categories indicated by a + or -. The funds, in accordance with industry practice, recognize such ratings within categories as gradations, viewing for example S&P’s rating of A-1+ and A-1 as being in
S&P’s highest rating category.

APPENDIX B

PROXY VOTING POLICIES AND PROCEDURES

The Board of Trustees of the Trust has delegated the authority to develop policies and procedures relating to proxy voting to the manager. The manager is part of Citigroup Asset Management (“CAM”), a group of investment adviser affiliates of Citigroup, Inc. (“Citigroup”). Along with the other investment advisers that comprise CAM, the manager has adopted a set of proxy voting policies and procedures (the “Policies”) to ensure that the manager votes proxies relating to equity securities in the best interest of clients.

In voting proxies, the manager is guided by general
fiduciary principles and seeks to act prudently and solely in the best interest of clients. The manager attempts to consider all factors that could affect the value of the investment and will vote proxies in the manner that it believes will be consistent with efforts to maximize shareholder values. The manager may utilize an external service provider to provide it with information and/or a recommendation with regard to proxy votes. However, such recommendations do not relieve the manager of its responsibility for the proxy vote.

In the case
of a proxy issue for which there is a stated position in the Policies, CAM generally votes in accordance with such stated position. In the case of a proxy issue for which there is a list of factors set forth in the Policies that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above and considering such enumerated factors. In the case of a proxy issue for which there is no stated position or list of factors that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above. Issues for which there is a stated position set forth in the Policies or for which there is a list of factors set forth in the Policies that CAM considers in voting on such issues fall into a variety of categories, including election of directors, ratification of auditors, proxy and tender offer defenses, capital structure issues, executive and director compensation, mergers and corporate restructurings, and social and environmental issues. The stated position on an issue set forth in the Policies can always be superseded, subject to the duty to act solely in the best interest of the beneficial owners of accounts, by the investment management professionals responsible for the account whose shares are being voted. Issues applicable to a particular industry may cause CAM to abandon a policy that would have otherwise applied to issuers generally. As a result of the independent investment advisory services provided by distinct CAM business units, there may be occasions when different business units or different portfolio managers within the same business unit vote differently on the same issue. A
CAM business unit or investment team (e.g. CAM’s Social Awareness Investment team) may adopt proxy voting policies that supplement these policies and procedures. In addition, in the case of Taft-Hartley clients, CAM will comply with a client direction to vote proxies in accordance with Institutional Shareholder Services’ (ISS) PVS Voting Guidelines, which ISS represents to be fully consistent with AFL-CIO guidelines.

In furtherance of the manager’s goal to vote proxies in the
best interest of clients, the manager follows procedures designed to identify and address material conflicts that may arise between the manager’s interests and those of its clients before voting proxies on behalf of such clients. To seek to identify conflicts of interest, CAM periodically notifies CAM employees (including employees of the manager) in writing that they are under an obligation (i) to be aware of the potential for conflicts of interest with respect to voting proxies on behalf of client accounts both as a result of their personal relationships and due to special circumstances that may arise during the conduct of CAM’s and the manager’s business, and (ii) to bring conflicts of interest of which they become aware to the attention of compliance personnel. The manager also maintains and considers a list of significant relationships that could present a conflict of interest for the manager in voting proxies. The manager is also sensitive to the fact that a significant, publicized relationship between an issuer and a non-CAM affiliate might appear to the public to influence the manner in which the manager decides to vote a proxy with respect to such issuer. Absent special circumstances or a significant, publicized non-CAM affiliate relationship that CAM or the manager for prudential reasons treats as a potential conflict of interest because such relationship might appear to the public to influence the manner in which the manager decides to vote a proxy, the manager generally takes the position that non-CAM relationships between Citigroup and an issuer (e.g. investment banking or banking) do not present a conflict of interest for the manager in voting proxies with respect to such issuer. Such position is based on the fact that the manager is operated as an independent business unit from other Citigroup business units as well as on the existence of information barriers between the manager and certain other Citigroup business units.

CAM maintains a Proxy Voting Committee, of which the manager personnel are members, to review and address conflicts of interest brought to its attention by compliance personnel. A proxy issue that will be voted in accordance with a stated position on an issue or in accordance with the recommendation of an independent third party is not brought to the attention of the Proxy Voting Committee for a conflict of interest review because the manager’s position is that to the extent a conflict of interest issue exists, it is resolved by voting in accordance with a pre-determined policy or in accordance with the recommendation of an independent third party. With respect to a conflict of interest brought to its attention, the Proxy Voting Committee first determines whether such conflict of interest is material. A conflict of interest is considered material to the extent that it is determined that such conflict is likely to influence, or appear to influence, the manager’s decision-making in voting proxies. If it is determined by the Proxy Voting Committee that a conflict of interest is not material, the manager may vote proxies notwithstanding the existence of the conflict.

If it is determined by the Proxy Voting Committee that a conflict of interest is material, the Proxy Voting Committee is responsible for determining an appropriate method to resolve such conflict of interest before the proxy affected by the conflict of interest is voted. Such determination is based on the particular facts and circumstances, including the importance of the proxy issue and the nature of the conflict of interest. Methods of resolving a material conflict of interest may include, but are not limited to, disclosing the conflict to clients and obtaining their consent before voting, or suggesting to clients that they engage another party to vote the proxy on their behalf.

CITIGROUP ASSET MANAGEMENT1 (CAM)

LONDON, ENGLAND

Citigroup Centre, Canada Square, Canary Wharf,

London E14 5LB

PROXY VOTING POLICY

REVISED JULY 2003

Accounts for which CAM Votes Proxies

Citigroup Asset Management London (CAM) votes proxies for each institutional client that has (i) specifically mandated it to vote securities included under a fully discretionary investment management agreement, (ii) United States Registered Investment Company (mutual fund) for which CAM acts as adviser or sub-adviser; and for (iii) each ERISA account where the agreement is either silent as to voting or positively requires the investment manager to vote unless the client specifically reserves the responsibility to vote proxies to the plan trustee or other named fiduciary.

General Guidelines

In voting proxies, CAM is guided by general fiduciary principles.
CAM is to act prudently in the best interests of the beneficial owners of the accounts it manages, and for the exclusive purpose of maintaining or increasing shareholder value. CAM considers relevant factors that could affect the value of the investment and will vote proxies in the manner that it believes will be consistent with efforts to benefit, protect or maximize shareholder value in the particular circumstances.

[1]

Citigroup Asset Management is comprised of Salomon Brothers Asset Management Limited, Smith Barney Asset Management, Inc (a division of Salomon Smith Barney Inc.), Citibank Global
Asset Management (a unit of Citibank, N.A.), and Citigroup Asset Management Ltd

CAM does take certain independent advisory services on proxy voting issues. As a result of independent investment or business views, provided by distinct business units, there may be occasions when different business units or portfolios managers within the same business unit vote differently on the same issue.

CAM has to place reliance on the clients’ custodians as legal owner of securities to notify CAM when a vote is required on a security. Some custodians have delegated this to a third party proxy voting service. CAM is not able to vote proxies direct but will notify the clients’ custodians or the third party vendors of proxy voting decisions to be executed on CAM’s client portfolios.

How CAM Votes

Generally, CAM divides proxies into non-controversial,
controversial, or extraordinary matters. It is CAM’s general policy on non-controversial matters, absent a particular reason, to vote with management’s recommendations. Non-controversial matters are deemed to include, but are not limited to, voting on non-contested directors, company auditors, audited accounts, company fiscal year and annual meeting date proposals.

For controversial or extraordinary matters, CAM votes on a case-by-case basis. Controversial or extraordinary matters are deemed to include, but are not limited to, voting on proposals of mergers and/or acquisitions, restructuring/recapitalization, and proposals requesting more detailed disclosure of employee compensation, especially if the company does not have a majority outside board, poison pills proposals, take over measures, and dilution of shareholder value.

For proxies which include social, environmental, or political issues, CAM will normally support management absent a particular reason, provided that this course also supports or benefits shareholders value. If supporting management does not also support or benefit shareholder value, then CAM will vote against management or abstain. CAM does not restrict the type of product or business that companies pursue (such as defense related) nor does CAM seek to impose restrictions by exercising voting rights with whom and where they do business (US Government, South Africa) unless there is a specific prohibition or restriction in the Investment Guidelines laid down by the client or a prohibition by operation of law or regulations or unless the items appear unusual or significant.

The decision maker in CAM on perceived controversial issues will be the Portfolio Manager and/or Analyst. Above all, a vote will be directed in the manner that is believed to best support or benefit shareholder value.

Conflicts of Interest

In furtherance
of CAM’s goal to vote proxies in the best interests of clients, CAM follows procedures designed to identify and address material conflicts that may arise between CAM’s interests and those of its clients before voting proxies on behalf of such clients.

1) Procedures for Identifying Conflicts of Interest

CAM relies on the following to seek to identify
conflicts of interest with respect to proxy voting:

A. CAM employees are under an obligation (i) to be aware of the potential for conflicts of interest on the part of CAM with respect to voting proxies on behalf of client accounts both as a result of their personal relationships and due to special circumstances that may arise during the conduct of CAM’s business, and (ii) to bring conflicts of interest of which they become aware to the attention of CAM Compliance.

B. As a general matter, CAM takes the position
that non-CAM relationships between Citigroup and an issuer (e.g. investment banking or banking) do not present a conflict of interest for CAM in voting proxies with respect of such issuer. Such position is based on the fact that CAM is operated as an independent business unit from other Citigroup business units as well as on the existence of information barriers between CAM and certain other Citigroup business units. Special circumstances, such as contact between CAM and non-CAM personnel, may cause CAM to consider whether non-CAM relationships between
Citigroup and an issuer present a conflict of interest for CAM with respect to such issuer. As noted above, CAM employees are under an obligation to be aware of the potential for conflicts of interest in voting proxies and to bring such conflicts of interest, including conflicts of interest which may arise because of such special circumstances (such as an attempt by a Citigroup business unit or Citigroup officer or employee to influence proxy voting by CAM) to the attention of CAM Compliance.
Also, CAM is sensitive to the fact that a significant, publicized relationship between an issuer and a non-CAM affiliate might appear to the public to influence the manner in which CAM decides to vote a proxy with respect to such issuer. CAM compliance maintains and makes available to proxy voting personnel an up to date list of issuers with which a Citigroup entity has had a significant, publicized relationship within the past twelve months. Such list is compiled by monitoring major news publications and without any communication between CAM and other Citigroup business units. For prudential reasons, CAM treats such significant, publicized relationships as creating a potential conflict of interest for CAM in voting proxies.

C. Based on information furnished
by CAM employees or maintained by CAM Compliance pursuant to procedures described above, CAM Compliance shall maintain an up to date list of issuers with respect to which CAM has a potential conflict of interest in voting proxies on behalf of client accounts. CAM shall not vote proxies relating to issuers on such list on behalf of client accounts until it has been determined that the conflict of interest is not material or a method for resolving such conflict of interest has been agreed upon and implemented, as described below. An exception applies with respect to a proxy issue that will be voted in accordance with a stated CAM position on such issue. Such issues generally are not brought for the specific resolution of the conflict because CAM’s position is that any conflict of interest issues are resolved by voting in accordance with a pre-determined policy.

2) Procedures for Assessing Materiality of Conflicts of Interest and for Addressing Material Conflicts of Interest

A. CAM shall maintain a Proxy Forum to review and
address conflicts of interest brought to its attention. The Proxy Forum shall be comprised of such CAM personnel as are designated from time to time by CAM’s European Management Committee, CAM’s General Counsel and CAM’s Chief
Compliance Officer.

B. All
conflicts of interest identified pursuant to the procedures outlined above must be brought to the attention of the Proxy Forum by CAM Compliance for resolution. As noted above, a proxy issue that will be voted in accordance with a stated CAM position on such issue generally is not brought to the attention of the Proxy Forum for a conflict of interests review because CAM’s position is that any conflict of interest issues are resolved by voting in accordance with pre-determined policy.

C. The Proxy Forum shall
determine whether a conflict of interest is material. A conflict of interest will be considered material to the extent that it is determined that such conflict is likely to influence, or appear to influence, CAM’s decision-making in voting the proxy. All materiality determinations will be based on an assessment of the particular facts and circumstances.

D. If it is determined by the Proxy Forum that a conflict of interest is not material, CAM may vote proxies notwithstanding the existence of the conflict.

E. If it
is determined by the Proxy Forum that a conflict of interest is material, the Proxy Forum shall determine an appropriate method to resolve such a conflict of interest before the proxy affected by the conflict of interest is voted. Such determination shall be based on the particular facts and circumstances, including the importance of the proxy issue, the nature of the conflict of interest, etc. Such methods may include:

i. disclosing the conflict to clients and obtaining their consent before voting;

ii. suggesting to clients that they engage another
party to vote the proxy on their behalf;

iii. engaging a
third party to recommend a vote with respect to the proxy based on application of the policies set forth herein, including, in case of issues that CAM votes on a case by case basis, application of the factors set forth herein that CAM considers in voting on such issues, and following such third party’s recommendations;

iv. in the case of a conflict of interest resulting from a particular employee’s personal relationships, removing such an employee from the decision-making process with respect to such proxy vote; or

v. such other method as is deemed appropriate given the particular facts and circumstances, including the importance of the proxy issue, the nature of the conflict of interest, etc.

Record Keeping
and Oversight

CAM shall maintain the following
records relating to proxy voting:

•

a copy of these policies and procedures;

•

a copy of each proxy form (as voted);

•

a copy of each proxy solicitation (including proxy statements) and related materials with regard to each vote;

•

documentation relating to the identification and resolution of conflicts of interest;

•

any documents created by CAM that were material to a proxy voting decision or that memoralized the basis for that decision; and

•

a copy of each written client request for information on how CAM voted proxies on behalf of the client, and a copy of any written response by CAM to any (written or oral) client request for information on how CAM voted proxies on behalf of the requesting client.

Such records shall be maintained and preserved in an easily accessible place for a period of not less than 5 years from the end of the fiscal year during which the last entry was made on such record, the first 2 years in an appropriate office of the CAM adviser.

SMITH BARNEY INCOME FUNDS

Statement of

Additional Information

November 28, 2005

SB Convertible Fund

Smith Barney Diversified Strategic Income Fund

Smith Barney Dividend and Income Fund

Smith Barney Exchange Reserve Fund

Smith Barney High Income Fund

Smith Barney Municipal High Income Fund

Smith Barney Total Return Bond Fund

Smith Barney Income Funds

125 Broad Street

New York, New York 10004

 Supplement to SAI dated 12/01/2005

SUPPLEMENT DATED DECEMBER 1, 2005

TO THE

PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION

OF THE

FUNDS INDICATED BELOW

The following supplements the sections of each of
the Prospectuses for the funds listed below entitled “Management”:

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc.
(“Legg Mason”). As a result, the fund’s investment adviser (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the fund’s existing investment management (or advisory) contract (and sub-advisory contract(s), if applicable) to terminate.

The fund’s shareholders previously approved a new investment management (or advisory) contract between the fund and the Manager (and new sub-advisory contract(s), if applicable), which became effective on December 1, 2005.

Legg Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a financial services holding company. As of
September 30, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $417 billion, of which approximately 21% represented assets in mutual and closed-end funds sponsored by Legg Mason and its affiliates.

The fund’s Board has appointed the
fund’s current distributor,

Citigroup Global Markets Inc. (“CGMI”), and

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of the fund. For those funds that have adopted Rule 12b-1 Plans with respect to certain classes of shares, the fund’s Board has also approved amended and restated Rule 12b-1 Plans. CGMI and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer fund shares will continue to make the

1

fund’s shares available to their clients. Additional Service Agents may offer fund shares in the future.

The following supplements the sections of each of the Prospectuses entitled “Sales charges” and “More about deferred sales charges” and the section of the
Statement of Additional Information (the “SAI”) entitled “Purchase of Shares” for the funds listed below which have sales charges:

For Class A shares sold by LMIS, LMIS will receive the sales charge imposed on purchases of Class A shares (or any deferred sales charge paid on redemptions) and will retain the full amount of such sales charge. For Class A shares sold by CGMI, CGMI will receive the sales charge imposed on purchases of Class A shares and will retain an amount equal to the broker-dealer commission paid out of the sales charge.
CGMI will pay up to 10% of the sales charge to LMIS.

A distributor may pay a commission of up to 1.00% of the purchase price of Class A shares to a Service Agent for purchases in excess of the amount at which sales loads are waived and for purchases by certain retirement plans with an omnibus relationship with the fund. In such cases, for those funds that have adopted amended and restated Rule 12b-1 Plans, starting in the thirteenth month after purchase the Service Agent will also receive the distribution and service fee of up to 0.25% annually of the average daily net assets represented by the Class A shares held by its clients. Prior to the thirteenth month, the distributor will retain the distribution and service fee. Where the Service Agent does not receive the payment of this commission, the Service Agent will instead receive the distribution and service fee starting immediately after purchase. In certain cases, the Service Agent may receive both a payment of the commission and the annual distribution and service fee starting immediately after purchase. CGMI will receive these payments as Service Agent.

LMIS will pay Service Agents, including CGMI, selling Class B shares a commission of up to 4% of the purchase price of the Class B shares they sell and will retain the deferred sales charges paid upon certain redemptions. Similarly, LMIS will pay Service Agents, including CGMI, selling Class C shares a commission of up to 1% of the purchase price of the Class C shares they sell and will retain the deferred sales charges paid upon certain redemptions. For those funds that have adopted amended and restated Rule 12b-1 Plans, until the thirteenth month after purchase LMIS will retain the distribution and service fee.

2

The procedures described in the Prospectus under the captions “Buying shares,” “Exchanging shares” and “Redeeming shares” will not change as a result of the new distribution arrangements.

Under a licensing agreement between Citigroup and Legg Mason, the name of the fund, the names of any classes of shares of the fund, and the names of investment advisers of the fund, as well as all logos, trademarks and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason and by the fund. Citi Marks include, but are not limited to, “Smith Barney,”
“Salomon Brothers,” “Citi,” “Citigroup Asset Management,” and “Davis Skaggs Investment Management”. Legg Mason and its affiliates, as well as the Manager, are not affiliated with Citigroup.

All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement.

The following disclosure supplements the section of the SAI for each of the funds listed below entitled “Distributors” or “Principal Underwriters”, as applicable to a fund:

Effective December 1, 2005, LMIS, located at 100 Light Street, Baltimore, Maryland 21202; and CGMI, located at 388 Greenwich Street, New York, New York 10013 serve as the fund’s co-distributors pursuant to written agreements or amendments to written agreements, in each case dated December 1, 2005 that were approved by the fund’s Board on November 21, 2005 (the “Distribution
Agreements”). As a result, references in the SAI to the fund’s distributor or principal underwriter include LMIS and CGMI.

The following disclosure supplements the section of the SAI for each of the funds listed below entitled “Distribution Arrangements” or “Distributors,” as applicable to a fund:

Effective December 1, 2005, with respect to those fund classes subject to a Rule 12b-1 Plan, the fund pays service and distribution fees to each of LMIS and CGMI for the services they provide and expenses they bear under the Distribution Agreements. The expenses intended to be covered by the distribution fees include those of each co-distributor. For those funds that have adopted amended and restated Rule 12b-1 Plans, the co-distributors will

3

provide the fund’s Board with periodic reports of amounts expended under the fund’s Rule 12b-1 Plans and the purposes for which such expenditures were made.

The following disclosure supplements the section of the SAIs for each of the funds listed below entitled “Portfolio Transactions” or “Brokerage and Portfolio
Transactions”:

Effective December 1, 2005, CGMI will no longer be an affiliated person of the fund under the Investment Company Act of 1940, as amended. As a result, the fund will be permitted to execute portfolio transactions with CGMI or an affiliate of CGMI as agent (but not as principal) without the restrictions applicable to transactions with affiliated persons. Similarly, the fund will be permitted to purchase securities in underwritings in which CGMI or an affiliate of CGMI is a member without the restrictions imposed by certain rules of the Securities and Exchange Commission. The Manager’s use of CGMI or affiliates of CGMI as agent in portfolio transactions with the fund will be governed by the fund’s policy of seeking the best overall terms available.

Except as noted above, the policies and procedures described in the SAI under the captions “Purchase of Shares,” “Redemption of Shares”, “Purchase,
Redemption and Exchange of Shares” and “Exchange Privilege” will not change as a result of the new or amended distribution arrangements.

Shareholders with questions about the new or amended distribution arrangements are urged to contact their Service Agent.

SB ADJUSTABLE RATE INCOME FUND

September 28, 2005

Smith Barney Shares

SMITH BARNEY ARIZONA MUNICIPALS FUND INC.

September 28, 2005

SMITH BARNEY FUNDS, INC.

April 29, 2005

Large Cap Value Fund

Short-Term Investment Grade Bond Fund

U.S. Government Securities Fund

4

SMITH BARNEY INCOME FUNDS

Smith Barney Dividend and Income Fund

November 28, 2005

SB Convertible Fund

November 28, 2005

Smith Barney Shares

Smith Barney High Income Fund

November 28, 2005

Smith Barney Municipal High Income Fund

November 28, 2005

SB Capital and Income Fund

April 29, 2005

Smith Barney Shares

Smith Barney Total Return Bond Fund

November 28, 2005

SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT FUND INC.

September 28, 2005

Cash Portfolio

Government Portfolio

Municipal Portfolio

SMITH BARNEY INVESTMENT FUNDS INC.

Smith Barney Multiple Discipline Funds

August 29, 2005

All Cap and International Fund

Smith Barney Hansberger Global Value Fund

August 29, 2005

Smith Barney Real Return Strategy Fund

November 8, 2004

Smith Barney Small Cap Value Fund

January 28, 2005

SMITH BARNEY INVESTMENT TRUST

Smith Barney Intermediate Maturity California Municipals Fund

March 28, 2005

Smith Barney Intermediate Maturity New York Municipals Fund

March 28, 2005

Smith Barney S&P 500 Index Fund

April 30, 2005

Smith Barney Shares

Citi Shares

Smith Barney Classic Values Fund

March 28, 2005

SMITH BARNEY CORE PLUS BOND FUND INC.

November 28, 2005

SMITH BARNEY MASSACHUSETTS MUNICIPALS FUND

March 29, 2005

SMITH BARNEY MONEY FUNDS, INC.

April 29, 2005

Government Portfolio

5

SMITH BARNEY MUNICIPAL MONEY MARKET FUND, INC.

July 29, 2005

SMITH BARNEY MUNI FUNDS

July 29, 2005

California Money Market Portfolio

Florida Portfolio

Georgia Portfolio

Limited Term Portfolio

Massachusetts Money Market Portfolio

National Portfolio

New York Money Market Portfolio

Pennsylvania Portfolio

SMITH BARNEY NEW JERSEY MUNICIPALS FUND INC.

July 29, 2005

SMITH BARNEY OREGON MUNICIPALS FUND

August 28, 2005

SMITH BARNEY SMALL CAP CORE FUND, INC.

April 29, 2005

SMITH BARNEY WORLD FUNDS, INC.

February 28, 2005

Smith Barney Inflation Management Fund

International All Cap Growth Portfolio

6

FD 03313

 Supplement to SAI dated 12/01/2005

SUPPLEMENT DATED DECEMBER 1, 2005

TO THE

PROSPECTUSES AND

STATEMENTS OF ADDITIONAL INFORMATION

OF THE

FUNDS INDICATED BELOW

The following supplements the sections of each of the Prospectuses for the funds listed below entitled “Management”:

On December 1, 2005, Citigroup Inc. (“Citigroup”)
completed the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc. (“Legg Mason”). As a result, the fund’s investment adviser (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the fund’s existing investment management contract (and sub-advisory contract(s), if applicable) to terminate.

The fund’s shareholders previously
approved a new investment management contract between the fund and the Manager (and new sub-advisory contract(s), if applicable) which became effective on December 1, 2005.

Legg Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a financial services holding company. As of September 30, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $417 billion, of which approximately 21% represented assets in mutual and closed-end funds sponsored by Legg Mason and its affiliates.

The
fund’s Board has appointed the fund’s current distributors,

Citigroup Global Markets Inc. (“CGMI”) and

PFS Investments Inc. as successor by merger to PFS Distributors, Inc. (“PFS”), and

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of the fund. For those funds that have adopted Rule 12b-1 Plans with respect to certain classes of shares, the fund’s Board has also approved amended and restated Rule 12b-1 Plans. CGMI, PFS and other broker-dealers, financial intermediaries and financial institutions (each called a “Service

1

Agent”) that currently offer fund shares will continue to make the fund’s shares available to their clients. Additional Service Agents may offer fund shares in the future.

The following supplements the sections of each of the Prospectuses entitled “Sales charges” and “More about deferred sales charges” and the section of the
Statement of Additional Information (the “SAI”) entitled “Purchase of Shares” or “Purchase, Redemption and Exchange of Shares,” as applicable to a fund, for the funds listed below:

For Class A shares sold by LMIS, LMIS will receive the sales charge imposed on purchases of Class A shares (or any deferred sales charge paid on redemptions) and will retain the full amount of such sales charge. For Class A shares sold by CGMI, CGMI will receive the sales charge imposed on purchases of Class A shares and will retain an amount equal to the broker-dealer commission paid out of the sales charge. CGMI will pay up to
10% of the sales charge to LMIS. For Class A shares sold by PFS, PFS will receive the sales charge imposed on purchases of Class A shares (or any deferred sales charge paid on redemptions) and will retain the full amount of such sales charge.

A distributor may pay a commission of up to 1.00% of the purchase price of Class A shares to a Service Agent for purchases in excess of the amount at which sales loads are waived and for purchases by certain retirement plans with an omnibus relationship with the fund. In such cases, for those funds that have adopted an amended and restated Rule 12b-1 Plan, starting in the thirteenth month after purchase the Service Agent will also receive the distribution and service fee of up to 0.25% annually of the average daily net assets represented by the Class A shares held by its clients. Prior to the thirteenth month, the distributor will retain the distribution and service fee.
Where the Service Agent does not receive the payment of this commission, the Service Agent will instead receive the distribution and service fee starting immediately after purchase. In certain cases, the Service Agent may receive both a payment of the commission and the annual distribution and service fee starting immediately after purchase.

LMIS will pay Service Agents other than PFS, including CGMI, selling Class B shares a commission of up to 4% of the purchase price of the Class B shares they sell and will retain the deferred sales charges paid upon certain redemptions. For Class B shares sold by PFS, PFS will pay the commission of up to 4% of the purchase price of the Class B shares sold by its Service

2

Agents and will retain the deferred sales charges paid upon certain redemptions. Similarly, LMIS will pay Service Agents, including CGMI, selling Class C shares a commission of up to
1% of the purchase price of the Class C shares they sell and will retain the deferred sales charges paid upon certain redemptions. For those funds that have adopted an amended and restated Rule 12b-1 Plan; until the thirteenth month after purchase
LMIS will retain the distribution and service fee.

The procedures described in the Prospectus under the captions “Buying shares,” “Exchanging shares” and “Redeeming shares” will not change as a result of the new distribution arrangements.

Under a licensing agreement between Citigroup and Legg Mason, the name of the fund, the names of any classes of shares of the fund, and the names of investment advisers of the fund, as well as all logos, trademarks and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason and by the fund. Citi Marks include, but are not limited to, “Smith Barney,”
“Salomon Brothers,” “Citi,” “Citigroup Asset Management,” and “Davis Skaggs Investment Management”. Legg Mason and its affiliates, as well as the Manager, are not affiliated with Citigroup.

All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement.

The following disclosure supplements the section of the SAI for each of the funds listed below entitled “Distributor”:

Effective December 1, 2005, LMIS, located at 100 Light Street, Baltimore, Maryland 21202; CGMI, located at 388 Greenwich Street, New York, New York 10013; and PFS, located at 3100
Breckenridge Boulevard, Bldg. 200, Duluth, Georgia 30199, serve as the fund’s co-distributors pursuant to written agreements or amendments to written agreements, in each case dated December 1, 2005 that were approved by the fund’s Board on November 21, 2005 (the “Distribution Agreements”). As a result, references in the SAI to the fund’s distributors or principal underwriters include LMIS, CGMI and PFS.

The following disclosure supplements the section of the SAI for each of the funds listed below entitled “Distribution Arrangements”, “Distribution” or
“Services and Distribution Plan”, as applicable to a fund:

3

Effective December 1, 2005, with respect to those fund classes subject to a Rule 12b-1 Plan, the fund pays service and distribution fees to each of LMIS, CGMI and PFS for the services they provide and expenses they bear under the Distribution Agreements. The expenses intended to be covered by the distribution fees include those of each co-distributor. For those funds that have adopted an amended and restated Rule 12b-1 Plan, the co-distributors will provide the fund’s Board with periodic reports of amounts expended under the fund’s Rule 12b-1 Plans and the purposes for which such expenditures were made.

The following disclosure supplements the section of the SAI for each of the funds listed below entitled “Portfolio Transactions”, “Brokerage” or
“Investment Management and Other Services,” as applicable to a fund:

Effective December 1, 2005, CGMI will no longer be an affiliated person of the fund under the Investment Company Act of 1940, as amended. As a result, the fund will be permitted to execute portfolio transactions with CGMI or an affiliate of CGMI as agent (but not as principal) without the restrictions applicable to transactions with affiliated persons. Similarly, the fund will be permitted to purchase securities in underwritings in which CGMI or an affiliate of CGMI is a member without the restrictions imposed by certain rules of the Securities and Exchange Commission. The Manager’s use of CGMI or affiliates of CGMI as agent in portfolio transactions with the fund will be governed by the fund’s policy of seeking the best overall terms available.

Except as noted above, the policies and procedures described in the SAI under the captions “Purchase of Shares,” “Purchase, Redemption and Exchange of Shares”,
“Redemption of Shares” or “Exchange Privilege”, as applicable to a fund, will not change as a result of the new or amended distribution arrangements.

Shareholders with questions about the new or amended distribution arrangements are urged to contact their Service Agent.

SMITH BARNEY AGGRESSIVE GROWTH FUND INC.

December 29, 2004

SMITH BARNEY ALLOCATION SERIES INC.

May 31, 2005

Balanced Portfolio

Conservative Portfolio

Income Portfolio

4

SMITH BARNEY APPRECIATION FUND INC.

April 30, 2005

SMITH BARNEY CALIFORNIA MUNICIPALS FUND INC.

June 28, 2005

SMITH BARNEY EQUITY FUNDS

May 31, 2005

Smith Barney Social Awareness Fund

SMITH BARNEY FUNDAMENTAL VALUE FUND INC.

January 28, 2005

SMITH BARNEY INCOME FUNDS

Smith Barney Diversified Strategic Income Fund

November 28, 2005

Smith Barney Exchange Reserve Fund

November 28, 2005

SB Capital and Income Fund

April 29, 2005

Smith Barney Shares

SMITH BARNEY INVESTMENT FUNDS INC.

Smith Barney Government Securities Fund

April 29, 2005

Smith Barney Investment Grade Bond Fund

April 29, 2005

Smith Barney Multiple Discipline Funds

August 29, 2005

Balanced All Cap Growth and Value Fund

Large Cap Growth and Value Fund

All Cap Growth and Value Fund

Global All Cap Growth and Value Fund

SMITH BARNEY INVESTMENT TRUST

March 28, 2005

Smith Barney Large Capitalization Growth Fund

Smith Barney Mid Cap Core Fund

SMITH BARNEY MANAGED MUNICIPALS FUND INC.

June 28, 2005

SMITH BARNEY MUNI FUNDS

July 29, 2005

New York Portfolio

SMITH BARNEY SECTOR SERIES INC.

February 25, 2005

Smith Barney Financial Services Fund

Smith Barney Health Sciences Fund

Smith Barney Technology Fund

5

FD 03312

 Supplement to SAI dated 12/16/2005

SUPPLEMENT DATED DECEMBER 16, 2005

TO THE

PROSPECTUS

AND

STATEMENT OF ADDITIONAL INFORMATION

FOR

SB CONVERTIBLE FUND

SMITH BARNEY SHARE CLASSES

Dated November 28, 2005

The Fund currently offers five classes of Smith Barney shares: Class A, Class B, Class C, Class O and Class Y. As of February 17, 2006, the Fund will stop offering Class O shares, except to existing shareholders in connection with the reinvestment of dividends. The Fund will continue to offer Class A, Class B, Class C and Class Y shares.

Effective as of the close of business on

April 21, 2006, all of the outstanding Smith Barney Class O shares of the Fund will automatically convert to Smith Barney Class A shares of the Fund at net asset value. Smith Barney Class A shares represent an interest in the same pool of assets as the Smith Barney Class O shares, and have the same investment objective and portfolio managers, but have lower overall operating expenses than the Class O shares. The prospectus contains information about the fees and expenses, historical performance, exchange privileges and other features of the Smith Barney Class A shares. For a copy of the prospectus, please call your Service Agent or go to www.citigroupam.com.

Class O shares will be converted automatically. At the close of business on April 21, 2006, shareholders will receive Smith Barney Class A shares with the same net asset value as their existing shares, but not necessarily the same number of shares. There will be no fees or commissions charged on the conversion. No capital gain or loss will be recognized upon the conversion of shares.

Shareholders who currently own Class O shares, but who do not wish to have their shares automatically converted to Smith Barney Class A shares, should contact their Service Agent prior to the close of business on April 21, 2006. In that case, the Class O shares will be redeemed and shareholders will receive the net asset value of their shares next determined after receipt of the redemption order in cash. Shareholders will not be subject to any contingent deferred sales charges or other sales charges or fees at the time of redemption. Capital gain or loss will be recognized upon the redemption of shares by shareholders who do not own their Class O shares in a tax-advantaged account.

Prior to the conversion, shareholders may continue to exercise their exchange privilege and exchange into any other Smith Barney fund that is available for exchange, as long as the exchange is initiated prior to the close of business on April 21, 2006. Of course, shareholders may redeem their shares at any time.

FD 03342

 Supplement to SAI dated 01/12/2006

SUPPLEMENT DATED JANUARY 12, 2006

TO THE

PROSPECTUSES

AND STATEMENTS OF ADDITIONAL INFORMATION

OF THE FUNDS INDICATED BELOW

The following information supplements, and to the extent
inconsistent therewith, supercedes, certain information in each of the currently effective Prospectuses and Statements of Additional Information for each of the Funds listed below:

Effective

January 3, 2006, the Boards have appointed

Joseph P. Deane and

David T. Fare as Co-Portfolio Managers of the Funds denoted by the symbol, †. Effective

January 12, 2006, the Boards have appointed

Joseph P. Deane and

David T. Fare as Co-Portfolio Managers of the Funds below denoted by the asterisk (*). Messrs. Deane and Fare have been elected Vice Presidents and Investment Officers of the Funds. Mr. Deane and Mr. Fare are investment officers of the Funds’ adviser, Smith Barney Fund Management LLC. Mr. Deane has been with Legg Mason, Inc. or its predecessor firms since 1972. Mr. Fare has been with Legg Mason, Inc. or its predecessor firms since 1989.
Mr. Deane holds a

B.A. from Iona College. Mr. Fare holds a

B.A. from St. John’s University. Currently, Messrs. Deane and Fare manage approximately $8.4 billion in municipal assets.

Smith Barney Income Funds

Smith Barney Municipal High Income Fund†

November 28, 2005

Smith Barney Muni Funds

July 29, 2005

Florida Portfolio†

Georgia Portfolio†

Limited Term Portfolio†

National Portfolio†

Pennsylvania Portfolio†

Smith Barney Massachusetts Municipals Fund*

March 29, 2005

Smith Barney Oregon Municipals Fund*

August 28, 2005

FD03354

 Supplement to SAI dated 01/18/2006

SUPPLEMENT DATED JANUARY 18, 2006

TO THE PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION

OF THE PORTFOLIOS INDICATED BELOW

The following supersedes any contrary information contained in each of the Prospectuses and Statements of Additional Information for the Funds listed below:

Transfer agent and shareholder servicing agent. Effective January 1, 2006,

PFPC, Inc. (the “transfer agent”), located at P.O. Box 9699, Providence, Rhode Island 02940-9699, serves as the fund’s transfer agent and shareholder servicing agent. The transfer agent maintains the shareholder account records for the fund, handles certain communications between shareholders and the fund and distributes dividends and distribution payable by the fund.

All references to a sub-transfer agent for the fund are hereby deleted.

CITIFUNDS TRUST I

SMITH BARNEY EMERGING MARKETS EQUITY FUND

January 4, 2005

SB ADJUSTABLE RATE INCOME FUND

September 28, 2005

Smith Barney Shares

SMITH BARNEY ARIZONA MUNICIPALS FUND INC.

September 28, 2005

SMITH BARNEY CORE PLUS BOND FUND INC.

November 28, 2005

SMITH BARNEY FUNDS, INC.

SMITH BARNEY LARGE CAP VALUE FUND

April 29, 2005

SMITH BARNEY SHORT-TERM INVESTMENT GRADE BOND FUND

April 29, 2005

U.S. GOVERNMENT SECURITIES FUND

April 29, 2005

1

SMITH BARNEY INCOME FUNDS

SMITH BARNEY DIVIDEND AND INCOME FUND

November 28, 2005

SB CONVERTIBLE FUND

November 28, 2005

Smith Barney Shares

SMITH BARNEY DIVERSIFIED STRATEGIC INCOME FUND

November 28, 2005

SMITH BARNEY EXCHANGE RESERVE FUND

November 28, 2005

SMITH BARNEY HIGH INCOME FUND

November 28, 2005

SMITH BARNEY MUNICIPAL HIGH INCOME FUND

November 28, 2005

SB CAPITAL AND INCOME FUND

April 29, 2005

Smith Barney Shares

SMITH BARNEY TOTAL RETURN BOND FUND

November 28, 2005

SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT FUND INC.

September 28, 2005

CASH PORTFOLIO

GOVERNMENT PORTFOLIO

MUNICIPAL PORTFOLIO

SMITH BARNEY INVESTMENT FUNDS INC.

SMITH BARNEY HANSBERGER GLOBAL VALUE FUND

August 29, 2005

SMITH BARNEY MULTIPLE DISCIPLINE FUNDS — ALL CAP AND INTERNATIONAL FUND

August 29, 2005

SMITH BARNEY REAL RETURN STRATEGY FUND

November 8, 2004

SMITH BARNEY SMALL CAP VALUE FUND

January 28, 2005

SMITH BARNEY SMALL CAP GROWTH FUND

January 28, 2005

2

SMITH BARNEY INVESTMENT TRUST

SMITH BARNEY INTERMEDIATE MATURITY CALIFORNIA MUNICIPALS FUND

March 28, 2005

SMITH BARNEY INTERMEDIATE MATURITY NEW YORK MUNICIPALS FUND

March 28, 2005

SMITH BARNEY CLASSIC VALUES FUND

March 28, 2005

SMITH BARNEY S&P 500 INDEX FUND

April 30, 2005

Smith Barney Shares

Citi Shares

SMITH BARNEY MASSACHUSETTS MUNICIPALS FUND

March 29, 2005

SMITH BARNEY MONEY FUNDS, INC.

April 29, 2005

GOVERNMENT PORTFOLIO

SMITH BARNEY MUNI FUNDS

CALIFORNIA MONEY MARKET PORTFOLIO

July 29, 2005

FLORIDA PORTFOLIO

July 29, 2005

GEORGIA PORTFOLIO

July 29, 2005

LIMITED TERM PORTFOLIO

July 29, 2005

MASSACHUSETTS MONEY MARKET PORTFOLIO

July 29, 2005

NATIONAL PORTFOLIO

July 29, 2005

NEW YORK MONEY MARKET PORTFOLIO

July 29, 2005

PENNSYLVANIA PORTFOLIO

July 29, 2005

SMITH BARNEY MUNICIPAL MONEY MARKET FUND, INC.

July 29, 2005

SMITH BARNEY NEW JERSEY MUNICIPALS FUND, INC.

July 29, 2005

SMITH BARNEY OREGON MUNICIPALS FUND

August 28, 2005

SMITH BARNEY SMALL CAP CORE FUND, INC.

April 29, 2005

3

SMITH BARNEY TRUST II

SMITH BARNEY DIVERSIFIED LARGE CAP GROWTH FUND

February 25, 2005

SMITH BARNEY INTERNATIONAL LARGE CAP FUND

April 29, 2005

SMITH BARNEY SMALL CAP GROWTH OPPORTUNITIES FUND

February 25, 2005

SMITH BARNEY SHORT DURATION MUNICIPAL INCOME FUND

February 25, 2005

SMITH BARNEY WORLD FUNDS, INC.

SMITH BARNEY INFLATION MANAGEMENT FUND

February 28, 2005

INTERNATIONAL ALL CAP GROWTH PORTFOLIO

February 28, 2005

FD03355

4

 Supplement to SAI dated 01/18/2006

SUPPLEMENT DATED JANUARY 18, 2006

TO THE

PROSPECTUSES

AND STATEMENT OF ADDITIONAL INFORMATION

OF THE

FUNDS INDICATED BELOW

The following supersedes any contrary information contained in each of the Prospectuses and Statements of Additional Information for the Funds listed below:

Transfer agent and shareholder servicing
agent. Effective January 1, 2006,

PFPC, Inc. (the “transfer agent”), located at P.O. Box 9699, Providence, Rhode Island 02940-9699, serves as the fund’s transfer agent and shareholder servicing agent. The transfer agent maintains the shareholder account records for the fund, handles certain communications between shareholders and the fund and distributes dividends and distribution payable by the fund.

All references to a sub-transfer agent for the fund are hereby deleted.

For clients of a PFS Investments Inc. Registered Representative, write PFS Investments Inc. at P.O. Box 9662, Providence, Rhode Island 02940-9662.

SMITH BARNEY AGGRESSIVE GROWTH FUND INC.

December 29, 2005

SMITH BARNEY ALLOCATION SERIES INC.

May 31, 2005

BALANCED PORTFOLIO

CONSERVATIVE PORTFOLIO

GROWTH PORTFOLIO

HIGH GROWTH PORTFOLIO

INCOME PORTFOLIO

SMITH BARNEY APPRECIATION FUND INC.

April 30, 2005

SMITH BARNEY CALIFORNIA MUNICIPALS FUND INC.

June 28, 2005

SMITH BARNEY EQUITY FUNDS

May 31, 2005

SMITH BARNEY SOCIAL AWARENESS FUND

1

SMITH BARNEY FUNDAMENTAL VALUE FUND INC.

January 28, 2005

SMITH BARNEY INCOME FUNDS

SMITH BARNEY DIVERSIFIED STRATEGIC INCOME FUND

November 28, 2005

SMITH BARNEY EXCHANGE RESERVE FUND

November 28, 2005

SB CAPITAL AND INCOME FUND

April 29, 2005

Smith Barney Shares

SMITH BARNEY INVESTMENT FUNDS INC.

SMITH BARNEY GOVERNMENT SECURITIES FUND

April 29, 2005

SMITH BARNEY INVESTMENT GRADE BOND FUND

April 29, 2005

SMITH BARNEY MULTIPLE DISCIPLINE FUNDS — ALL CAP GROWTH AND VALUE FUND

August 29, 2005

SMITH BARNEY MULTIPLE DISCIPLINE FUNDS — BALANCED ALL CAP GROWTH AND VALUE FUND

August 29, 2005

SMITH BARNEY MULTIPLE DISCIPLINE FUNDS — GLOBAL ALL CAP GROWTH AND VALUE FUND

August 29, 2005

SMITH BARNEY MULTIPLE DISCIPLINE FUNDS — LARGE CAP GROWTH AND VALUE FUND

August 29, 2005

SMITH BARNEY SMALL CAP GROWTH FUND

January 28, 2005

SMITH BARNEY INVESTMENT SERIES

SB GROWTH AND INCOME FUND

February 25, 2005

Smith Barney Shares

SMITH BARNEY INTERNATIONAL FUND

February 25, 2005

SMITH BARNEY DIVIDEND STRATEGY FUND

February 25, 2005

2

SMITH BARNEY INVESTMENT TRUST

SMITH BARNEY LARGE CAPITALIZATION GROWTH FUND

March 28, 2005

SMITH BARNEY MID CAP CORE FUND

March 28, 2005

Citi Shares

SMITH BARNEY MANAGED MUNICIPALS FUND INC.

June 28, 2005

SMITH BARNEY MONEY FUNDS, INC.

April 29, 2005

CASH PORTFOLIO

SMITH BARNEY MUNI FUNDS

NEW YORK PORTFOLIO

July 29, 2005

SMITH BARNEY SECTOR SERIES FUND INC.

February 25, 2005

SMITH BARNEY FINANCIAL SERVICES FUND

SMITH BARNEY HEALTH SCIENCES FUND

SMITH BARNEY TECHNOLOGY FUND

SMITH BARNEY TRUST II

SMITH BARNEY CAPITAL PRESERVATION FUND

February 25, 2005

SMITH BARNEY CAPITAL PRESERVATION FUND II

February 25, 2005

FD03350

3

 Supplement to SAI dated 01/20/2006

SUPPLEMENT DATED JANUARY 20, 2006

TO THE

PROSPECTUS

AND

STATEMENT OF ADDITIONAL INFORMATION

FOR

SMITH BARNEY DIVIDEND
AND INCOME FUND

Dated November 28, 2005

The Fund currently offers five classes: Class A, Class B, Class C, Class O and Class Y. As of February 17, 2006,
the Fund will stop offering Class O shares, except to existing shareholders in connection with the reinvestment of dividends. The Fund will continue to offer Class A, Class B, Class C and Class Y shares.

Effective as of the close of business on April 21, 2006, all of the outstanding Class O shares of the Fund will automatically convert to Class A shares of the Fund at net asset value. Class A shares represent an interest in the same pool of assets as the Class O shares, and have the same investment objective and portfolio managers, but have lower overall operating expenses than the Class O shares. The prospectus contains information about the fees and expenses, historical performance, exchange privileges and other features of the Class A shares. For a copy of the prospectus, please call your Service Agent or go to www.citigroupam.com.

Class O shares will be converted automatically. At the close of business on April 21, 2006, shareholders will receive Class A shares with the same net asset value as their existing shares, but not necessarily the same number of shares. There will be no fees or commissions charged on the conversion. No capital gain or loss will be recognized upon the conversion of shares.

Shareholders who currently own Class O shares, but who do not wish to have their shares automatically converted to Class A shares, should contact their Service Agent prior to the close of business on April 21, 2006. In that case, the Class O shares will be redeemed and shareholders will receive the net asset value of their shares next determined after receipt of the redemption order in cash.
Shareholders will

not be subject to any contingent deferred sales charges or other sales charges or fees at the time of redemption. Capital gain or loss will be recognized upon the redemption of shares by shareholders who do not own their
Class O shares in a tax-advantaged account.

Prior to the conversion, shareholders may continue to exercise their exchange privilege and exchange into any other Smith Barney fund that is available for exchange, as long as the exchange is initiated prior to the close of business on April 21, 2006. Of course, shareholders may redeem their shares at any time.

FD 03356

 Supplement to SAI dated 02/17/2006

SUPPLEMENT DATED FEBRUARY 17, 2006

TO THE

STATEMENTS OF ADDITIONAL INFORMATION

OF THE

FUNDS INDICATED BELOW

The following supplements (and supersedes, where applicable) the information contained in the funds’ Statements of Additional Information concerning sales charge waivers that apply to purchases of Class A shares of the Funds:

Purchases of Class A shares may be made at net asset value without an initial sales charge by (i)

Board Members and employees of Legg Mason, Inc. and its subsidiaries, as well as any funds (including the Smith Barney funds) affiliated with Citigroup Asset Management, as well as by retired Board Members and employees, the immediate families of such persons (i.e., such person’s spouse (including the surviving spouse of a deceased Board Member) and children under the age of 21) or by a pension, profit-sharing or other benefit plan for the benefit of such persons and (ii)

any full time employee or registered representative of a fund’s distributor or of a member of the National Association of Securities Dealers, Inc. having dealer, service or other selling agreements with a fund’s distributor, and by the immediate families of such persons or by a pension, profit-sharing or other benefit plan for the benefit of such persons (providing such sales are made upon the assurance of the purchaser that the purchase is made for investment purposes and that the securities will not be resold except through redemption or repurchase).

Sales to employees of Citigroup and its subsidiaries will no longer qualify for a Class A sales charge waiver unless such purchaser otherwise qualifies for a waiver under either item (ii) above or pursuant to another applicable full or partial sales charge waiver as otherwise described in the fund’s prospectus or statement of additional information.

Citifunds Trust I

Smith Barney Emerging Markets Equity Fund

January 4, 2005

SB Adjustable Rate Income Fund

September 28, 2005

Smith Barney Shares

Smith Barney Aggressive Growth Fund Inc.

December 29, 2005

Smith Barney Allocation Series Inc.

May 31, 2005

Balanced Portfolio

Conservative Portfolio

Growth Portfolio

High Growth Portfolio

Income Portfolio

Smith Barney Appreciation Fund Inc.

April 30, 2005

Smith Barney Arizona Municipals Fund Inc.

September 28, 2005

Smith Barney California Municipals Fund Inc.

June 28, 2005

Smith Barney Core Plus Bond Fund Inc.

March 18, 2005

Smith Barney Equity Funds

Smith Barney Social Awareness Fund

May 31, 2005

Smith Barney Fundamental Value Fund Inc.

January 28, 2006

Smith Barney Funds, Inc.

Smith Barney Large Cap Value Fund

April 29, 2005

Smith Barney Short-Term Investment Grade Bond Fund

April 29, 2005

U.S. Government Securities Fund

April 29, 2005

Smith Barney Income Funds

Smith Barney Dividend and Income Fund

November 28, 2005

SB Convertible Fund

November 28, 2005

Smith Barney Shares

Smith Barney Diversified Strategic Income Fund

November 28, 2005

Smith Barney High Income Fund

November 28, 2005

Smith Barney Municipal High Income Fund

November 28, 2005

SB Capital and Income Fund

Smith Barney Shares

April 29, 2005

Smith Barney Total Return Bond Fund

November 28, 2005

Smith Barney Investment Funds Inc.

Smith Barney Government Securities Fund

April 29, 2005

Smith Barney Hansberger Global Value Fund

August 29, 2005

Smith Barney Investment Grade Bond Fund

April 29, 2005

Smith Barney Multiple Discipline Funds — All Cap Growth and Value Fund

August 29, 2005

2

Smith Barney Multiple Discipline Funds — Balanced All Cap Growth and Value Fund

August 29, 2005

Smith Barney Multiple Discipline Funds — Global All Cap Growth and Value Fund

August 29, 2005

Smith Barney Multiple Discipline Funds — Large Cap Growth and Value Fund

August 29, 2005

Smith Barney Multiple Discipline Funds — All Cap and International Fund

August 29, 2005

Smith Barney Real Return Strategy Fund

January 30, 2006

Smith Barney Small Cap Value Fund

January 30, 2006

Smith Barney Small Cap Growth Fund

January 30, 2006

Smith Barney Investment Series

SB Growth and Income Fund

February 25, 2005

Smith Barney Shares

Smith Barney International Fund

February 25, 2005

Smith Barney Dividend Strategy Fund

February 25, 2005

Smith Barney Investment Trust

Smith Barney Intermediate Maturity California Municipals Fund

March 28, 2005

Smith Barney Intermediate Maturity New York Municipals Fund

March 28, 2005

Smith Barney Large Capitalization Growth Fund

March 28, 2005

Smith Barney Mid Cap Core Fund

March 28, 2005

Smith Barney Classic Values Fund

March 28, 2005

Smith Barney Managed Municipals Fund Inc.

June 28, 2005

Smith Barney Massachusetts Municipals Fund

March 29, 2005

Smith Barney Muni Funds

Florida Portfolio

July 29, 2005

Georgia Portfolio

July 29, 2005

Limited Term Portfolio

July 29, 2005

National Portfolio

July 29, 2005

New York Portfolio

July 29, 2005

Pennsylvania Portfolio

July 29, 2005

Smith Barney New Jersey Municipals Fund, Inc.

July 29, 2005

Smith Barney Oregon Municipals Fund

August 28, 2005

3

Smith Barney Sector Series Fund Inc.

February 25, 2005

Smith Barney Financial Services Fund

Smith Barney Health Sciences Fund

Smith Barney Technology Fund

Smith Barney Small Cap Core Fund, Inc.

April 29, 2005

Smith Barney Trust II

Smith Barney Diversified Large Cap Growth Fund

February 25, 2005

Smith Barney International Large Cap Fund

April 29, 2005

Smith Barney Small Cap Growth Opportunities Fund

February 25, 2005

Smith Barney Capital Preservation Fund

February 25, 2005

Smith Barney Capital Preservation Fund II

February 25, 2005

Smith Barney Short Duration Municipal Income Fund

February 25, 2005

Smith Barney World Funds, Inc.

Smith Barney Inflation Management Fund

February 28, 2005

4

 Supplement to SAI dated 04/07/2006

APRIL 7, 2006

SUPPLEMENT
TO THE PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION (“SAI”) OF EACH SMITH BARNEY AND SB MUTUAL FUND LISTED BELOW

The following supplements, and to the extent inconsistent therewith, supersedes the information contained in each Fund’s Prospectus and
Statement of Additional Information.

Effective
April 7, 2006, each Registrant (except CitiFunds Trust I) and Fund will be renamed by replacing “Smith Barney” or “SB” with “Legg Mason Partners” as listed below.

There will be no change in the Funds’ investment objective(s)
or investment policies as a result of the name changes.

For more information about the Funds, including information about sales charges and ways you can qualify for reduced or waived sales charges, please go to http://www.leggmason.com/InvestorServices and click on the name of the Fund.

New Registrant/Fund Name

Date of Current Prospectus and SAI

CitiFunds Trust I

Legg Mason Partners Emerging Markets Equity Fund

February 28, 2006

Legg Mason Partners Adjustable Rate Income Fund

Legg Mason Partners Adjustable Rate Income Fund

September 28, 2005

Legg Mason Partners Aggressive Growth Fund, Inc.

Legg Mason Partners Aggressive Growth Fund, Inc.

December 29, 2005

Legg Mason Partners Appreciation Fund, Inc.

Legg Mason Partners Appreciation Fund, Inc.

April 30, 2005

Legg Mason Partners Arizona Municipals Fund, Inc.

Legg Mason Partners Arizona Municipals Fund, Inc.

September 28, 2005

Legg Mason Partners California Municipals Fund, Inc.

Legg Mason Partners California Municipals Fund, Inc.

June 28, 2005

Legg Mason Partners Core Plus Bond Fund, Inc.

Legg Mason Partners Core Plus Bond Fund, Inc.

November 28, 2005

Legg Mason Partners Equity Funds

Legg Mason Partners Social Awareness Fund

May 31, 2005

Legg Mason Partners Fundamental Value Fund, Inc.

Legg Mason Partners Fundamental Value Fund, Inc.

January 28, 2006

Legg Mason Partners Funds, Inc.

Legg Mason Partners Large Cap Value Fund

April 29, 2005

Legg Mason Partners Short-Term Investment Grade Bond Fund

April 29, 2005

Legg Mason Partners U.S. Government Securities Fund

April 29, 2005

New Registrant/Fund Name

Date of Current Prospectus and SAI

Legg Mason Partners Income Funds

Legg Mason Partners Capital and Income Fund

April 29, 2005

Legg Mason Partners Convertible Fund

November 28, 2005

Legg Mason Partners Diversified Strategic Income Fund

November 28, 2005

Legg Mason Partners Dividend and Income Fund

November 28, 2005

Legg Mason Partners Exchange Reserve Fund

November 28, 2005

Legg Mason Partners High Income Fund

November 28, 2005

Legg Mason Partners Municipal High Income Fund

November 28, 2005

Legg Mason Partners Total Return Bond Fund

November 28, 2005

Legg Mason Partners Investment Funds, Inc.

Legg Mason Partners Government Securities Fund

April 29, 2005

Legg Mason Partners Hansberger Global Value Fund

August 29, 2005

Legg Mason Partners Investment Grade Bond Fund

April 29, 2005

Legg Mason Partners Multiple Discipline Funds All Cap and International

August 29,2005

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

August 29,2005

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

August 29,2005

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

August 29,2005

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

August 29,2005

Legg Mason Partners Real Return Strategy Fund

January 30, 2006

Legg Mason Partners Small Cap Growth Fund

January 30, 2006

Legg Mason Partners Small Cap Value Fund

January 30, 2006

Legg Mason Partners Investment Series

Legg Mason Partners Growth and Income Fund

February 28, 2006

Legg Mason Partners Dividend Strategy Fund

February 28, 2006

Legg Mason Partners International Fund

February 28, 2006

Legg Mason Partners Investment Trust

Legg Mason Partners Classic Values Fund

March 30, 2006

Legg Mason Partners Intermediate Maturity California Municipals Fund

March 30, 2006

Legg Mason Partners Intermediate Maturity New York Municipals Fund

March 30, 2006

Legg Mason Partners Large Cap Growth Fund

March 30, 2006

Legg Mason Partners Mid Cap Core Fund

March 30, 2006

Legg Mason Partners Managed Municipals Fund, Inc.

Legg Mason Partners Managed Municipals Fund, Inc.

June 28, 2005

Legg Mason Partners Massachusetts Municipals Fund

Legg Mason Partners Massachusetts Municipals Fund

March 30, 2006

Legg Mason Partners Municipal Funds

Legg Mason Partners Florida Municipals Fund

July 29, 2005

Legg Mason Partners Georgia Municipals Fund

July 29, 2005

Legg Mason Partners Limited Term Municipals Fund

July 29, 2005

Legg Mason Partners National Municipals Fund

July 29, 2005

Legg Mason Partners New York Municipals Fund

July 29, 2005

Legg Mason Partners Pennsylvania Municipals Fund

July 29, 2005

Legg Mason Partners New Jersey Municipals Fund, Inc.

Legg Mason Partners New Jersey Municipals Fund, Inc.

July 29, 2005

New Registrant/Fund Name

Date of Current Prospectus and SAI

Legg Mason Partners Oregon Municipals Fund

Legg Mason Partners Oregon Municipals Fund

August 28, 2005

Legg Mason Partners Sector Series, Inc.

Legg Mason Partners Financial Services Fund

February 28, 2006

Legg Mason Partners Health Sciences Fund

February 28, 2006

Legg Mason Partners Technology Fund

February 28, 2006

Legg Mason Partners Trust II

Legg Mason Partners Capital Preservation Fund

February 28, 2006

Legg Mason Partners Capital Preservation Fund II

February 28, 2006

Legg Mason Partners Diversified Large Cap Growth Fund

February 28, 2006

Legg Mason Partners International Large Cap Fund

April 29, 2005

Legg Mason Partners Short Duration Municipal Income Fund

February 28, 2006

Legg Mason Partners Small Cap Growth Opportunities Fund

February 28, 2006

Legg Mason Partners World Funds, Inc.

Legg Mason Partners Inflation Management Fund

February 28, 2006

Legg Mason Partners International All Cap Growth Fund

February 28, 2006

Legg Mason Partners Small Cap Core Fund, Inc.

Legg Mason Partners Small Cap Core Fund, Inc.

April 29, 2005

FD 03385

 Supplement to SAI dated 06/12/2006

LEGG MASON PARTNERS INCOME FUNDS

(the “Fund”)

On behalf of

LEGG MASON PARTNERS CONVERTIBLE FUND

Supplement Dated June 12, 2006

to Statement of Additional Information

Dated November 28, 2005

Effective June 9, 2006, the Board of Trustees of the Fund approved changes to the section, “Investment Objectives and Policies” in the Statement of Additional Information (“SAI”), the
information set forth under the aforementioned heading of the SAI will read as follows:

“Securities of Developing Countries (Convertible Fund, Diversified Strategic Income and High Income Funds). These funds may invest in securities of developing (or “emerging market”) countries. A developing country generally is considered to be a country that is in the initial stages of its industrialization cycle. Investing in the equity and fixed-income markets of developing countries involves exposure to economic structures that are generally less diverse and mature, and to political systems that can be expected to have less stability, than those of developed countries. Historical experience indicates that the market of developing countries have been more volatile than the markets of the more mature economies of developed countries.”

FD 03408

1

 Supplement to SAI dated 07/12/2006

Supplement dated July 12, 2006

to the Prospectuses and Statements of Additional Information

of the Funds indicated below

The following supplements the Prospectus and Statement of
Additional Information for each fund listed below:

Management

On August 1, 2006,

Legg Mason Partners Fund Advisor, LLC (or LMPFA) will become the fund’s investment manager. LMPFA, with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to serve as the investment manager of the fund and other Legg Mason-sponsored funds.

As set forth in Schedule I to this Supplement, CAM North America, LLC, Batterymarch Financial Management, Inc. and/or Western Asset Management Company will become the fund’s subadviser(s) on August 1, 2006.

CAM North America, LLC (or CAM N.A.), with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to succeed to the equity securities portfolio management business of Citigroup Asset Management, which was acquired by Legg Mason, Inc. (or Legg Mason) in December 2005. Batterymarch Financial Management, Inc. (or Batterymarch), established in 1969 and having offices at 200 Clarendon Street, Boston, Massachusetts 02116, acts as investment adviser to institutional accounts, such as pension and profit sharing plans, mutual funds and endowment funds. Batterymarch’s total assets under management were approximately $17.3 billion as of May 31, 2006. Western Asset Management Company (or Western Asset), established in 1971 and having offices at 385 East Colorado Boulevard, Pasadena, California 91101, acts as investment adviser to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of March 31, 2006, Western Asset’s total assets under management were approximately $512 billion.

LMPFA, CAM N.A., Batterymarch and Western Asset are wholly-owned subsidiaries of Legg Mason.

1

LMPFA provides administrative and certain oversight services to the fund. LMPFA has delegated to CAM N.A., Batterymarch and/or Western Asset, as applicable, the day-to-day portfolio management of the fund, except for the management of cash and short-term instruments. Legg Mason expects that the current portfolio managers who are responsible for the day-to-day management of the fund, as well as senior management and other key employees, will be the same immediately after the new management and subadvisory agreements take effect, and the current portfolio managers will have access to the same research and other resources to support their investment management functions.
The fund’s investment management fee remains unchanged.

Other information

The fund’s Board has approved a number of initiatives designed to streamline and restructure the fund complex, and has authorized seeking shareholder approval for those initiatives where shareholder approval is required. As a result, fund shareholders will be asked to elect a new Board, approve matters that will result in the fund being grouped for organizational and governance purposes with other funds in the fund complex that are predominantly equity-type funds, and adopt a single form of organization as a Maryland business trust, with all funds operating under uniform charter documents. Fund shareholders also will be asked to approve investment matters, including standardized fundamental investment policies. Proxy materials describing these matters are expected to be mailed later in 2006. If shareholder approval is obtained, these matters generally are expected to be effectuated during the first quarter of 2007.

Share class standardization

The following supplements the Prospectus and Statement of Additional Information for each fund other than Legg Mason Partners S&P 500 Index Fund:

The fund’s Board has approved certain share class modifications to, among other things, standardize the pricing and features of all equity and fixed income funds in the fund complex. As a result, a fund’s front-end sales load and/or contingent deferred sales charge amount and/or schedule may increase in some cases or may decrease in other cases. The modifications are expected

2

to be implemented during the fourth quarter of 2006. The fund’s Prospectus will be further supplemented prior to their implementation.

Effective July 12, 2006, the Legg Mason Partners funds and Salomon Brothers funds will reduce the minimum initial and subsequent investment requirements to $

1.00 for certain programs offered by third-party intermediaries, including asset allocation programs, wrap account programs, fee-based programs and unified managed account programs or individual accounts within such programs.

Reorganization

The following supplements the Prospectus and Statement of Additional Information for each fund listed as an Acquired Fund on Schedule II to this Supplement:

The fund’s Board has approved a reorganization pursuant to which the fund’s assets would be acquired, and its liabilities would be assumed, by the fund (the
“Acquiring Fund”) listed opposite the fund on Schedule II in exchange for shares of the Acquiring Fund. The fund would then be liquidated, and shares of the Acquiring Fund would be distributed to fund shareholders.

Under the reorganization, fund shareholders would receive shares of the Acquiring Fund with the same aggregate net asset value as their shares of the fund. It is anticipated that no gain or loss for Federal income tax purposes would be recognized by fund shareholders as a result of the reorganization.

The reorganization is subject to the satisfaction of certain conditions, including approval by fund shareholders. Proxy materials describing the reorganization are expected to be mailed later in 2006. If the reorganization is approved by fund shareholders, it is expected to occur during the first quarter of 2007. Prior to the reorganization, shareholders can continue to purchase, redeem and exchange shares subject to the limitations described in the fund’s Prospectus (except for, as noted later in this supplement, Legg Mason Partners Health Sciences Fund and Legg Mason Partners Technology Fund).

New investment manager or subadviser

The following supplements the Prospectus and Statement of Additional Information for each fund listed on Schedule III to this Supplement:

3

In addition to the investment manager and subadviser changes discussed in the “Management” section above, the fund’s Board has approved a new investment manager or subadviser for the fund, as indicated for the fund on Schedule III. In each case the new manager or subadviser is an affiliate of Legg Mason. Under the Investment Company Act of 1940, as amended, shareholder approval of the agreement with the new manager or subadviser must be obtained, and the Board has authorized seeking such approval. Proxy materials describing the new manager or subadviser are expected to be mailed later in 2006. If shareholder approval is obtained, the new manager or subadviser would replace the fund’s then-current manager or subadviser, as described in the “Management” section above.

Investment strategy and other investment-related changes

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value:

The fund’s Board has approved an investment strategy change for the fund and the fund’s change to non-diversified status. The changes will occur in conjunction with the proposed change of manager, which is subject to shareholder approval. Shareholders will receive more detailed information regarding the investment strategy change prior to its implementation. The fund’s change to non-diversified status requires shareholder approval, and the Board has authorized seeking such approval. Proxy materials describing the change are expected to be mailed later in 2006.

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners International All Cap Growth Fund and Legg Mason Partners Financial Services
Fund:

The fund’s Board has approved an investment strategy change for the fund. The change will occur in conjunction with the proposed change of subadviser, which is subject to shareholder approval. Shareholders will receive more detailed information regarding the change prior to its implementation.

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners International Large Cap Fund:

4

The fund’s Board has approved an investment strategy change for the fund and a change to the fund’s 80% investment policy. Shareholders will receive more detailed information regarding these changes prior to their implementation.

Fund closures

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Health Sciences Fund and Legg Mason Partners Technology Fund:

Effective as of the close of business on July 12, 2006, the fund will be closed to all new purchases and incoming exchanges. The fund will remain open for investment by those current shareholders who have elected to invest through a systematic investment plan or payroll deduction until August 11, 2006 in order to permit them to select an investment alternative. In addition, the fund will remain open for dividend reinvestment and
Class B to Class A conversions. Any deferred sales charge that would otherwise be payable due to the redemption of any shares of the fund will be waived as of the close of business on July 12, 2006.

Dividends and distributions

The following supplements the Prospectus for Legg Mason Partners Capital and Income Fund and supercedes any contrary information:

The fund generally pays dividends, if any, monthly, and makes capital gain distributions, if any, once a year, typically in December.

Portfolio manager changes

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Capital and Income Fund and supercedes any contrary information:

Effective

July 17, 2006, the manager has appointed

Robert Gendelman to manage the equity portion of the Fund’s portfolio. Mr. Gendelman was employed by Cobble Creek Partners, L.P., a registered investment adviser, beginning in October 2003 and prior to that time was a portfolio manager at Neuberger and Berman for more than five years.

5

The following information supplements the Prospectus and Statement of Additional Information for Salomon Brothers Capital Fund Inc and Salomon Brothers Mid Cap Fund and supercedes any contrary information:

Effective

July 12, 2006, the manager has appointed

Brian Posner and

Brian Angerame to co-manage the Fund. Mr. Posner is the Chief Executive Officer of ClearBridge Advisors and is an investment officer of the manager. He joined Legg Mason and the manager in 2005. Previously, he was a
Co-Founder and Managing Partner of Hygrove Partners LLC, a New York-based asset management company, which was founded in 2000. Mr. Angerame is a Director and investment officer of the manager. He joined the manager in 2000.

The following information supplements the Prospectus and Statement of Additional Information for Salomon Brothers Fund Inc and supercedes any contrary information:

Michael Kagan is responsible for the day-to-day management of the fund. Mr. Kagan, an investment officer of the manager and a co-director of research for CAM North America, LLC, has managed or co-managed the fund’s portfolio since 1995. Mr. Kagan has been with the manager since 1994.

The following information supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Growth and Income Fund and supercedes any contrary information:

Michael Kagan is responsible for the day-to-day management of the fund. Mr. Kagan, investment officer of the manager and co-director of research for CAM North America, LLC, has managed or co-managed the fund’s portfolio since 2000. Mr. Kagan has been with the manager since 1994.

The following information supplements the Prospectus and Statement of Additional Information for Salomon Brothers Small Cap Growth Fund and supercedes any contrary information:

The portfolio managers are primarily responsible for the day-to-day operation of the fund.

Portfolio Management Team Members, Past 5 years’ business experience

Portfolio Manager Since

Vincent Gao, CFA

With respect to the
fund, team leader, responsible for oversight and portfolio strategy; sector manager for small cap growth and balanced strategies and analyst covering technology; joined the investment manager or its affiliates or their predecessor firms in
1999.

January 2003

6

Portfolio Management Team Members, Past 5 years’ business experience

Portfolio Manager Since

Robert Feitler

With respect to the
fund, team member analyst responsible for financial services sector with responsibility for buy and sell decisions in that sector; co-manager for large cap value strategies; team leader for small cap growth strategies; sector manager for small cap growth and balanced strategies; joined the investment manager or its affiliates or their predecessor firms in 1995.

February 1995

Dmitry Khaykin

With respect to the
fund, team member analyst responsible for media and telecommunications with responsibility for buy and sell decisions in that sector; sector manager for small cap growth and balanced strategies; analyst covering communications and media; joined the investment manager or its affiliates or their predecessor firms in 2003; prior to 2003, was a research analyst (telecommunications) at Gabelli & Company, Inc. and an associate in the risk management division of Morgan Stanley & Co.
Inc.

June 2003

Margaret Blaydes

With respect to the
fund, team member analyst responsible for consumer sector with responsibility for buy and sell decisions in that sector; sector manager for small cap growth and balanced strategies; analyst covering tobacco, beverages, retail and consumer; joined the investment manager or its affiliates or their predecessor firms in 2003; prior to 2003 was an equity research analyst covering entertainment and leisure industries at Salomon Smith Barney Inc.

March 2003

* * *

* “Salomon Brothers,” “Smith Barney” and “Citi” are service marks of Citigroup Inc., licensed for use by Legg Mason, Inc. as the names of funds and investment advisers. Legg Mason and its affiliates, as well as the fund’s investment manager, are not affiliated with Citigroup.

* * *

7

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Lifestyle Series, Inc.

Legg Mason Partners Lifestyle Balanced Fund

May 31, 2006

Legg Mason Partners Lifestyle Conservative Fund

May 31, 2006

Legg Mason Partners Lifestyle Growth Fund

May 31, 2006

Legg Mason Partners Lifestyle High Growth Fund

May 31, 2006

Legg Mason Partners Lifestyle Income Fund

May 31, 2006

Legg Mason Partners Aggressive Growth Fund Inc.

December 29, 2005

Legg Mason Partners Investment Funds, Inc.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds All Cap and International

August 29, 2005

Legg Mason Partners Real Return Strategy Fund

January 30, 2006

Legg Mason Partners Small Cap Growth Fund

January 28, 2006

Legg Mason Partners Small Cap Value Fund

January 28, 2006

Legg Mason Partners Hansberger Global Value Fund

August 30, 2005

8

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Equity Funds

Legg Mason Partners Social Awareness Fund

May 31, 2006

Legg Mason Partners Funds, Inc.

Legg Mason Partners Large Cap Value Fund

May 1, 2006

Legg Mason Partners Income Funds

Legg Mason Partners Capital and Income Fund

May 1, 2006

Legg Mason Partners Convertible Fund

November 28, 2005

Legg Mason Partners Dividend and Income Fund

November 28, 2005

Legg Mason Partners Small Cap Core Fund, Inc.

May 1, 2006

Legg Mason Partners Fundamental Value Fund Inc.

January 28, 2006

Legg Mason Partners Sector Series, Inc.

Legg Mason Partners Financial Services Fund

February 28, 2006

Legg Mason Partners Health Sciences Fund

February 28, 2006

Legg Mason Partners Technology Fund

February 28, 2006

Legg Mason Partners Investment Trust

Legg Mason Partners Classic Values Fund

March 30, 2006

Legg Mason Partners Large Cap Growth Fund

March 30, 2006

Legg Mason Partners S&P 500 Index Fund

May 1, 2006

Legg Mason Partners Mid Cap Core Fund

March 30, 2006

9

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Appreciation Fund, Inc.

May 1, 2006

Legg Mason Partners World Funds, Inc.

Legg Mason Partners International All Cap Growth Fund

February 28, 2006

Legg Mason Partners Investment Series

Legg Mason Partners International Fund

February 28, 2006

Legg Mason Partners Dividend Strategy Fund

February 28, 2006

Legg Mason Partners Growth and Income Fund

February 28, 2006

Legg Mason Partners Trust II

Legg Mason Partners Diversified Large Cap Growth Fund

February 28, 2006

Legg Mason Partners Small Cap Growth Opportunities Fund

February 28, 2006

Legg Mason Partners International Large Cap Fund

February 28, 2006

Salomon Funds Trust

Salomon Brothers Mid Cap Fund

May 1, 2006

CitiFunds Trust I

Legg Mason Partners Emerging Markets Equity Fund

February 28, 2006

Salomon Brothers Capital Fund Inc

May 1, 2006

Salomon Brothers Series Funds Inc

Salomon Brothers Balanced Fund

May 1, 2006

Salomon Brothers Small Cap Growth Fund

May 1, 2006

Salomon Brothers Investors Value Fund Inc

May 1, 2006

10

Fund

Date of Prospectus and Statement of Additional Information*

The Salomon Brothers Fund Inc

June 30, 2006

*

As supplemented.

11

Schedule I – Subadvisers

Fund

Subadviser(s)

Legg Mason Partners Lifestyle Balanced Fund

CAM N.A.

Legg Mason Partners Lifestyle Conservative Fund

CAM N.A.

Legg Mason Partners Lifestyle Growth Fund

CAM N.A.

Legg Mason Partners Lifestyle High Growth Fund

CAM N.A.

Legg Mason Partners Lifestyle Income Fund

CAM N.A.

Legg Mason Partners Aggressive Growth Fund, Inc.

CAM N.A.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

CAM N.A. and

Western Asset

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

CAM N.A.

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

CAM N.A.

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

CAM N.A.

Legg Mason Partners Multiple Discipline Funds All Cap and International

CAM N.A. and

Causeway Capital Management LLC

Legg Mason Partners Real Return Strategy Fund

CAM N.A.,

Western Asset and

Batterymarch

Legg Mason Partners Small Cap Growth Fund

CAM N.A.

Legg Mason Partners Small Cap Value Fund

CAM N.A.

Legg Mason Partners Hansberger Global Value Fund

Hansberger Global Investors, Inc.*

Legg Mason Partners Social Awareness Fund

CAM N.A.

12

Fund

Subadviser(s)

Legg Mason Partners Large Cap Value Fund

CAM N.A.

Legg Mason Partners Capital and Income Fund

CAM N.A. and

Western Asset

Legg Mason Partners Convertible Fund

CAM N.A.

Legg Mason Partners Dividend and Income Fund

CAM N.A. and

Western Asset

Legg Mason Partners Small Cap Core Fund, Inc.

Batterymarch

Legg Mason Partners Fundamental Value Fund, Inc.

CAM N.A.

Legg Mason Partners Financial Services Fund

Batterymarch

Legg Mason Partners Health Sciences Fund

Batterymarch

Legg Mason Partners Technology Fund

Batterymarch

Legg Mason Partners Classic Values Fund

Olstein & Associates, L.P.*

Legg Mason Partners Large Cap Growth Fund

CAM N.A.

Legg Mason Partners S&P 500 Index Fund

Batterymarch

Legg Mason Partners Mid Cap Core Fund

CAM N.A.

Legg Mason Partners Appreciation Fund, Inc.

CAM N.A.

Legg Mason Partners International All Cap Growth Fund

CAM N.A.

Legg Mason Partners International Fund

Batterymarch

Legg Mason Partners Dividend Strategy Fund

CAM N.A.

Legg Mason Partners Growth and Income Fund

CAM N.A.

Legg Mason Partners Diversified Large Cap Growth Fund

CAM N.A.

Legg Mason Partners Small Cap Growth Opportunities Fund

CAM N.A.

13

Fund

Subadviser(s)

Legg Mason Partners International Large Cap Fund

Batterymarch

Salomon Brothers Mid Cap Fund

CAM N.A.

Legg Mason Partners Emerging Markets Equity Fund

Legg Mason International Equities Limited*

Salomon Brothers Capital Fund Inc

CAM N.A.

Salomon Brothers Balanced Fund

CAM N.A. and

Western Asset

Salomon Brothers Small Cap Growth Fund

CAM N.A.

Salomon Brothers Investors Value Fund Inc

CAM N.A.

The Salomon Brothers Fund Inc

CAM N.A.

*

The fund’s subadviser is unchanged.

14

Schedule II – Reorganizations

Acquired Fund

Acquiring Fund

Legg Mason Partners Large Cap Value Fund

Salomon Brothers Investors Value Fund Inc

Legg Mason Partners Growth and Income Fund

  Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

Legg Mason Partners Multiple Discipline Funds All Cap and International

Salomon Brothers Mid Cap Fund

Salomon Brothers Capital Fund Inc

Legg Mason Partners Small Cap Growth Fund

Salomon Brothers Small Cap Growth Fund

Legg Mason Partners Small Cap Growth Opportunities Fund

Legg Mason Partners Technology Fund

Legg Mason Partners Large Cap Growth Fund

Legg Mason Partners Health Sciences Fund

Legg Mason Partners Aggressive Growth Fund, Inc.

Legg Mason Partners Dividend and Income Fund

Legg Mason Partners Capital and Income Fund

Salomon Brothers Balanced Fund

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

Legg Mason Balanced Trust

Legg Mason Financial Services Fund

Legg Mason Partners Financial Services Fund

Legg Mason Partners International Fund

Legg Mason Partners International Large Cap Fund

15

Schedule III – Manager/Subadviser Proposals

Fund

Proposed New Manager

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

Legg Mason Capital Management, Inc.

Fund

Proposed New Subadviser

Legg Mason Partners Social Awareness Fund

Legg Mason Investment Counsel, LLC

Legg Mason Partners International All Cap Growth Fund

Brandywine Global Asset Management, LLC

Legg Mason Partners Financial Services Fund

Barrett Associates, Inc.

16

 Supplement to SAI dated 07/12/2006

Supplement dated July 12, 2006

to the Prospectuses and Statements of Additional Information

of the Funds indicated below

The following supplements the Prospectus and Statement of
Additional Information for each fund listed below:

Management

On August 1, 2006,

Legg Mason Partners Fund Advisor, LLC (or LMPFA) will become the fund’s investment manager and

Western Asset Management Company will become the fund’s subadviser. Legg Mason Partners Diversified Strategic Income Fund, Legg Mason Partners Core Plus Bond Fund, Inc. and Salomon Brothers Strategic Bond Fund will also have

Western Asset Management Company Limited as a subadviser.

LMPFA, with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to serve as the investment manager of the fund and other Legg Mason-sponsored funds.

Western Asset Management Company (or Western Asset), established in 1971 and having offices at 385 East Colorado Boulevard, Pasadena, California 91101, and Western Asset Management
Company Limited (or Western Asset Limited), with offices at 10 Exchange Place, London, England, act as investment advisers to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of March 31, 2006,
Western Asset’s total assets under management were approximately $512 billion, of which approximately $77 billion was managed by Western Asset Limited.

LMPFA, Western Asset and Western Asset Limited are wholly-owned subsidiaries of Legg Mason, Inc.

LMPFA provides administrative and certain oversight services to the fund. LMPFA has delegated to Western Asset and, as applicable, Western Asset Limited, the day-to-day portfolio management of the fund. Legg Mason expects that the current portfolio managers who are responsible for the day-to-day management of the fund, as well as senior management and other key employees,

17

will be the same immediately after the new management and subadvisory agreements take effect, and the current portfolio managers will have access to the same research and other resources to support their investment management functions. The fund’s investment management fee remains unchanged.

Other information

The fund’s Board has approved a number of initiatives designed to streamline and restructure the fund complex, and has authorized seeking shareholder approval for those initiatives where shareholder approval is required. As a result, fund shareholders will be asked to elect a new Board, approve matters that will result in the fund being grouped for organizational and governance purposes with other funds in the fund complex that are predominantly fixed income funds, and adopt a single form of organization as a Maryland business trust, with all funds operating under uniform charter documents. Fund shareholders also will be asked to approve investment matters, including standardized fundamental investment policies. Proxy materials describing these matters are expected to be mailed later in 2006. If shareholder approval is obtained, these matters generally are expected to be effectuated during the first quarter of 2007.

Share class standardization

The following supplements the Prospectus and Statement of Additional Information for each fund other than the Money Market Funds, Salomon Brothers Institutional Emerging Markets
Debt Fund and Salomon Brothers Institutional High Yield Bond Fund:

The fund’s Board has approved certain share class modifications to, among other things, standardize the pricing and features of all equity and fixed income funds in the fund complex. As a result, a fund’s front-end sales load and/or contingent deferred sales charge amount and/or schedule may increase in some cases or may decrease in other cases. The modifications are expected to be implemented during the fourth quarter of 2006. The fund’s Prospectus will be further supplemented prior to their implementation.

Effective July 12, 2006, the Legg Mason Partners funds and Salomon Brothers funds will reduce the minimum initial and subsequent investment

18

requirements to $

1.00 for certain programs offered by third-party intermediaries, including asset allocation programs, wrap account programs, fee-based programs and unified managed account programs or individual accounts within such programs.

Reorganization

The following supplements the Prospectus and Statement of Additional Information for each fund listed as an Acquired Fund on Schedule I to this Supplement:

The fund’s Board has approved a reorganization pursuant to which the fund’s assets would be acquired, and its liabilities would be assumed, by the fund (the
“Acquiring Fund”) listed opposite the fund on Schedule I in exchange for shares of the Acquiring Fund. The fund would then be liquidated, and shares of the Acquiring Fund would be distributed to fund shareholders.

Under the reorganization, fund shareholders would receive shares of the Acquiring Fund with the same aggregate net asset value as their shares of the fund. It is anticipated that no gain or loss for Federal income tax purposes would be recognized by fund shareholders as a result of the reorganization.

The reorganization is subject to the satisfaction of certain conditions, including approval by fund shareholders. Proxy materials describing the reorganization are expected to be mailed later in 2006. If the reorganization is approved by fund shareholders, it is expected to occur during the first quarter of 2007. Prior to the reorganization, shareholders can continue to purchase, redeem and exchange shares subject to the limitations described in the fund’s Prospectus (except for, as noted later in this supplement, Legg Mason Partners Arizona Municipals Fund, Inc. and Legg Mason Partners Georgia Municipals Fund).

Benchmark change

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Government Securities Fund:

Effective September 1, 2006, the fund’s benchmarks will change from the Lehman Brothers Government Bond Index and Citigroup Treasury/Mortgage

19

Index to the

Lehman Brothers U.S. Fixed-Rate Mortgage-Backed Securities (MBS) Index. There will be no change in the fund’s investment objective or investment policies as a result of the benchmark change.

Name change

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Limited Term Municipals Fund:

Effective

September 1, 2006, the fund’s name will be changed to Legg Mason Partners Intermediate-Term Municipals Fund. There will be no change in the fund’s investment objective or investment policies as a result of the name change.

Fund closures

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Arizona Municipals Fund, Inc. and Legg Mason Partners Georgia Municipals
Fund:

Effective as of the close of business on July 12, 2006, the fund will be closed to all new purchases and incoming exchanges. The fund will remain open for investment by those current shareholders who have elected to invest through a systematic investment plan or payroll deduction until August 11, 2006 in order to permit them to select an investment alternative. In addition, the fund will remain open for dividend reinvestment and
Class B to Class A conversions. Any deferred sales charge that would otherwise be payable due to the redemption of any shares of the fund will be waived as of the close of business on July 12, 2006.

* * *

*

“Salomon Brothers,” “Smith Barney” and “Citi” are service marks of Citigroup Inc., licensed for use by Legg Mason, Inc. as the names of funds and investment advisers. Legg Mason and its affiliates, as well as the fund’s investment manager, are not affiliated with Citigroup.

* * *

20

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Investment Funds, Inc.

Legg Mason Partners Investment Grade Bond Fund

May 1, 2006

Legg Mason Partners Government Securities Fund

May 1, 2006

Legg Mason Partners Municipal Funds

California Money Market Portfolio

July 29, 2005

Legg Mason Partners Florida Municipals Fund

July 29, 2005

Legg Mason Partners Georgia Municipals Fund

July 29, 2005

Legg Mason Partners Limited Term Municipals Fund

July 29, 2005

Legg Mason Partners National Municipals Fund

July 29, 2005

Massachusetts Money Market Portfolio

July 29, 2005

New York Money Market Portfolio

July 29, 2005

Legg Mason Partners New York Municipals Fund

July 29, 2005

Legg Mason Partners Pennsylvania Municipals Fund

July 29, 2005

Legg Mason Partners Funds, Inc.

Legg Mason Partners U.S. Government Securities Fund

May 1, 2006

Legg Mason Partners Short-Term Investment Grade Bond Fund

May 1, 2006

Legg Mason Partners Income Funds

Legg Mason Partners Diversified Strategic Income Fund

November 28, 2005

Legg Mason Partners High Income Fund

November 28, 2005

Legg Mason Partners Municipal High Income Fund

November 28, 2005

Legg Mason Partners Total Return Bond Fund

November 28, 2005

Legg Mason Partners Exchange Reserve Fund

November 28, 2005

Legg Mason Partners Managed Municipals Fund, Inc.

June 28, 2006

Legg Mason Partners California Municipals Fund, Inc.

June 28, 2006

Legg Mason Partners New Jersey Municipals Fund, Inc.

July 29, 2005

Legg Mason Partners Oregon Municipals Fund

August 28, 2005

21

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Arizona Municipals Fund, Inc.

September 28, 2005

Legg Mason Partners Core Plus Bond Fund, Inc.

November 28, 2005

Legg Mason Partners Massachusetts Municipals Fund

March 30, 2006

Legg Mason Partners Investment Trust

Legg Mason Partners Intermediate Maturity California Municipals Fund

March 30, 2006

Legg Mason Partners Intermediate Maturity New York Municipals Fund

March 30, 2006

Legg Mason Partners World Funds, Inc.

Legg Mason Partners Inflation Management Fund

February 28, 2006

Legg Mason Partners Adjustable Rate Income Fund

September 28, 2005

Legg Mason Partners Trust II

Legg Mason Partners Short Duration Municipal Income Fund

February 28, 2006

Salomon Funds Trust

Salomon Brothers National Tax Free Bond Fund

May 1, 2006

Salomon Brothers California Tax Free Bond Fund

May 1, 2006

Salomon Brothers New York Tax Free Bond Fund

May 1, 2006

Salomon Brothers Series Funds Inc

Salomon Brothers High Yield Bond Fund

May 1, 2006

Salomon Brothers Short/Intermediate U.S. Government Fund

May 1, 2006

Salomon Brothers Strategic Bond Fund

May 1, 2006

Salomon Brothers Cash Management Fund

May 1, 2006

Salomon Brothers New York Municipal Money Market Fund

May 1, 2006

Salomon Brothers Institutional Money Market Fund

May 1, 2006

22

Fund

Date of Prospectus and Statement of Additional Information*

Salomon Brothers Institutional Series Funds Inc

Salomon Brothers Institutional Emerging Markets Debt Fund

May 1, 2006

Salomon Brothers Institutional High Yield Bond Fund

May 1, 2006

Smith Barney Institutional Cash Management Fund Inc.

Cash Portfolio

September 29, 2005

Government Portfolio

September 29, 2005

Municipal Portfolio

September 29, 2005

Smith Barney Municipal Money Market Fund, Inc.

July 29, 2005

Smith Barney Money Funds, Inc.

Cash Portfolio

May 1, 2006

Government Portfolio

May 1, 2006

CitiFunds Trust III

Citi Cash Reserves

December 31, 2005

Citi US Treasury Reserves

December 31, 2005

Citi Tax Free Reserves

December 31, 2005

Citi California Tax Free Reserves

December 31, 2005

Citi Connecticut Tax Free Reserves

December 31, 2005

Citi New York Tax Free Reserves

December 31, 2005

CitiFunds Premium Trust

Citi Premium Liquid Reserves

December 31, 2005

Citi Premium US Treasury Reserves

December 31, 2005

CitiFunds Institutional Trust

Citi Institutional Liquid Reserves

December 31, 2005

Citi Institutional Cash Reserves

December 31, 2005

Citi Institutional US Treasury Reserves

December 31, 2005

Citi Institutional Tax Free Reserves

December 31, 2005

Citi Institutional Enhanced Income Fund

December 31, 2005

CitiFunds Trust I

Citi Institutional Money Reserves

December 31, 2005

*

As supplemented.

23

Schedule I – Reorganizations

Acquired Fund

Acquiring Fund

Legg Mason Partners Core Plus Bond Fund, Inc.

Legg Mason Partners Diversified Strategic Income Fund

Salomon Brothers Strategic Bond Fund

Legg Mason Partners U.S. Government Securities Fund

Legg Mason Partners Government Securities Fund

Legg Mason High Yield Portfolio

Legg Mason Partners High Income Fund

Legg Mason Tax-Free Intermediate-Term Income Trust

Legg Mason Partners Limited Term Municipals Fund

Legg Mason Partners National Municipals Fund

Legg Mason Partners Managed Municipals Fund, Inc.

Salomon Brothers National Tax Free Bond Fund

Legg Mason Partners Georgia Municipals Fund

Legg Mason Partners Arizona Municipals Fund, Inc.

Salomon Brothers New York Tax Free Bond Fund

Legg Mason Partners New York Municipals Fund

Salomon Brothers California Tax Free Bond Fund

Legg Mason Partners California Municipals Fund, Inc.

Legg Mason Pennsylvania Tax Free Income Trust

Legg Mason Partners Pennsylvania Municipals Fund

Legg Mason Partners Exchange Reserve Fund

Cash Portfolio

Salomon Brothers New York Municipal Money Market Fund

New York Money Market Portfolio

24